Use these links to rapidly review the document
TABLE OF CONTENTS
TABLE OF CONTENTS 4

Exhibit (a)-(1)

Xueda Education Group

                    , 2015

Shareholders of Xueda Education Group

Re: Notice of Extraordinary General Meeting of Shareholders

Dear Shareholder:

        You are cordially invited to attend an extraordinary general meeting of shareholders of Xueda Education Group (the "Company") to be held on            , 2015 at              a.m. (            Time). The meeting will be held at            . The attached notice of the extraordinary general meeting and proxy statement provide information regarding the matters to be acted on at the extraordinary general meeting, including at any adjournment or postponement thereof.

        At the extraordinary general meeting you will be asked to consider and vote upon a proposal to authorize and approve the agreement and plan of merger dated as of July 26, 2015 (the "merger agreement"), among the Company, Xiamen Insight Investment Co., Ltd., a joint stock company established and existing under the laws of the People's Republic of China ("Parent"), and            ("Merger Sub"), the plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form attached as Annex A to the merger agreement (the "plan of merger"), and the transactions contemplated by the merger agreement, including the merger (the "merger"). Copies of the merger agreement and the plan of merger are attached as Annex A to the accompanying proxy statement.

        Under the terms of the merger agreement and the plan of merger, Merger Sub, a Cayman Islands exempted company wholly-owned by Parent and formed solely for purposes of the merger, will be merged with and into the Company, with the Company continuing as the surviving company after the merger. If the merger is completed, the Company will continue its operations as a privately held company and will be wholly-owned by Parent and, as the result of the merger, the Company's American depositary shares ("ADSs"), each representing two ordinary shares of the Company, par value $0.0001 per share (the "Shares"), will no longer be listed on the New York Stock Exchange and the American depositary shares program for the ADSs will terminate.

        If the merger is completed, subject to the terms of the merger agreement, each Share, other than (a) Shares beneficially owned by the Company or its subsidiaries, (b) any Shares, including Shares held by Citibank, N.A., in its capacity as ADS depositary (the "ADS depositary") in respect of ADSs, reserved (but not yet allocated) by the Company for issuance by the Company upon exercise by the holders of any option or the exercise by the holders of any restricted share unit to receive Shares, or the conversion by the holders of any restricted share unit to Shares, and (c) Shares ("Dissenting Shares") owned by holders who have validly exercised and not effectively withdrawn or lost their right to dissent from the merger pursuant to Section 238 of the Cayman Companies Law (Shares described under (a) through (c) above are collectively referred to herein as the "Excluded Shares"), will be cancelled and cease to exist in exchange for the right to receive $2.75 in cash per Share without interest payable in accordance with the procedures set forth in the merger agreement. As each ADS represents two Shares, each ADS issued and outstanding immediately prior to the effective time of the merger, other than ADSs representing Excluded Shares, will represent the right to receive $5.50 in cash per ADS without interest (less a cancellation fee of $0.05 per ADS pursuant to the terms of the deposit agreement, dated as of November 5, 2010, by and among the Company, the ADS depositary and the holders and beneficial owners of ADSs issued thereunder, or the ADS deposit agreement), which will be distributed by the ADS depositary to the holders of such ADSs net of any applicable withholding taxes. The Excluded Shares (other than Dissenting Shares) will be cancelled for no consideration. Dissenting Shares will be cancelled and each holder thereof will be entitled to receive only the payment of the fair value of such Dissenting Shares held by them determined in accordance with the provisions of the Cayman Companies Law.

        In addition, at the effective time of the merger, the Company will terminate its 2009 Share Incentive Plan (the "Company Share Incentive Plan") and any relevant award agreements with respect thereto, and each option, restricted share unit and restricted share granted under the Company Share Incentive Plan that is outstanding, whether or not vested, and whether or not exercisable or convertible for Shares, as applicable, will be cancelled. Each option holder will, in consideration for such cancellation, be paid promptly and no later than five business days after the effective time of the merger, a cash amount equal to (i) the excess, if any, of $2.75 over the exercise price of each option then held by such holder, multiplied by (ii) the number of Shares underlying such option, provided that if the exercise price of such option is equal to or greater than $2.75, such option shall be cancelled without payment of any consideration.

        Furthermore, each holder of restricted share units or restricted shares that are cancelled at the effective time of the merger will, in consideration for such cancellation, be paid as soon as reasonably practicable following the effective time of the merger, a cash amount equal to $2.75 multiplied by the number of Shares underlying such restricted share units or restricted shares.

        In accordance with the terms of the merger agreement, the Company, Parent and certain other parties have entered into a termination agreement and upon the satisfaction of certain conditions will enter into certain equity transfer agreements pursuant to which these parties agreed to take certain actions with respect to Beijing Xueda Information Technology Co., Ltd., the Company's consolidated variable interest entity (the "VIE"). Under these agreements, the relevant parties have agreed to terminate the contractual arrangements pursuant to which the Company has control and economic rights with respect to the VIE, and the current shareholders of the VIE have agreed to transfer all of the equity interests of the VIE to Parent. These actions with respect to the VIE are conditions to the closing of the merger and are expected to occur immediately prior to the closing of the merger.

        An independent committee of the board of directors of the Company, composed solely of directors who are unrelated to Parent or its affiliates and who are not parties to the support agreement described below, reviewed and considered the terms and conditions of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger. The independent committee unanimously (a) determined that the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of, the Company and its unaffiliated security holders, (b) declared it advisable to enter into the merger agreement, (c) recommended that the board of directors of the Company approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and (d) recommended that the board of directors of the Company direct that the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, be submitted to a vote at an extraordinary general meeting of the shareholders of the Company together with the recommendation of the board of directors that the shareholders of the Company authorize and approve by way of a special resolution the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger.

        On July 25, 2015, the board of directors of the Company, after carefully considering all relevant factors, including the unanimous determination and recommendation of the independent committee, (a) determined it to be fair to and in the best interests of the Company and its unaffiliated security holders, and declared it advisable, to enter into the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, (b) authorized and approved the execution, delivery and performance of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and (c) resolved to direct that the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger, be submitted to a vote at an extraordinary general meeting of the shareholders of the Company.

        After careful consideration and upon the unanimous recommendation of the independent committee of the board of directors of the Company composed solely of directors who are unrelated to Parent or its affiliates and who are not parties to the support agreement described below, the Company's board of directors authorized and approved the merger agreement and recommends that you vote FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting.

        The accompanying proxy statement provides detailed information about the merger and the extraordinary general meeting. We encourage you to read the entire document and all of the attachments and other documents referred to or incorporated by reference herein carefully. You may also obtain more information about the Company from documents the Company has filed with the Securities and Exchange Commission, referred to herein as the "SEC," which are available for free at the SEC's website www.sec.gov.

        Regardless of the number of Shares you own, your vote is very important. In order for the merger to be completed, the merger agreement, the plan of merger and the merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting.

        As of the date of the accompanying proxy statement, (i) Mr. Rubin Li, the chairman of the board of directors of the Company ("Mr. Li"), (ii) Goodor Corporation, a British Virgin Islands company 100% beneficially owned by Mr. Li, (iii) Mr. Xin Jin, a director and the chief executive officer of the Company ("Mr. Jin"), (iv) Golden Section Holding Corporation, a British Virgin Islands company 100% beneficially owned by Mr. Jin, (v) Mr. Jinbo Yao, a director of the Company ("Mr. Yao"), and (vi) Nihao China Corporation, a British Virgin Islands company 100% beneficially owned by Mr. Yao, beneficially own, in aggregate, 73,256,598 Shares, which represent approximately 58.3% of the total issued and outstanding Shares entitled to vote. Mr. Li, Goodor Corporation, Mr. Jin, Golden Section Holding Corporation, Mr. Yao and Nihao China Corporation are each referred to herein as a "Founder Party" and collectively as the "Founder Parties." The Founder Parties have executed with Parent a support agreement (the "Support Agreement"), dated as of July 26, 2015, providing that, among other things, these Shares will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger. Assuming their compliance with their voting obligations under the Support Agreement, based on the number of Shares expected to be issued and outstanding and entitled to vote on the record date for the extraordinary general meeting, 10,525,840 Shares (representing approximately 8.4% of the total issued and outstanding Shares entitled to vote) must be voted by the shareholders (other than the Founder Parties) in favor of the proposal in order for the merger to be approved, assuming all such shareholders will be present and voting in person or by proxy at the extraordinary general meeting.

        Whether or not you plan to attend the extraordinary general meeting, please complete the enclosed proxy card, in accordance with the instructions set forth on your proxy card, as promptly as possible. The deadline to lodge your proxy card is            , 2015 at 10:00 a.m. (Hong Kong Time). Each shareholder has one vote for each Share held as of the close of business on            , 2015. Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are held of record by a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name.

        Voting at the extraordinary general meeting will take place by poll voting, as the chairman of the Company's board of directors has undertaken to demand poll voting at the meeting.

        As the record holder of the Shares represented by ADSs, the ADS depositary will endeavor to vote (or will endeavor to cause the vote of) the Shares it holds on deposit at the extraordinary general meeting in accordance with the voting instructions timely received from holders of ADSs at the close of business in New York City on            , 2015, the ADS record date. The ADS depositary must receive such instructions no later than 10:00 a.m. (New York City Time) on            , 2015, the ADS vote cut-off date. If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote any Shares represented by the holder's ADSs, the ADS depositary will deem such holder (unless otherwise specified in the notice distributed to the holders) to have instructed the ADS depositary to vote FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting. If no instructions are received by the ADS depositary from an ADS holder with respect to any Shares represented by the holder's ADSs on or before the specified ADS vote cut-off date, then such holder may, under the terms of the ADS deposit agreement, be deemed to have instructed the ADS depositary to give a discretionary proxy to a person designated by the Company (the "Designee"). Unless the Company informs the ADS depositary that it does not wish such discretionary proxy to be given or that there exists substantial opposition or that the rights of the holders of ADSs or the shareholders of the Company will be materially adversely affected, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting.

        Holders of ADSs will not be able to attend the extraordinary general meeting unless they cancel their ADSs and become holders of Shares prior to the close of business in the Cayman Islands on            , 2015, the Share record date.

        Shareholders who dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote on the merger is taken at the extraordinary general meeting, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law for the exercise of dissenter rights. A copy of Section 238 of the Cayman Companies Law is attached as Annex C to the accompanying proxy statement. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO DISSENT FROM THE MERGER AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CANCELLATION, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THE ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THE ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE SHARES) BEFORE THE CLOSE OF BUSINESS IN NEW YORK CITY ON            , 2015, AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON            , 2015. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES

AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE COMPANY'S ADSs WOULD CONTINUE TO BE LISTED ON THE NYSE. THE COMPANY'S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs.

        AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS OR HER ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS OR HER SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS OR HER SHARES INTO THE COMPANY'S AMERICAN DEPOSITARY SHARES PROGRAM FOR THE ISSUANCE OF THE CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE ADS DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs AND APPLICABLE SHARE TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE ADS DEPOSIT AGREEMENT.

        Neither the SEC nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this letter or in the accompanying notice of the extraordinary general meeting or proxy statement. Any representation to the contrary is a criminal offense.

        If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations, Xueda Education Group, at +86-10-6427-8899 ext. 6619 or at investor_relations@xueda.com.

        Thank you for your cooperation and continued support.

Sincerely,	Sincerely,
On behalf of the Independent Committee	Chairman of the Board

        The proxy statement is dated            , 2015, and is first being mailed to the shareholders on or about            , 2015.

v

 Xueda Education Group

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON                , 2015

Dear Shareholder:

        Notice is hereby given that an extraordinary general meeting of the members of Xueda Education Group (the "Company") will be held on                , 2015 at                 a.m. (                Time) at                .

        Only holders of ordinary shares of the Company, par value $0.0001 per share (the "Shares"), of record on the close of business on                , 2015 or their proxy holders are entitled to vote at this extraordinary general meeting or any adjournment or postponements thereof. At the meeting, you will be asked to consider and vote upon the following resolutions:

  •
  as a special resolution:

  THAT the agreement and plan of merger dated as of July 26, 2015 (the "merger agreement") by and among Xiamen Insight Investment Co., Ltd. ("Parent"),                ("Merger Sub") and the Company (such merger agreement being in the form attached to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger (the "plan of merger") between Merger Sub and the Company required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the merger (such plan of merger being substantially in the form attached as Annex A to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting) and any and all transactions contemplated by the merger agreement, including the merger (the "merger"), be and are hereby authorized and approved; and THAT upon the merger becoming effective, the memorandum and articles of association of the Company be amended and restated in the form annexed to the plan of merger as Annex B thereto; and

  •
  as an ordinary resolution:

  THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.

        A list of the ordinary shareholders of the Company will be available at its principal executive offices at A-4 Xibahe Beili, Chaoyang District, Beijing 100028, The People's Republic of China, during ordinary business hours for the two business days immediately prior to the extraordinary general meeting.

        If you own American depositary shares of the Company, each representing two Shares ("ADSs"), you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying the ADSs) how to vote the Shares underlying your ADSs. The ADS depositary must receive such instructions no later than 10:00 a.m. (New York City Time) on                , 2015 in order to vote the underlying Shares at the extraordinary general meeting. Alternatively, you may vote directly at the extraordinary general meeting if you surrender your ADSs to the ADS depositary for cancellation, pay the ADS depositary's fees required for the cancellation of the ADSs, provide instructions for the registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or alternatively, you will not vote the Shares) before the close of business in New York City on                 , 2015, and become a registered holder of Shares by the close of business in the Cayman Islands on                , 2015. In addition, if you

hold your ADSs through a financial intermediary such as a broker, you must rely on the procedures of the financial intermediary through which you hold your ADSs if you wish to vote at the extraordinary general meeting.

        Furthermore, if the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote any Shares represented by the holder's ADSs, the ADS depositary will deem such holder (unless otherwise specified in the notice distributed to the holders) to have instructed the ADS depositary to vote FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting. If no instructions are received by the ADS depositary from an ADS holder with respect to any Shares represented by the holder's ADSs on or before the ADS vote cut-off date, then such holder may, under the terms of the ADS deposit agreement, be deemed to have instructed the ADS depositary to give a discretionary proxy to a person designated by the Company (the "Designee"). Unless the Company informs the ADS depositary that it does not wish such discretionary proxy to be given or that there exists substantial opposition or that the rights of the holders of ADSs or the shareholders of the Company will be materially adversely affected, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting.

        After careful consideration and upon the unanimous recommendation of the independent committee of the board of directors of the Company composed solely of directors who are unrelated to Parent or its affiliates and who are not parties to the support agreement described below, the Company's board of directors authorized and approved the merger agreement and recommends that you vote FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting.

        In order for the merger to be completed, the merger agreement, the plan of merger and the transactions contemplated under the merger agreement, including the merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting.

        As of the date of the accompanying proxy statement, Mr. Rubin Li, Goodor Corporation, Mr. Xin Jin, Golden Section Holding Corporation, Mr. Jinbo Yao and Nihao China Corporation (collectively, the "Founder Parties") beneficially owned, in aggregate, 73,256,598 Shares, which represent approximately 58.3% of the total issued and outstanding Shares entitled to vote. The Founder Parties have executed with Parent a support agreement (the "Support Agreement"), dated as of July 26, 2015, providing that, among other things, these Shares will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger. Assuming their compliance with their voting obligations under the Support Agreement, based on the number of Shares expected to be issued and outstanding and entitled to vote on the record date for the extraordinary general meeting, 10,525,840 Shares (representing approximately 8.4% of the total issued and outstanding Shares entitled to vote) must be voted by the shareholders (other than the Founder Parties) in favor of the proposal in order for the merger to be approved, assuming all such shareholders will be present and voting in person or by proxy at the extraordinary general meeting.

        Regardless of the number of Shares you own, your vote is very important. Even if you plan to attend the extraordinary general meeting in person, we request that you submit your proxy in accordance with the instructions set forth on the proxy card as promptly as possible. You should simply indicate on your proxy card how you want to vote, sign and date the proxy card, and mail the proxy card in the enclosed return envelope as soon as possible to ensure that it will be received by the Company no later than                , 2015 at                 a.m. (                 Time), which is the deadline to lodge your proxy card. The proxy card is the "instrument appointing a proxy" and the "instrument of proxy" as referred to in the Company's articles of association. Voting at the extraordinary general meeting will take place by poll voting, as the chairman of the Company's board of directors has undertaken to demand poll voting at the meeting (in poll voting, one vote is counted for each share held or represented, rather than counting votes on a show of hands for those present in person). Each shareholder has one vote for each Share held as of the close of business on                , 2015.

        Completing the proxy card in accordance with the instructions set forth on the proxy card will not deprive you of your right to attend the extraordinary general meeting and vote your Shares in person. Please note, however, that if your Shares are registered in the name of a broker, bank or other nominee and you wish to vote at the extraordinary general meeting in person, you must obtain from the record holder a proxy issued in your name.

        If as a shareholder you abstain from voting, fail to cast your vote in person, fail to complete and return your proxy card in accordance with the instructions set forth on the proxy card, or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, your vote will not be counted.

        If you receive more than one proxy card because you own Shares that are registered in different names, please vote all of your Shares shown on each of your proxy cards in accordance with the instructions set forth on each such proxy card.

        If, as an ADS holder, you submit your signed proxy card without indicating how you wish to vote, unless the Company informs the ADS Depository that there exists substantial opposition or that the rights of the holders of ADS or the other shareholders of the Company will be materially adversely affected, the Shares represented by your proxy card will be voted FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting referred to above unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines.

        Shareholders who dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote on the merger is taken, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law for the exercise of dissenter rights. A copy of Section 238 of the Cayman Companies Law is attached as Annex C to the accompanying proxy statement. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO DISSENT FROM THE MERGER AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CANCELLATION, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THE ADSs,

PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THE ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE SHARES) BEFORE THE CLOSE OF BUSINESS IN NEW YORK CITY ON                , 2015, AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON                , 2015. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW.

        PLEASE DO NOT SEND YOUR SHARE CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR SHARE CERTIFICATES.

        If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations, Xueda Education Group, at +86-10-6427-8899 ext. 6619 or at investor_relations@xueda.com.

        The merger agreement, the plan of merger and the merger are described in the accompanying proxy statement. A copy of the merger agreement and a copy of the plan of merger are included as Annex A to the accompanying proxy statement. We urge you to read the entire proxy statement carefully.

Notes:

1.
In the case of joint holders of Shares, the vote of the senior holder who tenders a vote whether in person or by proxy will be accepted to the exclusion of the votes of the joint holders and for this purpose seniority will be determined by the order in which the names stand in the register of members of the Company.

2.
The instrument appointing a proxy must be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized in writing.

3.
A proxy need not be a member (registered shareholder) of the Company.

4.
The chairman of the meeting may at his discretion direct that a proxy card shall be deemed to have been duly deposited. A proxy card that is not deposited in the manner permitted shall be invalid.

5.
Votes given in accordance with the terms of a proxy card shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at A-4 Xibahe Beili, Chaoyang District, Beijing 100028, The People's Republic of China before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,
Director,
2015
Registered Office: Scotia Centre, 4th Floor P.O. Box 2804 George Town, Grand Cayman KY1-1112, Cayman Islands
Head Office Address: A-4 Xibahe Beili Chaoyang District, Beijing 100028 The People's Republic of China

x

SUMMARY TERM SHEET

        This "Summary Term Sheet" and the "Questions and Answers About the Extraordinary General Meeting and the Merger" highlight selected information contained in this proxy statement regarding the merger (as defined below) and may not contain all of the information that may be important to your consideration of the merger (as defined below) and other transactions contemplated by the merger agreement (as defined below). You should carefully read this entire proxy statement and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the extraordinary general meeting. In addition, this proxy statement incorporates by reference important business and financial information about the Company. You are encouraged to read all of the documents incorporated by reference into this proxy statement and you may obtain such information without charge by following the instructions in "Where You Can Find More Information" beginning on page 117. In this proxy statement, the terms the "Company," "us," "we" or other terms correlative thereto refer to Xueda Education Group. All references to "dollars" and "$" in this proxy statement are to U.S. dollars, and all references to "RMB" in this proxy statement are to Renminbi, the lawful currency of the People's Republic of China (the "PRC").

The Parties Involved in the Merger

The Company

        We are a leading national provider of tutoring services for primary and secondary school students in the PRC. We are an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands.

Parent

        Xiamen Insight Investment Co., Ltd. (Shenzhen: 000526.SZ) is a joint stock company established under the laws of the PRC with A-shares listed on the Shenzhen Stock Exchange ("Parent" or "Insight").

The Founder Parties

  Mr. Rubin Li ("Mr. Li")

        Mr. Li is chairman of the board of directors and one of the founders of the Company. He is a citizen of the People's Republic of China and his principal occupation is chairman of the board of directors of the Company. His business address is A-4 Xibahe Beili, Chaoyang District, Beijing 100028, the People's Republic of China. Mr. Li has served as the chairman of the board of directors of the Company since 2008.

  Mr. Xin Jin ("Mr. Jin")

        Mr. Jin is a director, chief executive officer and one of the founders of the Company. He is a citizen of the People's Republic of China and his principal occupation is director and chief executive officer of the Company. His business address is A-4 Xibahe Beili, Chaoyang District, Beijing 100028, the People's Republic of China. Mr. Jin has served as the chief executive officer of the Company since 2008.

  Mr. Jinbo Yao ("Mr. Yao")

        Mr. Yao is a director and one of the founders of the Company. He is a citizen of the People's Republic of China and his principal occupation is co-chief executive officer of 58.com, a China-based classified information website. His business address is A-4 Xibahe Beili, Chaoyang District, Beijing 100028, the People's Republic of China. Mr. Jin had served as the chief executive officer of 58.com since 2005 and became co-chief executive officer of 58.com on August 6, 2015.

  Goodor Corporation

        Goodor Corporation is a company formed under the laws of the British Virgin Islands principally for making financial investments. The address of its principal office is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands. Mr. Li is the 100% beneficial owner and the sole director of Goodor Corporation.

  Golden Section Holding Corporation

        Golden Section Holding Corporation is a company formed under the laws of the British Virgin Islands principally for making financial investments. The address of its principal office is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands. Mr. Jin is the 100% beneficial owner and sole director of Golden Section Holding Corporation.

  Nihao China Corporation

        Nihao China Corporation is a company formed under the laws of the British Virgin Islands principally for making financial investments. The address of its principal office is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands. Mr. Yao is the 100% beneficial owner and sole director of Nihao China Corporation.

        Mr. Li, Mr. Jin and Mr. Yao are each referred to herein as a "Founder" and collectively the "Founders." Mr. Li, Goodor Corporation, Mr. Jin, Golden Section Holding Corporation, Mr. Yao and Nihao China Corporation are each referred to herein as a "Founder Party" and collectively as the "Founder Parties.

Merger Sub

        Merger Sub is a company to be formed under the laws of the Cayman Islands which will be a new wholly-owned subsidiary of Parent formed for the purpose of effecting the merger ("Merger Sub"). In accordance with the merger agreement, Merger Sub will join as a party to the merger agreement pursuant to a joinder agreement.

The Merger (Page 84)

        You are being asked to vote for the approval and authorization of the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger. Pursuant to the merger agreement, once the merger agreement, the plan of merger, and the transactions contemplated by the merger agreement, including the merger, are approved and authorized by the requisite vote of our shareholders and the other conditions to completion of the merger are satisfied or waived in accordance with the terms of the merger agreement, the following will occur:

  •
  Merger Sub will be merged with and into the Company, with the Company surviving as a directly wholly-owned subsidiary of Parent with an amended and restated memorandum and articles of association; and

  •
  if the merger is completed, the Company will cease to be a publicly-traded company and its ADSs will no longer be listed on the New York Stock Exchange (the "NYSE") and the ADS program will terminate.

        Copies of the merger agreement and the plan of merger are attached as Annex A to this proxy statement and are incorporated herein by reference. You should read the merger agreement and the plan of merger in their entirety because those documents, and not this proxy statement, are the legal documents that govern the merger.

        If the merger is approved and the other conditions to the completion of the merger are satisfied or waived in accordance with the terms of the merger agreement, the Company will file the plan of merger with the Registrar of Companies of the Cayman Islands (the "Cayman Registrar") and the Cayman Registrar will register the plan of merger and issue a certificate of merger. The merger will be effective on the date and time the plan of merger is registered by the Cayman Registrar.

Merger Consideration (Page 54)

        If the merger is completed, each shareholder, other than holders of Excluded Shares (as defined and further described in the section entitled "The Merger Agreement—Treatment of our Shares, ADSs, Options, Restricted Share Units and Restricted Shares"), will be entitled to receive the $2.75 in cash (the "per Share merger consideration") for each ordinary share (a "Share") of the Company, par value $0.0001 per share, owned by such shareholders immediately prior to the effective time of the merger or $5.50 in cash (less a cancellation fee of $0.05 per ADS pursuant to the terms of the ADS deposit agreement) (the "per ADS merger consideration") for each ADS owned by such ADS holders immediately prior to the effective time of the merger, in each case in cash, without interest and less any applicable withholding taxes.

        If the merger is completed, our shareholders who have validly exercised and have not effectively withdrawn or lost their dissenter rights under the Cayman Companies Law ("Dissenting Shareholders") will not receive the per Share merger consideration or the per ADS merger consideration from Parent and will instead be entitled to receive only the payment of the fair value of their Shares resulting from the procedure in Section 238 of the Cayman Companies Law with respect to such Dissenting Shareholders' Shares ("Dissenter Rights").

Treatment of Options, Restricted Share Units and Restricted Shares (Page 55)

        Each option (whether vested or unvested) that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount equal to the number of Shares underlying such option immediately prior to the effective time of the merger, multiplied by the excess, if any, of $2.75 over the exercise price of each option then held by such holder, in cash, without interest and less any applicable withholding taxes. Each restricted share unit and restricted share that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive a cash amount equal to $2.75 without interest and less any applicable withholding taxes.

Record Date; Shares and ADSs Entitled to Vote (Page 78)

        You are entitled to vote at the extraordinary general meeting only if you have Shares registered in your name as of the close of business in the Cayman Islands on            , 2015, the Share record date.

        If you are a record holder of ADSs as of the close of business in New York on the ADS record date, you may instruct the ADS depositary how to vote the Shares underlying your ADSs by filling out the ADS voting instructions card. However, you cannot vote at the extraordinary general meeting directly. The ADS depositary must receive your instructions no later than 10:00 a.m. (New York City Time) on            , 2015, in order to ensure that the Shares underlying your ADSs are properly voted at the extraordinary general meeting. The ADS depositary will not vote or attempt to exercise the right to vote the Shares underlying your ADSs other than in accordance with those instructions, or unless you do not give any instructions to the ADS depositary in accordance with the deemed instructions described in the ADS deposit agreement.

        Each Share outstanding as of the close of business in the Cayman Islands on the Share record date entitles the holder thereof to one vote on each matter submitted to the shareholders for approval at the extraordinary general meeting and any adjournment or postponement thereof. The Company expects that, as of the close of business in the Cayman Islands on the Share record date, there will be approximately 125,667,373 Shares outstanding and entitled to vote at the extraordinary general meeting. If you have Shares registered in your name as of the close of business in the Cayman Islands on the

Share record date, and you do not intend to attend and vote in person at the meeting, then in order to ensure that your Shares are voted at the extraordinary general meeting, you must fill out the enclosed proxy card and deliver the proxy card to the Company's office in the enclosed envelope and to ensure that it will be received by the Company no later than            , 2015 at 10:00 a.m. (Hong Kong time) in order for your vote to be counted. Please note that if you hold your Shares or ADSs through a financial intermediary such as a broker, bank or other nominee, you must rely on the procedures and the corresponding time periods and limitations of the financial intermediary through which you hold your Shares or ADSs if you wish to submit your proxy for the extraordinary general meeting. See "—Information for Voting" below.

Vote Required (Page 79)

        Under the Cayman Companies Law and pursuant to the merger agreement, the merger and the other transactions contemplated by the merger agreement cannot occur unless the merger agreement and the plan of merger are approved and authorized by a special resolution passed by at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting of shareholders of the Company (the "Company Requisite Shareholder Vote"). Voting at the extraordinary general meeting will take place by poll, and each shareholder will have one vote for each Share held as of the close of business in the Cayman Islands on the Share record date.

        The Company expects that, as of the close of business in the Cayman Islands on the Share record date, there will be approximately 125,667,373 Shares outstanding and entitled to vote at the extraordinary general meeting. Based on the number of Shares that are entitled to vote at the extraordinary general meeting and assuming all of our shareholders will be present in person or by proxy at the extraordinary general meeting and will vote all their Shares at the meeting, at least 83,782,438 Shares must be voted in favor of the proposal to approve and authorize the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, in order for the proposal to be approved. As of the date of the accompanying proxy statement, the Founder Parties beneficially owned, in aggregate, 73,256,598 Shares, which represent approximately 58.3% of the total issued and outstanding Shares entitled to vote. Assuming compliance by the Founders with their voting obligations under the Support Agreement described herein, based on the number of Shares expected to be issued and outstanding and entitled to vote on the record date for the extraordinary general meeting, 10,525,840 Shares (representing approximately 8.4% of the expected total number of issued and outstanding Shares entitled to vote on the Share record date, or approximately 20.1% of the expected total number of issued and outstanding Shares entitled to vote on the Share record date which are not held by the Founder Parties) must be voted by the shareholders (other than the Founder Parties) in favor of the proposal in order for the merger to be approved, assuming all such shareholders will be present and voting in person or by proxy at the extraordinary general meeting.

Support Agreement (Annex F)

        Concurrently with the execution and delivery of the merger agreement, the Founder Parties have executed with Parent a support agreement (the "Support Agreement"), dated as of July 26, 2015, providing that, among other things, all of their Shares will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger. A copy of the Support Agreement is attached as Annex F to this proxy statement and is incorporated herein by reference.

Information for Voting (Page 78)

  Holders of Shares

        Before voting your Shares, we encourage you to read this proxy statement in its entirety, including all of the annexes, attachments, exhibits and materials incorporated by reference, and carefully consider how the merger will affect you. To ensure that your Shares can be voted at the extraordinary general meeting, please complete and submit the enclosed proxy card in accordance with the instructions set forth on the proxy card as soon as possible. Your proxy card must be delivered to the Company's office in the enclosed envelope, to ensure that it will be received by the Company no later than            , 2015 at            a.m. (            time) in order for your vote to be counted. If a broker, bank or nominee holds your Shares in "street name," your broker, bank or nominee should provide you with instructions on how to vote your Shares.

  Holders of ADSs

        If you own ADSs as of the close of business in New York on the ADS record date, you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the record holder of the Shares underlying the ADSs) how to vote the Shares underlying your ADSs. The ADS depositary has advised us that it intends to mail this proxy statement, the accompanying notice of the extraordinary general meeting and a voting instruction card to each holder who holds any ADS as of the close of business in New York on the ADS record date. Upon the receipt of a voting instruction card properly executed by a holder of record of ADSs as of the ADS record date, the ADS depositary will vote or cause to be voted the amount of Shares represented by the ADSs held by such holder in accordance with the instructions set forth in such voting instruction card. The ADS depositary must receive such instructions no later than 10:00 a.m. (New York City Time) on                , 2015, in order to ensure that the Shares underlying your ADSs are properly voted at the extraordinary general meeting. The ADS depositary has advised us that it will not vote or attempt to exercise the right to vote the Shares represented by ADSs other than in accordance with properly executed voting instruction cards or in accordance with the deemed instructions contemplated in the ADS deposit agreement.

        As the record holder of the Shares represented by ADSs, the ADS depositary will endeavor to vote (or will endeavor to cause the vote of) the Shares it holds on deposit at the extraordinary general meeting in accordance with the voting instructions timely received from holders of ADSs at the close of business in New York City on            , 2015, the ADS record date. The ADS depositary must receive such instructions no later than 10:00 a.m. (New York City Time) on        , 2015, the ADS vote cut-off date. If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote any Shares represented by the holder's ADSs, the ADS depositary will deem such holder (unless otherwise specified in the notice distributed to the holders) to have instructed the ADS depositary to vote FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting. If no instructions are received by the ADS depositary from an ADS holder with respect to any Shares represented by the holder's ADSs on or before the specified ADS vote cut-off date, then such holder may, under the terms of the ADS deposit agreement, be deemed to have instructed the ADS depositary to give a discretionary proxy to a person designated by the Company (the "Designee"). Unless the Company informs the ADS depositary that it does not wish such discretionary proxy to be given or that there exists substantial opposition or that the rights of the holders of ADSs or the shareholders of the Company will be materially adversely affected, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting.

        As an ADS holder, if you wish to vote directly at the extraordinary general meeting, you must instruct the ADS depositary to cancel your ADSs, pay the requisite ADS cancellation fees to the ADS depositary, instruct the delivery of the Shares underlying your ADSs and be registered as the holder of the Shares on the Company's share register as of the record date.

Dissenter Rights of Shareholders and ADS Holders (Page 105)

        Shareholders who hold their Shares in their own name at the time of the vote on the resolution to approve and authorize the merger agreement and the plan of merger will have the right to dissent from the merger and seek payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the extraordinary general meeting to be held on                , 2015, written notice of objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law for the exercise of dissenter rights. The fair value of your Shares as determined by the Grand Court pursuant to the Cayman Companies Law could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you did not exercise dissenter rights with respect to your Shares. Any payment of amounts to shareholders exercising such dissenter rights will be funded by Parent.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO DISSENT FROM THE MERGER AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO. ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CANCELLATION, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THE ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THE ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE SHARES) BEFORE THE CLOSE OF BUSINESS IN NEW YORK CITY ON                , 2015, AND BECOME REGISTERED HOLDERS OF SHARES BY CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON            , 2015. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW. IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE COMPANY'S ADSs WOULD CONTINUE TO BE LISTED ON THE NYSE. THE COMPANY'S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs.

        We encourage you to read the section of this proxy statement entitled "Dissenter Rights" as well as Annex C to this proxy statement carefully and to consult your Cayman Islands legal counsel if you desire to exercise your dissenter rights. The deadline for surrendering ADSs to the ADS depositary for the purposes of exercising dissenter rights is the close of business on             , 2015, New York City Time (which allows for the ADS depositary to effect the cancellation of the ADSs and the Company to have its register of members updated so that such former ADS holders can become holders of record before or at the extraordinary general meeting on        , 2015).

Termination Agreement and Equity Transfer Agreements (Page 65)

        In accordance with the terms of the merger agreement, the Company, Xuecheng Century (Beijing) Information Technology Co., Ltd. ("Xuecheng Century" or the "WFOE"), Beijing Xueda Information Technology Co., Ltd. (the Company's consolidated variable interest entity (the "VIE" or "Xueda Information")), Parent and the current shareholders of the VIE have entered into a termination agreement (the "Termination Agreement") under which the parties have agreed to terminate the contractual arrangements which (a) provide the Company with effective control over the VIE in respect of which the Company does not, directly or indirectly, own any equity interest, and through which the Company operates substantially all of its business in the PRC and generates substantially all of its income (on a consolidated basis), (b) provide the Company or any subsidiary the right or option to purchase the equity interests of such VIE and (c) provide for the transfer of economic benefits from such VIE to the Company or any Company subsidiary in which the Company, whether directly or indirectly, holds share capital (the "Control Agreements"). In addition, the current shareholders of the VIE and Parent pursuant to the terms of the Termination Agreement and subject to the conditions set forth therein, will enter into certain equity transfer agreements (the "Equity Transfer Agreements") under which these shareholders will transfer all of the equity interests of the VIE to Parent. The transactions with respect to the VIE pursuant to the Termination Agreement and the Equity Transfer Agreements are conditions to the closing of the merger and are expected to occur immediately prior to the closing of the merger.

Conditions to the Merger (Page 97)

        The obligations of each of Parent, Merger Sub and the Company to effect the merger is subject to the satisfaction or waiver at or prior to the Closing Date (as defined below) of each of the following conditions:

  •
  the Company Requisite Shareholder Vote (as defined below) has been obtained;

  •
  the Parent Requisite Shareholder Vote (as defined below) has been obtained;

  •
  the parties to the merger agreement shall have made all necessary filings under the PRC Anti-Monopoly Law adopted on August 1, 2008 (the "PRC Anti-Monopoly Law"), received (if necessary) clearance under the PRC Anti-Monopoly Law for the merger, and obtained the Required Approvals (as defined in the section entitled "The Merger Agreement—Termination of the Merger Agreement"); and

  •
  no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law, or any order, writ, assessment, decision, injunction, decree, judgment, ruling, award, settlement or stipulation (collectively, an "Order") (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger.

        The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing Date of the following conditions:

  •
  Parent has received a certificate signed by an executive officer of the Company certifying all of the conditions regarding (i) the matters described in the next paragraph below with respect to the representations and warranties, (ii) performance of the agreements and covenants of the Company, and (iii) the absence of a Material Adverse Effect (as defined in the section entitled "The Merger Agreement—Representations and Warranties") have been satisfied;

  •
  accuracy of the representations and warranties of the Company in the merger agreement (disregarding any materiality qualification in such representations and warranties) as of the date of the merger agreement and as of the date of the closing of the merger (the "Closing Date" or "Closing") (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect; provided that the accuracy of certain representations and warranties is subject instead to a de minimis exception;

  •
  the Company has performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the Closing Date;

  •
  since the date of the merger agreement, there has not occurred a Material Adverse Effect that is continuing;

  •
  holders of no more than 15% of the Shares have served a notice of dissent under Section 238(2) of the Cayman Islands Companies Law; and

  •
  immediately prior to the Closing, (A) each of the parties to the Termination Agreement (other than Parent) has fully and timely performed in all respects (except for immaterial non-compliance) their respective obligations, and the termination of the Control Agreements has become effective without any continuing requirement upon the VIE, the Company, any Company subsidiary or Parent; (B) each of the parties to the Equity Transfer Agreements (other than Parent) has fully and timely performed in all respects their respective obligations, (C) 100% of the equity interests of the VIE have been transferred to Parent, and the transfer has been duly registered with the Beijing Administration for Industry and Commerce (the "BAIC") and (D) the Company has delivered a true copy of written confirmation of such registration to Parent, in each case, without material cost to the Company and at no cost to Parent or any of its affiliates (the "VIE Closing Condition").

        The obligations of the Company to effect the merger are also subject to the satisfaction or waiver by the Company at or prior to the Closing Date of the following conditions:

  •
  accuracy of the representations and warranties of Parent and Merger Sub in the merger agreement as of the date of the merger agreement and as of the date of the Closing (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the transactions in accordance with the merger agreement;

  •
  each of Parent and Merger Sub has performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the Closing Date; and

  •
  the Company has received a certificate signed by an executive officer of Parent and Merger Sub certifying that all of the above conditions with respect to the representations and warranties and performance of the agreements and covenants of Parent and Merger Sub have been satisfied.

Effects of the Merger on the Company (Page 54)

        The ADSs are currently listed on the NYSE under the symbol "XUE." Following the consummation of the merger, the Company will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of Parent. After the merger:

  •
  the American depositary share program will be terminated and the ADSs will cease to be listed on the NYSE, and price quotations with respect to sales of ADSs in the public market will no longer be available;

  •
  registration of the ADSs and the Shares under the U.S. Securities Exchange Act of 1934 (the "Exchange Act") will be terminated; and

  •
  after the effective time of the merger, the Company will no longer be required to file periodic reports with the U.S. Securities and Exchange Commission (the "SEC") or otherwise be subject to the United States federal securities laws, including the Sarbanes-Oxley Act, applicable to public companies.

Plans for the Company after the Merger (Page 57)

        Following the completion of the merger, Parent will own 100% of the equity interest in the surviving company. Parent anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, except that it will cease to be a publicly traded company and will instead be a directly wholly-owned subsidiary of Parent. See "Special Factors—Effects of the Merger on the Company—Private Ownership" beginning on page 54 for additional information.

        Following the completion of the merger and the anticipated deregistration, the Company will no longer be subject to the Exchange Act or the compliance and reporting requirements of the NYSE and the related direct and indirect costs and expenses.

Recommendations of the Independent Committee and the Board of Directors (Page 33)

        An independent committee of the board of directors (the "independent committee"), composed solely of directors who are unrelated to Parent or its affiliates and who are not parties to the Support Agreement, reviewed and considered the terms and conditions of the merger agreement, plan of merger and Termination Agreement, and the transactions contemplated by the merger agreement, plan of merger and termination agreement (the "Transactions"), including the merger. The independent committee, after due consideration, unanimously:

  •
  determined that the merger agreement, plan of merger and Termination Agreement, and the Transactions, including the merger, are fair to and in the best interests of the Company and its shareholders (other than the Founder Parties) (such shareholders and ADS holders other than those holders, including the Founder Parties, who are affiliates of the Company, are referred to herein as the "unaffiliated security holders"),

  •
  approved and declared advisable the merger agreement, plan of merger and Termination Agreement, and the Transactions, including the merger, and

  •
  recommended that the board of directors authorize and approve the merger agreement, plan of merger and Termination Agreement, and the Transactions, including the merger.

        ACCORDINGLY, THE BOARD OR DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE AND APPROVE THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, FOR THE PROPOSAL TO AUTHORIZE THE DIRECTORS TO DO ALL THINGS NECESSARY TO GIVE EFFECT TO THE MERGER AGREEMENT, THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND FOR THE PROPOSAL TO ADJOURN THE EXTRAORDINARY GENERAL MEETING IN ORDER TO ALLOW THE COMPANY TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT PROXIES RECEIVED AT THE TIME OF THE EXTRAORDINARY GENERAL MEETING TO PASS THE SPECIAL RESOLUTIONS TO BE PROPOSED AT THE EXTRAORDINARY GENERAL MEETING.

        For a detailed discussion of the material factors considered by the independent committee and the board of directors in determining to recommend the approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and in determining that the merger is fair to and in the best interest of the Company and the unaffiliated security holders, see "Special Factors—Reasons for the Merger and Recommendation of the Independent Committee and the Company's Board of Directors" beginning on page 33 and "Special Factors—Effects of the Merger on the Company—Primary Benefits and Detriments of the Merger" beginning on page 55 for additional information. The foregoing summary is qualified in its entirety by reference to these sections.

Position of the Buyer Group as to Fairness (Page 40)

        Each member of the Buyer Group believes that the merger is fair to the Company's unaffiliated security holders, as defined in Rule 13e-3 of the Exchange Act. This belief is based upon the factors discussed under the section entitled "Special Factors—Position of the Buyer Group as to the Fairness of the Merger" beginning on page 40.

Financing of the Merger; Deposit of Merger Consideration (Page 59)

        The Company and the Buyer Group estimate that the total amount of funds necessary to complete the merger and the related transactions, including payment of fees and expenses in connection with the merger, is anticipated to be approximately $376 million, assuming no exercise of dissenter rights by shareholders of the Company.

        Parent has represented to us in the merger agreement that it will have, at or prior to the Closing, all funds necessary to satisfy its monetary obligations under the merger agreement, including any amounts required to be paid by Parent in connection with the consummation of the transactions contemplated by the merger agreement and the Termination Agreement, and to pay all related expenses required to be paid by Parent, subject to the receipt of applicable PRC governmental approvals. Such approvals include approvals from National Development and Reform Commission ("NDRC"), Ministry of Commerce ("MOFCOM"), and the State Administration of Foreign Exchange ("SAFE"). Parent is in the process of applying for and expects to receive such approvals in due course prior to the closing of the merger. Other than such approvals, Parent is not aware of any restrictions or limitations under PRC laws, regulations or policies currently in force on Parent's ability to deposit cash in U.S. dollars sufficient to pay the merger consideration or remove such funds outside the PRC. The completion of the merger is not subject to any financing condition. Prior to the submission to the BAIC of the application to transfer equity ownership of the VIE to Parent in accordance with the Termination Agreement, Parent is required to deposit with the paying agent a cash amount in U.S. dollars sufficient for the Paying Agent to pay the merger consideration.

Limited Guarantee (Page 59)

        Tsinghua Unigroup Ltd., a limited liability company established and existing under the laws of the PRC ("Tsinghua" or "Guarantor"), an operating subsidiary of Tsinghua Holdings Co. Ltd., a solely state-owned limited liability corporation funded by Tsinghua University in China, has guaranteed all of Insight's payment obligations under the merger agreement pursuant to the Limited Guarantee dated July 26, 2015 between Insight and Tsinghua.

        In addition, an affiliate of Tsinghua is expected to participate in a proposed private placement of shares of Parent, which is expected to close after the merger closing. Furthermore, an affiliate of Tsinghua is party to a share purchase agreement pursuant to which such affiliate has agreed to purchase certain outstanding shares of Parent from Parent's current largest shareholder, subject to the terms and conditions therein and the receipt of certain regulatory approvals. Upon completion of such share purchase, Tsinghua through its affiliates is expected to become Parent's largest shareholder, and assuming completion of the private placement, will beneficially own approximately 33.31% of Parent.

Opinion of Lazard Asia (Hong Kong) Limited ("Lazard"), the Independent Committee's Financial Advisor (Page 45)

        On July 25, 2015, at a meeting of the independent committee to evaluate the merger, Lazard rendered its oral opinion to the independent committee, subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions, procedures, factors, limitations and qualifications set forth in Lazard's written opinion, the merger consideration to be paid to the holders of our Shares, including our Shares represented by ADSs but other than our Shares owned by the Founder Parties and the Excluded Shares (as defined in the section entitled "The Merger Agreement—Treatment of our Shares, ADSs, Options, Restricted Share Units and Restricted Shares"), in the merger was fair, from a financial point of view, to those holders.

        The full text of the Lazard opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of the Lazard opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Lazard opinion. Shareholders are urged to read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with the opinion. Lazard's engagement and opinion were for the benefit of the independent committee, in its capacity as such, and its opinion was rendered to the independent committee in connection with its evaluation of the merger. Lazard's opinion was not intended to and does not constitute a recommendation to any shareholder as to how the shareholder should vote or act with respect to the merger or any matter relating thereto.

        See "Special Factors—Opinion of the Independent Committee's Financial Advisor" beginning on page 45 for additional information.

Interests of Our Directors and Executive Officers in the Merger (Page 60)

        In considering the recommendations of our board of directors, our shareholders should be aware that certain of the Company's directors and executive officers have interests with respect to the merger that are, or may be, different from, or in addition to, those of our shareholders generally. These interests include, among others:

  •
  the Founders, each through his wholly-owned PRC investment company, have entered into share purchase agreements to purchase shares in Parent for cash in connection with a proposed private placement of shares, which is expected to close after completion of the merger by Parent to certain investors, including the Founders;

  •
  the acceleration of vesting and cash-out of the options, restricted share units and restricted shares under the Company Stock Incentive Plan held by certain of the Company's directors and executive officers;

  •
  continued indemnification, rights to advancement of fees and directors and officers liability insurance to be provided by the surviving company to former directors and officers of the Company provided under the merger agreement;

  •
  the aggregate compensation of $12,000 per month for each of the members of the independent committee in exchange for their services in such capacity (payable each month until November 14, 2015, and if services are required after such date, any additional compensation to be subject to approval by the board), the payment of which was and is not contingent upon the completion of the merger or the independent committee's or the board's recommendation of the merger; and

  •
  the continuation of service of the executive officers of the Company with the surviving company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements with the surviving company.

        Our board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions and recommendations with respect to the merger agreement and related matters. For a more detailed discussion of these interests, see "Special Factors—Interests of Certain Persons in the Merger" beginning on page 60.

Limitation on Solicitation and Considering Acquisition Proposals (Page 93)

        The merger agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding Acquisition Proposals (as defined in the section entitled "The Merger Agreement—No Solicitation of Acquisition Proposals; Change of Recommendation; Go-Shop Period"). However, subject to specified conditions and requirements, we may furnish information to, or enter into discussions or negotiations with, a third party in response to an unsolicited Acquisition Proposal from such third party if the independent committee determines in its good faith judgment, after consultation with its outside legal counsel and financial advisors, that the Acquisition Proposal constitutes or would be reasonably expected to lead to a Superior Proposal (as defined in the section entitled "The Merger Agreement—No Solicitation of Acquisition Proposals; Change of Recommendation; Go-Shop Period"). See and read carefully the section entitled "The Merger Agreement—No Solicitation of Acquisition Proposals; Change of Recommendation; Go-Shop Period" beginning on page 93.

Termination of the Merger Agreement (Page 99)

        The merger agreement may be terminated at any time prior to the consummation of the merger:

          (a)   by mutual written consent of the Company (at the direction of the independent committee) and Parent; or

          (b)   by either of the Company or Parent:

      •
      upon a Termination Date Termination Event (as defined and further described in the section entitled "The Merger Agreement—Termination of the Merger Agreement");

      •
      if there occurs a Company No Vote Termination Event (as defined and further described in the section entitled "The Merger Agreement—Termination of the Merger Agreement");

      •
      if there occurs a Parent No Vote Termination Event (as defined and further described in the section entitled "The Merger Agreement—Termination of the Merger Agreement");

      •
      if there occurs a Permanent Order Termination Event (as defined and further described in the section entitled "The Merger Agreement—Termination of the Merger Agreement"); or

          (c)   by the Company, if:

      •
      prior to the time that the Company Requisite Shareholder Vote is obtained or during the Go-Shop Period, there is a Superior Proposal Termination Event (as defined and further described in the section entitled "The Merger Agreement—Termination of the Merger Agreement"); or

      •
      Parent or Merger Sub has breached any of its representations, warranties, covenants or agreements in the merger agreement, the Equity Transfer Agreements or the Termination Agreement such that the corresponding condition to the Closing would not be satisfied and such breach cannot be cured or, if curable, is not cured by Parent or Merger Sub within the earlier of 10 business days after notice of such breach or 10 business days prior to the Termination Date (as defined and further described in the section titled "The Merger Agreement—Termination of the Merger Agreement"); provided that this termination right is not available to the Company if the Company, any Company subsidiary or any individual who owns equity interests in the VIE (a "VIE shareholder") is then in material breach of the merger agreement, the Equity Transfer Agreements or the Termination Agreement and such breach causes one or more of the conditions to the Closing for the benefit of Parent or Merger Sub not to be satisfied; or

      •
      there occurs a Failure to Close Termination Event (as defined and further described in the section titled "The Merger Agreement—Termination of the Merger Agreement");

          (d)   by Parent, if:

      •
      there occurs a Change of Recommendation Termination Event (as defined and further described in the section entitled "The Merger Agreement—Termination of the Merger Agreement") or the Company fails to include in the proxy statement a statement that the board (acting upon the unanimous recommendation of the independent committee), at a duly called and held meeting at which all directors were present, has unanimously (a) approved and declared advisable the merger agreement and the Transactions; (b) determined that the merger is fair to, and in the best interests of, the Company and its unaffiliated security holders; (c) directed that the merger agreement be submitted to the Company's shareholders for approval and authorization at the Company Shareholders Meeting (as defined in "The Merger Agreement—Shareholders Meeting"); and (d) resolved to recommend that the shareholders of the Company approve and authorize the merger agreement (collectively, the "Company Recommendation"); or

      •
      the Company has breached any of its representations, warranties, covenants or agreements in the merger agreement or the Termination Agreement, such that the corresponding condition to the Closing would not be satisfied and such breach cannot be cured or, if curable, is not cured by the Company within the earlier of 10 business days after notice of such breach or 10 business days prior to the Termination Date; provided that this termination right is not available to Parent if Parent is then in material breach of the merger agreement, the Equity Transfer Agreements or the Termination Agreement and such breach causes one or more of the conditions to the Closing for the benefit of the Company not to be satisfied.

Termination Fee (Page 101)

        The Company would be required to pay Parent a termination fee in the event that the merger agreement is terminated:

  (1)
  by either Parent or the Company pursuant to a Termination Date Termination Event or a Company No Vote Termination Event if (i) prior to such termination (in the case of a Termination Date Termination Event) or the Company's extraordinary general meeting (in the case of a Company No Vote Termination Event), an Acquisition Proposal (as defined and further described in the section entitled "The Merger Agreement—No Solicitation of Acquisition Proposals; Change of Recommendation; Go-Shop Period" beginning on page 93), was made public or otherwise became publicly known or (in the case of a Company No Vote Termination Event only) was otherwise submitted, made or had become known to our board of directors (and not withdrawn) and (ii) within 12 months of such termination, the Company or a Company subsidiary consummates an Acquisition Proposal or enters into a definitive agreement with respect to an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal first referred to in this paragraph); provided, that, solely for purposes of determining whether a termination fee is payable under such circumstances, all references to 15 percent in the definition of "Acquisition Proposal" will be deemed to be references to 35 percent;

  (2)
  by Parent pursuant to a Change of Recommendation Termination Event or following a failure by the Company to include the Company Recommendation in the proxy statement;

  (3)
  by Parent following a material breach by the Company of any of its representations, warranties, covenants or agreements in the merger agreement or the Termination Agreement, as described above under "Termination of the Merger Agreement"; or

  (4)
  by the Company pursuant to a Superior Proposal Termination Event.

        The amount of the termination fee described above is equal to $7.0 million (the "Company termination fee").

        Parent would be required to pay to the Company:

  (1)
  a termination fee of $17.0 million if (A) the merger agreement is terminated by Parent or the Company pursuant to a Termination Date Termination Event, (B) at the time of such termination, the conditions to the Closing for the benefit of Parent set forth in the merger agreement have been satisfied, other than those conditions that are not satisfied as a result of (i) any failure to obtain any of the Required Approvals, (ii) an Order of any governmental entity that restrains, enjoins or otherwise prohibits the consummation of the merger or (iii) any failure to satisfy the VIE Closing Condition, in each case, only if the failure to satisfy the applicable condition is not the result of any breach by the Company, any Company subsidiary or any VIE shareholder of the merger agreement, the Termination Agreement or the Equity Transfer Agreements and (C) the Company has irrevocably confirmed to Parent that all of the conditions to the Closing solely for the benefit of the Company set forth in the merger agreement have been satisfied, or that the Company is willing to waive any unsatisfied conditions and is ready, willing and able to consummate the Closing;

  (2)
  a termination fee of $14.0 million in the event the merger agreement is terminated by the Company pursuant to a Failure to Close Termination Event or following a material breach by Parent of any of its representations, warranties, covenants or agreements in the merger agreement or the Termination Agreement, as described above under "Termination of the Merger Agreement"; and

  (3)
  a termination fee of $4.4 million in the event the merger agreement is terminated by either the Company or Parent pursuant to a Parent No Vote Termination Event.

        No later than five business days following the Company Requisite Shareholder Vote, Parent is required to deposit an amount at least equal to the maximum termination fee payable by Parent under the merger agreement (in RMB) in a RMB-denominated escrow account in the PRC pursuant to an escrow agreement in customary form to be entered into by Parent, the Company, Xuecheng Century and an escrow agent mutually agreed by Parent and the Company (at the direction of the independent committee).

Certain Material U.S. Federal Income Tax Consequences (Page 69)

        For a U.S. Holder (as defined under "Special Factors—Material U.S. Federal Income Tax Consequences"), the receipt of cash in exchange for Shares or ADSs pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. See the section entitled "Special Factors—Material U.S. Federal Income Tax Consequences" beginning on page 69. It may also be a taxable transaction under other applicable tax laws. The tax consequences of the merger to you will depend upon your own personal circumstances. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Certain Material People's Republic of China Income Tax Consequences (Page 71)

        Based on current law and practice in the PRC, the Company does not believe that it should be considered a resident enterprise under the PRC Enterprise Income Tax Law, effective January 1, 2008 (the "EIT Law"), or that the gain recognized on the receipt of the cash consideration for our Shares or ADSs obtained after the Company's IPO should be subject to PRC tax to holders of such Shares and ADSs that are not PRC resident investors. However, there is uncertainty regarding whether the PRC tax authorities may deem the Company to be a resident enterprise. If the PRC tax authorities were to determine that the Company should be considered a resident enterprise, or that the receipt of cash consideration for the Shares or ADSs obtained after the Company's IPO should otherwise be subject to

PRC tax, then gain recognized on the receipt of cash consideration for the Shares or ADSs pursuant to the merger or through the exercise of dissenter rights by, as the case may be, the Company's shareholders or ADS holders who are not PRC resident investors, could be treated as PRC-source income that would be subject to PRC income tax at a rate of 20% in the case of individuals, or 10% in the case of enterprises (subject to applicable treaty relief, if any). Whether or not the Company is considered a resident enterprise, gain recognized on the receipt of cash for Shares or ADSs is subject to PRC tax if the holders of such Shares or ADSs are PRC resident individuals. You should consult your own tax advisor for a full understanding of the tax consequences of the merger or the exercise of dissenter rights to you, including any PRC tax consequences.

Certain Material Cayman Islands Tax Consequences (Page 72)

        The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the merger or the receipt of cash for Shares and ADSs under the terms of the merger agreement. This is subject to the qualification that (i) Cayman Islands stamp duty may be payable if any original transaction documents are brought to or executed in the Cayman Islands, or produced before a court of the Cayman Islands; and (ii) registration fees will be payable to the Cayman Registrar to register the plan of merger. See the section entitled "Special Factors—Material Cayman Islands Tax Consequences" beginning on page 72.

Regulatory Matters (Page 68)

        The Company does not believe that any material regulatory approvals, filings or notices are required in connection with the merger other than the Required Approvals, the approvals, filings or notices required under the U.S. federal securities laws, the filing of the plan of merger (and supporting documentation as specified in the Cayman Companies Law) with the Cayman Registrar and, in the event the merger becomes effective, a copy of the certificate of merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the plan of merger and notification of the merger being published in the Cayman Islands Gazette.

Accounting Treatment of the Merger (Page 68)

        The merger is expected to be accounted for as a business combination by Parent in accordance with Accounting Standards Codification 805 "Business Combinations," initially at the fair value of the Company as of the date of the closing of the merger, which is the date of the acquisition."

Market Price of the ADSs (Page 74)

        The closing price of ADSs on the NYSE on April 17, 2015, the last trading date immediately prior to the Company's announcement on April 22, 2015 that it had received a going-private proposal from Parent, was $2.82 per ADS. The consideration of $5.50 per ADS to be paid in the merger represents a premium of approximately 95.0% over that closing price, and a premium of 86.8% and 97.2% over the 30 and 60 trading day volume-weighted average trading price (the "VWAP") for the ADSs prior to April 20, 2015, respectively.

Expenses (Page 102)

        Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated thereby will be paid by the party incurring such costs and expenses, except as otherwise provided in the merger agreement.

 QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING AND
THE MERGER

        The following questions and answers address briefly some questions you may have regarding the extraordinary general meeting and the merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:
What is the merger?

A:
The merger is a going private transaction pursuant to which Merger Sub will merge with and into the Company. Once the merger agreement is authorized and approved by the shareholders of the Company and the other closing conditions under the merger agreement have been satisfied or waived, and the plan of merger is registered with the Cayman Registrar, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company after the merger. If the merger is completed, the Company will be a privately held company directly wholly-owned by Parent, and as a result of the merger, the ADSs will no longer be listed on the NYSE, and the Company will cease to be a publicly traded company.

Q:
What will I receive in the merger?

A:
If you own Shares and the merger is completed, you will be entitled to receive $2.75 in cash, without interest and net of any applicable withholding taxes, for each Share you own as of the effective time of the merger (unless you validly exercise and have not effectively withdrawn or lost your dissenter rights under Section 238 of the Cayman Companies Law with respect to the merger, in which event you will be entitled to the fair value of each Share pursuant to the Cayman Companies Law).

  If you own ADSs and the merger is completed, you will be entitled to receive $5.50 per ADS (less a cancellation fee of $0.05 per ADS pursuant to the terms of the ADS deposit agreement) in cash, without interest and net of any applicable withholding taxes, for each ADS you own as of the effective time of the merger unless you (a) surrender your ADS to the ADS depositary for cancellation, pay the ADS depositary's fees required for the cancellation of ADSs, provide instructions for the registration of the corresponding Shares, and certify that you have not given, and will not give, voting instructions as to the ADSs (or, alternatively, you will not vote the Shares) before the close of business in New York City on                , 2015 and become a registered holder of Shares by the close of business in the Cayman Islands on                , 2015 and (b) validly exercise and have not effectively withdrawn or lost your dissenter rights under Section 238 of the Cayman Companies Law with respect to the merger, in which event you will be entitled to the fair value of each corresponding Share pursuant to the Cayman Companies Law.

  Please see "Special Factors—Material U.S. Federal Income Tax Consequences" beginning on page 69, "Special Factors—Material PRC Tax Consequences" beginning on page 71 and "Special Factors—Material Cayman Islands Tax Consequences" beginning on page 72 for a more detailed description of the tax consequences of the merger. You should consult with your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local, foreign and other taxes.

Q:
How will the Company's restricted share units and restricted shares be treated in the merger?

A:
Each outstanding restricted share unit or restricted share granted under the Company Share Incentive Plan will be cancelled and converted into the right to receive, as soon as practicable after the effective time of the merger, a cash amount equal to $2.75 multiplied by the number of Shares underlying such restricted share unit or restricted share.

Q:
How will the Company's share options be treated in the merger?

A:
If the merger is completed, at the effective time of the merger, outstanding options to purchase Shares granted under the Company Share Incentive Plan will be cancelled and holders shall, in consideration for such cancellation, be paid promptly but not later than five business days after the effective time of the merger, a cash amount equal to (i) the excess, if any, of $2.75, over the exercise price of each option then held by such holder, multiplied by (ii) the number of Shares underlying such option. If the exercise price of any such option is equal to or greater than $2.75, such option shall be cancelled without payment of any consideration.

Q:
After the merger is completed, how will I receive the merger consideration for my Shares?

A:
If you are a registered holder of Shares, promptly after the effective time of the merger (in any event within three business days after the effective time of the merger), an exchange agent appointed by Parent will mail you (a) a form of letter of transmittal specifying how the delivery of the merger consideration to you will be effected and (b) instructions for effecting the surrender of share certificates in exchange for the applicable merger consideration. You will receive cash for your Shares from the exchange agent after you comply with these instructions. Upon surrender of your share certificates or a declaration of loss or non-receipt, you will receive an amount equal to the number of your Shares multiplied by $2.75 in cash, without interest and net of any applicable withholding tax, in exchange for the cancellation of your Shares.

  If your Shares are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to surrender your Shares and receive the merger consideration for those Shares.

Q:
After the merger is completed, how will I receive the merger consideration for my ADSs?

A:
If your ADSs are represented by certificates, also referred to as American depositary receipts ("ADRs"), unless you have surrendered your ADRs to the ADS depositary for cancellation prior to the effective time of the merger, upon your surrender of the ADRs (or an affidavit and indemnity of loss in lieu of the ADRs) together with a duly completed letter of transmittal (which will be supplied to you by the ADS depositary after the effective time of the merger), the ADS depositary will send you a check for the per ADS merger consideration of $5.50 (less a cancellation fee of $0.05 per ADS pursuant to the terms of the ADS deposit agreement), without interest and net of any applicable withholding taxes, for each ADS represented by the ADRs, in exchange for the cancellation of your ADRs after the completion of the merger. If you hold your ADSs in uncertificated form, that is, without an ADR, unless you have surrendered your ADSs to the ADS depositary for cancellation prior to the effective time of the merger, the ADS depositary will automatically send you a check for the per ADS merger consideration of $5.50 (less a cancellation fee of $0.05 per ADS pursuant to the terms of the ADS deposit agreement), without interest and net of any applicable withholding taxes, in exchange for the cancellation of each of your ADSs after the completion of the merger. The per ADS merger consideration may be subject to backup withholding taxes if the ADS depositary has not received from you a properly completed and signed U.S. Internal Revenue Service Form W-9 or applicable Form W-8.

  In the event of a transfer of ownership of ADSs that is not registered in the register of ADS holders maintained by the ADS depositary, the check for any cash to be exchanged upon cancellation of the ADSs will be issued to such transferee only if the ADRs, if applicable, are presented to the ADS depositary, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable ADS transfer taxes have been paid or are not applicable. The per ADS merger consideration may be subject to backup withholding taxes if the ADS depositary has not received from the transferee a properly completed and signed U.S. Internal Revenue Service Form W-9 or applicable Form W-8.

  If your ADSs are held in "street name" by your broker, bank or other nominee, you will not be required to take any action to receive the net merger consideration for your ADSs as the ADS depositary will arrange for the surrender of the ADSs and the remittance of the per ADS merger consideration with The Depository Trust Company (the clearance and settlement system for the ADSs) for distribution to your broker, bank or nominee on your behalf. If you have any questions concerning the receipt of the per ADS merger consideration, please contact your broker, bank or nominee.

Q:
When and where will the extraordinary general meeting be held?

A:
The extraordinary general meeting will take place on                , 2015, at         a.m. (          Time) at         .

Q:
What matters will be voted on at the extraordinary general meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger; and

•
to approve any motion to adjourn or postpone the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting.

Q:
What vote of our shareholders is required to authorize and approve the merger agreement and the plan of merger?

A:
In order for the merger to be completed, the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, must be authorized and approved by a special resolution of the Company passed by an affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. At the close of business on                , 2015 in the Cayman Islands, the record date for the extraordinary general meeting,            Shares were issued and outstanding and entitled to vote at the extraordinary general meeting. As of the date of this proxy statement, the Founder Parties beneficially owned, in aggregate, 73,256,598 Shares, which represent approximately 58.3% of the total issued and outstanding Shares entitled to vote. Pursuant to the Support Agreement, these Shares will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger. Assuming their compliance with their voting obligations under the Support Agreement, based on the number of Shares expected to be issued and outstanding and entitled to vote on the record date for the extraordinary general meeting, 10,525,840 Shares (representing approximately 8.4% of the total issued and outstanding Shares entitled to vote) must be voted by the shareholders (other than the Founder Parties) in favor of the proposal in order for the merger to be approved, assuming all such shareholders will be present and voting in person or by proxy at the extraordinary general meeting.

Q:
What vote of our shareholders is required to approve the proposal to adjourn and postpone the extraordinary general meeting, if necessary, to solicit additional proxies?

A:
The authorization and approval of the merger agreement, the plan of merger and the merger must be authorized and approved by a special resolution of the Company passed by an affirmative vote of holders of Shares representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. If there are insufficient votes at the time of the extraordinary general meeting to authorize and approve the merger agreement, the plan of merger and the merger, you will also be asked to vote on the proposal to adjourn the extraordinary general meeting to allow us to solicit additional proxies.

  The proposal to adjourn and postpone the extraordinary general meeting, if necessary, to solicit additional proxies must be authorized and approved by an affirmative vote of holders of Shares representing a majority of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. Based on the number of Shares we expect to be issued and outstanding on the Share record date, approximately 62,833,687 Shares must be voted in favor of the proposal to adjourn and postpone the extraordinary general meeting, if necessary, to solicit additional proxies.

Q:
How does the Company's board of directors recommend that I vote on the proposals?

A:
After careful consideration and upon the unanimous recommendation of the independent committee of the board of directors of the Company composed solely of directors who are unrelated to Parent or its affiliates and who are not party to the Support Agreement, the Company's board of directors recommends that you vote:

•
FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger; and

•
FOR the proposal to approve any motion to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting.

Q:
Who is entitled to vote at the extraordinary general meeting?

A:
The Share record date is                , 2015. Only shareholders entered in the register of members of the Company at the close of business in the Cayman Islands on the Share record date or their proxy holders are entitled to vote at the extraordinary general meeting or any adjournment thereof.

  The record date for ADS holders entitled to instruct the ADS depositary to vote at the extraordinary general meeting is                , 2015. Only ADS holders of the Company at the close of business in New York City on the ADS record date are entitled to instruct the ADS depositary to vote at the extraordinary general meeting. Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs by the close of business in New York City on                , 2015 and become a holder of Shares by the close of business in the Cayman Islands on the Share record date.

Q:
What constitutes a quorum for the extraordinary general meeting?

A:
The presence, in person or by proxy, of one or more shareholders holding not less than an aggregate of one-third of all voting share capital of the Company in issue present in person or by proxy and entitled to vote on the Share record date will constitute a quorum for the extraordinary general meeting.

Q:
What effects will the merger have on the Company?

A:
As a result of the merger, the Company will cease to be a publicly-traded company and will become a directly wholly-owned subsidiary of Parent. You will no longer have any interest in the Company's future earnings or growth. Following consummation of the merger, the registration of the Shares and ADSs and the Company's reporting obligations with respect to the Shares and ADSs under the Exchange Act will be terminated upon application to the SEC. In addition, upon completion of the merger, the Company's ADSs will no longer be listed or traded on any stock exchange, including the NYSE, and the ADS program will terminate.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect the merger to close in the fourth quarter of 2015. In order to complete the merger, we must obtain shareholder approval of the merger at the extraordinary general meeting and the other closing conditions under the merger agreement must be satisfied or waived in accordance with the merger agreement.

Q:
What happens if the merger is not completed?

A:
If the Company's shareholders do not authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, or if the merger is not completed for any other reason, the Company's shareholders will not receive any payment for their Shares or ADSs pursuant to the merger agreement nor will the holders of any options, restricted share units or restricted shares receive payment pursuant to the merger agreement. In addition, the Company will remain a publicly traded company. The ADSs will continue to be listed and traded on the NYSE, provided that the Company continues to meet the NYSE's listing requirements. In addition, the Company will remain subject to SEC reporting obligations. Therefore, shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of Shares or ADSs.

  Under specified circumstances in which the merger agreement is terminated, the Company may be required to pay Parent a termination fee, or Parent may be required to pay the Company a termination fee, in each case, as described under the caption "The Merger Agreement—Termination Fee" beginning on page 101.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, exhibits, attachments and the other documents referred to or incorporated by reference herein and to consider how the merger affects you as a shareholder. After you have done so, please vote as soon as possible.

Q:
How do I vote if my Shares are registered in my name?

A:
If Shares are registered in your name (that is, you do not hold ADSs) as of the Share record date, you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible but in any event at least 48 hours before the time of the extraordinary general meeting so that your Shares will be represented and may be voted at the extraordinary general meeting.

  Alternatively, you can attend the extraordinary general meeting and vote in person. If you decide to sign and send in your proxy card, and do not indicate how you want to vote, the Shares represented by your proxy will be voted FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting unless you appoint a person other than the chairman of the meeting as proxy, in which case the Shares represented by your proxy card will be voted (or not submitted for voting) as your proxy determines. If your Shares are held by your broker, bank or other nominee, please see below for additional information.

Q:
How do I vote if I own ADSs?

A:
If you own ADSs as of the close of business in New York City on                , 2015, the ADS record date, you cannot vote at the meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying your ADSs) how to vote the Shares underlying your ADSs by completing and signing the ADS voting instruction card and returning it in accordance with the instructions printed on it as soon as possible but, in any event, so as to be received by the ADS depositary no later than 10:00 a.m. (New York City Time) on                 , 2015, the ADS vote cut-off date. The ADS depositary will endeavor, in so far as practicable, to vote or cause to be voted the number of Shares represented by your ADSs in accordance with your voting instructions. If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote any Shares represented by the holder's ADSs, the ADS depositary will deem such holder (unless otherwise specified in the notice distributed to the holders) to have instructed the ADS depositary to vote FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting. If no instructions are received by the ADS depositary from an ADS holder with respect to any Shares represented by the holder's ADSs on or before the ADS vote cut-off date, then such holder may, under the terms of the ADS deposit agreement be deemed to have instructed the ADS depositary to give a discretionary proxy to a person designated by the Company (the "Designee"). Unless the Company informs the ADS depositary that it does not wish such discretionary proxy to be given or that there exists substantial opposition or that the rights of the holders of ADSs or the shareholders of the Company will be materially adversely affected, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting.

  Alternatively, you may vote at the extraordinary general meeting if you cancel your ADSs prior to the close of business in New York City on                , 2015 and become a holder of Shares by the close of business in the Cayman Islands on                , 2015, the Share record date. If you hold your ADSs through a financial intermediary such as a broker, you must rely on the procedures of the financial intermediary through which you hold your ADSs if you wish to vote.

  If you wish to cancel your ADSs, you need to make arrangements to deliver your ADSs to the ADS depositary for cancellation prior to the close of business in New York City on                , 2015 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of Shares), (b) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled) and any applicable taxes, and (c) a certification that the ADS holder held the ADSs as of the ADS record date for the extraordinary general meeting and has not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled, or has given voting instructions to the ADS depositary as to the ADSs being cancelled but undertakes not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for Citibank, N.A.—Hong Kong Office, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder. If after registration of Shares in your name you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention.

Q:
If my Shares or ADSs are held in a brokerage account, will my broker vote my Shares on my behalf?

A:
Your broker, bank or other nominee will only vote your Shares on your behalf or give voting instructions with respect to the Shares underlying your ADSs if you timely instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your broker, bank or nominee regarding how to instruct it to vote your Shares. If you do not instruct your broker, bank or other nominee how to vote your Shares or give voting instructions with respect to the Shares underlying your ADSs that it holds, those Shares may not be voted.

Q:
What will happen if I abstain from voting or fail to vote on the proposal to authorize and approve the merger agreement and the plan of merger?

A:
If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, your vote will not be counted.

  If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote any Shares represented by the holder's ADSs, the ADS depositary will deem such holder (unless otherwise specified in the notice distributed to the holders) to have instructed the ADS depositary to vote FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting. If no instructions are received by the ADS depositary from an ADS holder with respect to any Shares represented by the holder's ADSs on or before the specified ADS vote cut-off date, then such holder may, under the terms of the ADS deposit agreement, be deemed to have instructed the ADS depositary to give a discretionary proxy to the Designee. Unless the Company informs the ADS depositary that it does not wish such discretionary proxy to be given or that there exists substantial opposition or that the rights of the holders of ADSs or the shareholders of the Company will be materially adversely affected, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting.

Q:
May I change my vote?

A:
Yes, holders of Shares may change your vote in one of three ways:

•
first, you may revoke a proxy by written notice of revocation given to the Company before the extraordinary general meeting commences. Any written notice revoking a proxy should be sent to Xueda Education Group, A-4 Xibahe Beili, Chaoyang District, Beijing 100028, The People's Republic of China;

•
second, you may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no less than 48 hours prior to the extraordinary general meeting; or

  •
  third, you may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

        If you hold Shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee to vote your Shares, you must follow directions received from the broker, bank or other nominee to change your instructions.

        Holders of ADSs may revoke their voting instructions by notification to the ADS depositary in writing at any time prior to 10:00 a.m. (New York City Time) on                , 2015, the ADS vote cut-off date. A holder of ADSs can do this in one of two ways:

  •
  first, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS depositary; and

  •
  second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS depositary bearing a later date than the ADS voting instruction card sought to be revoked.

        If you hold your ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the ADS depositary, you must follow the directions of your broker, bank or nominee to change those instructions.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Shares or ADSs in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Shares or ADSs. If you are a holder of record and your Shares or ADSs are registered in more than one name, you will receive more than one proxy card. Please submit each proxy card that you receive.

Q:
If I am a holder of certificated Shares or ADRs, should I send in my share certificates or my ADRs now?

A:
No. After the merger is completed, you will be sent a form of letter of transmittal with detailed written instructions for exchanging your share certificates for the merger consideration. Please do not send in your certificates now. Similarly, you should not send in the ADRs that represent your ADSs at this time. Promptly after the merger is completed, the ADS depositary will call for the surrender of all ADRs for delivery of the merger consideration. ADR holders will be receiving a similar form of letter of transmittal and written instructions from the ADS depositary relating to the foregoing.

  All holders of uncertificated Shares and uncertificated ADSs (i.e., holders whose Shares or ADSs are held in book entry) will automatically receive their cash consideration shortly after the merger is completed without any further action required on the part of such holders. If your Shares or your ADSs are held in "street name" by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your share certificates or ADRs in exchange for the merger consideration.

Q:
Am I entitled to dissenter rights?

A:
Shareholders who dissent from the merger will have the right to receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote on the merger is taken, a written objection to the merger and they subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law for the exercise of dissenter rights. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

  ADS holders will not have the right to dissent from the merger and receive payment of the fair value of the Shares underlying their ADSs. The ADS depositary will not attempt to exercise any dissenter rights with respect to any of the Shares that it holds, even if an ADS holder requests the ADS depositary to do so. ADS holders wishing to exercise dissenter rights must surrender their ADSs to the ADS depositary for cancellation, pay the ADS depositary's fees required for such surrender, provide instructions for the registration of the corresponding Shares, and certify that they have not given, and will not give, voting instructions as to the ADSs (or alternatively, they will not vote the Shares) before the close of business in New York City on                , 2015, and become registered holders of Shares by the close of business in the Cayman Islands on                , 2015. Thereafter, such former ADS holders must comply with the procedures and requirements for exercising dissenter rights with respect to the Shares under Section 238 of the Cayman Islands Companies Law.

Q:
If I own ADSs and seek to exercise dissenter rights, how do I convert my ADSs to Shares, and when is the deadline for completing the conversion of ADSs to Shares?

A:
If you own ADSs and wish to exercise dissenter rights, you must surrender your ADSs to the ADS depositary for cancellation (in the case of a certificated ADS by delivering the certificate to Citibank, N.A. at 480 Washington Boulevard, 30th floor, Jersey City, New Jersey 07310, Attention: Christian Glynn). Upon your payment of its fees, including the applicable ADS cancellation fee ($0.05 per ADS) and any applicable taxes, and a certification that you have not given, and will not give, voting instructions to the ADS depositary in respect of the ADSs being cancelled (or, alternatively, that you will not vote the Shares), the ADS depositary will transfer the Shares and any other deposited securities underlying the ADSs to such ADS holder or a person designated by such ADS holder. The deadline for surrendering ADSs to the ADS depositary for these purposes is the close of business in New York City on                , 2015.

  You must become a registered holder of your Shares and lodge a written notice of objection to the plan of merger prior to the extraordinary general meeting.

  We encourage you to read the information set forth in this proxy statement carefully and to consult your own Cayman Islands legal counsel if you desire to exercise your dissenter rights. Please see "Dissenter Rights" beginning on page 105 as well as "Annex C—Cayman Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238" of this proxy statement for additional information.

Q:
Will any proxy solicitors be used in connection with the extraordinary general meeting?

A:
No. The Company does not plan to engage a proxy solicitor to assist in the solicitation of proxies.

Q:
Do any of the Company's directors or executive officers have interests in the merger that may differ from those of other shareholders?

A:
Yes. Some of the Company's directors or executive officers have interests in the merger that may differ from those of other shareholders, including:

•
the Founders, each through his wholly-owned PRC investment company, have entered into share purchase agreements to purchase shares in Parent for cash in connection with a proposed private placement of shares by Parent to certain investors, including the Founders, which is expected to close after completion of the merger (please see "Special Factors—Interests of Certain Persons in the Merger—Interests of the Founders" beginning on page 60 for additional information);

  •
  the acceleration of vesting and cash-out of the options, restricted share units and restricted shares granted by the Company under the Company Share Incentive Plan provided under the merger agreement;

  •
  continued indemnification, rights to advancement of fees and directors and officers liability insurance to be provided by the surviving company to former directors and officers of the Company provided under the merger agreement;

  •
  the aggregate compensation of $12,000 per month for each of the members of the independent committee in exchange for their services in such capacity (payable each month until November 14, 2015, and if services are required after such date, any additional compensation to be subject to approval by the board), the payment of which was and is not contingent upon the completion of the merger or the independent committee's or the board's recommendation of the merger; and

  •
  the continuation of service of the executive officers of the Company with the surviving company in positions that are substantially similar to their current positions, allowing them to benefit from remuneration arrangements, with the surviving company.

        Please see "Special Factors—Interests of Certain Persons in the Merger" beginning on page 60 for a more detailed discussion of how some of our Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally.

Q:
How will the Company's directors vote on the proposal to authorize and approve the merger agreement and the plan of merger?

A:
Pursuant to the Support Agreement, the Founder Parties have agreed that the Shares they beneficially own will be voted in favor of the authorization and approval of the merger agreement, plan of merger and Termination Agreement, and the Transactions, including the merger. As of the date of this proxy statement, the Founder Parties beneficially owned approximately 58.3% of the total issued and outstanding Shares entitled to vote.

Q:
Who can help answer my questions?

A:
If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations, Xueda Education Group, at +86-10-6427-8899 ext. 6619 or at investor_relations@xueda.com.

 SPECIAL FACTORS

Background of the Merger

        On April 20, 2015, the Company received a preliminary non-binding proposal letter, dated April 20, 2015, (the "Proposal Letter") from Insight. In the Proposal Letter, Insight indicated its interest in acquiring all of the Company's outstanding Shares, including Shares represented by ADSs (the "Proposed Transaction"), at $3.38 per ADS, or $1.19 per Share. The Proposal Letter was brief and did not include any financing plan for the Proposed Transaction. The Company issued a press release announcing its receipt of the Proposal Letter, and furnished the press release as an exhibit to its Form 6-K on April 20, 2015.

        On April 20, 2015, Simpson Thacher & Bartlett, U.S. counsel to the Company ("STB"), was contacted by the Company regarding the Proposed Transaction.

        On April 22, 2015, the Company's board of directors held a meeting to discuss the Proposal Letter received from Parent. Mr. Jin, the Company's chief executive officer, noted that the Company had once previously discussed whether to consider a potential going private transaction, but did not pursue any such transaction or discuss this topic further. Mr. Jin reviewed with the board the current challenges being faced by the Company and the potential risks and benefits of proceeding with the going private transaction proposed by Parent. Mr. Jin further informed the board that the chairman of Insight had contacted him on April 19, 2015 to discuss the potential going private transaction. Mr. Jin confirmed to the board that, at that time, he was not acting as a part of a consortium with the Parent in connection with the Proposed Transaction. After discussion, the board authorized management of the Company to retain advisors to assist it in evaluating the Proposed Transaction. In addition, the board determined to further consider the formation of a committee of independent directors in the event that Mr. Jin or any other affiliates of the Company decided to participate in a consortium with Parent in connection with the Proposed Transaction. In anticipation of the possibility that Mr. Jin or any other affiliates of the Company might decide to participate with Parent in connection with the Proposed Transaction, the board noted that Ms. Yafei Wang, Mr. Cheung Kin Au-Yeung, Mr. Arthur Wong and Mr. William Hsu (who later resigned from the board for personal reasons on April 27, 2015) did not have any conflicts of interest with respect to the Proposed Transaction and, thus, would comprise the committee of independent directors in the event the formation of such a committee was deemed advisable.

        On April 22, 2015, the Company contacted Commerce & Finance Law Offices, PRC counsel to the Company ("C&F"), regarding the Proposed Transaction.

        On April 24, 2015, representatives of Insight met with Mr. Jin to discuss the Proposed Transaction and Mr. Jin's participation in the Proposed Transaction. Mr. Jin expressed interest in considering and evaluating the transaction, but did not make any commitment with respect to participation in the transaction.

        Between April 30, 2015 and May 6, 2015, in light of the possibility that Mr. Jin or any other affiliates of the Company might decide to participate with Parent in connection with the Proposed Transaction, Ms. Wang, Mr. Au-Yeung and Mr. Wong interviewed several financial advisors and law firms to potentially serve as independent financial advisor and legal advisor, respectively, to a committee of independent directors in the event the formation of such a committee was deemed advisable.

        On May 4, 2015, the Company contacted Walkers, Cayman Islands counsel to the Company, regarding the Proposed Transaction.

        On or about May 13, 2015, in anticipation that a committee of independent directors would be formed, Ms. Wang, Mr. Au-Yeung and Mr. Wong determined that Weil, Gotshal & Manges ("Weil") would act as U.S. legal counsel to the independent committee upon its formation. The independent directors' decision was based on, among other factors, Weil's qualifications, extensive experience with mergers and acquisitions transactions (including transactions involving A-share listed Chinese companies), and its significant history of working with U.S.-listed China-based companies in privatization transactions.

        On May 14, 2015, the Company's board of directors held a board meeting during which the Founders confirmed their intention to form a consortium with Parent in connection with the Proposed Transaction and the board discussed the formation of a special committee of independent directors. The board passed written resolutions to approve and authorize Ms. Wang, Mr. Au-Yeung and Mr. Wong, as qualified independent directors, to serve as members of the independent committee, with Mr. Au-Yeung designated as its chairman, and ratified prior actions taken by Ms. Wang, Mr. Au-Yeung and Mr. Wong in connection with their anticipated role as members of the independent committee and the Proposed Transaction, including their appointment of Weil as legal counsel to the independent committee.

        The Company issued a press release announcing the formation of the independent committee to consider the Proposal Letter, and furnished the press release as an exhibit to its Form 6-K on May 14, 2015. In the press release, the Company also noted that the Founders intended to form a consortium with Insight in connection with the Proposed Transaction, and that the Founders beneficially owned, in the aggregate, shares of the Company representing approximately 58.8% of the issued and outstanding shares of the Company.

        On May 14, 2015, the independent committee and representatives of Lazard and Weil held a meeting at the Company's offices in Beijing. At the meeting: (a) Lazard briefed the independent committee on the proposed timeline for the Proposed Transaction and the role of the financial advisor in the Proposed Transaction; (b) Lazard briefed the independent committee on the valuation work that it would conduct to assist the independent committee with its analysis of the fairness of the merger consideration; and (c) Lazard briefed the independent committee on the Company's strategic alternatives. Weil explained to the independent committee the shareholder approval threshold and the concept of approval by a "majority of the minority," which was not a requirement under Cayman Islands law, but would be an issue to consider in the negotiations with Insight. Lazard and Weil discussed the issue of certainty of financing, given Insight's limited financial resources, as well as the PRC regulatory approvals that would be required in connection with the merger and other transactions described herein. Lazard and Weil also explained the concepts and approaches of a pre-signing market check and go-shop and Weil explained that there was no legal requirement to conduct a market check or to include a go-shop provision in the merger agreement.

        On May 15, 2015, C&F, PRC counsel to the Company, was asked by the Company to advise both the Company on PRC legal matters regarding the Proposed Transaction and the independent committee in connection with PRC regulatory matters relating to the Proposed Transaction.

        On May 15, 2015, representatives of Insight, CITIC Securities Company Limited ("CITIC"), Lazard, and Weil attended a meeting in Beijing during which the parties discussed the Proposed Transaction, and certain key considerations, including the price proposed by Insight, financing, required PRC regulatory approvals and timetable.

        On May 20, 2015, the independent committee formally selected Lazard as its financial advisor. The independent committee's decision was based on, among other factors, Lazard's reputation, experience in similar transactions, and knowledge of the relevant industry. On May 20, 2015, the independent committee and the Company executed an engagement letter with Lazard.

        On May 20, 2015, the Company issued a press release announcing that the independent committee had retained Lazard as its financial advisor and Weil as its U.S. legal counsel to assist it in reviewing and evaluating the Proposal Letter, and furnished the press release as an exhibit to its Form 6-K.

        On May 20, 2015, Weil contacted Maples and Calder ("Maples") regarding the Proposed Transaction. On June 24, 2015, Maples was formally retained as Cayman Islands counsel to the independent committee.

        On May 21, 2015, the independent committee received a letter from Mr. Jin, in which Mr. Jin stated that he was interested in forming a consortium with Insight to pursue the Proposed Transaction, and that he was not interested in selling the Company's Shares directly or indirectly held by him in any other transaction involving the sale of the Company's Shares.

        On May 21, 2015, Mr. Jin and his affiliate filed with the SEC a joint Schedule 13D amendment announcing that Mr. Jin had been in discussions with Insight regarding the Proposed Transaction, that he was interested in forming a consortium with Insight to pursue the Proposed Transaction and that he was not interested in selling the Company's Shares directly or indirectly held by him in any other transaction involving the sale of the Company's Shares.

        On May 21, 2015, the independent committee, Lazard and Weil had a telephonic meeting, during which Lazard and Weil updated the independent committee with respect to various work streams.

        On May 29, 2015, the independent committee, Lazard and Weil had a telephonic meeting, during which Lazard and Weil updated the independent committee with respect to various work streams, and Lazard briefed the independent committee on feedback it had received from a number of the Company's institutional investors regarding the terms of the Proposed Transaction.

        On May 29, 2015, the Company entered into a confidentiality and non-disclosure agreement with Insight, which included a standstill provision.

        Insight commenced due diligence of the Company at the beginning of June, 2015.

        On June 3, 2015, Lazard received a non-binding email communication from CITIC, on behalf of Insight, stating, among other things: (a) Insight would increase its offer price per ADS; (b) Tsinghua would be willing to guarantee full funding for the Proposed Transaction (and the email communication included a draft funding letter from Tsinghua addressed to the Company); (c) Insight required the definitive documents for the Proposed Transaction to be executed on or before June 16, 2015; and (d) CITIC would forward separately information from Insight's PRC counsel addressing PRC restructuring and related regulatory matters in connection with the Proposed Transaction.

        Following a review of the draft funding letter, Weil reported to Lazard and the independent committee its view that the funding letter was not in customary form for a transaction such as the Proposed Transaction, and should be extensively revised.

        On June 4, 2015, Morrison & Foerster LLP ("M&F"), U.S. legal counsel to Parent and Tsinghua, provided an initial draft of the merger agreement to the independent committee and Weil.

        Between May 21, 2015 and June 5, 2015, Lazard had various discussions with the management of the Company regarding the business, operations and financial performance of the Company. These due diligence meetings focused on, among other things, understanding the nature of the Company's business and prospects, its historical performance, the Company management's view on industry outlook, market competition, and the risks and challenges facing the Company.

        On June 5, 2015, Lazard and Weil provided an issues list covering the material issues in the draft merger agreement to the independent committee.

        On June 6, 2015, the independent committee, Lazard and Weil had a telephonic meeting. At the meeting Lazard and Weil walked the independent committee through the material issues presented by the draft merger agreement from Insight, and a possible package of improved terms that could be sought from Insight, including: (a) a price increase; (b) a guarantee in customary form of Insight's payment obligations in the merger agreement from Tsinghua or another creditworthy entity; (c) a deposit by Insight of the full amount of the reverse termination fee payable by it under the merger agreement; (d) a post-signing "go-shop" period for the Company with no termination fee payable to Insight in the event of a superior proposal based on the go-shop; (e) changes to the closing conditions proposed by Insight, including elimination of the closing condition for the benefit of Insight relating to dissenting holders of 5% or more of the Shares, and inclusion of a "majority of the minority"

shareholder approval closing condition for the benefit of the Company; (f) requiring Insight to deposit the full amount of the merger consideration with the paying agent prior to initiating the transfer of ownership of the VIE, to Insight in connection with the closing of the merger; and (g) the triggering events for the payment of, and the size of, the Company termination fee and Insight's reverse termination fee. Following a discussion of the material issues, the independent committee instructed Lazard to contact CITIC to discuss the proposed package of improved terms.

        On June 8, 2015, Insight, CITIC, M&F, Zhonglun (PRC counsel to Insight), Lazard and Weil had a telephonic meeting during which the parties discussed the package of improved terms presented by Lazard on behalf of the independent committee, and Insight's responses, communicated to Lazard earlier the same day. Following the call, CITIC communicated to Lazard and Weil, among other things, that: (a) Insight would be willing to increase its offer price per ADS above $4.70 to reach a deal; (b) Insight would like to receive comments from the independent committee and Weil with respect to the draft funding letter from Tsinghua; (c) Insight would agree to a 45-day post-signing go-shop period with no termination fee payable by the Company in the event of a superior proposal based on the go-shop; (d) Insight would agree to increase the closing condition as to the percentage of Shares exercising dissenter rights, from 5% to 10%; and (e) Insight would be willing to consider a deposit of the full amount of the merger consideration with the paying agent prior to the submission to the BAIC of the application to transfer equity ownership of the VIE to Insight in connection with the transaction.

        During the next several days, Lazard, with input from Weil and the independent committee, continued to negotiate the material issues with CITIC.

        On June 8, 2015, the independent committee, Lazard and Weil had a telephonic meeting. During the meeting, Lazard discussed with the independent committee an overview of its preliminary financial analyses performed to date based on the information available to it up to that date.

        On June 9, 2015, the independent committee, Lazard and Weil had a telephonic meeting. During the meeting, Lazard updated the independent committee on certain of the outstanding issues in connection with the Proposed Transaction.

        On June 9, 2015 Weil provided to M&F and CITIC a draft form of the limited guarantee to be provided by Tsinghua ("Limited Guarantee").

        On June 16, 2015, the independent committee, Lazard and Weil had a telephonic meeting. During the meeting Lazard updated the independent committee on its discussions with CITIC regarding certain of the financial terms in the merger agreement (including price), the treatment of the Company's VIE arrangements, and the transaction timetable.

        On June 18, 2015, STB provided Weil with comments to the sections of the merger agreement covering the Company's representations and warranties and equity incentive awards.

        On June 23, 2015, M&F provided comments on the draft Limited Guarantee to Weil.

        On June 30, 2015, the independent committee, Lazard and Weil had a telephonic meeting. During the meeting Lazard updated the independent committee on various matters in connection with the Proposed Transaction.

        On July 2, 2015, a revised offer price of $5.50 per ADS, or $2.75 per Share was communicated by Insight to the members of the independent committee.

        On July 2, 2015, the independent committee, Lazard and Weil had a telephonic meeting. During the meeting Lazard discussed with the independent committee an update to its financial analyses, based on, among other things, the revised offer price from Insight.

        On July 2, 2015, Weil provided comments on the draft merger agreement to M&F reflecting the independent committee's positions on the material issues. In addition, STB provided Weil with an initial draft of the Company's disclosure schedule to the merger agreement.

        On July 3, 2015, Weil provided a revised draft of the Limited Guarantee to M&F.

        On July 6, 2015, M&F provided Weil and Lazard with comments on the draft merger agreement and Limited Guarantee, reflecting Insight's positions on the material issues.

        On July 7, Insight, CITIC, M&F, Lazard and Weil had a telephonic meeting, during which the parties discussed the material open issues. Following the meeting, Lazard communicated to M&F a summary of the issues discussed on the call, including the following: (a) the surviving company (and not ADS holders) should pay ADS cancellation and related fees in connection with the merger; (b) the merger consideration should not be subject to withholding in connection with the PRC Indirect Transfer Guide; (c) the merger agreement should not contain a "force the vote" provision; (d) the go-shop period should be 45 days, and not the 30 days proposed by Insight; (e) the merger agreement should not contain a closing condition for the benefit of Insight with respect to dissenting shareholders; and (f) the Company should not be required to reimburse Insight for its expenses if a superior proposal arises during the go-shop period.

        On July 8, 2015, STB provided Weil with comments on the draft merger agreement, and a revised draft of the Company disclosure schedule to the merger agreement.

        On July 9, 2015, Weil provided a revised draft of the merger agreement to M&F.

        On July 10, 2015, M&F provided Weil and Lazard with further comments on the draft merger agreement and Limited Guarantee, reflecting Insight's positions on the material issues. In addition, STB provided M&F with comments on the draft merger agreement and the disclosure schedule.

        On July 10, 2015, the independent committee, Lazard and Weil had a telephonic meeting. During the meeting Lazard discussed with the independent committee a further update to its financial analyses. Weil summarized the material outstanding issues in the merger agreement for the independent committee.

        On July 10, 2015, Weil provided M&F with comments on the Limited Guarantee and provided M&F and Kirkland & Ellis ("K&E"), U.S. counsel to the Founders, with comments on the Support Agreement.

        On July 11, 2015, Weil provided comments on the draft merger agreement to M&F reflecting the independent committee's positions on the material issues.

        On July 13, 2015, M&F provided comments on the Company's disclosure schedule to the merger agreement.

        On July 14, 2015, M&F provided Weil and Lazard with comments on the draft merger agreement and Limited Guarantee, reflecting Insight's positions on the material issues. In addition, STB provided Weil with comments on the disclosure schedule and had discussions with M&F regarding the merger agreement.

        On July 15, 2015, Weil provided the independent committee with a list of the material open issues in the draft merger agreement and Limited Guarantee. In addition, STB provided Weil with comments on the merger agreement.

        On July 15, 2015, Weil provided M&F with comments on the Parent disclosure schedule to the merger agreement, the Company disclosure schedule to the merger agreement, and the plan of merger.

        On July 16, 2015, the independent committee, Lazard and Weil had a telephonic meeting. During the meeting Weil walked the independent committee through a list of the major outstanding issues, based on the current drafts of the merger agreement and the Limited Guarantee, together with recommendations for the independent committee with respect to each issue. The parties agreed that Lazard would discuss the independent committee's position on the key outstanding issues, most of which related to the circumstances in which the Company could terminate the merger agreement and collect a reverse termination fee from Insight, directly with CITIC, on behalf of the independent committee.

        On July 16, 2015, Weil provided comments on the draft merger agreement to M&F reflecting the independent committee's positions on the material issues.

        On July 17, 2015, M&F provided comments on the draft merger agreement to Weil and Lazard reflecting Insight's positions on the material issues. On the same day, M&F also confirmed it had no further comments on the Limited Guarantee and provided Weil with comments on the Company disclosure schedule to the merger agreement, the Parent disclosure schedule to the merger agreement, and the plan of merger. In addition, STB provided Weil with comments on the merger agreement.

        On July 18, 2015, Weil provided comments on the draft merger agreement to M&F.

        On July 20, 2015, M&F provided Lazard and Weil with a list of the material outstanding issues in the merger agreement, including: (a) certain of the representations and warranties of the Company in the merger agreement; (b) whether the Company should be required to cause the shareholders of the VIE to perform their obligations under the Termination Agreement; (c) the conditions under which the Company would be entitled to a reverse termination fee from Insight in connection with Insight's failure to close the transaction; and (d) the conditions under which the Company would be entitled to a reverse termination fee from Insight if the transaction was not consummated because (i) a required regulatory approval was not obtained or (ii) an order of a governmental entity restrained, enjoined or otherwise prohibited the consummation of the merger.

        On July 20, 2015, Lazard, Weil, STB, CITIC, M&F, Zhonglun and C&F participated in a telephonic meeting to resolve the remaining outstanding issues in the merger agreement.

        On July 20, 2015, K&E provided M&F and Weil with comments on the Support Agreement.

        During the period from July 20, 2015 to July 24, 2015, the Termination Agreement was finalized by Zhonglun, M&F, K&E, Weil, C&F and Han Kun Law Offices ("Han Kun"), PRC counsel to the Founders, and the Support Agreement was finalized by K&E, M&F and Weil.

        On July 22, 2015, Weil provided M&F with STB's comments on the merger agreement and Company disclosure schedule to the merger agreement.

        On July 22, 2015, M&F provided comments on the draft merger agreement to Weil and Lazard reflecting Insight's positions on the material issues.

        On July 23, 2015, Weil provided M&F with STB's comments on the merger agreement.

        On July 24, 2015 Lazard, Weil, STB, CITIC, M&F, K&E and Han Kun participated in a telephonic meeting to resolve the outstanding issues in the merger agreement and the other transaction documents.

        On July 25, 2015, Weil provided M&F with comments from Weil and STB on the merger agreement.

        On July 25, 2015, a meeting of the independent committee was held with representatives of Lazard, Weil and C&F. Lazard made a presentation to the independent committee regarding its financial analyses with respect to the consideration that would be paid to the Company's shareholders in the potential merger. Lazard then rendered its oral opinion, which was subsequently confirmed in writing, to the independent committee to the effect that, as of July 25, 2015, and based upon and subject to the assumptions, procedures, factors, limitations and qualifications set forth in Lazard's written opinion, the $2.75 per Share merger consideration (or $5.50 per ADS) to be received by holders of the Shares, including Shares represented by ADS's but other than Shares owned by the Founder Parties and the Excluded Shares, in the merger was fair, from a financial point of view, to such holders. Please see "—Opinion of the Independent Committee's Financial Advisor" beginning on page 45 for additional information regarding the financial analyses performed by Lazard and the opinion rendered by Lazard to the independent committee. The full text of the written opinion of Lazard to the independent committee, dated July 25, 2015, is attached as Annex B to this proxy statement. Weil then summarized the key terms of the merger agreement and the merger, discussed the transaction documents relating to the termination of the Company's variable interest entity arrangements and transfer of the VIE to Insight in connection with the merger, and reviewed with the independent committee the factors to be considered by the independent committee and the Company's board of directors that are relevant to the decision whether to approve and authorize the merger. Weil also noted that the merger agreement contained a number of improved terms, including: an increased price per Share and per ADS; a limited guarantee by Tsinghua of Insight's payment obligations under the merger agreement; a requirement that, prior to the submission to the BAIC of the application to transfer the equity ownership of the VIE to Insight in connection with the closing of the Proposed Transaction, Insight would be required to deposit with the paying agent a cash amount in U.S. dollars sufficient for the paying agent to pay the merger consideration; and protections for unaffiliated shareholders and unaffiliated ADS holders that were reasonable in scope, including a post-signing "go-shop" period and the independent committee's ability to change its recommendation in favor of the merger in case of a superior proposal from a third party, both during and after the go-shop period.

        Following a comprehensive and detailed discussion of the terms of the draft merger agreement, Lazard's financial presentation and delivery of its fairness opinion, as well as a variety of potential positive and negative factors with respect to the merger, the independent committee unanimously resolved to recommend that the board of directors of the Company approve the merger agreement, plan of merger and Termination Agreement, and the Transactions, including the merger.

        Following the meeting of the independent committee, on July 25, 2015, our board of directors also held a meeting to discuss the Proposed Transaction. Representatives of STB and Weil discussed with the directors, among other matters, the key terms of the merger agreement and other transaction documents and responded to questions from the directors. The directors discussed the Proposed Transaction, including among other matters, the potential risks and benefits of the merger and related transactions, the conditions to the closing of the merger and the expected timetable for closing the merger. Following this discussion, and based upon the unanimous recommendation of the independent committee, our board of directors on the same date unanimously adopted resolutions approving and authorizing the terms of the merger agreement, plan of merger and Termination Agreement, and the Transactions, including the merger, and recommending that the Company's shareholders vote for the approval of the merger agreement, plan of merger and Termination Agreement, and the Transactions, including the merger. Other than the written resolutions of the board dated May 14, 2015 that established the independent committee and the board resolutions on July 25, 2015, none of the founders of the Company, including Mr. Li, Mr. Jin and Mr. Yao, was involved in (i) the formation of the independent committee, (ii) the retaining by the independent committee of its financial or legal advisors, (iii) the review, consideration, deliberation, discussion, evaluation of the independent committee in connection with the Proposed Transaction and/or alternative transactions, (iv) the determination by and recommendation of the independent committee to the board of directors of the Company that the transactions contemplated by the merger agreement, including the merger, are in the best interests of the unaffiliated shareholders and unaffiliated ADS holders or (v) the negotiation of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by the independent committee and the Company.

        On July 26, 2015, Insight and the Company executed the merger agreement (with Mr. Cheung Kin Au-Yeung, the chairman of the independent committee, executing the merger agreement on behalf of the Company). Simultaneously, the Termination Agreement, the Limited Guarantee and the Support Agreement were executed by the parties thereto.

        On July 26, 2015, Insight and its affiliates filed with the SEC a Schedule 13D in relation to the execution of the Support Agreement and the grant by the Founder Parties of the irrevocable proxy to Insight thereunder.

        On July 27, 2015, the Company issued a press release announcing the execution of the merger agreement, and the press release was furnished to the SEC as an exhibit to its Form 6-K on July 27, 2015.

        On July 27, 2015, Mr. Jin and his affiliate filed with the SEC a Schedule 13D amendment in respect of the execution of the merger agreement, the Support Agreement and the Termination Agreement.

        On July 28, 2015, Lazard compiled and delivered to the independent committee a list of potential financial and strategic buyers to be contacted in connection with the post-signing go-shop. After careful review, the independent committee approved the list of potential strategic and financial buyers to be contacted, and authorized Lazard to contact such potential buyers identified on the list. The go-shop period under the merger agreement, during which the Company was permitted to actively solicit acquisition proposals, commenced on July 26, 2015 and expired at 11:59 p.m. (New York City time) on September 9, 2015. During the go-shop period, Lazard, on behalf of the independent committee, engaged in a broad solicitation of strategic and financial bidders potentially interested in pursuing an alternative transaction with the Company. In total, Lazard contacted 20 strategic bidders and 23 financial bidders. No party expressed an interest in exploring an alternative transaction with the Company.

Reasons for the Merger and Recommendation of the Independent Committee and the Company's Board of Directors

        The independent committee and the board of directors believe that, as a privately held entity, the Company's management may have greater flexibility to focus on improving the Company's long-term financial performance without the pressures created by the U.S. public equity market's emphasis on short-term period-to-period financial performance.

        In addition, as an SEC-reporting company, the Company's management and accounting staff, which comprises a relatively small number of individuals, must devote significant time to SEC reporting and compliance. The Company is also required to disclose a considerable amount of business information to the public, some of which would otherwise be considered competitively sensitive and would not be disclosed by a non-reporting company. As a result, our actual or potential competitors, customers, lenders and vendors all have ready access to this information, which potentially may help them compete against us or make it more difficult for us to negotiate favorable terms with them, as the case may be.

        At a meeting on July 25, 2015, the independent committee reviewed and considered the terms and conditions of the merger agreement, plan of merger and Termination Agreement, and the Transactions, including the merger. The independent committee, after due consideration, unanimously (a) determined that the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and the unaffiliated security holders, (b) approved and declared advisable the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and (c) recommended that the board of directors authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

        At a meeting on July 25, 2015, the board of directors, acting upon the unanimous recommendation of the independent committee, on behalf of the Company, unanimously (a) determined it to be fair to, advisable and in the best interests of the Company and the unaffiliated security holders to consummate the transactions contemplated by merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, (b) authorized and approved the execution, delivery and performance of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and (c) resolved to recommend in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, to the shareholders of the Company and directed that the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, be submitted to a vote of the shareholders of the Company for authorization and approval.

        In the course of reaching their respective determinations, the independent committee and the board of directors considered the following substantive factors and potential benefits of the merger, including the following, which are not listed in any relative order of importance:

  •
  the independent committee's and the board of director's belief that the merger is financially more favorable to the unaffiliated security holders than any other alternative reasonably available to the Company and the unaffiliated security holders;

  •
  estimated forecasts of the Company's future financial performance prepared by the Company's management, together with the Company's management's view of the Company's financial condition, results of operations, business, prospects and competitive position, which include the following and which the independent committee and the board of directors considered as positive factors that contributed to their determination that it is fair to, advisable and in the best interests of the Company and the unaffiliated security holders to consummate the transactions contemplated by the merger agreement, including the merger:

  •
  the Company's management is of the view that the results of operations will be maintained at a relatively stable level in the foreseeable future;

  •
  the independent committee and Lazard heavily negotiated the final per Share merger consideration of $2.75 and per ADS merger consideration of $5.50 (which was substantially increased from Insight's original proposal of $1.69 per Share and $3.38 per ADS), which the independent committee believes to be the best offer available at this time; and

  •
  taking into account the historical trading prices of ADSs and the current condition of the U.S. stock market, the independent committee and the board of directors now believe that the per Share merger consideration and the per ADS merger consideration offered by Insight provide an attractive premium that appropriately reflects the intrinsic present value of Shares and ADSs, while allowing sufficient potential for future growth to attract Insight to enter into the merger agreement and complete the merger;

  •
  the fact that the consideration payable in the merger is entirely in cash, which will allow the unaffiliated security holders to immediately realize liquidity for their investment and provide them with certainty of the value of their Shares or ADSs;

  •
  the current and historical market prices of the ADSs, and the fact that the per Share merger consideration of $2.75 and the per ADS merger consideration of $5.50 substantially exceeds the highest price at which ADSs have traded since February 28, 2014 and represents an approximately 95.0% premium to the closing price of $2.82 per ADS on April 17, 2015, the last trading day prior to the Company's announcement on April 20, 2015 that it had received a going private proposal from Insight, and a premium of 86.8% and 97.2% to the volume-weighted average price of the Company's ADSs during the 30 and 60 trading days prior to April 20, 2015, respectively, which the independent committee and the board of directors considered as a more accurate reflection of historical share price trading than single-day historical closing prices, which are more susceptible to volatility on light volumes at the end of a trading session;

  •
  the relative likelihood that it could take a considerable period of time, if ever, before the trading price of ADSs would reach and sustain at least the per ADS merger consideration of $5.50, in particular when considering the time value of money in that receiving $5.50 several years in the future is less valuable than receiving $5.50 at the present time;

  •
  the negotiations with respect to the per Share merger consideration and per ADS merger consideration and the independent committee's determination that, following extensive negotiations with Insight, $2.75 per Share and $5.50 per ADS was the highest price per Share and per ADS that Insight would agree to pay, with the independent committee basing its belief on a number of factors, including the duration and tenor of negotiations and the experience of the independent committee and its advisors;

  •
  the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

  •
  the fact that Insight is a publicly listed company;

  •
  the requirement for Insight to deposit with the paying agent a cash amount in U.S. dollars sufficient for the paying agent to pay the merger consideration, prior to the submission to the BAIC of the application to transfer equity ownership of the VIE to Parent in accordance with the Termination Agreement;

  •
  the limited guarantee from Tsinghua in favor of the Company, pursuant to which Tsinghua has guaranteed all of the payment obligations of Insight under the merger agreement; and

  •
  the absence of a financing condition in the merger agreement;

  •
  the fact that the merger agreement provides that, in the event of a failure of the merger to be completed under certain circumstances, Insight will pay the Company a termination fee of up to $17.0 million (see "The Merger Agreement—Termination Fee" beginning on page 101);

  •
  the fact that, no later than five business days following approval of the Proposed Transaction at the Company's extraordinary general meeting, Insight is required to deposit an amount at least equal to the maximum termination fee payable by Insight under the merger agreement (in RMB) in a RMB-denominated escrow account in the PRC pursuant to an escrow agreement in customary form to be entered into by Insight, the Company, the WFOE and an escrow agent mutually agreed by Insight and the Company (at the direction of the independent committee);

  •
  following its formation, the independent committee's independent control of the sale process with the advice and assistance of Lazard as its financial advisor and Weil and Maples as its legal advisors, reporting solely to the independent committee;

  •
  the financial analysis reviewed and discussed with the independent committee by representatives of Lazard, as well as the oral opinion of Lazard rendered to the independent committee on July 25, 2015 (which was subsequently confirmed in writing by delivery of a written opinion of Lazard dated the same date), to the effect that, as of July 25, 2015, based upon and subject to the assumptions, procedures, factors, limitations and qualifications set forth in Lazard's written opinion, the per Share merger consideration to be paid to the holders of Shares, including Shares represented by ADSs but other than Shares owned by the Founder Parties and the Excluded Shares, in the merger was fair, from a financial point of view, to such holders (see "—Opinion of the Independent Committee's Financial Advisor" beginning on page 45 for additional information);

  •
  The Company has a 45-day "go-shop" window following the execution of the merger agreement in which to solicit proposals from third parties potentially interested in and capable of acquiring the Company; and

  •
  since the announcement of the Proposed Transaction on April 20, 2015, no party other than Insight has contacted the Company or the independent committee expressing an interest in exploring an alternative transaction with the Company.

        In addition, the independent committee and the board of directors believed that sufficient procedural safeguards were and are present to ensure that the merger is procedurally fair to the unaffiliated security holders and to permit the independent committee and the board of directors to represent effectively the interests of such unaffiliated security holders, which procedural safeguards include the following, which are not listed in any relative order of importance:

  •
  the consideration and negotiation of the merger agreement was conducted entirely under the control and supervision of the independent committee, which consists of three independent directors, each of whom is an outside, non-employee director, and that no limitations were placed on the independent committee's authority;

  •
  in considering the transaction with Insight, the independent committee acted solely to represent the interests of the unaffiliated security holders, and the independent committee had independent control of the extensive negotiations with Insight and its respective legal and financial advisors on behalf of the unaffiliated security holders;

  •
  all of the members of independent committee during the entire process were and are independent directors and free from any affiliation with Insight; in addition, none of the members of the independent committee is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such members has any financial interest in the merger that is different from that of the unaffiliated security holders other than the members' receipt of board of directors and independent committee compensation (which is not contingent upon the completion of the merger or the independent committee's or the board of director's recommendation of the merger), cash to be received in connection with the merger in exchange for the cancellation of options, restricted share units and restricted shares held by them, and their indemnification and liability insurance rights under the merger agreement;

  •
  the independent committee was assisted in negotiations with Insight and in its evaluation of the merger by Lazard as its financial advisor and Weil and Maples as its legal advisors;

  •
  the independent committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from Insight in connection with the Proposed Transaction from the date the independent committee was established, and no evaluation, negotiation or response regarding the Proposed Transaction in connection therewith from that date forward was considered by the board of directors for approval until the independent committee had recommended such action to the board of directors;

  •
  the terms and conditions of the merger agreement were the product of extensive negotiations between the independent committee and its advisors, on the one hand, and Insight and its advisors, on the other hand;

  •
  the independent committee was empowered to solicit, pursue and evaluate any potential competing proposals or other strategic alternatives on behalf of the Company;

  •
  the independent committee met on multiple occasions to consider and review the terms of the merger agreement and the Proposed Transaction;

  •
  the recognition by the independent committee and the board of directors that the independent committee had no obligation to recommend the merger or any other transaction, and the independent committee's authority to reject the Proposed Transaction and recommend that the Company remain independent;

  •
  the recognition by the independent committee and the board of directors that, under the terms of the merger agreement, the independent committee has the ability to consider any Acquisition Proposal reasonably likely to lead to a Superior Proposal until the Company's shareholders vote upon and authorize and approve the merger agreement, plan of merger and Termination Agreement, and the Transactions, including the merger;

  •
  the Company's ability, subject to compliance with the terms and conditions of the merger agreement, to terminate the merger agreement prior to the receipt of shareholder approval in order to accept an alternative transaction proposed by a third party that is a Superior Proposal;

  •
  the board of directors and the independent committee's ability, under certain circumstances, to change, withhold, withdraw, qualify or modify the Company Recommendation that the

    Company's shareholders vote to authorize and approve the merger agreement, plan of merger and Termination Agreement, and the Transactions, including the merger; and

  •
  the availability of dissenter rights to the unaffiliated security holders who comply with all of the required procedures under the Cayman Islands Companies Law for exercising dissenter rights, which allow such shareholders to receive payment of the fair value of their Shares as may be agreed with the Company or, in the absence of such agreement, as determined by the Grand Court of the Cayman Islands.

        The independent committee and the board of directors also considered a variety of potentially negative factors concerning the merger agreement and the merger, including the following, which are not listed in any relative order of importance:

  •
  approval of the merger agreement is not subject to any separate approval by the unaffiliated security holders and, given that the Founder Parties have approximately 58.4% of the voting power of the outstanding Shares and have agreed to vote their Shares in favor of the Proposed Transaction, the Founder Parties by their votes for the relevant resolutions will likely have the ability to authorize and approve the merger agreement at the extraordinary general meeting of the Company's shareholders, unless a substantial majority (or possibly all, depending on the number of Shares voted at the meeting) of the unaffiliated security holders vote against the proposal to authorize and approve the merger agreement;

  •
  the unaffiliated security holders will have no on-going equity participation in the Company following the merger, and they will cease to participate in the Company's future earnings or growth, if any, or to benefit from increases, if any, in the value of Shares and ADSs, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization of the Company, which could include a dividend to shareholders;

  •
  the restrictions on the conduct of the Company's business prior to the completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the merger;

  •
  since the Company became publicly listed on the NYSE in November 2010, the highest historical closing price of ADSs ($9.68 per ADS on November 19, 2010) exceeds the per ADS merger consideration, although the ADSs have not traded above the per ADS merger consideration of $5.50 per ADS since February 28, 2014;

  •
  the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on the Company's business and customer relationships;

  •
  the Company may be required, under certain circumstances, to pay Parent a termination fee of $7.0 million in connection with the termination of the merger agreement;

  •
  the Company's remedy in the event of breach of the merger agreement by Parent or Merger Sub is limited, under certain circumstances, to receipt of a reverse termination fee of $14.0 million, and under certain circumstances the Company may not be entitled to a reverse termination fee or expenses at all;

  •
  the Company's remedy in the event of a failure by Insight's shareholders to approve the Proposed Transaction is limited to receipt of a reverse termination fee of $4.4 million;

  •
  the terms of the participation by Insight and the Founder Parties in the merger and the fact that Insight and the Founder Parties may have interests in the merger that are different from, or in addition to, those of the unaffiliated security holders (see "—Interests of Certain Persons in the Merger" beginning on page 60 for additional information);

  •
  the fact that the Founders, each through his wholly-owned PRC investment company, have entered into share purchase agreements to purchase shares for cash in Insight in connection with a proposed private placement of shares by Insight, which is expected to close after completion of the merger to certain parties, including the Founders;

  •
  the complexity and risk associated with unwinding the Company's variable interest entity structure and transferring 100% of the equity interests of the VIE to Parent, effective immediately prior to the closing of the merger, including the cooperation required from all nine individual shareholders of the VIE (three of whom are Founder Parties) in connection with the foregoing;

  •
  the fact that a significant number of approvals need to be obtained from PRC regulatory bodies in connection with the Proposed Transaction and the uncertainty of the time required to obtain such approvals, and the likelihood of obtaining such approvals;

  •
  the fact that the merger is subject to a variety of closing conditions which may not be satisfied, including the requirement for Insight to obtain shareholder approval of the merger and related transactions and the requirement for the parties to have obtained all of the Required Approvals;

  •
  the possibility that the merger might not be completed and the negative impact of such a public announcement on the Company's sales and operating results, and the Company's ability to attract and retain key management, marketing and technical personnel; and

  •
  the fact that an all-cash transaction is taxable to the unaffiliated security holders who are U.S. Holders (as defined under "Special Factors—Material U.S. Federal Income Tax Consequences") for U.S. federal income tax purposes, and the likely taxability of such a transaction to the unaffiliated security holders in other jurisdictions.

        The foregoing discussion of information and factors considered by the independent committee and the board of directors is not intended to be exhaustive, but includes all material factors considered by the independent committee and the board of directors. In view of the wide variety of factors considered by the independent committee and the board of directors, neither the independent committee nor the board of directors found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the independent committee and the board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The independent committee recommended that the board of directors authorize and approve, and the board of directors authorized and approved, the merger agreement, plan of merger and Termination Agreement, and the Transaction, including the merger, based upon the totality of the information presented to and considered by it.

        In reaching its conclusion regarding the fairness of the merger to the unaffiliated security holders and its decision to recommend the authorization and approval of the merger agreement, plan of merger and Termination Agreement, and the Transaction, including the merger, the independent committee considered financial analyses presented by Lazard as an indication of the going-concern value of the Company. These analyses included, among others, discounted cash flow analyses, selected comparable public company analyses, and selected precedent transactions analyses. All of the material analyses as presented to the independent committee on July 25, 2015 are summarized below under the section entitled "—Opinion of the Independent Committee's Financial Advisor" beginning on page 45. The independent committee expressly adopted these analyses and the opinion of Lazard, among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the merger agreement, plan of merger and Termination Agreement, and the Transaction, including the merger. The independent committee did not attach any additional weight to any particular analysis performed by Lazard.

        Neither the independent committee nor the board of directors considered the liquidation value of the Company's assets because each considers the Company to be a viable going-concern business where value is derived from cash flows generated from its continuing operations. Each of the independent committee and the board of directors believes the analyses and additional factors it reviewed provided an indication of the Company's going-concern value.

        Each of the independent committee and the board of directors also considered the historical market prices of ADSs as described under the section entitled "Market Price of the Company's ADSs, Dividends and Other Matters—Market Price of the ADSs" beginning on page 74 and the purchase prices paid in previous purchases as described under "Transactions in the Shares and ADSs" beginning on page 111. All of the historical market closing prices of ADSs since February 28, 2014, and all of the purchase prices paid in previous transactions, were lower than the $2.75 per Share merger consideration and $5.50 per ADS merger consideration. The independent committee and the board of directors therefore considered these to be positive factors and potential benefits of the merger. Neither the independent committee nor the board of directors, however, considered the Company's net book value, which is defined as total assets minus total liabilities, attributable to the Company's shareholders, as a factor. The independent committee and the board of directors believe that net book value is not a material indicator of the value of the Company as a going concern as it does not take into account the future prospects of the Company, market conditions, trends in the industry or the business risks inherent in competing with larger companies in that industry. The Company's net book value per Share as of December 31, 2014 was $0.87 (based on the weighted average number of issued and outstanding Shares during 2014).

        The board of directors and management of the Company have been continuously dedicated to maximizing shareholder value. The Company did not pursue similar going private transactions in the Company's recent history primarily because the board of directors and the Company's management did not believe that any such transaction would be likely to provide a fair valuation to the Company's shareholders in view of the trading prices of ADSs at such time and the opportunities that the board of directors and management believed were available to the Company at such time. Taking into account the historical trading prices of ADSs and the current condition of the U.S. stock market, the independent committee and the board of directors now believe that the per Share merger consideration and the per ADS merger consideration offered by Insight provide an attractive premium that appropriately reflects the intrinsic present value of Shares and ADSs, while allowing sufficient potential for future growth to attract Insight to enter into the merger agreement and complete the merger. In reaching its determination that the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, the Company and the unaffiliated security holders and its decision to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and recommend the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, by the Company's shareholders, the board of directors, on behalf of the Company, considered the analysis and recommendation of the independent committee and the factors examined by the independent committee as described above under this section and under "—Background of the Merger," and adopted such recommendations and analysis. During its consideration of merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, the board of directors was also aware that some of the Company's directors and shareholders, including the Founder Parties, have interests with respect to the merger that are, or may be, different from, or in addition to those of the Company's unaffiliated security holders generally, as described under the section entitled "—Interests of Certain Persons in the Merger" beginning on page 60.

        For the foregoing reasons, the Company believes that the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, are fair to, and in the best interests of, the Company and the unaffiliated security holders.

Position of the Buyer Group as to the Fairness of the Merger

        Under SEC rules governing "going private" transactions, each member of the Buyer Group is deemed to be an affiliate of the Company and is required to express his or its beliefs as to the fairness of the merger to the Company's unaffiliated security holders. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Buyer Group does not rely on or adopt the analyses of the independent committee or Lazard in considering the fairness of the merger to the unaffiliated security holders. The views of the Buyer Group as to the fairness of the merger are not intended to be and should not be construed as a recommendation to any shareholder of the Company or holder of ADSs as to how to vote on the proposal to authorize and approve the merger agreement, plan of merger and Termination Agreement and the Transactions, including the merger. The Buyer Group has interests in the merger that are different from, and/or in addition to, those of the Company's unaffiliated security holders by virtue of its continuing interests in the surviving company after the consummation of the merger. These interests are described under the caption "—Interests of Certain Persons in the Merger" beginning on page 60.

        The Buyer Group believes the interests of the Company's unaffiliated security holders were represented by the independent committee, which negotiated the terms and conditions of the merger agreement with the assistance of its independent legal counsel and independent financial advisor. The Buyer Group attempted to negotiate a transaction that would be most favorable to it, and not to the Company's unaffiliated security holders and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were substantively or procedurally fair to such unaffiliated security holders. The Buyer Group did not participate in the deliberations of the independent committee regarding, and did not receive any advice from the independent committee's independent legal counsel or financial advisors as to, the fairness of the merger to the unaffiliated security holders. Furthermore, the members of the Buyer Group did not themselves undertake a formal evaluation of the fairness of the merger to the unaffiliated security holders and did not engage a financial advisor to assist them in assessing the substantive and procedural fairness of the merger to the unaffiliated security holders.

        Based on its knowledge and analysis of available information regarding the Company, as well as discussions with the Company's senior management regarding the Company and its business and the factors considered by, and findings of, the independent committee and the board discussed under the caption "—Reasons for the Merger and Recommendation of the Independent Committee and the Company's Board of Directors" beginning on page 33 (which considerations and findings are adopted by the Buyer Group solely for the purposes of making the statements in this section), and based on the following factors, which are not listed in any relative order of importance, the Buyer Group believes that the merger is both substantively and procedurally fair to the Company's unaffiliated security holders:

  •
  none of the members of the independent committee is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such members has any financial interest in the merger that is different from that of the unaffiliated security holders other than the cash-out of restricted share units and restricted shares held by such members, such members' receipt of board and independent committee compensation (which was not and is not contingent upon the completion of the merger, or the independent committee's or the board's recommendation of the merger) and their indemnification and liability insurance rights under the merger agreement and the Company's memorandum and articles of association, and none of such members is affiliated with any member of the Buyer Group;

  •
  the independent committee and the board had no obligation to recommend the authorization and approval of the merger agreement, plan of merger and Termination Agreement and the Transactions, including the merger, the terms and conditions of which were heavily negotiated;

  •
  the independent committee retained Lazard as its independent financial advisor and Weil and Maples as its independent legal advisors, each of whom is experienced in advising committees such as the independent committee in similar transactions; with the advice and assistance of its advisors, the independent committee had independent control of the sale process and of the determination of whether or not to proceed with the merger;

  •
  the Buyer Group did not participate in or have any influence over the deliberative process of, or the conclusions reached by, the independent committee or the negotiating positions of the independent committee;

  •
  the consideration of $5.50 per ADS offered to the unaffiliated security holders in the merger represents a premium of 95.0% over the Company's closing price of $2.82 per ADS on April 17, 2015, the last trading day prior to April 20, 2015, the date that the Company announced that it had received a "going private" proposal, and a premium of 86.8% and 97.2% over the 30 and 60 trading day volume-weighted average trading price prior to April 20, 2015, respectively;

  •
  the Company's ADSs traded as low as $2.08 per ADS during the 52-week period prior to the announcement of the Company's receipt of the "going private" proposal;

  •
  notwithstanding that the Buyer Group may not rely upon the opinion provided by Lazard to the independent committee on July 25, 2015, the independent committee received an oral opinion from Lazard (which was subsequently confirmed in writing by delivery of a written opinion of Lazard dated the same date), to the effect that, as of July 25, 2015, based upon and subject to the assumptions, procedures, factors, limitations and qualifications set forth in Lazard's written opinion, the per Share merger consideration to be paid to the holders of Shares, including Shares represented by ADSs but other than Shares owned by the Founder Parties and the Excluded Shares, in the merger was fair, from a financial point of view, to such holders;

  •
  the independent committee unanimously (a) determined that the merger agreement, the plan of merger and the Transactions, including the merger, were fair to, and in the best interests of, the Company and the unaffiliated security holders; (b) declared advisable the merger agreement, plan of merger and Termination Agreement and the Transactions, including the merger; and (c) recommended that the board authorize and approve the merger agreement, plan of merger and Termination Agreement and the Transactions, including the merger;

  •
  the board, acting upon the unanimous recommendation of the independent committee, unanimously (a) determined that it was fair to, advisable and in the best interests of the Company and the unaffiliated security holders to consummate the Transactions, including the merger; (b) authorized and approved the execution, delivery and performance by the Company of the merger agreement, plan of merger and Termination Agreement and the consummation of the Transactions, including the merger; and (c) resolved to recommend in favor of the authorization and approval of the merger agreement, plan of merger and Termination Agreement and the consummation of the Transactions, including the merger, to the shareholders of the Company;

  •
  the Company has the ability, under certain circumstances, to specifically enforce the terms of the merger agreement;

  •
  the Company has a 45-day "go-shop" window following the execution of the merger agreement in which to solicit proposals from third parties potentially interested in and capable of acquiring the Company;

  •
  under the terms of the merger agreement, in certain circumstances prior to obtaining shareholder approval of the merger, the Company is permitted to furnish information to and participate in discussions or negotiations with persons making Acquisition Proposals and the board and the independent committee have the ability to change, withhold, withdraw, qualify or modify their recommendations to approve the merger agreement;

  •
  since the announcement of the Proposed Transaction on April 20, 2015, no party other than Insight has contacted the Company or the independent committee expressing an interest in exploring an alternative transaction with the Company;

  •
  the Company may terminate the merger agreement under the terms of the merger agreement upon acceptance of a Superior Proposal, subject to compliance with the terms and conditions of the merger agreement;

  •
  the merger is not conditioned on any financing being obtained by Parent or Merger Sub, thus increasing the likelihood that the merger will be consummated and the per share merger consideration and per ADS merger consideration will be paid to the unaffiliated security holders;

  •
  the consideration to be paid to the unaffiliated security holders in the merger is all cash, allowing the unaffiliated security holders to immediately realize a certain and fair value for all of their Shares and ADSs, without incurring brokerage and other costs typically associated with market sales; and

  •
  dissenter rights are available to the shareholders of the Company who comply with all of the required procedures under the Cayman Islands Companies Law for exercising dissenter rights, which allow such shareholders to receive payment of the fair value of their Shares.

        The Buyer Group did not consider the Company's liquidation value to be a relevant valuation method because it considers the Company to be a viable going concern and because the Company will continue to operate its business following the merger. The Buyer Group views the trading history of the ADSs as an indication of the Company's going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the merger.

        The Buyer Group did not consider the Company's net book value, which is defined as total assets minus total liabilities, attributable to the Company's shareholders, as a factor. The Buyer Group believes that net book value, as an accounting concept based on historical costs, is not a material indicator of the value of the Company as a going concern because it does not take into account quality of earnings, cash generation capability, the future prospects of the Company, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry but rather is indicative of historical costs. Therefore, the Buyer Group does not believe that net book value is a relevant measure in the determination as to the fairness of the Merger. The Buyer Group notes, however, that the merger consideration of $2.75 per Share and $5.50 per ADS are substantially higher than the Company's net book value per share of $1.65 as of March 31, 2015 (based on the weighted average number of issued and outstanding Shares as disclosed by the Company in its annual report on Form 20-F for the year ended December 31, 2014 filed with the SEC on March 31, 2015).

        The Buyer Group did not establish, and did not consider, a going concern value for the Company as a public company to determine the fairness of the merger consideration to the unaffiliated security holders because, following the merger, the Company will have a significantly different capital structure.

        No member of the Buyer Group purchased any Shares or ADSs during the past two years except for the transactions discussed under the caption "—Related Party Transactions" and the arrangements in connection with the merger discussed elsewhere in this proxy statement.

        The members of the Buyer Group are not aware of, and thus did not consider, any offers or proposals made by any unaffiliated person during the past two years for (a) a merger or consolidation of the Company with another company, (b) the sale or transfer of all or substantially all of the Company's assets or (c) the purchase of all or a substantial portion of the Shares that would enable such person to exercise control of or significant influence over the Company.

        Although Cayman Islands law does not require, and the merger is not subject to, approval by a majority of the unaffiliated shareholders of the Company, as a result of the procedural safeguards described above, the Buyer Group concluded that the merger is procedurally fair to the unaffiliated security holders.

        The foregoing is a summary of the information and factors considered and given weight by the Buyer Group in connection with its evaluation of the fairness of the merger to the unaffiliated security holders, which is not intended to be exhaustive, but is believed by the Buyer Group to include all material factors considered by it. The Buyer Group did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching their conclusion as to the fairness of the merger to the unaffiliated security holders. Rather, its fairness determination was made after consideration of all of the foregoing factors as a whole.

        The Buyer Group believes these factors provide a reasonable basis for its belief that the merger is both substantively and procedurally fair to the unaffiliated security holders. This belief, however, is not intended to be and should not be construed as a recommendation by the Buyer Group to any shareholder or ADS holder of the Company as to how such shareholder or ADS holder should vote with respect to the approval of the merger agreement, the plan of merger and the Transactions, including the merger.

Certain Financial Projections

        The Company's management does not, as a matter of course, make available to the public future financial projections. However, in connection with their financial analysis of the merger, our management provided certain financial projections for the fiscal year ending December 31, 2015 through the fiscal year ending December 31, 2020 to Lazard. These financial projections were not provided to Parent. Please see "—Background of the Merger" beginning on page 26 for additional information. These financial projections, which were based on our management's projection of our future financial performance as of the date provided, were prepared by the Company's management for internal use and for use by Lazard in its financial analyses, and were not prepared with a view toward public disclosure or compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts.

        The financial projections are not a guarantee of performance. They involve significant risks, uncertainties and assumptions. In compiling the projections, the Company's management took into account historical performance, combined with estimates regarding net revenues, gross profit, EBIT, adjusted EBITDA and net income. In the view of the Company's management, the financial projections reflect the best currently available estimates and judgments, and presents them to the best of management's knowledge and belief. Although the projections are presented with numerical specificity, they were based on numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the projections were prepared. This information is not, however, fact and should not be relied upon as being necessarily indicative of actual future results. Readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information. In addition, factors such as industry performance, the market for our existing and new products, the competitive environment, expectations regarding future acquisitions or any other transaction and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management, may cause actual future results to differ materially from the results forecasted in these financial projections. In addition, the projections do not take into account any circumstances or events occurring after the date that they were prepared. For instance, the projections do not give effect to the merger or any changes to our operations or strategy that may be implemented after the time the projections were prepared. We cannot assure you that the projections will be realized or that actual results will not be significantly different from those contained in the projections. The material assumptions underlying the projections are:

  •
  the demand for primary and secondary school tutoring services in China will continue in line with management's expectations;

  •
  cost of revenues will increase at a slightly lower rate than the Company's revenue increase;

  •
  China's overall economy will remain relatively stable, with no material change in competition adversely affecting the Company;

  •
  gradual increases in gross margins due to the cancellation of discount package plans in 2015 and continued improvement on the average net revenue per student going forward;

  •
  selling and marketing expenses as a percentage of revenue will remain relatively stable as the Company continues to invest into marketing;

  •
  general and administrative expenses as a percentage of revenue will continue to decrease due to economies of scale as the Company continues to grow;

  •
  the Company assesses its effective tax rate based on the Company's profit forecast and the statutory tax rate. The Company's effective tax rate is assumed to be in line with management's expectations and remain at a relatively stable level going forward; and

  •
  a constant RMB 6.2 per U.S. dollar exchange rate over the forecast period.

        Neither our independent registered public accounting firm, Deloitte Touche Tohmatsu Certified Public Accountants LLP ("Deloitte"), nor any other independent accountants have examined, compiled or performed any procedures with respect to the financial projections or any amounts derived therefrom or built thereupon and, accordingly, they have not expressed any opinion or given any form of assurance on the financial projections or their achievability and therefore assume no responsibility for, and disclaim any association with, the financial projection information. The Report of the Independent Registered Public Accounting Firm issued by Deloitte accompanying our audited consolidated financial statements included in the Company's Annual Report on Form 20-F for the year ended December 31, 2014 incorporated by reference in this proxy statement refers exclusively to the Company's historical information and does not cover any other information in this proxy statement and should not be read to do so. The financial projections included in this proxy statement are included solely to give shareholders access to certain information that was made available to the financial advisors and are not included for the purpose of influencing any shareholder to make any investment decision with respect to the merger, including whether or not to seek appraisal for his, her or its Shares.

        The following table summarizes the financial projections prepared by our management and considered by the independent committee and Lazard in connection with their analysis of the proposed transaction:

	Management Projections
							2015E - 2020E CAGR
	2015E	2016E	2017E	2018E	2019E	2020E
	($ in thousands)
Net Revenue	354,685	376,700	398,936	421,232	441,276	458,611	5.3%

Gross Profit	95,598	104,104	110,624	117,572	125,380	130,985	6.5%

EBIT(1)	2,797	5,382	6,174	7,502	10,255	11,121	31.8%

Adjusted EBITDA(2)	14,579	15,653	16,395	17,786	20,707	22,590	9.2%

Net Income (Loss) to Ordinary Shareholders	6,549	8,092	8,886	10,058	12,242	13,117	14.9%

(1)
"EBIT" refers to earnings before interest and taxes.

(2)
"EBITDA" refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes non-recurring items, including impairment loss on goodwill, impairment loss on intangible assets and foreign exchange gain/(loss).

        EBIT and EBITDA are non-GAAP measures that are used by management as supplemental financial measures to evaluate the Company's operational trends. Neither metric should be relied upon as an alternative to net income. Neither EBIT nor EBITDA is defined under U.S. generally accepted accounting principles ("U.S. GAAP") and, accordingly, they may not be comparable measurements to those used by other companies.

        NONE OF THE COMPANY OR OUR AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.

        BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, THE COMPANY UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.

        The financial projections are forward-looking statements. For information on factors which may cause our future financial results to materially vary, please see "Forward-Looking Statements" beginning on page ii and "Item 3. Key Information—D. Risk Factors" included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2014, incorporated by reference into this proxy statement.

Opinion of the Independent Committee's Financial Advisor

        On July 25, 2015, at a meeting of the independent committee to evaluate the merger, Lazard rendered its oral opinion to the independent committee, subsequently confirmed in writing, to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, limitations and qualifications set forth in Lazard's written opinion, the merger consideration to be paid to the holders of our Shares, including our Shares represented by ADSs but other than our Shares owned by the Founder Parties and the Excluded Shares, in the merger was fair, from a financial point of view, to those holders.

        The full text of the Lazard opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of the Lazard opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Lazard opinion. Shareholders are urged to read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with the opinion.

        Lazard's engagement and opinion were for the benefit of the independent committee, in its capacity as such, and its opinion was rendered to the independent committee in connection with its evaluation of the merger. Lazard's opinion was not intended to and does not constitute a recommendation to any shareholder as to how the shareholder should vote or act with respect to the merger or any matter relating thereto. Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, July 25, 2015, the date of its opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Lazard did not express any opinion as to the price at which our ordinary shares or ADSs may trade at any time subsequent to the announcement of the merger. In addition, Lazard expressed no opinion or view as to any potential effects that the significant volatility that China's credit, financial and stock markets have experienced recently may have on the Company, Parent or the merger.

        In connection with rendering its opinion described above and performing its related financial analyses, Lazard:

  •
  reviewed the financial terms and conditions of a substantially final draft of the merger agreement;

  •
  reviewed certain publicly available historical business and financial information relating to the Company;

  •
  reviewed various financial forecasts and other data relating to the business of the Company provided to Lazard by management of the Company;

  •
  held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

  •
  reviewed public information with respect to certain other companies in lines of business that Lazard believed to be generally relevant in evaluating the business of the Company;

  •
  reviewed the financial terms of certain business combinations involving companies in lines of business that Lazard believed to be generally relevant in evaluating the business of the Company;

  •
  reviewed historical trading prices and trading volumes of the ADSs; and

  •
  conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

        Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and Lazard had not been furnished with any such valuation or appraisal. With respect to the financial forecasts utilized in Lazard's analyses, Lazard assumed, with the consent of the independent committee, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they were based.

        Lazard was not authorized to, and it did not, solicit indications of interest from third parties regarding a potential transaction with the Company, although Lazard did note that the merger agreement contemplated a 45-day "go-shop" period following announcement of the merger. In addition, Lazard's opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the merger.

        In rendering its opinion, Lazard assumed, with the consent of the independent committee, that the merger will be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company had advised Lazard, and Lazard assumed, that the merger agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of the independent committee, that obtaining the necessary governmental, regulatory or third party approvals and consents for the merger would not have an adverse effect on the Company or the merger. Lazard did not express any opinion as to any tax or other consequences that might result from the merger or any related transactions, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the independent committee obtained such advice as it deemed necessary from qualified professionals.

        Lazard understood that, in connection with the merger (1) the Company, Parent, Xuecheng Century, Xueda Information, and the shareholders of Xueda Information, would enter into a termination agreement providing for, among other things, (a) the termination of certain control agreements and (b) the transfer of 100% of the equity ownership in Xueda Information to Buyer; (2) the Founder Parties would enter into a support agreement; and (3) the Founders, each through his wholly-owned PRC investment company, proposed to enter into share purchase agreements with Parent pursuant to which, subject to the terms and conditions thereof, such affiliates of the Founders would purchase newly issued shares in Parent for cash (the "Founder Reinvestment"). Lazard expressed no view or opinion as to any terms or other aspects (other than the merger consideration to the extent expressly specified in Lazard's opinion) of the merger, including, without limitation, the form or structure of the merger or any agreements or arrangements entered into in connection with, or contemplated by, the merger, including the termination agreement, the support agreement and the Founder Reinvestment. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the merger consideration or otherwise.

        In preparing its opinion, Lazard performed a variety of financial and comparative analyses that it deemed to be appropriate for this type of transaction, including those described below. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete or misleading view of the processes underlying the opinion of Lazard. In arriving at its opinion, Lazard considered the results of all of the analyses as a whole and did not attribute any particular weight to any factor or analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

        In its analyses, Lazard considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company or transaction used in Lazard's analyses as a comparison is directly comparable to the Company or the merger. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions analyzed. The estimates contained in Lazard's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, Lazard does not assume any responsibility if future results are materially different from those forecast. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard's analyses and estimates are inherently subject to substantial uncertainty.

        Lazard's opinion was one of many factors taken into consideration by the independent committee in connection with their consideration of the merger. Consequently, the analyses described below should not be viewed as determinative of the opinion of the independent committee with respect to the merger consideration or of whether the independent committee would have been willing to determine that a different merger consideration was fair. The merger consideration to be paid to the holders of our Shares and ADSs pursuant to the merger was determined through arm's length negotiations between the independent committee and representatives of Parent and was approved by the independent committee and the board of directors of the Company. Lazard did not recommend any specific merger consideration to the independent committee or that any given merger consideration constituted the only appropriate consideration for the merger.

        The following is a summary of the material financial and comparative analyses that were performed by Lazard in connection with rendering its opinion and does not purport to be a complete description of the financial analyses performed by Lazard. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Lazard's financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 23, 2015, and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis

        Terminal Growth Sensitivity Analysis.    Based upon the financial forecasts provided by management of the Company, Lazard performed a discounted cash flow analysis to determine a range of illustrative net present values per ADS as of March 31, 2015. For purpose of this analysis, Lazard applied discount rates ranging from 11.0% to 14.0%, reflecting an estimate of the Company's weighted average cost of capital, to (i) the estimated unlevered free cash flows of the Company from 2015 through the end of 2020, and (ii) the terminal value of the Company as of the end of 2020 derived by applying perpetuity growth rates ranging from 3.0% to 5.0% to the Company's estimated unlevered free cash flow for 2020. Unlevered free cash flow was calculated as earnings before interest and taxes, less cash-based taxes, plus depreciation and amortization, less capital expenditure and less change in working capital. For purposes of its analysis, at the direction of the Company's management and with the consent of the independent committee, Lazard assumed that the Company will not pay share-based compensation in 2015 and thereafter, but would be replaced with cash-based compensation. By adding the Company's net cash, the value of the Company's minority interests in other entities and the value of the Company's equity method investments and by excluding the Company's previously announced cash dividend payment and deferred revenues, each as of March 31, 2015, to the sum of the illustrative present values of future cash flows and terminal values, Lazard derived illustrative equity values of the Company ranging from approximately $166.3 million to $217.1 million. Lazard then divided this range of illustrative equity values by the number of basic ADSs outstanding as of June 30, 2015. The foregoing calculations resulted in illustrative present values per ADS ranging from $2.65 to $3.46.

        Exit Multiple Sensitivity Analysis.    Lazard also performed a discounted cash flow analysis using the same methodology as in the Terminal Growth Sensitivity Analysis, but for purposes of this analysis, Lazard applied discount rates ranging from 11.0% to 14.0%, to (i) the estimated unlevered free cash flows of the Company from 2015 through the end of 2020, and (ii) the terminal value of the Company as of the end of 2020 derived by applying the enterprise value/EBITDA multiple at the end of 2020, which provided a range from 6.0x to 10.0x, to the Company's estimated adjusted EBITDA for 2020. Using this methodology, Lazard derived illustrative equity values of the Company ranging from $192.3 million to $309.4 million. Lazard then divided this range of illustrative equity values by the number of basic ADSs outstanding as of June 30, 2015. The foregoing calculations resulted in illustrative present values per ADS ranging from $3.07 to $4.10.

Comparable Companies Analysis

        Lazard reviewed and analyzed certain publicly available market trading data, financial information and valuation metrics of the following groups of selected publicly traded companies and compared such information to the corresponding information for the Company:

  U.S.-Listed Chinese Education Companies

  •
  New Oriental Education

  •
  TAL Education Group

  •
  Tarena International

  •
  China Distance Education

  U.S. Education Companies

  •
  Graham Holdings Company

  •
  Grand Canyon Education, Inc.

  •
  Apollo Education Group, Inc.

  •
  Capella Education Co.

  •
  K12, Inc.

  •
  Bridgepoint Education, Inc.

  •
  American Public Education, Inc.

        The selected companies were chosen based on Lazard's knowledge of the education industry. Although none of the selected companies is directly comparable to the Company, the selected companies are publicly traded companies with operations and/or other criteria, such as lines of business, revenue model, markets, business risks, growth prospects, maturity of business and size and scale of business, that Lazard considered generally relevant for purposes of its analysis.

        Based on the closing share price as of July 23, 2015, historical financial information contained in SEC filings and Wall Street research analyst estimates for the selected companies, Lazard calculated, among other things, enterprise value, adjusted to exclude deferred revenue and student deposits, as a multiple of estimated EBITDA for 2015 and 2016 for each selected company. The results of this analysis are summarized as follows:

Adjusted Enterprise Value / EBITDA
	2015E		2016E
	Mean	Median	Mean	Median
U.S.-Listed Chinese Education Companies	15.8x	13.8x	11.5x	10.7x
U.S. Education Companies	6.6x	5.9x	6.5x	5.9x

        Based on the results of the foregoing analysis and Lazard's professional judgment, Lazard applied multiples ranging from 5.9x to 13.8x to the Company's estimated adjusted EBITDA for 2015 to derive an illustrative enterprise value of the Company. By adding to the foregoing results the Company's net cash, the value of the Company's minority interests in other entities and the value of the Company's equity method investments and by excluding the Company's previously announced cash dividend payment and deferred revenues, each as of March 31, 2015, and dividing the results by the number of basic ADSs outstanding as of June 30, 2015, Lazard derived illustrative implied values per ADS ranging from $2.82 to $4.67.

        In addition, Lazard applied multiples ranging from 5.9x to 10.7x to the Company's estimated adjusted EBITDA for 2016. Using the same methodologies described above, Lazard derived illustrative implied values per ADS ranging from $2.92 to $4.11.

        Based on the closing share price as of July 23, 2015, historical financial information contained in SEC filings and Wall Street research analyst estimates for the selected companies, Lazard also calculated current stock price as a multiple of estimated net income for 2015 and 2016 for each selected company. The results of this analysis are summarized as follows:

Price / Earnings
	2015E		2016E
	Mean	Median	Mean	Median
U.S.-Listed Chinese Education Companies	20.1x	18.7x	14.9x	14.4x
U.S. Education Companies	21.4x	16.3x	19.7x	15.4x

        Based on the results of the foregoing analysis and Lazard's professional judgment, Lazard applied multiples ranging from 16.3x to 18.7x to the Company's estimated net income for 2015 to derive an illustrative equity value of the Company, and dividing the results by the number of basic ADSs outstanding as of June 30, 2015, Lazard derived illustrative implied values per ADS ranging from $1.70 to $1.95.

        In addition, Lazard applied multiples ranging from 14.4x to 15.4x to the Company's estimated net income for 2016. Using the same methodologies described above, Lazard derived illustrative implied values per ADS ranging from $1.86 to $1.99.

Precedent Transactions Analysis

        Lazard reviewed and analyzed certain publicly available information relating to the following publicly announced transactions in the K-12 education industry and compared certain financial information and transaction multiples relating to the target companies in those transactions to the corresponding information for the Company:

Date Announced	Acquiror	Target Company
05/13/2014	Learning Technologies Group	Preloaded Limited
03/13/2014	Hellman & Friedman	Renaissance Learning
12/24/2013	Consortium	Noah Education Holdings
06/30/2013	Chairman and CEO	ChinaEdu
11/26/2012	Apollo Global Management	McGraw-Hill Education
03/05/2012	PLATO Learning	Archipelago Learning
08/15/2011	Permira	Renaissance Learning
05/18/2011	Leeds Equity Partners	Nobel Learning Communities
12/16/2010	Scantron	GlobalScholar, Inc.
11/02/2010	K12	American Education Corporation
07/01/2010	Pearson	Sistema Educacional Brasileiro (School Learning Systems Division)
06/01/2010	Archipelago Learning	Educationcity Ltd
03/26/2010	Thoma Bravo	PLATO Learning

        Although none of the selected transactions or the companies party to the transactions is directly comparable to the proposed merger or to the Company, the selected transactions were chosen because they involved transactions that Lazard considered generally relevant for purposes of its analysis and/or involve publicly traded companies with operations that Lazard considered generally relevant for purposes of its analysis.

        Based on the management forecast for the Company and publicly announced historical financial information for the Company and the target company in each selected transaction, Lazard calculated, among other things, the enterprise value of the Company and each target company, as applicable, as a multiple of such company's EBITDA for the twelve-month period prior to the date on which the relevant transaction was announced ("LTM"). The results of this analysis are summarized as follows:

Enterprise Value / LTM EBITDA
	Mean	Median	75th Percentile	25th Percentile
Precedent Transactions	10.5x	10.8x	14.1x	8.1x

        Based on the results of the foregoing analysis and Lazard's professional judgment, Lazard applied multiples ranging from 8.0x to 14.0x (representing the 25th and 75th percentile multiples, respectively, rounded up or down, as applicable, to the nearest integer) to the Company's actual EBITDA for the twelve-month period ending March 31, 2015, excluding non-recurring items including impairment loss on goodwill, impairment loss on intangible assets and foreign exchange gain/(loss) in 2014. By adding to the foregoing results the Company's net cash, the value of the Company's minority interests in other entities and the value of the Company's equity method investments and by excluding the Company's previously announced cash dividend payment, each as of March 31, 2015, and dividing the results by the number of basic ADSs outstanding as of June 30, 2015, Lazard derived illustrative implied values per ADS ranging from $4.07 to $4.23.

        Lazard then applied the same analysis but adjusted the enterprise value ranges to reflect the Company's deferred revenue liability by excluding that amount as of March 31, 2015 from the derived enterprise value calculations, consistent with the methodologies Lazard employed for its discounted cash flow and comparable companies analyses, and derived illustrative implied values per ADS ranging from $1.68 to $1.85.

        Lazard also applied forward EBITDA methodologies to the Company and those precedent transactions for which information was available and Lazard calculated the enterprise value of the Company and each target company for which information was available as a multiple of such company's EBITDA for the next twelve-month period following the date on which the relevant transaction was announced ("NFY"). The results of this analysis are summarized as follows:

Enterprise Value / NFY EBITDA
	Mean	Median	75th Percentile	25th Percentile
Precedent Transactions	8.8x	8.3x	11.8x	7.2x

        Based on the results of the foregoing analysis and Lazard's professional judgment, Lazard applied multiples ranging from 7.0x to 12.0x (representing the 25th and 75th percentile multiples, respectively, rounded up or down, as applicable, to the nearest integer) to the Company's estimated adjusted EBITDA for 2015. By adding to the foregoing results the Company's net cash, the value of the Company's minority interests in other entities and the value of the Company's equity method investments and by excluding the Company's previously announced cash dividend payment, each as of March 31, 2015, and dividing the results by the number of basic ADSs outstanding as of June 30, 2015, Lazard derived illustrative implied values per ADS ranging from $5.47 to $6.63.

        Lazard then applied the same analysis but adjusted the enterprise value ranges to reflect the Company's deferred revenue liability by not excluding that amount as of March 31, 2015 from the foregoing adjustments, and derived illustrative implied values per ADS ranging from $3.08 to $4.24.

Additional Analyses

        The following analyses and information were presented to the independent committee for informational purposes only and were not material to the rendering of Lazard's opinion.

        Historical Trading Prices.    Lazard reviewed the historical price performance of the ADS for the 52-week period ending July 23, 2015. During this period the trading prices of the ADS ranged from $2.08 to $4.35.

        Premia Paid Analysis.    Lazard performed a premia paid analysis based on the premia paid in previously announced going private transactions involving US-listed companies with business and operations primarily in China in various industries. For purposes of this analysis, Lazard calculated the premia represented by the proposed acquisition price in each of the transactions to the closing price of the applicable target company's shares as of one day prior to the announcement of the receipt of the applicable proposal for a going private transaction, as well as the VWAP of the applicable target company's shares during the 30-day period prior to the announcement of the receipt of the applicable proposal for a going private transaction. The results of these calculations are summarized as follows:

	Precedent Transactions
	Mean	Median	75th Percentile	25th Percentile
Premium to:
1-Day Prior	24.0%	20.2%	28.5%	16.5%
30-Day VWAP	20.1%	17.9%	30.6%	11.6%

        Based on the foregoing results and Lazard's professional judgment, Lazard applied premia ranging from 16.5% to 28.5% (representing the 25th and 75th percentile premia paid in precedent privatizations, respectively) to the unaffected closing price of the ADSs of $2.82 on April 19, 2015, the last trading date before information about a potential proposal for a going private transaction involving the Company became public, and derived illustrative prices for the ADSs ranging from $3.29 to $3.62. In addition, Lazard applied premia ranging from 11.6% to 30.6% (representing the 25th and 75th percentile premia paid in precedent privatizations, respectively) to the volume-weighted average trading price for the ADSs during the 30-day period prior to April 20, 2015, the date on which the Company received the proposal for a going private transaction from Parent, which 30-day VWAP equaled $2.95 per ADS, and derived illustrative prices for the ADSs ranging from $3.29 to $3.86.

Miscellaneous

        Pursuant to the terms of Lazard's engagement letter, the Company has agreed to pay Lazard a fee of $1,000,000, $250,000 of which was paid upon Lazard's engagement, $400,000 of which was paid upon Lazard rendering of its opinion and the remainder of which is contingent upon the closing of the merger. In addition, in the event that the Company is paid a break-up, termination, topping or similar fee in connection with the merger, Lazard would be entitled to an additional fee of equal to 20% of such amount, not to exceed $105,000. Lazard may also receive an additional fee of $500,000 payable at the discretion of the independent committee upon the closing of the merger. Lazard and its affiliates and employees may trade securities of the Company, Parent and certain of their respective affiliates for their own accounts and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Parent and certain of their respective affiliates.

        Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and securities services. Lazard was selected to act as financial advisor to the independent committee because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions, as well as its familiarity with the business of the Company.

Purpose of and Reasons for the Merger

The Buyer Group

        Under the SEC rules governing going-private transactions, each member of the Buyer Group is deemed to be engaged in a going-private transaction and, therefore, required to express his, or its reasons for the merger to the Company's unaffiliated security holders, as defined in Rule 13e-3 of the Exchange Act. Each member of the Buyer Group is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

        For the Buyer Group, the purpose of the merger is to enable Parent to acquire 100% ownership and control of the Company in a transaction in which the holders of the Shares and ADSs (other than the Excluded Shares) will be cashed out in exchange for $2.75 per Share or $5.50 per ADS, such that Parent will bear the rewards and risks of the sole ownership of the Company after the ADSs and Shares are cancelled, including any increases in value of the Company as a result of improvements to the Company's operations or acquisition of other businesses. In addition, the merger will allow the Founder Parties to realize in cash the value of their respective equity interests in the Company, and, assuming Parent's proposed private placement is successfully completed, which is subject to the satisfaction of certain conditions and is expected to close after completion of the merger, will also allow the Founders to maintain a level of investment in the Company indirectly through their equity ownership in Parent and allow Mr. Jin to maintain a leadership role with the surviving company, each as further described in this proxy statement under the section captioned "—Interests of Certain Persons in the Merger."

        The Buyer Group believes the operating environment has changed significantly since the Company's initial public offering. There is greater competition in the PRC education market segments in which the Company operates. These changes have increased the uncertainty and volatility inherent in the business models of companies similar to the Company. As a result, the Buyer Group is of the view that there is potential for considerably greater short and medium-term volatility in the Company's earnings. Responding to current market challenges will require tolerance for volatility in the performance of the Company's business and a willingness to make business decisions focused on improving the Company's long-term profitability. The Buyer Group believes that these strategies would not be effectively implemented if the Company were to continue to be publicly traded in the United States. Following the merger, the Company's management will have greater flexibility to focus on improving long-term profitability without the pressures exerted by the U.S. public market's valuation of the Company and the emphasis on short-term period-to-period performance.

        The Buyer Group decided to undertake the going-private transaction at this time because it wants to take advantage of the benefits of the Company being held as described above. In the course of considering the going-private transaction, the Buyer Group did not pursue alternative transaction structures because the Buyer Group believed the merger was the most direct and effective way to enable the Buyer Group to acquire ownership and control of the Company.

Effects of the Merger on the Company

Private Ownership

        ADSs representing Shares of the Company are currently listed on the NYSE under the symbol "XUE." It is expected that, immediately following the completion of the merger, the Company will cease to be a publicly traded company and will instead become a privately held wholly-owned subsidiary of Parent. Following the completion of the merger, the ADSs will cease to be listed on the NYSE, and price quotations with respect to sales of the ADSs in the public market will no longer be available. In addition, registration of the ADSs and the underlying Shares under the Exchange Act may be terminated upon the Company's application to the SEC if the Shares are not listed on a national securities exchange and there are fewer than 300 record holders of the Shares. Ninety days after the filing of Form 15 in connection with the completion of the merger or such longer period as may be determined by the SEC, registration of the ADSs and the underlying Shares under the Exchange Act will be terminated. At such time, the Company will no longer be required to file periodic reports with the SEC or otherwise be subject to the U.S. federal securities laws, including the Sarbanes-Oxley Act, applicable to public companies, and our shareholders will no longer enjoy the rights or protections that the U.S. federal securities laws provide, including reporting obligations for directors, officers and principal securities holders of the Company.

        At the effective time of the merger, each outstanding Share (including Shares represented by ADSs), other than the Excluded Shares, will be cancelled in exchange for the right to receive $2.75 in cash without interest, and for the avoidance of doubt, because each ADS represents two Shares, each issued and outstanding ADS (other than any ADS that represents Excluded Shares) will represent the right to surrender the ADS in exchange for $5.50 in cash per ADS without interest (less a cancellation fee of $0.05 per ADS pursuant to the terms of the ADS deposit agreement), in each case, net of any applicable withholding taxes. The Excluded Shares other than Dissenting Shares will be cancelled for no consideration.

        At the effective time of the merger, the Company will terminate the Company Share Incentive Plan and any relevant award agreements with respect thereto, and each option, restricted share unit and restricted share granted under the Company Share Incentive Plan that is outstanding, whether or not vested, and whether or not exercisable or convertible for Shares, as applicable, will be cancelled. Each option holder will, in consideration for such cancellation, be paid promptly and no later than five business days after the effective time of the merger, a cash amount equal to (i) the excess, if any, of $2.75, over the exercise price of each option then held by such holder, multiplied by (ii) the number of Shares underlying such option. If the exercise price of any such option is equal to or greater than $2.75, such option shall be cancelled without payment of any consideration.

        Furthermore, each holder of restricted share units or restricted shares that are cancelled at the effective time of the merger will, in consideration for such cancellation, be paid as soon as reasonably practicable following the effective time of the merger, a cash amount equal to $2.75 multiplied by the number of Shares underlying such restricted share units or restricted shares.

Memorandum and Articles of Association of the Surviving Company; Directors and Management of the Surviving Company

        If the merger is completed, the current memorandum and articles of association of the Company will be replaced in its entirety by the memorandum and articles of association in the form attached as Exhibit B to the plan of merger (which is substantially the form of the memorandum and articles of association of Merger Sub, as in effect prior to the completion of the merger, except that at the effective time of the merger, the memorandum and articles of association shall refer to the name of the surviving company as "Xueda Education Group" and references to the authorized capital will be amended to refer to the authorized capital of the surviving company after the effective time of the merger, as contemplated by the plan of merger). The initial directors and officers of the surviving company shall be determined by Parent no later than five business days prior to the mailing of this proxy statement and shall be set forth in the plan of merger.

Primary Benefits and Detriments of the Merger

        The primary benefits of the merger to the Company's unaffiliated security holders include, without limitation, the following:

  •
  the receipt by such security holders of $2.75 per Share or $5.50 per ADS in cash, representing a premium of 85.0% over the Company's closing price of $2.82 per ADS on April 17, 2015, the last trading day prior to April 20, 2015, the date that it announced that it had received a going private proposal, and a premium of 86.8% and 97.2% over the 30 and 60 trading day volume-weighted average trading price prior to April 20, 2015, respectively; and

  •
  the avoidance of the risk associated with any possible decrease in our future revenues and free cash flow, growth or value, and the risks related to our substantial leverage, following the merger.

        The primary detriments of the merger to the Company's unaffiliated security holders include, without limitation, the following:

  •
  such security holders will cease to have an interest in the Company and, therefore, will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any; and

  •
  in general, the receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws. As a result, a U.S. Holder (as defined under "Special Factors—Material U.S. Federal Income Tax Consequences") of the Shares or ADSs who receives cash in exchange for such U.S. Holder's Shares or ADSs in the merger generally will be required to recognize gain as a result of the merger for U.S. federal income tax purposes if the amount of cash received exceeds such U.S. Holder's aggregate adjusted tax basis in such Shares or ADSs.

        The primary benefits of the merger to the Company's directors and executive officers include, without limitation, the following:

  •
  the acceleration of the vesting of options, restricted share units and restricted shares beneficially owned by directors and executive officers as provided under the merger agreement, and certain payments to an executive officer, in each case, as described under "Special Factors—Interests of Certain Persons in the Merger";

  •
  continued indemnification rights, rights to advancement of fees and directors and officers liability insurance to be provided by the surviving company to former directors and officers of the Company provided under the merger agreement;

  •
  the aggregate compensation of $12,000 per month for each of the members of the independent committee in exchange for their services in such capacity (payable each month until November 14, 2015, and if services are required after such date, any additional compensation to be subject to approval by the board), the payment of which was and is not contingent upon the completion of the merger or the independent committee's or the board's recommendation of the merger;

  •
  the expected continuation of service of certain executive officers of the Company, including Mr. Jin, with the surviving company in positions that are substantially similar to their current positions; and

  •
  certain other benefits for the Founder Parties described below.

        The primary detriments of the merger to the Company's directors and executive officers include, without limitation, the following:

  •
  such directors and officers (other than directors and executive officers who are Founder Parties) will no longer benefit from possible increases in the future revenues and free cash flow, growth or value of the Company or payment of dividends on the Shares, if any; and

  •
  in general, the receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under other applicable tax laws.

        The primary benefits of the merger to the Buyer Group include, without limitation, the following:

  •
  if the Company successfully executes its business strategies, the value of the Buyer Group's equity investment in the Company could increase because of possible increases in future revenues and free cash flow, increases in the underlying value of the Company or the payment of dividends, if any, that will accrue to Parent, and the value of Parent's shares listed on the Shenzhen Stock Exchange could also increase;

  •
  the Company will have more flexibility to change its capital spending strategy and deploy new services or change its pricing strategies to attract customers without public market scrutiny or the pressure to meet quarterly forecasts set by analysts. In contrast, as a publicly traded company, the Company currently faces public shareholder and investment analyst pressure to make decisions that may produce better short term results, but which may not over the long term lead to a maximization of its equity value;

  •
  the Company will have more freedom to focus on long-term strategic planning in a highly competitive business; and

  •
  there will be a reduction of the costs and administrative burden associated with operating the Company as a U.S. publicly traded company, including the costs associated with regulatory filings and compliance requirements.

        The primary detriments of the merger to the Buyer Group include, without limitation, the following:

  •
  all of the risk of any possible decrease in our revenues, free cash flow or value following the merger will be borne by the Buyer Group;

  •
  the business risks facing the Company will be borne by Buyer Group; and

  •
  an equity investment in the surviving company by Parent following the merger will involve increased risk resulting from the limited liquidity of such an investment.

Effect of the Merger on the Company's Net Tangible Book Value and Net Earnings

        Following consummation of the merger, Parent will own 100% of the outstanding share capital of the Company and will have a corresponding interest in our net tangible book value and net earnings.

        Our net loss attributable to our shareholders for the fiscal year ended December 31, 2014 was approximately $10.0 million and our net tangible book value as of December 31, 2014 was approximately $109.8 million. Our net income attributable to our shareholders for the six months ended June 30, 2015 was approximately $11.7 million and our net tangible book value as of June 30, 2015 was approximately $114.0 million.

        The table below sets out the direct or indirect interest in the Company's net tangible book value and net earnings for Parent and the Founder Parties before and immediately after the merger, based on the historical net tangible book value and net earnings of the Company as of and for the year ended December 31, 2014.

	Ownership Prior to the Merger(1)				Ownership After the Merger(2)
	Net Tangible Book Value		Loss		Net Tangible Book Value		Loss
Name	$'000%		$'000%		$'000%		$'000%
Parent	—	—	—	—	109,839	100.0	10,022	100.0
Founder Parties	64,013	58.3	5,830	58.3	—	—	—	—

(1)
Ownership percentages are based on 125,667,373 Shares outstanding and entitled to vote as of the date of this proxy statement.

(2)
Assuming Parent's proposed private placement is successfully completed, which is subject to the satisfaction of certain conditions and expected to be completed after the closing of the merger, Mr. Li, Mr. Jin and Mr. Yao, each through his wholly-owned PRC investment company, will beneficially hold approximately 3.68%, 19.48% and 3.68%, respectively, of the total outstanding shares of Parent, which, immediately following the completion of the merger, will own 100% of the Company.

Plans for the Company after the Merger

        Following the completion of the merger, Parent will own 100% of the equity interest in the surviving company. The Buyer Group anticipates that the Company will continue to conduct its operations substantially as they are currently being conducted, except that it will cease to be a publicly traded company in the United States and will instead be a wholly-owned subsidiary of Parent.

        Except as set forth in this proxy statement and transactions already under consideration by the Company in connection with the merger, including without limitation the transactions contemplated under the Termination Agreement, the Buyer Group does not have any current plans, proposals or negotiations that relate to or would result in any of the following:

  •
  An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;

  •
  The sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; or

  •
  Any other material changes in the Company, including with respect to the Company's corporate structure or business.

        However, Parent will continue to evaluate the Company's entire business and operations from time to time, and may propose or develop plans and proposals which it considers to be in the best interests of the Company and its shareholders, including the disposition or acquisition of materials assets or other extraordinary transactions. Subsequent to the completion of the merger and the anticipated deregistration of the Shares and ADSs, the Company will no longer be subject to the Exchange Act and NYSE compliance and reporting requirements and the related direct and indirect costs and expenses, and may experience positive effects on profitability as a result of the elimination of such costs and expenses.

Alternatives to the Merger

        The independent committee was formed on May 14, 2015 in response to the receipt of the Proposal Letter from Insight on April 20, 2015. In light of: (i) the intention of the Founders to form a consortium with Insight in connection with the Proposed Transaction, and the fact that the Founders beneficially owned, in the aggregate, 73,256,598 Shares of the Company representing approximately 58.4% (as of July 27, 2015) of the total issued and outstanding Shares of the Company; (ii) the letter from Mr. Jin to the independent committee on May 21, 2015, in which Mr. Jin stated that he was not interested in selling the Company's Shares directly or indirectly held by him in any other transaction involving the sale of the Company's shares; and (iii) the fact that, since the announcement of the Proposed Transaction, no party other than Insight has contacted the Company or the independent committee expressing an interest in exploring an alternative transaction with the Company, the independent committee determined that there was no viable alternative transaction to the proposed sale of the Company to Insight. In addition, the independent committee and the board of directors of the Company considered, as an alternative to the merger, remaining as a public company. However, based on the considerations set forth in the section entitled "Special Factors—Reasons for the Merger and Recommendation of the Independent Committee and the Company's Board of Directors" beginning on page 33, the independent committee and the board of directors have concluded that it is more beneficial to the unaffiliated security holders to enter into the merger agreement and pursue the consummation of the transactions contemplated thereto, including the merger, and become a private company rather than to remain a public company.

        The independent committee also took into account that, prior to the receipt of shareholder approval, the Company, subject to compliance with the terms and conditions of the merger agreement, can actually solicit bids from other third parties during the 45-day Go-Shop Period and can terminate the merger agreement in order to accept an alternative transaction proposed by a third party that is a Superior Proposal, subject (in the case of a Superior Proposal that is not a result of the go-shop) to the payment of a termination fee of $7.0 million. In this regard, the independent committee recognized that it has flexibility under the merger agreement to respond to an alternative transaction proposed by a third party that is or is reasonably likely to result in a Superior Proposal, including the ability to provide information to and engage in discussions and negotiations with such party (and, if such proposal is a Superior Proposal, recommend such proposal to the Company's shareholders).

Effects on the Company if the Merger is not Completed

        If the merger agreement and the plan of merger are not authorized and approved by the Company's shareholders or if the merger is not completed for any other reason, the Company's shareholders will not receive any payment for their Shares or ADSs in connection with the merger nor will the holders of any options or restricted share units or restricted shares receive payment pursuant to the merger agreement. Instead, the Company will remain a publicly traded company, the ADSs will continue to be listed and traded on the NYSE, provided that the Company continues to meet the

NYSE's listing requirements, and the Company will remain subject to SEC reporting obligations. Therefore, the Company's shareholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our Shares or ADSs. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your Shares or ADSs, including the risk that the market price of the ADSs may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

        Under specified circumstances in which the merger agreement is terminated, the Company may be required to pay Parent a termination fee of $7.0 million, or Parent may be required to pay the Company a termination fee of either $17.0 million, $14.0 million or $4.4 million, in each case, as described under the caption "The Merger Agreement—Termination Fee" beginning on page 101.

        If the merger is not completed, from time to time, the Company's board of directors will evaluate and review, among other things, the business, operations, dividend policy and capitalization of the Company and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the merger agreement is not authorized and approved by the Company's shareholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted.

Financing

        The Company and the Buyer Group estimate that the total amount of funds necessary to complete the merger and the related transactions, including payment of fees and expenses in connection with the merger, is anticipated to be approximately $376 million, assuming no exercise of dissenter rights by shareholders of the Company.

        The total amount of funds necessary to complete the merger and the Transactions is expected to be funded from multiple sources of financing, including by way of a shareholder's loan, credit facilities with one or more banks and issuance of debt securities denominated in U.S. dollars to investors outside of the PRC. Parent has advised the Company that Parent's selection of one or more sources of acquisition finance will depend on a number of factors, including the interest rate, fees and certainty of financing based on the anticipated timing for closing. Tsinghua intends to provide a payment guarantee (if required to obtain the financing) to the relevant banks in the case of direct credit facilities and to the security holder/trustee in the case of issuance of offshore debt securities. In the case of a shareholder's loan, as required under PRC law, Tsinghua would fund the loan as an entrustment loan with a PRC bank serving as intermediary.

        Parent's obligation under the merger agreement to deposit sufficient funds with the paying agent to pay the merger consideration is subject to the completion of filings with and the receipt by Parent of applicable approvals from various PRC governmental authorities (including from the NDRC, MOFCOM, and SAFE). Parent has informed the Compay that it is in the process of applying for and expects to obtain such approvals in due course prior to the closing of the merger. Except for the required filings and approvals described above, the Company is not aware of any restrictions or limitations under PRC laws, regulations or policies currently in force on Parent's ability to deposit cash in U.S. dollars sufficient to pay the merger consideration or remove such funds outside the PRC.

Limited Guarantee

        Concurrently with the execution and delivery of the merger agreement on July 26, 2015, Tsinghua (the "Guarantor") executed and delivered the Limited Guarantee to the Company. As an inducement for the Company to enter into the merger agreement, the Guarantor has guaranteed in favor of the Company, on the terms and subject to the conditions set forth in the Limited Guarantee, all of the payment obligations of Parent and Merger Sub under the merger agreement.

        The Limited Guarantee will terminate as of the earliest of (a) the closing of the merger under the merger agreement, (b) all of the guaranteed obligations and other amounts payable under the Limited Guarantee having been paid in full, and (c) the date falling 90 days from the date of the termination of the merger agreement in accordance with its terms if the guaranteed party has not presented a bona fide written claim for payment of any guaranteed obligation to the Guarantor by such date.

Liability Cap and Limitations on Remedies

        Each of the parties to the merger agreement is entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which such party is entitled at law or in equity. The election to pursue an injunction or specific performance will not restrict, impair, or otherwise limit either party from, in the alternative, seeking to terminate the merger agreement and collecting the applicable fee under the merger agreement. For the avoidance of doubt, while the Company may pursue both a grant of specific performance and the payment of the Parent termination fee, under no circumstances shall the Company be permitted or entitled to receive both such grant of specific performance and the payment of the Parent termination fee (as defined in the section entitled "The Merger Agreement—Termination Fee").

        Subject to the equitable remedies the parties may be entitled to as discussed above, the maximum aggregate liabilities of Parent, on the one hand, and the Company, on the other hand, for monetary damages in connection with the merger agreement are limited to the Parent termination fee of $17.0 million and the Company termination fee of $7.0 million, except as otherwise provided by the merger agreement.

Interests of Certain Persons in the Merger

        In considering the recommendation of the independent committee and the Company's board of directors with respect to the merger, you should be aware that the directors and executive officers of the Company have interests in the transaction that are different from, and/or in addition to, the interests of our shareholders generally. The Company's board of directors and independent committee were aware of such interests and considered them, among other matters, in reaching their decisions to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and recommend that our shareholders vote in favor of authorizing and approving the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger.

  Interests of Continuing Shareholders

        As a result of the merger, Parent will beneficially own 100% of the equity interests in the surviving company immediately following the consummation of the merger.

        Parent will directly or indirectly enjoy the benefits from any future earnings and growth of the Company after the merger which, if the Company is successfully managed, could exceed the value of their original investments in the Company pursuant to the transactions contemplated by the merger agreement. The Buyer Group's investment in the surviving company will be illiquid, with no public trading market for the surviving company's shares and no certainty that an opportunity to sell its shares in the surviving company at an attractive price will arise, or that dividends paid by the surviving company will be sufficient to recover its original investment pursuant to the Transactions.

        The merger may also provide additional means to enhance shareholder value for the Buyer Group, including increased flexibility and responsiveness in management of the business to achieve growth and respond to competition and additional means for making liquidity available to the Buyer Group, such as through dividends or other distributions.

  Interests of the Founders

        On July 27, 2015, Parent announced a proposed private placement of its shares to certain investors, including the Founders to be completed after the closing of the merger. Completion of the private placement remains subject to the satisfaction of certain conditions, including, among other things, approval from the China Securities Regulatory Commission (the "CSRC"). In connection with the private placement, the Founders, each through his wholly-owned PRC investment company, has entered into a share purchase agreement (to be effective pending the conditions set forth therein, including approval from the CSRC of the private placement) to purchase a specified number of shares of Parent. If the private placement is completed, it is expected that Mr. Li, Mr. Jin and Mr. Yao will beneficially hold approximately 3.68%, 19.48% and 3.68%, respectively, of the total outstanding shares of Parent, which, immediately following the completion of the merger, will own 100% of the Company. Ten investors are currently expected to participate in the private placement of shares of Parent. Other than the Founders, one private placement investor is expected to be Xizang TU Yucai Education Investment Co. Ltd., a Tsinghua affiliate, another investor is expected to be Xizang Jiankun Changqing Telecommunication Investment Co. Ltd., a Tsinghua affiliate, and another investor is expected to be the Insight Investment Initial No. 1 Employee Stock Ownership Plan. None of the other current prospective investors in the private placement are affiliated with any filer on the Schedule 13E-3. Please see "—Related Party Transactions—Share Purchase Agreements" on page 66 for more information. If the private placement is completed, because of Parent's equity interests in the surviving company, the Founders will enjoy benefits from any future earnings, growth and value of the Company after the merger and will also bear the corresponding risks of any possible decreases in the future earnings, growth or value of the Company.

  Shares, Options, Restricted Share Units and Restricted Shares Held by, and Other Payments to, Officers and Directors

        As of the date of this proxy statement, the Company's directors and executive officers (as set forth in "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page 112), as a group and excluding the Founder Parties, beneficially own an aggregate of 4,168,532 Shares. These consist of (a) 3,107,560 issued and outstanding Shares, (b) issued and unexercised options to purchase 351,930 Shares issued pursuant to the Company Share Incentive Plan and exercisable within 60 days from the date of this proxy statement, and (c) 709,042 Company restricted share units or Company restricted shares the restrictions over which will lapse within 60 days from the date of this proxy statement. The options to purchase Shares issued pursuant to the Company Share Incentive Plan and held by each of our directors and executive officers, excluding the Founder Parties, have a weighted average exercise price of $1.26 per Share.

        At the effective time of the merger, the Company will terminate the Company Share Incentive Plan and any relevant award agreements with respect thereto, and each option, restricted share unit and restricted share granted under the Company Share Incentive Plan that is outstanding, whether or not vested, and whether or not exercisable or convertible for Shares, as applicable, will be cancelled. Each option holder will, in consideration for such cancellation, be paid promptly and no later than five business days after the effective time of the merger, a cash amount equal to (i) the excess, if any, of $2.75, over the exercise price of each option then held by such holder, multiplied by (ii) the number of Shares underlying such option, provided that if the exercise price of such option is equal to or greater than $2.75, such option shall be cancelled without payment of any consideration.

        Furthermore, each holder of restricted share units or restricted shares that are cancelled at the effective time of the merger will, in consideration for such cancellation, be paid as soon as reasonably practicable following the effective time of the merger, a cash amount equal to $2.75 multiplied by the number of Shares underlying such restricted share units or restricted shares.

        The table below sets forth, as of the date of this proxy statement, for each of our directors and officers:

  •
  the number of Shares issuable under, and the exercise price payable per Share for, the outstandingoptions held by such person;

  •
  the number of restricted share units and restricted shares held by such person; and

  •
  the cash payment to be received in respect of such options, restricted share units and restricted shares, calculated by adding (a) the product of (i) the total number of Shares subject to options and (ii) the excess of $2.75 over the exercise price of unvested options, and (c) the product of (i) the number of restricted share units and restricted share units and (ii) $2.75.

Name	Shares Issuable Under Options	Exercise Price	Restricted Share Units and Restricted Shares	Cash Consideration Upon Completion of the Merger
Rubin Li	—	—	—	—
Xin Jin	1,735,904	$1.65	1,400,000	$5,759,494
Jinbo Yao	—	—	—	—
Yafei Wang	—	—	*	*
Cheung Kin Au-Yeung	—	—	*	*
Arthur Wong	—	—	*	*
Christine Lu-Wong	*	*	*	*
Wei Zhang	—	—	*	*
Qiang Deng	—	—	—	—
All directors and executive officers as a group	2,087,834	$1.58	2,109,042	$8,233,736

*
Aggregate options, restricted share units and restricted shares are less than 1% of issued and outstanding Shares as of the date of this proxy statement

        After the completion of the merger, the maximum amount of cash payments our directors and executive officers may receive in respect of their Shares, options, restricted share units and restricted shares is approximately $218.7 million, including approximately $210.4 million in respect of Shares and approximately $8.3 million in respect of options, restricted share units and restricted shares.

        In connection with the Company's initial consideration of the proposed transaction by Parent, the Company's board of directors approved a payment to Ms. Christine Lu-Wong, the Company's chief financial officer, of RMB 1,050,000 as compensation for services to be rendered in connection with the proposed transaction, which was not contingent on whether the Company entered into the merger agreement or completed the merger. Pursuant to an employment agreement between Ms. Lu-Wong and the Company, Ms. Lu-Wong is entitled to receive as severance compensation an amount equal to her then-current annual base salary upon the termination or modification of Ms. Lu-Wong's employment with the Company under certain circumstances in connection with a change of control of the Company, including the merger.

  Indemnification and Insurance

        Pursuant to the merger agreement:

  •
  Parent and Merger Sub agree that all rights to indemnification for acts or omissions occurring prior to the effective time of the merger existing as of the date of the merger agreement in favor of each present (as of the effective time of the merger) and former officer and director of the Company or its subsidiaries, as provided in the memorandum and articles of association of the Company or any indemnification agreement identified in the disclosure schedule of the merger agreement, shall survive the merger, shall continue in full force and effect in accordance with their terms for at least six years following the effective time of the merger, or such shorter time as may be provided in each such agreement or other document, and in each case shall not be amended, repealed or otherwise modified after the closing of the merger in any manner that would adversely affect the rights thereunder in any material respect, provided that all rights to indemnification in respect of any claims asserted or made within such period shall continue until the disposition of such claim.

  •
  The memorandum and articles of association of the surviving company shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the memorandum and articles of association of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely in any material respect the rights thereunder of any such individuals.

  •
  Prior to the effective time of the merger, the Company shall obtain and pay the premium for the extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies, for a claims reporting or discovery period of at least six years from and after the effective time of the merger from an insurance carrier with the same or better credit rating as the Company's insurance carrier as of the date of the merger agreement with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance") with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's existing policies as of the date of the merger agreement, provided that the Company or the surviving company will not be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums paid as of the date of the merger agreement by the Company for such insurance. If the Company and the surviving company fail to obtain such "tail" insurance policies as of the effective time of the merger, the surviving company shall, and Parent shall cause the surviving company to, continue to maintain in effect for a period of at least six years from and after the effective time of the merger the D&O Insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's policies as of the date of the merger agreement, or the surviving company shall, and Parent shall cause the surviving company to, use best efforts to purchase comparable D&O Insurance for such six year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's policies as of the date of the merger agreement, provided that Parent or the surviving company will not be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the annual premiums paid as of the date of the merger agreement by the Company for such insurance, and provided further that if the annual premiums of such insurance coverage exceed such amount, the surviving company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

  The Independent Committee

        On May 14, 2015, the board established an independent committee of directors to consider the proposal from Insight and to take any actions it deems appropriate to assess the fairness and viability of such proposal. The independent committee is composed of independent directors: Ms. Yafei Wang, Mr. Cheung Kin Au-Yeung and Mr. Arthur Wong as members of the independent committee, with Mr. Au-Yeung designated as its chairman. Other than their receipt of board and independent committee compensation (which are not contingent upon the completion of the merger or the independent committee's or the board's recommendation of the merger) and their indemnification and liability insurance rights under the merger agreement, none of the members of the independent committee has a financial interest in the merger or any of transactions contemplated thereby (other than as a beneficial owner of Shares, as described in "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page 112) and none of them is related to any member of the Buyer Group. Ms. Yafei Wang is a shareholder of the VIE, and will receive consideration equal to the original value of the registered capital corresponding to her 3.51877% equity interest in the VIE in connection with the transfer of the VIE to Insight as part of the transactions. Such consideration will be equal to the aggregate amount of a loan made to Ms. Wang by the Company to pay for her initial acquisition of her equity interest in the VIE, and will be used to repay such loan from the Company. The board did not place any limitations on the authority of the independent committee regarding its investigation and evaluation of the merger.

        We compensate the members of the independent committee with an aggregate compensation of $12,000 per month for each of the members of the independent committee in exchange for their services in such capacity (payable each month until November 14, 2015, with any additional compensation for services related to the transactions contemplated by the merger agreement which are rendered after such date to be determined by the board), the payment of which was and is not contingent upon the completion of the merger or the independent committee's or the board's recommendation of the merger.

  Position with the Surviving Company

        The directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving company, and the officers of the Company immediately prior to the effective time of the merger will become the officers of the surviving company, in each case, unless otherwise determined by Parent prior to the effective time of the merger.

Related Party Transactions

Contractual Arrangements

        Currently, we conduct all of our operations in China through Xuecheng Century, our PRC subsidiary, as well as through a series of contractual arrangements with Xueda Information, our consolidated variable interest entity and its shareholders, which include Mr. Li, Mr. Jin and Mr. Yao. For a description of our contractual arrangements, please see "Item 4. Information of the Company—C. Organizational Structure" included in our annual report on Form 20-F for the fiscal year ended December 31, 2014, incorporated by reference into this proxy statement. Please see "Where You Can Find More Information" for a description of how to obtain a copy of our annual report.

        Exclusive Technology Consulting and Management Services Agreement.    Pursuant to the Amended and Restated Exclusive Technology Consulting and Management Services Agreement, (the "Exclusive Service Agreement"), entered into on August 28, 2009 as amended and restated on July 28, 2010 between Xuecheng Century and Xueda Information, Xuecheng Century has the exclusive right to provide technical consulting and management services to Xueda Information. Such services include course material research and development, employee training, technology development, transfer and consulting services, public relation services, market development and planning services, and other services as the parties may mutually agree from time to time. The Exclusive Service Agreement entitles Xuecheng Century to charge Xueda Information annual service fees that amount to substantially all of the net income of Xueda Information before the service fees. Unless terminated earlier in accordance with the above provisions, this agreement has a term of ten years and can be extended automatically, unless indicated otherwise by Xuecheng Century. Xuecheng Century recognized service fees in the total amount of RMB139.6 million ($22.7 million) and RMB119.4 million ($19.4 million) for the years ended December 31, 2013 and 2014, respectively, in consideration for services provided to Xueda Information.

The service fees recognized were eliminated upon consolidation and had been paid by Xueda Information to Xuecheng Century by the end of each year.

        Pledge Agreement.    Pursuant to the Amended and Restated Pledge Agreement (the "Pledge Agreement"), entered into on August 28, 2009, as amended and restated on December 31, 2010, among Xuecheng Century and each of the shareholders of Xueda Information, each shareholder of Xueda Information has agreed to pledge his or her equity interest in Xueda Information to Xuecheng Century to secure the performance of Xueda Information's obligations with respect to the fees payable under the Exclusive Service Agreement, and each shareholder of Xueda Information has agreed not to transfer, pledge or otherwise create any encumbrance on his or her equity interest in Xueda Information without the prior written consent of Xuecheng Century. The Pledge Agreement also provides that, starting from the date of its execution, Xuecheng Century is entitled to all income in cash or otherwise, such as all dividends, generated by the pledged equity interest. This agreement has a term of ten years, which will be extended automatically if the Exclusive Service Agreement is extended upon expiry.

        Exclusive Purchase Right Contract.    Pursuant to the Amended and Restated Exclusive Purchase Right Contract, entered into on August 28, 2009, as amended and restated on July 28, 2010, among Xuecheng Century, Xueda Information and its shareholders, each shareholder of Xueda Information is obligated to sell to Xuecheng Century, and Xuecheng Century has an exclusive and irrevocable right to purchase from such shareholder, or cause such shareholders to sell or transfer to Xuecheng Century's designated party, all or part of such shareholder's equity interest in Xueda Information to the extent permissible under applicable PRC law. The purchase price to be paid by Xuecheng Century or its designated party will be the minimum amount of consideration permitted by applicable PRC law at the time when such share transfer occurs. Currently, PRC national laws and regulations do not expressly impose limitations or restrictions on foreign investment in the tutoring service sector in China, nor would the exercise of the purchase price by Xuecheng Century be restricted under PRC national laws and regulations. However, as there remain uncertainties as to whether Xuecheng Century, a wholly foreign owned enterprise under the PRC law, could obtain the requisite licenses and permits to provide tutoring services in practice, we do not expect Xuecheng Century to exercise this purchase right in the foreseeable future.

        Termination Agreement.    On July 26, 2015, the Company,Parent, Xuecheng Century, Xueda Information and nine individual shareholders of Xueda Information (Mr. Li, Mr. Jin, Mr. Yao, Changyong Zhu, Qiang Deng, Junhong Piao, Yafei Wang, Chaoming Chai and Junbo Song) entered into the Termination Agreement. Pursuant to the Termination Agreement, on the closing date of the merger agreement, a series of contractual arrangements related to the Company's control and economic rights with respect to Xueda Information, the Company's variable interest entity, shall terminate, including the Amended and Restated Exclusive Technology Consulting and Management Service Agreement, the Pledge Agreement, the Amended and Restated Exclusive Purchase Right Contract and the related powers of attorney among Xuecheng Century, Xueda Information and individual shareholders of Xueda Information. The individual shareholders agreed to transfer their respective equity interests in Xueda Information to Parent upon satisfaction of certain conditions set forth in the Termination Agreement. Before these equity transfers, Xueda Information and Xuecheng Century agreed to cooperate with each other to complete share pledge de-registration with the Beijing Administration of Industry and Commerce.

        Equity Transfer Agreement.    Parent and each of the shareholders of Xueda Information, respectively, upon satisfaction of certain conditions pursuant to the Termination Agreement, agreed to enter into equity transfer agreements (collectively, the "Equity Transfer Agreements"). Pursuant to the agreed form of Equity Transfer Agreement, the current shareholders of Xueda Information will transfer all of their equity interests in Xueda Information to Parent immediately prior to the closing of the merger. The Equity Transfer Agreements are in substantially final form but remain subject to comment by the Beijing Administration of Industry and Commerce.

        Share Purchase Agreements.    On July 26, 2015, each of Xizang Leyun Investment Co., Ltd. ("Leyun"), Xizang Guduo Investment Co., Ltd. ("Guduo") and Xizang Kejin Investment Co., Ltd. ("Kejin") entered into separate Share Purchase Agreements (each, a "share purchase agreement") with Parent. Pursuant to each share purchase agreement, which are in substantially similar form, Leyun, Guduo and Kejin will subscribe for, respectively, 74,751,698, 14,113,957 and 14,113,957 shares in Parent's private placement, which respectively represent 19.48%, 3.68% and 3.68% of Parent's total outstanding shares as of the closing of the private placement. The subscription price for the private placement of Parent is RMB19.13 per share. Mr. Jin owns 100% of the equity interest in Leyun, Mr. Li owns 100% of the equity interest in Guduo, and Mr. Yao owns 100% of the equity interest in Kejin. The share purchase agreements shall become effective at such time as the private placement is approved by each of the China Securities Regulatory Commission, the state-owned assets supervision and administration authorities (Ministry of Education and Ministry of Finance), the board of directors of Parent, and the shareholders of Parent.

        Pursuant to a separate share purchase agreement, which is in substantially similar form to the share purchase agreements of Leyun, Guduo and Kejin, Xizang TU Yucai Education Investment Co. Ltd., an affiliate of Tsinghua, has agreed to subscribe for 106,638,787 shares of Parent in the private placement representing 27.79% of Parent's total outstanding shares as of the closing of the private placement.

        Parent's private placement and transactions under the share purchase agreements are expected to close after completion of the merger.

        Secondary Purchase by Tsinghua.    On April 21, 2015, Xizang TU Zhuoyuan Equity Investment Co. Ltd. ("Zhuoyuan"), an affiliate of Tsinghua, entered into a share purchase agreement with Shenzhen Yelinwan Investment Planning Co. Ltd. ("Yelinwan") to acquire 15,000,000 out of 27,438,544 total shares of Parent owned by Yelinwan for a purchase price of RMB40 per share. The share purchase remains subject to a number of closing conditions, including approval by the Shenzhen Stock Exchange and other relevant PRC governmental authorities. The 15,000,000 shares of Parent to be acquired by Zhuoyuan from Yelinwan represent 3.91% of Parent's total outstanding shares (assuming completion of the private placement of Parent's shares described above) and, upon completion of such purchase and the private placement, Tsinghua will beneficially own approximately 33.31% of Parent and will be Parent's largest shareholder. In addition, on August 31, 2015, Tsinghua and Beijing Unisplendour Communication Technology Group Co., Ltd. ("Beijing Unisplendour"), a wholly owned subsidiary of Tsinghua, purchased 6,175,436 shares of Parent in open market purchases. The purchased shares represent 6.42% of the outstanding shares of Parent. At an extraordinary general meeting of Parent on September 17, 2015, a representative of Tsinghua, Mr. Hao Ji, was elected to the board of director of Parent.

Transactions with Mr. Yao

        We used advertising services provided by Beijing 58 Information and Technology Co., Ltd. ("Beijing 58") and Beijing Chengshi Wanglin Information and Technology Co., Ltd. ("Chengshi Wanglin"), two PRC-incorporated Internet-based classified information providers of which Mr. Yao is a major shareholder. In 2013 and 2014, we paid advertising service fee in amounts of $101,000 and nil, respectively, to Beijing 58 and $11,000 and $67,000 to Chengshi Wanglin, respectively. There was no unsettled balance as of December 31, 2013 and 2014. We did not pay any advertising service fee to Beijing 58 and Chengshi Wanglin in the six months ended June 30, 2015.

        In March 2014, the Company repurchased an aggregate of 11,440,000 unregistered shares from Mr. Yao, and pre-IPO venture capital investors CDH Xueda Limited and WP X Investments IV Ltd. at a total consideration of approximately $29.6 million in privately negotiated transactions. Of this repurchase, 2,230,260 unregistered Shares were repurchased from Mr. Yao at a consideration of approximately $3.7 million. Upon completion of the repurchases, we cancelled all of the Shares repurchased.

Transactions with Mr. Jin

        In March 2015, Mr. Jin, through his controlled entity, Golden Section Holding Corporation, purchased a total of 10,952,850 Shares and 1,000,000 ADSs (converted into 2,000,000 Shares) of the Company from CDH Xueda Limited and WP X Investments IV Ltd. at a total consideration of approximately $15.0 million.

        In December 2013, we, through Xuecheng Century, provided two unsecured loans to Beijing Lebai Education Consulting Co., Ltd. ("Lebai") in the aggregate amount of RMB16 million ($2.6 million) to support its business operations. Lebai is an affiliate of Firstleap Education, a company in which we acquired a 14.33% equity interest. Mr. Jin and Christine Lu-Wong, our Chief Financial Officer, are board members of Firstleap Education. These loans had a term from December 2013 to April 2014 and bore an interest rate of 4% per annum. The loans had been repaid and collected in May 2014 and there was no unsettled balance as of December 31, 2014.

        Lebai leased premises for one of its learning centers located in Beijing from Xuecheng Century. In 2013 and 2014 and the six months ended June 30, 2015, Xuecheng Century generated rental income of $159,000, $177,000 and $66,000, respectively, from Lebai. As of December 31, 2014 and June 30, 2015, account receivables and payables in connection with the rental income from Lebai were $170,000 and $25,000, respectively.

        In 2013, we generated tutoring related services income of $117,000 from Lebai. We did not generate such income in 2014 and the three months ended March 31, 2015.

Transactions with Christine Lu-Wong

        See "—Transactions with Mr. Jin" above for more details.

Other Related Party Transactions

        We have adopted an audit committee charter, which requires the audit committee to review and approve all proposed related party transactions as defined in Item 404 of Regulation S-K on an ongoing basis. For a description of our related party transactions, please see "Item 7. Major Shareholders and Related Party Transactions" included in our annual report on Form 20-F for the fiscal year ended December 31, 2014, incorporated by reference into this proxy statement. Please see "Where You Can Find More Information" for a description of how to obtain a copy of our annual report.

        Except for the transactions discussed above under this caption titled "Related Party Transactions" and the arrangements in connection with the merger discussed elsewhere in this proxy statement, during the past two years (i) there were no negotiations, transactions or material contacts between the Company and its affiliates, on the one hand, and any member of the Buyer Group, on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company's securities; election of the Company's directors or sale or other transfer of a material amount of assets of the Company; (ii) the Company and its affiliates did not enter into any other transaction with an aggregate value exceeding 1% of our consolidated revenues with any member of the Buyer Group, and (iii) none of the Company's executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any member of the Buyer Group.

Fees and Expenses

        Fees and expenses incurred or to be incurred by the Company and the Buyer Group in connection with the merger are estimated at the date of this proxy statement and set forth in the table below. Such fees are subject to change pending completion of the merger.

Description	Amount
(in $'000)
Legal fees and expenses	$3,550
Financial advisory fees and expenses	$2,950
Accounting expenses	$410
Independent committee fees	$216
Printing and mailing costs	$80
Filing fees	$43

Total	$7,249

        These expenses will not reduce the merger consideration to be received by the Company shareholders. If the merger is completed, the party incurring any costs and expenses in connection with the merger and the merger agreement will pay those costs and expenses.

Voting by the Founder Parties at the Extraordinary General Meeting

        Pursuant to the Support Agreement, the Founder Parties have agreed that the Shares they beneficially own will be voted in favor of the authorization and approval of the merger agreement, plan of merger and Termination Agreement, and the Transactions, including the merger, at the extraordinary general meeting of the Company. As of the date of this proxy statement, the Founder Parties beneficially owned, in the aggregate, 73,256,598 Shares, which represent approximately 58.3% of the total issued and outstanding Shares entitled to vote.

Litigation Related to the Merger

        We are not aware of any lawsuit that challenges the merger, the merger agreement or any of the transactions contemplated thereby.

Accounting Treatment of the Merger

        Upon completion of the merger, the Company would cease to be a publicly traded company, and the merger is expected to be accounted for as a business combination by Parent in accordance with Accounting Standards Codification 805 "Business Combinations," initially at the fair value of the Company as of the date of the closing of the merger, which is the date of the acquisition.

Regulatory Matters

        The Company does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with effecting the merger other than the Overseas Investment Approvals, the filing with the Shenzhen Stock Exchange (if applicable) and the approval of CSRC (if applicable) with respect to the consummation of the transactions by Parent and Merger Sub, and clearance under the PRC Anti-Monopoly Law approving the transactions (if applicable), the approvals, filings or notices required under the federal securities laws and the filing of the plan of merger (and supporting documentation as specified in the Cayman Islands Companies Law) with the Cayman Registrar and, in the event the merger becomes effective, a copy of the certificate of merger being given to the shareholders and creditors of the Company and Merger Sub as at the time of the filing of the Plan of Merger and notice of Merger published in the Cayman Islands Gazette. See "The Merger Agreement—Conditions to the Merger" beginning on page 97 for additional information.

Dissenter Rights

        Please see "Dissenter Rights" beginning on page 105.

Material U.S. Federal Income Tax Consequences

        The following is a discussion of the material U.S. federal income tax consequences to U.S. Holders (defined below) of Shares or ADSs upon the exchange of Shares or ADSs for cash pursuant to the merger. This discussion does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to dispose of Shares or ADSs in the merger, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, administrative rulings and court decisions, all as in effect as of the date hereof and all of which are subject to differing interpretations and/or change at any time (possibly with retroactive effect). This discussion is not binding on the U.S. Internal Revenue Service, referred to as the "IRS", and the IRS may challenge any of the conclusions set forth below and a U.S. court may sustain such a challenge. In addition, this discussion is not a complete description of all the tax consequences of the merger and, in particular, does not address U.S. federal income tax considerations for holders of Shares or ADSs received in connection with the exercise of employee stock options or otherwise as compensation, holders that validly exercise their rights under the law to object to the merger, or holders subject to special treatment under U.S. federal income tax law (such as insurance companies, banks and other financial institutions, tax-exempt entities, broker-dealers, mutual funds, traders in securities who elect the mark-to-market method of accounting, tax-deferred or other retirement accounts, holders subject to the alternative minimum tax, holders who are not U.S. Holders (as defined below), U.S. persons that have a functional currency other than the U.S. dollar, certain former citizens or residents of the United States or holders that hold Shares or ADSs as part of a hedge, straddle, integration, constructive sale or conversion transaction, or holders that actually or constructively own 10% or more of our voting stock). In addition, this discussion does not discuss any consequences to holders of options or warrants to purchase Shares or ADSs, any aspect of state, local or foreign tax law that may be applicable to any holder of Shares or ADSs, any U.S. federal tax considerations other than U.S. federal income tax considerations, or the Medicare tax on net investment income. This discussion assumes that holders own Shares and ADSs as capital assets.

        As used herein, a "U.S. Holder" is any beneficial owner of Shares or ADSs that is (a) a citizen or individual resident of the United States for U.S. federal income tax purposes; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust which (i) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Shares or ADSs, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of partnership. Any partner of a partnership holding Shares or ADSs is urged to consult its tax advisor.

        We urge holders of Shares and ADSs to consult their tax advisors with respect to the specific tax consequences to them in connection with the merger in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws.

Consequences of Participation in the Merger

        For U.S. federal income tax purposes, the merger will be treated as a taxable sale of Shares or ADSs for cash. The receipt of cash as consideration in the merger will be a taxable transaction for U.S. federal income tax purposes, and, subject to the PFIC rules discussed below, a U.S. Holder who so exchanges Shares or ADSs for cash will generally recognize gain or loss in an amount equal to the difference between (a) the amount of cash received and (b) such U.S. Holder's adjusted tax basis in the Shares or ADSs exchanged therefor.

        Any gain or loss recognized by U.S. Holders will generally be treated as United States source gain or loss. However, in the event that we are deemed to be a PRC "resident enterprise" under the PRC tax law, gains from the disposition of the shares may be subject to tax in the PRC. In that event, a U.S. Holder may be eligible for the benefits of the income tax treaty between the United States and the PRC (the Agreement Between the Government of the United States of America and the Government of the People's Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion With Respect to Taxes on Income, referred to as the "Treaty"). Under the Treaty, if any PRC tax were to be imposed on any gain from the disposition of Shares or ADSs, the gain may be treated as PRC source income. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if PRC tax is imposed on gain on a disposition of Shares or ADSs, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company

        A non-United States corporation, such as the Company, will be treated as a "passive foreign investment company" (a "PFIC"), for U.S. federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of "passive" income (the "Income Test") or (ii) 50% or more of the quarterly average of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and a company's unbooked intangibles associated with active business activities may generally be categorized as active assets. In estimating the value of its unbooked intangibles, the Company has taken into account its market capitalization. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. A non-United States corporation will be treated as owning a proportionate share of the assets and income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of the stock.

        Based on the price of the Company's ADSs and Shares and the composition of assets, the Company believes that it was a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2014 and may be a PFIC for its current taxable year. Based on our current income and assets, and due in part to uncertainty regarding the classification of the Company's goodwill and going concern value following the merger (if completed) it is uncertain whether the Company will be classified as a PFIC for our current taxable year. Because PFIC status is a fact-intensive determination made on an annual basis, no assurance can be given that the Company is not or will not become classified as a PFIC.

        If the Company is a PFIC for the current taxable year or has been a PFIC during any prior year in which a U.S. Holder held Shares or ADSs and the U.S. Holder has not made a valid "deemed sale" election, mark-to-market election or qualified electing fund election, any gain recognized by a U.S. Holder on the disposition of Shares or ADSs generally would be allocated ratably over such U.S. Holder's holding period for the Shares or ADSs. The amount allocated to the taxable year of the disposition and to any year before the Company became a PFIC would be treated as ordinary income in the taxable year of the disposition. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that year and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax attributable to each such year. If a U.S. Holder has made a valid mark-to-market election with respect to its Shares or ADSs, any gain the U.S. Holder recognizes would be treated as ordinary income and any loss would be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

        If the Company is a PFIC for the current taxable year or has been a PFIC during any prior year in which a U.S. Holder held Shares or ADSs, a U.S. Holder generally would be required to file IRS Form 8621 with respect to the disposition of the Shares or ADSs, reporting gains realized with respect to the Company. The PFIC rules are complex, and each U.S. Holder is urged to consult its tax advisor regarding the applicable consequences of the merger to it if the Company is a PFIC or have been a PFIC during any prior year in which a U.S. Holder held Shares or ADSs.

        If the Company is not a PFIC for the current taxable year and has not been a PFIC for prior years in which a U.S. Holder held Shares or ADSs, recognized gain or loss on the sale of Shares or ADSs by such a U.S. Holder will generally be capital gain or loss, and will constitute long-term capital gain or loss if such U.S. Holder's holding period for the Shares or ADSs exchanged is greater than one year at the effective time of the merger.

        Long-term capital gains of non-corporate U.S. Holders are subject to U.S. federal income tax at a reduced rate. The ability to use any capital loss to offset other income or gain is subject to certain limitations under the Code.

        If a U.S. Holder acquired different blocks of Shares or ADSs at different times and different prices, such U.S. Holder must determine the adjusted tax basis and holding period separately with respect to each such block of Shares or ADSs.

Information Reporting and Backup Withholding

        A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding with respect to the amount of cash received in the merger. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding unless he provides his taxpayer identification number in the manner required, certifies that he is not subject to backup withholding or is an exempt recipient, or otherwise complies with the applicable requirements of the backup withholding rules. A U.S. Holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder's U.S. federal income tax liability, if any, provided that the required procedures are followed. U.S. Holders are urged to consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

Material PRC Tax Consequences

        Under the EIT Law, which took effect on January 1, 2008, enterprises established outside of China whose "de facto management bodies" are located in the PRC are considered "resident enterprises," and thus will generally be subject to the enterprise income tax at the rate of 25% on their global income. On December 6, 2007, the State Council adopted the Regulation on the Implementation of EIT Tax Law, which defines the "de facto management body" as an establishment that has substantial management and control over the business, personnel, accounts and properties of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies ("Circular 82") on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the "de facto management body" of a Chinese-controlled offshore incorporated enterprise is located in China. Under the EIT Law and its implementation regulations, the PRC income tax at the rate of 10% is applicable to any gain recognized on receipt of consideration by a "non-resident enterprise" from transfer of its equity in a PRC resident enterprise, provided that the "non-resident enterprise" does not have a de facto management body in the PRC and also (a) does not have an establishment or place of business in the PRC or (b) has an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business, to the extent such gain is derived from sources within the PRC. Under the Individual Income Tax Law, an individual who disposes a capital asset in China is subject to PRC individual income tax at the rate of 20%. Relief from these taxes may be sought under applicable Income Tax Treaties with China.

        We do not believe we are a resident enterprise defined and regulated by the aforesaid regulations or that the gain recognized on the receipt of cash consideration for your Share should otherwise be subject to PRC income tax to holders of such Shares that are not PRC residents as none of our shareholders is a PRC company or PRC corporate group and, in addition, the Company is not aware of any offshore holding companies with a similar corporate structure as the Company's ever having been deemed a PRC "resident enterprise" by the PRC tax authorities. However, as there has not been a definitive determination of the Company's status by the PRC tax authorities, the Company cannot confirm whether it would be considered a PRC resident enterprise under the EIT Law or whether the gain recognized on the receipt of cash consideration for Shares would otherwise be subject to PRC tax to holders of such Shares that are not PRC tax residents.

        In addition, under the Circular on Strengthening the Administration of Enterprises Income Tax on Non-resident Enterprises' Equity Transfer Income ("Circular 698") issued by the State Administration of Taxation, which became effective as of January 1, 2008, the Circular Concerning Various Questions on the Administration of Enterprises Income Tax on Non-resident Enterprises ("Bulletin 24") issued by the State Administration of Taxation, which became effective as of April 1, 2011, and the Bulletin on Certain Issues Relating to Indirect Transfer of Assets by Non-resident Enterprises ("Bulletin 7") issued by the State Administration of Taxation, which became effective on February 3, 2015, if any non-resident enterprise transfers equity of a resident enterprise, the non-resident enterprise may be subject to a 10% PRC income tax on the gain from such equity transfer, unless the amount of the equity interest to be transferred and the transfer price are determined pursuant to standard trading rules of a public security market and not by the purchaser and the seller by mutual agreement prior to such transactions. According to Circular 698, Bulletin 24 and Bulletin 7, where a non-resident enterprise indirectly holds and transfers equity of a PRC resident enterprise held through an offshore holding company, a list of factors set out by Bulletin 7 should be taken into consideration to assess whether the transfer arrangement would be deemed as having a reasonable commercial purpose. Where non-resident enterprises indirectly transfer PRC resident enterprises' equity and avoid obligations to pay enterprise income tax through arrangement without a reasonable commercial purpose, PRC taxation authorities have the power to redefine and deem the transaction as a direct transfer of PRC resident enterprises' equity and impose a 10% income tax on the gain from such offshore share transfer. Circular 698 or Bulletin 7 may be determined by the PRC tax authorities to be applicable to the merger where non-PRC resident corporate shareholders or ADS holders were involved, if the merger is determined by the PRC tax authorities to lack reasonable commercial purpose. As a result, if PRC tax authorities were to invoke Circular 698 or Bulletin 7 and impose tax on the receipt of consideration for Shares or ADSs, then any gain recognized on the receipt of consideration for such Shares or ADSs pursuant to the merger by the Company's non-PRC-resident shareholders could be treated as PRC-source income and thus be subject to PRC income tax at a rate of 10% (subject to applicable treaty relief).

        You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including any PRC tax consequences.

Material Cayman Islands Tax Consequences

        The Cayman Islands currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the merger or the receipt of cash for Shares or ADSs under the terms of the merger agreement. This is subject to the qualification that (a) Cayman Islands stamp duty may be payable if any original transaction documents are brought to or executed or produced before a court in the Cayman Islands (for example, for enforcement); (b) registration fees will be payable to the Cayman Registrar to register the plan of merger; and (c) fees payable to the Cayman Islands Government Gazette Office to publish the notice of the merger in the Cayman Islands Government Gazette.

 MARKET PRICE OF THE COMPANY'S ADSS, DIVIDENDS AND OTHER MATTERS

Market Price of the ADSs

        The following table provides the high and low sales prices for our ADSs on the NYSE under the symbol "XUE," for the periods indicated:

	Sales Price Per ADS (in $)
	High	Low
Quarterly:
2013
First quarter	3.17	2.45
Second quarter	3.50	2.84
Third quarter	5.00	3.18
Fourth quarter	7.25	4.11
2014
First quarter	7.70	5.10
Second quarter	5.66	4.31
Third quarter	4.70	2.69
Fourth quarter	3.39	2.23
2015
First quarter	2.80	2.12
Second quarter	3.95	2.65
Third quarter	5.20	2.90
Fourth quarter (through October 1, 2015)	5.17	5.15

        On April 17, 2015, the last trading day immediately prior to the Company's announcement on April 20, 2015 that it had received a preliminary going private proposal, the reported closing price of our ADSs on the NYSE was $2.82 per ADS. The merger consideration of $2.75 per Share, or $5.50 per ADS, represents a premium of 95.0% over the closing price of $2.82 per ADS on April 17, 2015, and a 86.8% and 97.2% premium over the Company's 30 and 60 trading day volume-weighted average closing price as quoted by the NYSE on April 17, 2015, respectively. On October 1, 2015, the most recent practicable date before the date of this proxy statement, the high and low reported sales prices of our ADSs were $5.17 and $5.15, respectively. You are urged to obtain a current market price quotation for your Shares in connection with voting your Shares.

Dividend Policy

        During the past two years, we declared and distributed cash dividends to our shareholders. On March 4, 2015, we declared a cash dividend of $0.16 per ADS, or $0.08 per Share. The cash dividend was paid out of additional paid-in capital on April 16, 2015 to holders of Shares on record as of the close of business on March 16, 2015. The aggregate amount of cash dividends to be paid is $10.0 million.

        On February 27, 2014, we declared a cash dividend of $0.16 per ADS, or $0.08 per Share. The cash dividend was paid out of additional paid-in capital on April 15, 2014 to holders of Shares on record as of the close of business on March 28, 2014. The aggregate amount of cash dividends to be paid is $11.0 million.

        Under the terms of the merger agreement, without prior written consent of Parent, the Company and its subsidiaries are not permitted to declare or pay any dividend or other distribution (except for any dividend or distribution by a subsidiary to the Company or another subsidiary) or redeem or purchase or otherwise acquire any of its Shares pending consummation of the merger.

        We are a holding company incorporated in the Cayman Islands with no material operations of our own. We conduct our operations primarily through our subsidiaries and consolidated variable interest entities in China. As a result, our ability to pay dividends and to finance any debt we may incur depends upon dividends paid by our subsidiaries, which in turn depends on service fees paid by our consolidated variable interest entities under the relevant contractual arrangements. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. In addition, under PRC laws and regulations, the maximum amount of dividends payable by our PRC subsidiaries to us is calculated based on their retained earnings as set forth in their statutory financial statements, which are prepared under accounting principles generally accepted in the PRC. Prior to the payment of dividends, our PRC subsidiaries are required to pay income taxes according to PRC laws and make allocations of retained earnings to the reserve fund, enterprise development fund and employee bonus and welfare fund, each at a percentage decided by its respective board of directors each fiscal year. In accordance with the relevant PRC laws and regulations, our PRC subsidiaries are required to allocate at least 10% of their annual after-tax profits determined in accordance with PRC accounting standards to a statutory reserve fund until the cumulative amount in such fund reaches 50% of the company's registered capital. Allocations to this statutory fund can only be used for specific purposes and are not transferable to us in the form of loans, advances or dividends. Our PRC subsidiaries may not distribute any profit to us until any losses incurred in previous fiscal years are fully recovered. As a result of these PRC laws and regulations, our PRC subsidiaries may be restricted in its ability to transfer its net profit to us in the form of dividends in any given year.

        Our consolidated variable interest entities' ability to pay service fees under the relevant contractual arrangements depends on (i) dividends paid by their subsidiaries and (ii) returns distributed by the private schools consolidated by the consolidated variable interest entities directly or through their subsidiaries. Such subsidiaries are subject to the same restrictions as discussed above. The private schools controlled by our consolidated variable interest entities directly or through subsidiaries are also subject to certain regulations regarding distributing returns to their sponsors. Under the relevant PRC laws and regulations, at the end of each fiscal year, every private school in China is required to allocate a certain amount to its development fund for the construction or maintenance of the school or procurement or upgrade of educational equipment before distributing returns to its sponsors. In the case of a private school that requires reasonable returns, this amount must be not less than 25% of such school's annual net income, as determined under the generally accepted accounting principles of the PRC, if any.

        As a result of these PRC laws and regulations and the requirement that distributions by our PRC subsidiaries and consolidated variable interest entities can only be paid out of distributable profits reported in accordance with PRC accounting standards, such PRC entities are restricted from transferring a portion of their net assets to our Cayman Islands holding company. The restricted amounts include the paid-in capital and the statutory reserves of our entities in the PRC.

        Furthermore, under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions and dividend distributions, but not for direct investment, or loan or investment in securities outside China unless the prior approval of China's State Administration of Foreign Exchange (the "SAFE") is obtained. We expect to rely on such permitted dividend distributions by and through our PRC subsidiaries to meet our future cash needs. However, we cannot assure you that such a need will not arise in the future as a result of unexpected future circumstances. Significant restrictions still remain in terms of conversion of Renminbi other than current account transactions. For example, foreign exchange transactions under our subsidiary's capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval of SAFE. To the extent we need to convert and use any RMB-denominated revenue generated by our consolidated variable interest entities, their subsidiaries and schools not paid to our PRC subsidiary, or by our PRC subsidiary not declared and paid as dividends, the limitations will restrict the convertibility of, and our ability to directly receive and use such revenue. As a result, our business and financial condition may be adversely affected.

        Pursuant to the PRC Enterprise Income Tax Law (the "EIT Law") and Enterprise Income Tax Implementation Rules (the "EIT Implementation Rules"), both of which became effective on January 1, 2008, China-sourced income of foreign enterprises, such as dividends paid by PRC subsidiaries to their foreign investors, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor's jurisdiction of incorporation has an applicable income tax treaty with China that provides for a different withholding arrangement.

 THE EXTRAORDINARY GENERAL MEETING

        We are furnishing this proxy statement to you, as a holder of our Shares, as part of the solicitation of proxies by the Company's board of directors for use at the extraordinary general meeting described below.

Date, Time and Place of the Extraordinary General Meeting

        The extraordinary general meeting will be held on            , 2015, at             a.m. (            Time) at                 .

Proposals to be Considered at the Extraordinary General Meeting

        At the meeting, you will be asked to consider and vote upon:

  •
  as a special resolution:

  THAT the agreement and plan of merger dated as of July 26, 2015 (the "merger agreement") by and among Xiamen Insight Investment Co., Ltd. ("Parent"),            ("Merger Sub") and the Company (such merger agreement being in the form attached to the proxy statement accompanying this notice of extraordinary general meeting and which will be produced and made available for inspection at the extraordinary general meeting), the plan of merger (the "plan of merger" being substantially in the form attached as Annex A to this proxy statement) between Merger Sub and the Company required to be registered with the Registrar of Companies of the Cayman Islands for the purposes of the merger (such plan of merger being substantially in the form attached to the merger agreement and which will be produced and made available for inspection at the extraordinary general meeting), and any and all transactions contemplated by the merger agreement, including the merger (the "merger"), be and are hereby authorized and approved; and THAT upon the merger becoming effective, the memorandum and articles of association of the Company be amended and restated in the form annexed to the plan of merger as Annex B thereto; and

  •
  as an ordinary resolution:

  THAT the chairman of the extraordinary general meeting be instructed to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received at the time of the extraordinary general meeting to pass the special resolution to be proposed at the extraordinary general meeting.

        If the merger is completed, at the effective time of the merger, each outstanding Share (including Shares represented by ADSs), other than the Excluded Shares, will be cancelled in exchange for the right to receive $2.75 in cash without interest, and for the avoidance of doubt, because each ADS represents two Shares, each issued and outstanding ADS (other than ADS that represents Excluded Shares), will represent the right to surrender the ADS in exchange for $5.50 in cash per ADS without interest (less a cancellation fee of $0.05 per ADS pursuant to the terms of the ADS deposit agreement), in each case, net of any applicable withholding taxes, in accordance with the terms and conditions set forth in the merger agreement. At the effective time, all of the Shares will be cancelled and cease to exist. Each Dissenting Share will thereafter represent only the right to receive the fair value of such Share as determined under the Cayman Companies Law. Each Excluded Share other than Dissenting Shares will be cancelled for no consideration. At the effective time, each outstanding ordinary share, par value $1.00 per share, of Merger Sub will be converted into one fully paid and non-assessable ordinary share, par value $1.00 per share, of the surviving company.

The Company's Board's Recommendation

        The Company's board of directors, acting upon the unanimous recommendation of the independent committee of the Company's board of directors:

  •
  determined it to be fair to and in the best interests of the Company and its shareholders (other than holders of Excluded Shares), and declared it advisable, to enter into the merger agreement;

  •
  authorized and approved the execution, delivery and performance of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger;

  •
  resolved to direct that the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, be submitted to a vote at an extraordinary general meeting of the shareholders of the Company; and

  •
  recommends that the shareholders vote FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting.

Quorum

        One or more shareholders holding not less than an aggregate of one-third of all voting share capital of the Company in issue present in person or by proxy and entitled to vote on the Share record date will constitute a quorum.

Record Date; Shares and ADSs Entitled to Vote

        You are entitled to attend and vote at the extraordinary general meeting if you have Shares registered in your name at the close of business in the Cayman Islands on            , 2015, the Share record date for voting at the extraordinary general meeting. If you own ADSs at the close of business in New York City on             , 2015, the ADS record date, you cannot vote at the extraordinary general meeting directly, but you may instruct the ADS depositary (as the holder of the Shares underlying the ADSs) on how to vote the Shares underlying your ADSs. The ADS depositary must receive your instructions no later than 10:00 a.m. (New York City Time) on            , 2015 in order to ensure your Shares are properly voted at the extraordinary general meeting. Alternatively, if you own ADSs on the ADS record date, you may vote at the extraordinary general meeting if you cancel your ADSs and become a holder of Shares prior to the close of business in the Cayman Islands on            , 2015. If you wish to cancel your ADSs for the purpose of voting Shares, you need to make arrangements to deliver your ADSs to the ADS depositary for cancellation before the close of business in New York City on            , 2015 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of Shares), (b) payment of the ADS cancellation fees ($0.05 per ADSs to be cancelled) and any applicable taxes, and (c) a certification that you held the ADSs as of the ADS record date and you have not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled or have given voting instructions to the ADS depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for Citibank, N.A.—Hong Kong Office, the custodian holding the Shares, to transfer registration of the Shares to the former ADS holder (or a person designated by the former ADS holder). If after registration of Shares in your name, you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention. Each outstanding Share on the Share record date entitles the holder to one vote on each matter submitted to the shareholders for authorization and approval at the extraordinary general meeting and any adjournment thereof. We expect that, as of the Share record date, there will be 125,667,373 Shares entitled to be voted at the extraordinary general meeting. If you have Shares registered in your name on the Share record date, the deadline for you to lodge your proxy card and vote is            , 2015 at             a.m. (             Time). Please see "—Shareholders and ADS Holders Entitled to Vote; Voting Materials" below for additional information. If the merger is not completed, the Company would continue to be a public company in the U.S. and the Company's ADSs would continue to be listed on the NYSE. The Company's shares are not listed and cannot be traded on any stock exchange other than the NYSE, and in such case only in the form of ADSs. As a result, if you have cancelled your ADSs to attend the extraordinary general meeting and the merger is not completed and you wish to be able to sell your Shares on a stock exchange, you would need to deposit your Shares into the Company's American depositary shares program for the issuance of the corresponding number of ADSs, subject to the terms and conditions of applicable law and the ADS deposit agreement, including, among other things, payment of relevant fees of the ADS depositary for the issuance of ADSs ($0.05 per ADS issued) and any applicable share transfer taxes (if any) and related charges pursuant to the ADS deposit agreement.

Vote Required

        Under the Cayman Companies Law and the merger agreement, we cannot complete the merger unless the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, are adopted by an affirmative vote of shareholders representing at least two-thirds of the Shares present and voting in person or by proxy as a single class at the extraordinary general meeting. As of the date of this proxy statement, the Founder Parties beneficially owned, in the aggregate, 73,256,598 Shares, which represent approximately 58.3% of the total issued and outstanding Shares entitled to vote. Pursuant to the terms of the Support Agreement, these Shares will be voted in favor of the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, at the extraordinary general meeting of the Company. Assuming their compliance with their voting obligations under the Support Agreement, based on the number of Shares expected to be issued and outstanding and entitled to vote on the record date for the extraordinary general meeting, 10,525,840 Shares (representing approximately 8.4% of the number of total expected issued and outstanding shares entitled to vote on the record date, or approximately 20.1% of the expected total number of issued and outstanding shares entitled to vote on the record date which are not held by the Founder Parties) must be voted by the shareholders (other than the Founder Parties) in favor of the proposal in order for the merger to be approved, assuming all such shareholders will be present and voting in person or by proxy at the extraordinary general meeting. Please see "Security Ownership of Certain Beneficial Owners and Management of the Company" beginning on page 112 for additional information.

Shareholders and ADS Holders Entitled to Vote; Voting Materials

        Only holders of Shares entered in the register of members of the Company at the close of business on            , 2015 in the Cayman Islands, the Share record date, will receive the final proxy statement and proxy card directly from the Company. Shareholders registered in the register of members of the Company as of the Share record date or their proxy holders are entitled to vote and may participate in the extraordinary general meeting or any adjournment thereof. Shareholders wanting to vote by proxy should simply indicate on their proxy card how they want to vote, sign and date the proxy card, and mail the proxy card in the return envelope as soon as possible but in any event so that it is received by the Company no later than 10:00 a.m. on            , 2015 (Hong Kong Time).

        Holders of ADSs as of the close of business on            , 2015 (New York City Time), the ADS record date, will receive the final proxy statement and ADS voting instruction card either directly from the Company's ADS depositary (in the case of holders of ADSs who hold the ADSs, either in certificated or uncertificated form, registered on the books of the ADS depositary) or these materials will be forwarded to them by a third party service provider (in the case of beneficial owners of ADSs who do not hold the ADSs registered on the books of the ADS depositary). Holders of ADSs as of the close of business on            , 2015 (New York City Time), cannot attend or vote at the extraordinary general meeting directly, but may instruct the ADS depositary how to vote the Shares underlying the ADSs by completing and signing an ADS voting instruction card provided by the ADS depositary and returning it in accordance with the instructions printed on it. The ADS depositary must receive the ADS voting instruction card no later than 10:00 a.m. (New York City Time) on            , 2015. The ADS depositary shall endeavor, in so far as practicable, to vote or cause to be voted the Shares represented by ADSs in accordance with your timely voting instructions. Persons holding ADSs in a brokerage, bank or nominee account should consult with their broker, bank or nominee to obtain directions on how to provide such broker, bank or nominee with instructions on how to vote their ADSs.

        Holders of ADSs may vote at the extraordinary general meeting if they cancel their ADSs and become a holder of Shares by the close of business on            , 2015 (            Time). ADS holders wanting to cancel their ADSs need to make arrangements to deliver their ADSs to the ADS depositary for cancellation prior to the close of business in New York City on            , 2015, pay the applicable ADS cancellation fees ($0.05 per ADS cancelled) and complete certain other procedures required by the ADS depositary. Persons who hold ADSs in a brokerage, bank or nominee account, must contact their broker, bank or nominee to find out what actions they need to take to instruct the broker, bank or nominee to cancel the ADSs on their behalf.

        Each ADS represents two Shares. As of the date of this proxy statement, there were 125,667,373 Shares issued and outstanding (including Shares represented by ADSs), all of which are entitled to vote on the proposals at the extraordinary general meeting, subject to the procedures described above. As of the date of this proxy statement, there were 20,193,035 ADSs (excluding treasury ADSs) outstanding; subject to the cancellation procedures described above, none of the holders of these ADSs may vote in person at the extraordinary general meeting.

        Persons who have acquired Shares and whose names are entered in the Company's register of members before the close of business on            , 2015 (            Time) will receive the proxy form (including the voting material) before the extraordinary general meeting, and persons who are ADS holders as of the close of business on            , 2015 (New York City Time) will receive the ADS voting instruction card from the ADS depositary before the extraordinary general meeting. Shareholders who have acquired Shares after the close of business on             , 2015 (            Time) may not attend the extraordinary general meeting unless they receive a proxy from the person or entity who had sold them the Shares.

Proxy Holders for Registered Shareholders

        Shareholders registered in the register of members of the Company as of the Share record date who are unable to participate in the extraordinary general meeting may appoint another shareholder, a third party or the chairman of the meeting as proxy holder by completing and returning the form of proxy in accordance with the instructions printed thereon. With regard to the items listed on the agenda and without any explicit instructions to the contrary, the chairman of the meeting as proxy holder will vote in favor of the merger according to the recommendation of the board of directors of the Company. If new proposals (other than those on the agenda) are put forth before the extraordinary general meeting, the chairman of the meeting as proxy holder will vote in accordance with the position of the board of directors of the Company.

Voting of Proxies and Failure to Vote; Discretionary Proxy of the Company Under the Deposit Agreement

        All Shares represented by valid proxies will be voted at the extraordinary general meeting in the manner specified by the holder. If a shareholder returns a properly signed proxy card but does not indicate how the shareholder wants to vote, Shares represented by that proxy card will be voted FOR the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR the proposal to adjourn the extraordinary general meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to pass the special resolution during the extraordinary general meeting unless the shareholder appoints a person other than the chairman of the meeting as proxy, in which case the Shares represented by that proxy card will be voted (or not submitted for voting) as the proxy determines. Shareholders who fail to cast their vote in person or by proxy will not have their votes counted.

        If the ADS depositary timely receives voting instructions from an ADS holder which fail to specify the manner in which the ADS depositary is to vote any Shares represented by the holder's ADSs, the ADS depositary will deem such holder (unless otherwise specified in the notice distributed to the holders) to have instructed the ADS depositary to vote FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting. If no instructions are received by the ADS depositary from an ADS holder with respect to any Shares represented by the holder's ADSs on or before the specified ADS vote cut-off date, then such holder may, under the terms of the ADS deposit agreement, be deemed to have instructed the ADS depositary to give a discretionary proxy to the Designee. Unless the Company informs the ADS depositary that it does not wish such discretionary proxy to be given or that there exists substantial opposition or that the rights of the holders of ADSs or the shareholders of the Company will be materially adversely affected, the Designee will receive a discretionary proxy from the ADS depositary and will vote all Shares underlying such uninstructed ADSs FOR the authorization and approval of the merger agreement, the plan of merger and the transactions contemplated by the merger agreement, including the merger, and FOR any adjournment of the extraordinary general meeting.

Revocability of Proxies

        Registered holders of our Shares may revoke their proxies in one of three ways:

  •
  first, a registered shareholder may revoke a proxy by written notice of revocation given to the Company before the extraordinary general meeting commences. Any written notice revoking a proxy should be sent to Xueda Education Group, A-4 Xibahe Beili, Chaoyang District, Beijing 100028, The People's Republic of China;

  •
  second, a registered shareholder may complete, date and submit a new proxy card bearing a later date than the proxy card sought to be revoked to the Company no less than 48 hours prior to the extraordinary general meeting; or

  •
  third, a registered shareholder may attend the extraordinary general meeting and vote in person. Attendance, by itself, will not revoke a proxy. It will only be revoked if the shareholder actually votes at the extraordinary general meeting.

        If a shareholder holds Shares through a broker, bank or other nominee and has instructed the broker, bank or other nominee to vote the shareholder's Shares, the shareholder must follow directions received from the broker, bank or other nominee to change those instructions.

        Holders of our ADSs may revoke their voting instructions by notification to the ADS depositary in writing at any time prior to 10:00 a.m. (New York City Time) on            , 2015. A holder of ADSs can do this in one of two ways:

  •
  first, a holder of ADSs can revoke its voting instructions by written notice of revocation timely delivered to the ADS depositary; or

  •
  second, a holder of ADSs can complete, date and submit a new ADS voting instruction card to the ADS depositary bearing a later date than the ADS voting instruction card sought to be revoked.

        If you hold your ADSs through a broker, bank or nominee and you have instructed your broker, bank or nominee to give ADS voting instructions to the ADS depositary, you must follow the directions of your broker, bank or nominee to change those instructions.

Rights of Shareholders Who Object to the Merger

        Shareholders who hold their Shares in their own name at the time when the vote on the merger is taken will have the right to dissent from the merger and receive payment of the fair value of their Shares if the merger is completed, but only if they deliver to the Company, before the vote on the merger is taken, a written objection to the merger and subsequently comply with all procedures and requirements of Section 238 of the Cayman Companies Law, a copy of which is attached as Annex C to this proxy statement, for the exercise of dissenter rights. The fair value of your Shares as determined under that statute could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you do not exercise dissenter rights with respect to your Shares.

        ADS HOLDERS WILL NOT HAVE THE RIGHT TO DISSENT FROM THE MERGER AND RECEIVE PAYMENT OF THE FAIR VALUE OF THE SHARES UNDERLYING THEIR ADSs. THE ADS DEPOSITARY WILL NOT ATTEMPT TO EXERCISE ANY DISSENTER RIGHTS WITH RESPECT TO ANY OF THE SHARES THAT IT HOLDS, EVEN IF AN ADS HOLDER REQUESTS THE ADS DEPOSITARY TO DO SO.

        ADS HOLDERS WISHING TO EXERCISE DISSENTER RIGHTS MUST SURRENDER THEIR ADSs TO THE ADS DEPOSITARY FOR CANCELLATION, PAY THE ADS DEPOSITARY'S FEES REQUIRED FOR THE CANCELLATION OF THE ADSs, PROVIDE INSTRUCTIONS FOR THE REGISTRATION OF THE CORRESPONDING SHARES, AND CERTIFY THAT THEY HAVE NOT GIVEN, AND WILL NOT GIVE, VOTING INSTRUCTIONS AS TO THE ADSs (OR, ALTERNATIVELY, THAT THEY WILL NOT VOTE THE SHARES) BEFORE THE CLOSE OF BUSINESS IN NEW YORK CITY ON            , 2015, AND BECOME REGISTERED HOLDERS OF SHARES BY THE CLOSE OF BUSINESS IN THE CAYMAN ISLANDS ON            , 2015. THEREAFTER, SUCH FORMER ADS HOLDERS MUST COMPLY WITH THE PROCEDURES AND REQUIREMENTS FOR EXERCISING DISSENTER RIGHTS WITH RESPECT TO THE SHARES UNDER SECTION 238 OF THE CAYMAN ISLANDS COMPANIES LAW.

        IF THE MERGER IS NOT COMPLETED, THE COMPANY WOULD CONTINUE TO BE A PUBLIC COMPANY IN THE U.S. AND THE COMPANY'S ADSs WOULD CONTINUE TO BE LISTED ON THE NYSE. THE COMPANY'S SHARES ARE NOT LISTED AND CANNOT BE TRADED ON ANY STOCK EXCHANGE OTHER THAN THE NYSE, AND IN SUCH CASE ONLY IN THE FORM OF ADSs. AS A RESULT, IF A FORMER ADS HOLDER HAS CANCELLED HIS OR HER ADSs TO EXERCISE DISSENTER RIGHTS AND THE MERGER IS NOT COMPLETED AND SUCH FORMER ADS HOLDER WISHES TO BE ABLE TO SELL HIS OR HER SHARES ON A STOCK EXCHANGE, SUCH FORMER ADS HOLDER WOULD NEED TO DEPOSIT HIS OR HER SHARES INTO THE COMPANY'S ADS PROGRAM FOR THE ISSUANCE OF THE

CORRESPONDING NUMBER OF ADSs, SUBJECT TO THE TERMS AND CONDITIONS OF APPLICABLE LAW AND THE ADS DEPOSIT AGREEMENT, INCLUDING, AMONG OTHER THINGS, PAYMENT OF RELEVANT FEES OF THE ADS DEPOSITARY FOR THE ISSUANCE OF ADSs AND APPLICABLE SHARE TRANSFER TAXES (IF ANY) AND RELATED CHARGES PURSUANT TO THE ADS DEPOSIT AGREEMENT.

Whom to Call for Assistance

        If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations, Xueda Education Group, at +86-10-6427-8899 ext. 6619 or at investor_relations@xueda.com.

Solicitation of Proxies

        The Company does not plan to engage a proxy solicitor to assist in the solicitation of proxies. Instead, proxies may be solicited by mail, in person, by telephone, by internet or by facsimile by certain of our officers, directors and employees. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of the Company's shares and in obtaining voting instructions from those owners. The Company will pay all expenses of filing, printing and mailing this proxy statement.

Other Business

        We are not currently aware of any business to be acted upon at the extraordinary general meeting other than the matters discussed in this proxy statement.

 THE MERGER AGREEMENT

        This section of this proxy statement describes the material provisions of the merger agreement, but does not purport to describe all of the terms of the merger agreement that may be important to you. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that, together with the plan of merger attached as Exhibit A to the merger agreement, governs the proposed merger. The following description of the merger agreement has been included to provide you with information regarding its terms.

Structure and Completion of the Proposed Merger

        The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the merger agreement. If the merger is completed, the Company will become a wholly-owned subsidiary of Parent and cease to be a publicly-traded company. Unless otherwise agreed by Parent and the Company, the Closing will occur as soon as reasonably practicable (and in any event within five business days) after the satisfaction or waiver of the conditions to the Closing. Subject to the merger agreement, Parent, Merger Sub and the Company will execute and file the plan of merger and other documents required to effect the merger pursuant to the Cayman Companies law with the Cayman Registrar as provided in Section 233 of the Cayman Companies Law on the date of the Closing. The Merger will become effective upon the registration of the plan of merger by the Cayman Registrar.

Memorandum and Articles of Association; Directors and Officers of the Surviving Company

        At the effective time of the merger, the memorandum and articles of association substantially in the form attached as Exhibit B to the merger agreement will become the memorandum and articles of association of the Company as the surviving company. The directors and officers of the surviving company at the effective time of the merger will be set forth in the plan of merger.

Treatment of our Shares, ADSs, Options, Restricted Share Units and Restricted Shares

        Shares.    At the effective time of the merger, each Share, including Shares represented by ADSs, other than Excluded Shares (as defined below), will be cancelled and cease to exist in exchange for the right to receive the per share merger consideration, payable in accordance with the procedures set forth in Exchange of Share Certificates section of the merger agreement. As each ADS represents two Shares, each ADS issued and outstanding immediately prior to the effective time of the merger, other than ADSs representing Excluded Shares, will represent the right to receive the per ADS merger consideration in cash without interest pursuant to the terms set forth in the ADS deposit agreement.

        "Excluded Shares" means collectively, (A) any Shares beneficially owned by the Company or its subsidiaries, (B) any Shares (including Shares held by the ADS depositary in respect of ADSs) reserved (but not yet allocated) by the Company for issuance by the Company upon exercise by the holders of any option or the exercise by the holders of any restricted share unit to receive Shares or ADSs, or the conversion by the holders of any restricted share units to Shares or ADSs, and (C) Shares owned by holders who have validly exercised and not effectively withdrawn or lost their right to dissent from the merger pursuant to Section 238 of the Companies Law.

        Options, restricted share units and restricted shares.    As soon as practicable following the date of the merger agreement, the board or the compensation committee of the board will (i) approve resolutions to (a) accelerate the vesting or conversion, as the case may be, of the options, restricted share units and restricted shares granted by the Company under the Company Share Incentive Plan, in each case such that each of the foregoing would be vested or converted in full immediately prior to the effective time of the merger notwithstanding the vesting or conversion date in respect thereof, (b) terminate the Company Share Incentive Plan, effective as of the effective time of the merger and (ii) take all actions reasonably requested by Parent in order to bring into effect the provisions hereof. Upon approval of such resolutions by the board or the compensation committee of the board pursuant to the immediately foregoing sentence, the Company will or will cause (i) the delivery of a notice, which form shall be reasonably satisfactory to Parent, to each holder (other than the founder shareholders set forth in Schedule 9.3(T) of the merger agreement) of the options and/or restricted share units and/or restricted shares, informing such holder of the effect of the merger on such holder's options and/or restricted share units and/or restricted shares, (ii) the Company Share Incentive Plan and any relevant award agreements with respect thereto to be terminated, effective as of the effective time of the merger, (iii) each option, restricted share unit, and restricted share that is outstanding, whether or not vested, exercisable or convertible, as applicable, to be cancelled as of the effective time of the merger and (iv) all other actions that are reasonably requested by Parent to be taken in order to effect the matters described hereof. For the avoidance of doubt, following the effective time of the merger, neither Parent nor the surviving company shall be required to issue Shares or other equity securities of the Company or the surviving company or pay any other consideration to any person pursuant to any exercise of the options or conversion of the restricted share units, or in respect of restricted shares. For the avoidance of doubt, any tax or other amounts due and payable or otherwise incurred by the former holders of the options, restricted share units and/or restricted shares, which tax or other amount in each case would not be due and payable or otherwise incurred by such former holders but for the acceleration of such options, restricted share units, or restricted shares pursuant to this clause shall in each case be borne and paid by such former holders without any cost whatsoever to the Company, Parent or Merger Sub.

        Each holder of the options that have not been exercised as of the Effective Date (each, a "vested Company option", and, collectively, the "vested Company options") and that are cancelled at the effective time of the merger pursuant to the above paragraph will, in consideration for such cancellation, be paid by the Company, promptly after the effective time of the merger (but in any event not later than five business days thereafter), a cash amount equal to (i) the excess, if any, of the per share merger consideration (in the case of a Share option), over the exercise price of each vested Company option then held by such holder, multiplied by (ii) the number of Shares underlying such vested Company option, provided, that if the exercise price of such vested Company option is equal to or greater than the per share merger consideration (in the case of a Share Option), such vested Company option shall be canceled without payment of any consideration.

        Restricted Shares.    Each holder of the restricted share units and/or restricted shares that are cancelled at the effective time of the merger pursuant to this section will, in consideration for such cancellation, be paid by the Company, as soon as reasonably practicable following the effective time of the merger, a cash amount equal to (A) the per share merger consideration, multiplied by (B) the number of Shares underlying such restricted share units or restricted shares, as applicable.

        Cancellation of Dissenting Shares.    Each of the Dissenting Shares shall be cancelled in accordance with the Dissenter Rights and thereafter represents only the right to receive the applicable payments set forth in the Dissenter Rights section of the merger agreement.

Exchange of Share Certificates or ADRs

        The paying agent will act as the agent for payment of the applicable consideration payable to our shareholders in the merger. Prior to the submission to the BAIC of the application for the transfer of one hundred percent (100%) equity ownership interest in the VIE by the VIE shareholders to Parent in accordance with the Termination Agreement, Parent will deposit, or will cause to be deposited, with the paying agent an amount of cash necessary for payment of the aggregate consideration payable to our shareholders in the Merger, which will be deposited in a separate fund established for the benefit of our shareholders.

        Instructions with regard to the surrender of Share certificates and ADRs evidencing ownership of your Shares or ADSs after the merger is completed, together with the letter of transmittal to be used for that purpose, will be mailed to our shareholders by the paying agent promptly after the effective time of the merger.

        You should not return any Share certificates or ADRs evidencing ownership of your Shares or ADSs with the enclosed proxy card, and you should not forward your Share certificates or ADRs evidencing ownership of your Shares or ADSs to the paying agent or the ADS depositary without a letter of transmittal.

Representations and Warranties

        The representations and warranties of the Company contained in the merger agreement have been made solely for the benefit of Parent. In addition, such representations and warranties (i) have been made only for purposes of the merger agreement, (ii) have been qualified by certain disclosures made to Parent not reflected in the text of the merger agreement, (iii) may be subject to materiality qualifications contained in the merger agreement, which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the merger agreement or other specific dates, and (v) have been included in the merger agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the merger agreement and its summary is included with this proxy statement only to provide investors with information regarding the terms of the merger agreement and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of our subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 20-F, Forms 6-K and other documents that the Company files with or furnishes to the SEC.

        The representations and warranties made by the Company to Parent include representations and warranties relating to, among other things:

  •
  each of the Company's and its subsidiaries' due organization, existence, good standing and authority to own, lease and operate its properties and assets and to carry on the business of the Company and its subsidiaries;

  •
  the memoranda and articles of association or the equivalent organizational documents of the Company and its subsidiaries being in full force and effect, with the organizational documents of each of the PRC subsidiaries and Company subsidiaries established in the PRC having been duly approved by governmental entities, and there being no violation of any such organizational documents;

  •
  the Company's capitalization, the absence of preemptive or other similar rights or any debt securities that give its holders the right to vote with our shareholders;

  •
  the accuracy of the list of holders of options, restricted share units, and restricted shares held by key employees;

  •
  the ownership by the Company of the equity interests of its subsidiaries (other than the VIE);

  •
  the owners of equity interests of the VIE and the absence of all liens except as provided in described under the caption "Item 4. Information on the Company—Organizational Structure" in the Company's annual report on Form 20-F incorporated by reference herein;

  •
  absence of voting trusts, other than the ADS deposit agreement, the Control Agreements and the nominee agreements related to the Company's operation of each school;

  •
  the Company's corporate power and authority to execute, deliver and perform its obligations under and to consummate the transactions under the merger agreement (acting upon the unanimous recommendation of the independent committee), and the enforceability of the merger agreement against the Company;

  •
  the declaration of advisability of the merger agreement and the merger by our board of directors (acting upon the unanimous recommendation of the independent committee), and the approval of the merger agreement and the merger by our board of directors;

  •
  the required vote of our shareholders to approve and authorize the merger agreement and the plan of merger;

  •
  the absence of (i) a conflict with or violation of the governing documents of the Company and its subsidiaries, (ii) a conflict with or violation of applicable laws or orders (assuming receipt of certain approvals and authorizations and the taking of certain actions, including the Company Requisite Vote) and (iii) a default, breach, violation of, or acceleration of obligations under certain agreements, in each case, as a result of the Company entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

  •
  governmental consents and approvals, including with PRC governmental entities, required in connection with the execution, delivery and performance of the merger agreement by the Company and the consummation of the transactions contemplated thereby, subject to certain exceptions;

  •
  compliance with applicable laws, licenses and permits (including anti-bribery laws and export control laws);

  •
  the filing and registration with PRC governmental entities required to made in respect of the PRC subsidiaries and their operations, including registrations with the Ministry of Commerce (MOFCOM), the State Administration for Industry and Commerce, SAFE, the authorities in charge of education, and the tax bureau;

  •
  the Company's SEC filings since January 1, 2012 and the financial statements included therein;

  •
  compliance of the Company's SEC reports in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to them;

  •
  compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE;

  •
  the absence of certain undisclosed liabilities;

  •
  the conduct of business in all material respects in accordance with the ordinary course consistent with past practice from December 31, 2014 through the date of the merger agreement;

  •
  the absence of a Material Adverse Effect (as defined below) and the absence of certain other changes or events since December 31, 2014;

  •
  the absence of certain legal proceedings and governmental orders;

  •
  compliance with all labor and employment laws, and payment by each PRC subsidiary to appropriate governmental entities or employees of applicable required amounts in respect of employees based on the requirements of applicable laws;

  •
  insurance policies;

  •
  personal property and assets;

  •
  real property;

  •
  tax matters;

  •
  intellectual property;

  •
  environmental matters;

  •
  material contracts and the absence of any default under any material contract;

  •
  the absence of any undisclosed contracts, transactions, indebtedness, or other agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and (i) any officer or director of the Company or any of its subsidiaries, (ii) any record or beneficial owner of five percent or more of the Company's voting securities or (iii) any affiliate or family member of any such officer, director, or beneficial holder (other than the Termination Agreement), on the other hand;

  •
  the receipt of an opinion from Lazard Asia (Hong Kong) Limited;

  •
  the absence of any undisclosed brokers' or finders' fees;

  •
  the absence of a shareholder rights plan and the inapplicability of any anti-takeover law to the merger;

  •
  the Termination Agreement and its full force and effect as valid and binding on the parties thereto;

  •
  the Equity Transfer Agreements and their full force and effect as valid and binding on the parties thereto; and

  •
  acknowledgement as to absence of any representations and warranties by the Company other than those representations and warranties as set forth in Article III of the merger agreement.

        Many of the representations and warranties in the merger agreement made by the Company are qualified as to "materiality" or "Material Adverse Effect." For purposes of the merger agreement, a "Material Adverse Effect" means any development, fact, circumstance, event, change, occurrence or effect, individually or in the aggregate, that has or would reasonably be expected to have a material adverse effect on the assets, business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. However, any development, fact, circumstance, event, change, occurrence or effect resulting from any of the following will be deemed not to constitute a "Material Adverse Effect" and will not be taken into account in determining whether there has occurred a Material Adverse Effect:

  •
  changes in general economic, financial market, business or geopolitical condition;

  •
  changes or developments in any of the industries in which the Company and its subsidiaries operate;

  •
  changes in any applicable laws or applicable accounting regulations or principles, or the interpretation or enforcement thereof, in each case proposed, adopted or enacted after the date of the merger agreement.

  •
  changes in the price or trading volume of the shares or any failure to meet any financial projections, forecasts or forward-looking statements (provided that the facts or occurrences giving rise to or contributing to such change or failure, as applicable, that are not otherwise excluded from the definition of "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect);

  •
  natural disaster or any outbreak or escalation of hostilities or war or any act of terrorism;

  •
  any suit, action, or proceeding in respect of the merger agreement, or the other transactions, brought or commenced by any shareholder of the Company (on their own behalf or on behalf of the Company) or other third party;

  •
  announcement of and performance of the merger agreement by the Company, the pendency or consummation of the transactions contemplated thereby, or the identity of Parent or any of its affiliates as the acquiror of the Company (including the Founder Parties), including the impact or effect thereof on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with any employees, customers, suppliers or partners; and

  •
  any action taken, or failure to take action, by the Company or a subsidiary of the Company that Parent has consented to or requested in writing;

    provided that any development, fact, circumstance, condition, event, change, occurrence or effect referred to in the first three clauses may be taken into account in determining whether or not there has been a Material Adverse Effect solely to the extent such development, fact, circumstance, condition, event, change, occurrence or effect has a materially disproportionately adverse effect on the Company and its subsidiaries taken as a whole, as compared to other similarly situated companies in the industries in which the Company and its subsidiaries operate.

        The representations and warranties made by Parent and Merger Sub to the Company include representations and warranties relating to, among other things:

  •
  their due organization, existence and good standing and authority to own, lease and operate its properties and assets and to carry on the business of the Company and its subsidiaries;

  •
  their corporate power and authority to execute, deliver and perform their obligations under and to consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

  •
  the capitalization and operation of Merger Sub;

  •
  the absence of (i) a conflict with or violation of the governing documents of Parent or Merger Sub, assuming the Parent Requisite Shareholder Vote has been obtained and all filings and obligations have been made or satisfied, (ii) a conflict with or violation of applicable laws or orders (assuming receipt of certain approvals and authorizations and the taking of certain actions, including the filings and approvals with or by certain government entities in the PRC) and (iii) a default, breach, violation of, or acceleration of obligations under certain agreements, in each case, as a result of entering into and performing under the merger agreement and consummating the transactions contemplated by the merger agreement;

  •
  governmental consents and approvals, including with PRC governmental entities, required in connection with the execution, delivery and performance of the merger agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated thereby;

  •
  the absence of certain legal proceedings against Parent or Merger Sub;

  •
  sufficient funds necessary for the payment of the merger consideration and any other amounts required to be paid in connection with the consummation of the merger and the other transactions contemplated by the merger agreement;

  •
  the execution and validity of the guarantee provided by Tsinghua, the enforceability of the guarantee against Tsinghua, and the lack of any default thereunder;

  •
  no ownership of any Shares or any rights to acquire or vote any Shares by Parent or its subsidiaries, except pursuant to the merger agreement;

  •
  no liabilities by Merger Sub, other than liabilities incidental to its formation or relating to the transactions contemplated by the merger agreement and the Support Agreement, the Limited Guarantee and any other contracts relating to the transactions entered into between or among any Buyer Group Parties, and the solvency of Merger Sub;

  •
  acknowledgement by each of Parent and Merger Sub that it has relied solely upon the independent investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its affiliates or their respective representatives (except the representations and warranties of the Company set forth in the merger agreement and in any certificate delivered pursuant to the merger agreement);

  •
  no contracts between Guarantor, Parent, Merger Sub or any of their affiliates, on the one hand, and the VIE shareholders, on the other hand, and no contracts (i) between Guarantor, Parent, Merger Sub or any of their affiliates (excluding the Company and its subsidiaries), on the one hand, and any of the Company's or its subsidiaries' directors, officers, employees or shareholders, on the other hand, that relate in any way to the transactions contemplated by the merger agreement, or (ii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the per share merger consideration or the per ADS merger consideration or pursuant to which any shareholder of the Company has agreed to vote to approve the merger agreement or the merger or has agreed to vote against any Superior Proposal, except for the Support Agreement and as entered into with prior written consent of the independent committee;

  •
  the absence of any brokers' or finders' fees, except for CITIC Securities Company Limited;

  •
  acknowledgement by Parent and Merger Sub of the uncertainties inherent in any estimates, projections, forecasts, plans and budgets provided by the Company; and

  •
  acknowledgement as to the absence of any representations and warranties by the Company other than those representations and warranties as set forth in Article IV of the merger agreement.

Conduct of Business Prior to Closing

        The Company has agreed that, subject to certain exceptions in the merger agreement, from the date of the merger agreement until the effective time of the merger and the termination of the merger agreement, the Company shall: (i) conduct the businesses and operations of the Company and its subsidiaries in the ordinary course and in a manner consistent with past practices in all material respects and in compliance with all applicable laws, (ii) maintain its and its subsidiaries' existence in good standing and use commercially reasonable efforts to preserve intact its and its subsidiaries' current business organization, keep available the services of its and its subsidiaries' current officers and current employees and maintain its and its subsidiaries' material business relationships, in each case in a manner consistent with the past practices in all material respects, (iii) assure that each of its and its subsidiaries' contracts entered into after the date of the merger agreement do not contain certain prohibited provisions and (iv) promptly notify Parent of certain events specified in the merger agreement.

        Subject to certain exceptions set forth in the merger agreement and the disclosure schedule of the Company delivered in connection with the merger agreement, unless Parent consents in writing, which consent will not be unreasonably withheld, conditioned or delayed, the Company will not and will not permit any subsidiary of the Company to, between the date of the merger agreement and the effective time of the merger and the termination of the merger agreement, do any of the following, among other things:

  •
  amend or change their organizational documents;

  •
  issue, grant, deliver, sell, pledge, dispose of, transfer, subject to any lien or encumber any shares, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares, any other ownership interests or any voting securities (including stock appreciation rights, phantom stock or similar instruments) of the Company or any subsidiary of the Company (in each case except for the issuance of Shares upon the exercise of options or settlement of restricted share units outstanding on the date of the merger agreement, in accordance with the terms of any Company plan);

  •
  declare, set aside, make or pay any dividend or other distribution (other than any dividend or distribution by a subsidiary of the Company to the Company or another subsidiary of the Company);

  •
  enter into any agreement with respect to the voting or registration of its share capital;

  •
  reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any Shares or the share capital or other ownership interests of any of its subsidiaries, subject to certain exceptions;

  •
  directly or indirectly acquire in one transaction or any series of related transactions any equity interests in any business organization or division thereof or any material assets, in excess of $3.0 million other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing contracts;

  •
  sell, pledge, mortgage, lease, license, grant any interest in, subject to any lien or permit to exist any lien on, transfer or otherwise dispose of, any material property or assets, in excess of $3.0 million except for dispositions of obsolete assets, intercompany transfers or any sale, pledge or disposition of assets in the ordinary course of business and in a manner consistent with past practice;

  •
  other than in the ordinary course of business consistent with past practice, terminate, cancel, transfer, assign, license, encumber or agree to any material change in, or material express waiver rights of a party (other than the Company or a subsidiary of the Company) under any material contract or enter into or amend any contract that would be a material contract;

  •
  transfer, sell, assign, mortgage, surrender, encumber, grant any security interest in, divest, cancel, disclaim, abandon, allow to lapse or expire (including by failure to pay required fees), dedicate to the public, or otherwise dispose of, any material Company intellectual property rights owned by the Company or any of its subsidiaries, other than cancellation, abandonment, allowing to lapse or expire such Company intellectual property rights that are no longer used or useful in any of the Company's or its subsidiaries' respective businesses or pursuant to contracts in effect prior to the date of the merger agreement;

  •
  grant any material licenses or other material contracts to any third party or enter into any covenant not to sue with respect to any material Company intellectual property rights owned by the Company or any of its subsidiaries except non-exclusive licenses in the ordinary course of business;

  •
  disclose to any person any material trade secrets which are proprietary to the Company and its subsidiaries except pursuant to valid and appropriate non-disclosure or license agreements or pursuant to obligations to maintain the security and confidentiality thereof arising by operation of law;

  •
  fail to continue to follow and practice the intellectual property, information security, and privacy measures, policies and procedures of the Company or its subsidiaries in substantially the same manner, consistent with past practice;

  •
  incur any indebtedness for borrowed money, assume, guarantee or endorse the obligations of any person (other than a wholly-owned subsidiary of the Company) or make, forgive or cancel any loans, advances or capital contributions to, any other person (other than a wholly-owned subsidiary of the Company or acquisitions permitted as described above), in each case in an amount in excess of $5.0 million individually or $10.0 million in the aggregate, other than in the ordinary course of business consistent with past practice (including any borrowings under a credit agreement and in respect of letters of credit);

  •
  except (v) as may be required under applicable law, (w) to the extent required under the Company's existing benefit plans as of the date of the merger agreement, or (x) as may be required pursuant to the terms of employment, severance, retention, change in control, consulting, termination or similar type of contract existing as of the date the merger agreement, (y) as expressly permitted according to the Treatment of Company Stock Option and Company RSUs section of the merger agreement in the case of any acceleration or cancellation of equity awards under the Company Share Incentive Plan and (z) in the ordinary course of business and in a manner consistent with past practice, (i) increase the compensation payable or to become payable (including bonus grants and retention payments) to employees or increase or accelerate the vesting of any benefits provided to, or pay or award any payment or benefit, to its employees in any material respect that is outside the ordinary course of business, (ii) grant any severance or termination pay or retention payments or benefits to, or enter into or materially amend or terminate any employment, severance, retention, change in control, consulting or termination contract with, any employees, (iii) establish, adopt, enter into or materially amend or terminate any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, contract, trust, fund or policy for the benefit of any employees, (iv) pay or make, or agree to pay or make, any accrual or other arrangement for, or take, or agree to take, any action to fund or secure payment of, any severance pension, indemnification or retirement allowance, or other benefits (v) hire, elect or appoint any officer, director, or employee (other than to replace departing officers or directors) or (vi) terminate the employment, change the title, office or position, or materially reduce the responsibilities of any key employee of the Company, in each case, other than for cause;

  •
  make any material changes with respect to any financial or tax accounting principles, policies, methods or procedures used by the Company, except as required by changes in U.S. GAAP or applicable law;

  •
  make, change or revoke any material tax election not required by law; enter into any release, settlement or compromise of any material tax liability; file any material amended tax return (except as required by applicable law) or waive any statute of limitations with respect to any material tax claim or assessment; change (or file a request to change) any method of tax accounting or any annual tax accounting period not required by law; surrender any right to claim a material tax refund; or fail to duly and timely file all material tax returns and other documents required to be filed with any taxing authority in accordance with past practice (taking into account any extension of time within which to file such tax return);

  •
  settle or compromise any litigation, audit, claim or other legal proceeding involving the payment of more than $2.0 million, subject to shareholder litigation;

  •
  except for the merger agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization involving the Company or any subsidiary of the Company, other than among the Company subsidiaries;

  •
  enter into, amend or modify any contracts with any affiliate (including any director or officer) thereof, other than any wholly-owned subsidiary of the Company;

  •
  make any single capital expenditure in excess of $3.0 million, or capital expenditures that are, in the aggregate, in excess of $5.0 million, for the Company and the its subsidiaries, taken as a whole, except in each case for other expenditures necessary to maintain existing assets in good repair, consistent with past practice; or

  •
  authorize or agree to take any of the foregoing.

        Each of Parent and Merger Sub (when established) have agreed or will agree that, until the effective time of the merger, it shall not: (i) take any action or fail to take any action that is intended to or, to the knowledge of Parent or Merger Sub, would reasonably be likely to result in any of the conditions to effecting the Merger becoming incapable of being satisfied; or (ii) take any action which would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the merger or the other Transactions in accordance with the terms of the merger agreement, the Termination Agreement and Equity Transfer Agreements.

Shareholders Meeting

        The Company has agreed to, promptly after the SEC confirms that it has no further comments on the Schedule 13E-3 or proxy statement, (i) establish a record date for determining shareholders of the Company entitled to vote at the meeting of the shareholders for the purposes of authorizing and approving the merger agreement, the plan of merger, the Equity Transfer Agreements, the Termination Agreement and the consummation of the transactions including the merger (the "Company Shareholders Meeting"), (ii) prepare and mail or cause to be mailed or otherwise disseminate the proxy statement to the holders of Shares, including Shares represented by ADSs, as of the record date established for the Company Shareholders Meeting, (iii) instruct or otherwise cause the ADS depositary to (A) fix the record date established by the Company for the Company Shareholders Meeting as the record date for determining the record holders of ADSs, (B) provide all proxy solicitation materials to all record holders of ADSs, and (C) vote all Shares represented by ADSs in accordance with the instructions of such corresponding record holders of ADSs, in each case, in accordance with and subject to the terms of the ADS deposit agreement, and (iv) otherwise take, in accordance with applicable law and its memorandum and articles of association, all action necessary to call, give notice of, and convene the Company Shareholders Meeting (which in any event the Company shall convene no later than 25 business days after the distribution of the proxy statement to the Company's shareholders). Once the Company has established the record date for the Company Shareholders Meeting, the Company shall not change such record date or establish a different record date without the prior written consent of Parent, unless required to do so by applicable law. Without the consent of Parent, authorization and approval of the merger agreement, the plan of merger, the Equity Transfer Agreements, the Termination Agreement and the consummation of the transactions including the merger are the only matters (other than procedural matters) that will be proposed to be acted upon by the shareholders of the Company at the Company Shareholders Meeting.

No Solicitation of Acquisition Proposals; Change of Recommendation; Go-Shop Period

        No Solicitation of Acquisition Proposals.    The Company has agreed that, except during the Go-Shop Period, neither it nor any of its representatives will:

  •
  initiate, solicit or knowingly encourage, assist or facilitate (or publicly propose or announce any intention or desire to do any of the foregoing) any inquiries regarding, or the making of, any proposals, offers, requests, correspondence or other communications that constitute or would reasonably be expected to lead to, an Acquisition Proposal (as defined below);

  •
  engage in, continue or otherwise participate in any negotiations or discussions (other than to state that it is not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its subsidiaries in connection with, any effort or attempt by any other person to seek to do, or that would reasonably be expected to lead to, an Acquisition Proposal;

  •
  comply with any request for non-public information or for access to any of the properties, books or records of the Company or any of its subsidiaries by any person (other than Parent and its representatives) that the Company believes would or would reasonably be expected to lead to an Acquisition Proposal; or

  •
  waive, terminate, modify or fail to enforce any standstill or similar provision in any confidentiality agreement with any person (other than Parent).

        However, at any time prior to obtaining the Company Requisite Shareholder Vote, the Company may, in response to a bona fide written Acquisition Proposal received after the Go-Shop Period End Date, as defined below, that did not a result from the Company's breach of its "non-solicit" covenants under the merger agreement and that the independent committee determines, in its good faith judgment, after consultation with its outside legal counsel and financial advisors, constitutes or would be reasonably expected to lead to a Superior Proposal (as defined below), directly or indirectly through its representatives, (i) furnish information with respect to the Company to the person making such Acquisition Proposal pursuant to a customary confidentiality agreement with the Company that has terms at least as restrictive as those contained in the confidentiality agreement, dated May 29, 2015, as may be amended from time to time, entered into between Parent and the Company and/or (ii) participate in discussions or negotiations with such person and its representatives regarding such Acquisition Proposal; provided that the independent committee prior to the Company's taking any such action has determined in good faith, after consultation with its outside legal counsel, that failure to take such actions would be inconsistent with its fiduciary duties under applicable law.

        Change of Recommendation.    Our board of directors and the independent committee have resolved to recommend that our shareholders approve and authorize the merger agreement and the plan of merger. Under the terms of the merger agreement, subject to certain exceptions, our board of directors and the independent committee may not:

  •
  withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, such recommendation;

  •
  adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal;

  •
  publicly take or disclose a position with regard to or issue any statement referencing an Acquisition Proposal that does not contain an express rejection of such Acquisition Proposal or an express reaffirmation of such recommendation;

  •
  fail to recommend against acceptance of any tender offer or exchange offer for the Shares within 10 business days after the commencement of such offer; or

  •
  resolve or agree to do any of the foregoing (any of the foregoing, a "Change of Recommendation").

        In addition, neither our board of directors nor the independent committee may adopt, approve or recommend (publicly or otherwise), or allow the Company or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement constituting, or that would reasonably be expected to result in, any Acquisition Proposal (other than an acceptable confidentiality agreement described above in accordance with the merger agreement) (each, an "Alternative Acquisition Agreement") or resolve or agree to do any of the foregoing.

        However, if, prior to obtaining the Company Requisite Shareholder Vote or during the Go-Shop Period, the Company has complied with its "non-solicit" covenants under the merger agreement and receives a bona fide written Acquisition Proposal that did not result from a breach of such covenants and that the independent committee determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal, then the independent committee may make a Change of Recommendation and/or authorize the Company to terminate the merger agreement pursuant to a Superior Proposal Termination Event (as defined below in "—Termination of the Merger Agreement"), and the Company, upon receiving such authorization, may enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided that in each case the conditions set forth below have been satisfied:

  •
  the independent committee determined in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to make a Change of Recommendation or to authorize termination of the merger agreement, as applicable, would be inconsistent with its fiduciary duties under applicable law;

  •
  the Company has provided notice to Parent, at least five business days in advance of such Change of Recommendation or authorization, advising Parent of the independent committee's determination (which notice includes the terms and conditions of such Superior Proposal, including the identity of the party making the Superior Proposal and any financing material related thereto, if any, and copies of any proposed transaction documents with respect to such Superior Proposal);

  •
  during such five-business day period, the Company (at the direction of the independent committee) and its representatives have negotiated with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and

  •
  following the end of such five-business day period, the independent committee determined in good faith, after consultation with its outside legal counsel and financial advisors, taking into account any changes to the merger agreement proposed in writing by Parent, that such Superior Proposal continues to constitute a Superior Proposal.

        "Acquisition Proposal" means, any inquiry, proposal or offer from any person or group of persons (other than Parent or one of its subsidiaries or affiliates), in one or a series of transactions, for (i) a merger, reorganization, consolidation, share exchange, business combination, license, lease, recapitalization, liquidation, dissolution or other transaction involving an acquisition of the Company or any of its subsidiaries whose business constitutes 15 percent or more of the net revenues, net income or total assets of the Company and its subsidiaries, taken as a whole, or over 15 percent of the consolidated total assets of the Company and its subsidiaries or (ii) the acquisition in any manner, directly or indirectly, of over 15 percent of the equity securities of the Company or any of its subsidiaries or over 15 percent of the consolidated total assets of the Company and its subsidiaries, in each case other than the merger.

        "Superior Proposal" means any bona fide written Acquisition Proposal (with the percentage set forth in the definition of such term changed from 15 percent to 35 percent) that our board of directors has determined in its good faith judgment after consultation with its outside legal counsel and financial advisors is reasonably likely to be consummated taking into account all financing, legal and regulatory aspects of such offer and the person making the offer and, if consummated, would result in a transaction more favorable to our shareholders, including from a financial point of view, than the merger, including any adjustments to the terms thereof which may be offered by Parent in writing.

        Go-Shop Period.    During the period commencing on the date of the merger agreement and continuing until 11:59 p.m. (New York City time) on the date that is forty-five days following the date of the merger agreement (the "Go-Shop Period End Date"), the Company and its representatives will have the right to, directly or indirectly, (i) initiate, solicit or knowingly encourage, assist or facilitate (or publicly propose or announce any intention or desire to do any of the foregoing) any inquiries regarding, or the making of any proposals, offers, requests, correspondence or other communications that constitute or would reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in, continue, or otherwise participate in any negotiations or discussions concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of its subsidiaries in connection with, any effort or attempt by any other person to seek to do or that would reasonably be expected to lead to an Acquisition Proposal, (iii) comply with any request for non-public information relating to the Company or any of its subsidiaries or for access to any of the properties, books or records of the Company or any of its subsidiaries by any person and/or (iv) waive, terminate, modify, or fail to enforce any standstill or similar provision in any confidentiality agreement or other agreement with any person; provided that prior to providing any non-public information concerning the Company to any such person, such person has entered into a customary confidentiality agreement with the Company that has terms at least as restrictive as those contained in the confidentiality agreement, dated May 29, 2015, as may be amended from time to time, entered into between Parent and the Company, and the Company provides to Parent prior to or simultaneously with the delivery thereof any such information that was not previously provided or made available to Parent.

Certain Additional Covenants

        Pursuant to the terms of the merger agreement, Parent, Merger Sub and the Company have agreed to certain additional covenants related to the following:

  •
  sharing of information and access to information of the Company;

  •
  confidentiality of documents and information;

  •
  public announcements related to the merger agreement and the transactions contemplated thereby;

  •
  notification of certain matters;

  •
  stock exchange delisting;

  •
  Parent's participation in the defense and settlement of any shareholder litigation relating to the transactions contemplated by the merger agreement;

  •
  reasonable best efforts to eliminate or minimize the effects of certain takeover statutes;

  •
  resignations of directors of the Company or any subsidiary of the Company, duly signed and delivered by Company to Parent;

  •
  reasonable best efforts to cause performance of obligations under the Termination Agreement and the Equity Transfer Agreements;

  •
  necessary action by Parent to cause Merger Sub to perform its obligations under the merger agreement;

  •
  employee benefit matters;

  •
  guarantee and escrow, including that until the effective time of the merger, the Limited Guarantee shall remain in full force and effect and continue to be valid and enforceable against the Guarantor in accordance with its terms;

  •
  no amendment to the Support Agreement, the Guarantee and any other contracts relating to the transactions entered into between or among any Buyer Group Parties; and

  •
  non-breach of any representation, warranty, covenant, or agreement under the merger agreement if the alleged breach is the direct result of action or inaction taken by the Company or any of its subsidiaries at the direction of a Founder or Parent without approval of the board or the independent committee.

Conditions to the Merger

        The obligations of each of the Company, Parent and Merger Sub to effect the merger is subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

  •
  the Company Requisite Shareholder Vote has been obtained;

  •
  the Parent Requisite Shareholder Vote has been obtained;

  •
  the parties to the merger agreement have made all necessary filings under the PRC Anti-Monopoly Law and have received, if necessary, clearance under the PRC Anti-Monopoly Law approving the merger, and the parties shall have received all of the Required Approvals in connection with the execution, delivery and performance of the merger agreement and the consummation of the transactions, including the merger; and

  •
  no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order that is in effect and restrains, enjoins or otherwise prohibits consummation of the merger.

        The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing Date of the following conditions:

  •
  the representations and warranties of the Company in the merger agreement (disregarding any qualification as to materiality included therein) are true and correct as of the date of the merger agreement and as of the date of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct, as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect; provided that certain representation and warranties with respect to (i) capitalization of the Company, (ii) authorization and (iii) brokers are true and correct in all respects, other than de minimis inaccuracies, as of the date of the merger agreement and as of the date of the Closing as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date);

  •
  the Company has performed or complied in all material respects with all agreements and covenants required to be performed or complied by it under the merger agreement at or before the Closing Date;

  •
  since the date of the merger agreement, there has not occurred a Material Adverse Effect that is continuing;

  •
  the holders of no more than 15 percent of the Shares shall have served a notice of dissent under Section 238(2) of the Companies Law;

  •
  Parent has received a certificate signed by an executive officer of the Company certifying that all of the above conditions with respect to the representations and warranties, performance of the agreements and covenants of the Company, and the absence of a Material Adverse Effect have been satisfied; and

  •
  Immediately prior to the Closing, (A) the Termination Agreement has been in full force and effect and each of the parties thereto (other than Parent) has fully and timely performed in all respects (except for immaterial non-compliance) all of their respective obligations thereunder in accordance with the terms thereof, and the termination of the Control Agreements contemplated thereunder shall have become effective in accordance with the terms of the Termination Agreement without any continuing requirement upon the VIE, the Company, any subsidiary of the Company or Parent; (B) the Equity Transfer Agreements have been in full force and effect and each of the parties thereto (other than Parent) have fully and timely performed in all respects all of their respective obligations thereunder in accordance with the terms thereof, (C) 100% of the equity interests of the VIE have been duly transferred to Parent, and such transfer, and Parent's ownership of such equity interests, as applicable, have been duly registered with BAIC and (D) the Company has delivered a true copy of written confirmation of such registration to Parent, in each case, without material cost to the Company or any of its affiliates and at no cost to Parent or any of its affiliates.

        The obligations of the Company to effect the merger are subject to the satisfaction, or waiver by the Company, of the following conditions:

  •
  the representations and warranties of Parent and Merger Sub in the merger agreement are true and correct as of the date of the merger agreement and as of the date of the Closing (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to prevent or materially impede the ability of Parent or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  each of Parent and Merger Sub has performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the date of the Closing; and

  •
  the Company has received a certificate signed by an executive officer of Parent and Merger Sub certifying that all of the above conditions with respect to the representations and warranties and performance of the agreements and covenants of Parent and Merger Sub have been satisfied.

Indemnification; Directors' and Officers' Insurance

        The merger agreement provides that, from the effective time of the merger, all rights to indemnification for acts or omissions occurring prior to the effective time of the merger and to advancement and reimbursement of expenses existing in favor of any of each present (as of the effective time of the merger) or former director or officer of the Company and its subsidiaries as provided in the applicable agreements will survive the merger and continue in full force and effect in accordance with their terms for at least six years following the effective time of the merger.

        The merger agreement also provides that the Company will obtain and pay the premium for an extension of the directors' and officers' insurance coverage that provides coverage for a period of six years for acts or omissions occurring on or prior to the effective time of the merger with terms that are at least as favorable as provided in the Company's existing directors' and officers' liability insurance policy; provided that the Company will not pay, and the surviving company will not be obligated to expend for such policies an amount in the aggregate in excess of 300 percent of the aggregate annual premiums paid by the Company for such insurance as of the date of the merger agreement.

Agreement to Use Reasonable Best Efforts

        Parent and the Company have agreed to use their respective reasonable best efforts to take, or cause to be taken, all action and do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable under applicable law or otherwise (including under any antitrust law) to consummate the transactions contemplated by the merger agreement as promptly as practicable, including: (A) causing the preparation and filing of all forms, registrations and notices required to be filed to consummate the merger and the taking of such actions as are necessary to obtain any requisite consent and (B) using reasonable best efforts to resolve any objection asserted with respect to the merger under any antitrust law raised by any governmental entity and to prevent the entry of any governmental order, and to have vacated, lifted, reversed or overturned any governmental order or other action of any governmental entity that would prevent, prohibit, restrict or delay the consummation of the merger.

        Under the merger agreement, but without limiting the Company's rights to terminate the merger agreement in accordance with its terms, (i) neither Company nor Parent will have any obligation to litigate, contest or appeal any administrative or judicial action or proceeding or any governmental order, whether temporary, preliminary or permanent brought by or before any governmental entity or any failure by any governmental entity to provide a consent, (ii) neither the Company nor Parent will be under any obligation to make proposals, execute or carry out agreements or submit to governmental orders providing for a divestiture and (iii) the Company will not conduct or agree to conduct a divestiture without the consent of Parent.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the consummation of the merger:

  (a)
  by mutual written consent of the Company and Parent;

  (b)
  by either the Company or Parent, if:

  •
  the merger has not been consummated by the date that is the six month anniversary of the date of the merger agreement; provided, that, if at such date (i) any of the Required Approvals have not been obtained or (ii) any of the transactions contemplated under the Termination Agreement or any of the Equity Transfer Agreements has not been consummated in accordance with their respective terms, then either the Company (at the direction of the independent committee) or Parent may, in its sole discretion, by notice to Parent or the Company, as applicable, at least three business days prior to such date, extend such date for up to an additional 180 days (such date, as, if applicable, so extended, the "Termination Date") (a "Termination Date Termination Event");

  •
  the Company Shareholders Meeting has been held and completed and the Company Requisite Shareholder Vote has not been obtained at such Company Shareholders Meeting or at any adjournment or postponement thereof (a "Company No Vote Termination Event");

  •
  the extraordinary general meeting of the shareholders of Parent has been duly convened and completed and the Parent Requisite Shareholder Vote has not been obtained at such shareholders' meeting or any adjournment or postponement thereof (a "Parent No Vote Termination Event");

  •
  any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger has become final and non-appealable (whether before or after the Company Requisite Shareholder Vote has been obtained); provided, the right to terminate the merger agreement (or extend the termination date) in the situations above is not available to any party whose failure to fulfill any of its obligations under the merger agreement has been the primary cause of, or resulted primarily in, the failure of the applicable conditions(s) being satisfied (a "Permanent Order Termination Event"); or

  (c)
  by the Company, if :

  •
  at any time prior to the time the Company Requisite Shareholder Vote is obtained, if (i) the Company has complied with the provisions of the merger agreement dealing with third-party acquisition proposals (except for immaterial non-compliance); (ii) the independent committee has authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in compliance with the terms of the merger agreement; (iii) immediately prior to, concurrently with or immediately following the termination of the merger agreement the Company has entered into an Alternative Acquisition Agreement with respect to such Superior Proposal; and (iv) (solely in respect of an Acquisition Proposal received by the Company after the expiration of the Go-Shop Period or during the Go-Shop Period from a party other than an Excluded Party) the Company immediately prior to, or concurrently with, such termination has paid to Parent in immediately available funds the Company termination fee required to be paid pursuant to the merger agreement (a "Superior Proposal Termination Event");

  •
  Parent or Merger Sub has breached any of its representations, warranties, covenants or agreements under the merger agreement, the Equity Transfer Agreements or the Termination Agreement, such that the corresponding condition to the Closing would not be satisfied and such breach cannot be cured or, if curable, is not cured by Parent or Merger Sub within 10 business days after notice of such breach or if earlier, ten business days prior to the Termination Date; provided that this termination right is not available to the Company, if the Company, any subsidiary of the Company or any VIE shareholder is then in material breach of the merger agreement, the Equity Transfer Agreements or the Termination Agreement and such breach causes any of the conditions to the Closing for the benefit of Parent or Merger Sub not to be satisfied;

  •
  (x) all of the conditions set forth in Section 7.1 and Section 7.2 of the merger agreement have been satisfied (other than the conditions set forth in Section 7.2(e) and Section 7.2(f) (it being understood that the reference to "Section 7.2(f)" in the immediately foregoing parenthetical does not apply if the conditions set forth in Section 7.2(f) would have been satisfied but for (i) any breach by the Company, any subsidiary of the Company or any VIE shareholder under the Termination Agreement or the Equity Transfer Agreements (as applicable), (ii) any non-payment of taxes which are due and payable in connection with the transactions contemplated under any relevant Equity Transfer Agreement pursuant to the penultimate sentence of Section 6.14) or (iii) any failure by the BAIC to duly register the transfer of 100% of the equity interests of the VIE pursuant to the Equity Transfer Agreements and/or the failure thereof to issue a written confirmation in connection therewith), (y) the Company has irrevocably confirmed by notice to Parent that all of the conditions set forth in Section 7.3 have been satisfied or that the Company is willing to waive any unsatisfied conditions in Section 7.3 and that each of the Company and the VIE shareholders are ready, willing and able to consummate the Closing, and (z) Parent and Merger Sub have failed to complete the Closing within five business days following the last day on which the Closing should have occurred pursuant to Section 1.2 (a "Failure to Close Termination Event"); or

  (d)
  by Parent, if:

  •
  our board of directors has (i) made a Change of Recommendation, (ii) has caused or permitted the Company to enter into an Alternative Acquisition Agreement or (iii) has failed to include in this proxy statement the recommendation of our board of directors to our shareholders that they approve and authorize the merger agreement and the plan of merger (a "Change of Recommendation Termination Event"); or

    •
    the Company or any subsidiary of the Company has breached any of its representations, warranties, covenants or agreements under the merger agreement or the Termination Agreement, such that the corresponding condition to the Closing would not be satisfied and such breach or inaccuracy cannot be cured or, if curable, is not cured by the Company or subsidiary of the Company within ten (10) business days after notice of such breach or if earlier, ten business days prior to the Termination Date; provided that this termination right is not available to Parent if Parent is then in material breach of the merger agreement, the Equity Transfer Agreements or the Termination Agreement and such breach causes any of the conditions to the Closing for the benefit of the Company not to be satisfied.

        For purposes of the merger agreement, "Required Approvals" means the Overseas Investment Approvals, the filing with Shenzhen Stock Exchange (if applicable) and the approval of CSRC (if applicable) with respect to the consummation of the transactions by Parent and Merger Sub, and clearance under the PRC Anti-Monopoly Law approving the transactions (if applicable).

Termination Fee

        In the event that:

          (i)  the merger agreement is terminated by either Parent or the Company pursuant to Section 8.2(a) or Section 8.2(b); (B) an Acquisition Proposal shall have been made public or otherwise become publicly known or shall have been commenced or (in the case of termination pursuant to Section 8.2(a) only) otherwise submitted, made or become known to the board (and not withdrawn), after the date of the merger agreement but prior to the termination of the merger agreement pursuant to Section 8.2(a) or, with respect to termination pursuant to Section 8.2(b), prior to the Company Shareholders Meeting; and (C) after the date of the merger agreement and prior to the date that is twelve months following the termination of the merger agreement, the Company or any subsidiary of the Company consummates an Acquisition Proposal or enters into a definitive agreement with respect to an Acquisition Proposal (whether or not such Acquisition Proposal was the same Acquisition Proposal referred to in the preceding clause (B)) (provided, that for purposes hereof, the references to "fifteen percent" in the definition of Acquisition Proposal shall be deemed to be references to "thirty five percent"); or

         (ii)  the merger agreement is terminated by Parent pursuant to (A) Section 8.4(a)(i) and the Change of Recommendation or entry into an Alternative Acquisition Agreement is with respect to an Acquisition Proposal received by the Company after the expiration of the Go-Shop Period, or during the Go-Shop Period from a party other than an Excluded Party, (B) Section 8.4(a)(ii) or (C) Section 8.4(b); or

        (iii)  the merger agreement is terminated by the Company pursuant to Section 8.3(a) in respect of an Acquisition Proposal received by the Company after the expiration of the Go-Shop Period or during the Go-Shop Period from a party other than an Excluded Party that was determined by the independent committee to constitute a Superior Proposal pursuant to Section 6.5(e);

        then the Company will (x) in the case of clause (i) above, within three business days after the date on which the Company or any subsidiary of the Company consummates the Acquisition Proposal or enters into the agreement referred to in clause (i)(C) above; (y) in the case of clause (ii) above, no later than three business days after the date of such termination; and (z) in the case of clause (iii) above, immediately prior to, or concurrently with such termination, pay Parent the Company termination fee by wire transfer of immediately available funds (it being understood that in no event shall the Company be required to pay the Company termination fee on more than one occasion). For purposes of the merger agreement, the "Company termination fee" means in the case of (x), (y) and (z), $7.0 million;

        In the event that:

          (i)  (A) the merger agreement is terminated by either Parent or the Company pursuant to Section 8.2(a), (B) at the time of such termination all of the conditions set forth in Section 7.1 (other than the conditions set forth in Section 7.1(c) and/or Section 7.1(d)) and Section 7.2 (other than the conditions set forth in Section 7.2(e) and Section 7.2(f) (provided that Section 7.2(f) may be excluded for purposes of the immediately preceding parenthetical only if the non-satisfaction of the conditions set forth in Section 7.2(f) is not the result of any breach by the Company, any subsidiary of the Company or any VIE shareholder of the merger agreement, the Termination Agreement or the Equity Transfer Agreements (as applicable)) have been satisfied, (C) the Company has irrevocably confirmed by notice to Parent that all of the conditions set forth in Section 7.3 have been satisfied or that the Company is willing to waive any unsatisfied conditions in Section 7.3 and that the Company is ready, willing and able to consummate the Closing and (D) at the time of such termination any of the closing conditions set forth in Section 7.1(c) or Section 7.1(d) shall not have been satisfied, and such non-satisfaction is not the result of any breach by the Company, any subsidiary of the Company or any VIE shareholder of the merger agreement, the Termination Agreement or any of the Equity Transfer Agreements (as applicable); or

         (ii)  the merger agreement is terminated by the Company pursuant to Section 8.3(b) or Section 8.3(c);

        then Parent shall promptly, but in no event later than three business days after the date of such termination, pay or cause to be paid to the Company or its designees the Parent termination fee by wire transfer of immediately available funds (it being understood that in no event shall Parent be required to pay the Parent termination fee on more than one occasion). "Parent termination fee" means (y) in respect of any termination pursuant to (i) above, $17.0 million and (z) in respect of any termination pursuant to (ii) above, $14.0 million.

        In the event the merger agreement is terminated by either Parent or the Company pursuant to Section 8.2(c), Parent shall pay or cause to be paid to the Company no later than two business days after the date of such termination $4.4 million by wire transfer of immediately available funds.

Expenses

        Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such costs and expenses, except as otherwise provided in the merger agreement.

Amendment and Waiver

        The merger agreement may be amended by the mutual written agreement of the parties thereto at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement by the shareholders of the Company, by action taken (a) with respect to Parent and Merger Sub, by their respective boards of directors; and (b) with respect to the Company, by the board (at the direction of the independent committee); provided, that, after adoption of the merger agreement by the shareholders of the Company or the shareholders of Parent, as the case may be, no amendment may be made which by law requires the further approval of the shareholders of the Company or Parent, as the case may be, without such further approval. The merger agreement may not be amended except by an instrument in writing signed by the parties hereto.

        At any time prior to the effective time of the merger, any party to the merger agreement (a) with respect to Parent and Merger Sub, by their respective boards of directors; and (b) with respect to the Company, by the board (at the direction of the independent committee), may (to the extent legally permitted and except as otherwise set forth herein) (i) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement; (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; and (iii) subject to the requirements of applicable law, waive compliance by the other parties with any of the agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

Remedies

        Subject to certain restrictions, the Company's right to terminate the merger agreement and receive the Parent termination fee, any amounts pursuant to the termination provisions, and the guarantee of obligations pursuant to the Limited Guarantee, shall be the Company and the Company's subsidiaries' exclusive remedy for any and all loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement, any failure to perform under the merger agreement or other failure of the Transactions to be consummated (in each case whether willfully, intentionally, unintentionally or otherwise). Each of the parties to the merger agreement is entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which such party is entitled at law or in equity. The election to pursue an injunction or specific performance will not restrict, impair, or otherwise limit either party from, in the alternative, seeking to terminate the merger agreement and collecting the applicable fee under the merger agreement. The Company shall act at the direction of the independent committee with respect to any exercise of its rights to seek specific performance or other relief hereunder against any Buyer Group Party.

Governing Law; Jurisdiction

        The merger agreement and all disputes or controversies arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of conflicts of laws principles of the State of New York. Notwithstanding the foregoing, the following matters will be governed by, and construed in accordance with, the laws of the Cayman Islands: the merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub in the Company, the cancellation of the Shares, dissenter rights and any other rights provided in Section 238 of the Companies Law, the fiduciary or other duties of our board of directors and Merger Sub's board of directors and the internal corporate affairs of the Company and Merger Sub.

Dispute Resolution

        Subject to the merger agreement provisions regarding specific performance and the parties' agreement to submit to the jurisdiction of certain courts for purposes of enforcing the agreement to arbitrate or enforcement of any arbitral award (described below), any dispute, controversy or claim arising out of or relating to the merger agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of the merger agreement) will be finally settled by arbitration. The place of arbitration will be Hong Kong, and the arbitration will be administered by the Hong Kong International Arbitration Centre in accordance with the Centre's Administered Arbitration Rules in force when the notice of arbitration is submitted. For the purpose of enforcing the agreement to arbitrate, the parties submitted to the jurisdiction of the courts of Hong Kong and waived any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. For the purpose of enforcement of an award, the parties waived any defense of inconvenient forum in any court of competent jurisdiction.

 PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

        No provision has been made to (a) grant the Company's shareholders or ADS holders access to corporate files of the Company and other parties to the merger or any of their respective affiliates or (b) to obtain counsel or appraisal services at the expense of the Company or any other such party or affiliate.

 DISSENTER RIGHTS

        The following is a brief summary of the rights of holders of the Shares to object to the merger and receive payment of the fair value of their Shares ("Dissenter Rights"). This summary is not a complete statement of the law, and is qualified in its entirety by the complete text of Section 238 of the Cayman Companies Law, a copy of which is attached as Annex C to this proxy statement. If you are contemplating the possibility of objecting to the merger, you should carefully review the text of Annex C, particularly the procedural steps required to exercise Dissenter Rights. These procedures are complex and you should consult your Cayman Islands legal counsel if you wish to dissent to the merger. If you do not fully and precisely satisfy the procedural requirements of the Cayman Companies Law, you will lose your Dissenter Rights.

Requirements for Exercising Dissenter Rights

        A dissenting registered shareholder of the Company is entitled to payment of the fair value of his or her Shares upon dissenting to the merger.

        The exercise of your Dissenter Rights will preclude the exercise of any other rights by virtue of holding Shares in connection with the merger, other than the right to receive fair value for your Shares, to participate in any Grand Court (as defined below) proceedings to determine the fair value of your shares and to seek relief on the grounds that the merger is void or unlawful. To exercise your Dissenter Rights, the following procedures must be followed:

  •
  you must give written notice of objection ("Notice of Objection") to the Company prior to the vote to approve the merger. The Notice of Objection must include a statement that you propose to demand payment for your Shares if the merger is authorized by special resolution at the extraordinary general meeting;

  •
  within 20 days immediately following the date on which the vote approving the merger is taken, the Company must give written notice of the approval ("Approval Notice") to all Dissenting Shareholders who have served a Notice of Objection;

  •
  within 20 days immediately following the date on which the Approval Notice is given (the "Dissent Period"), a Dissenting Shareholder must give a written notice of his decision to dissent (a "Notice of Dissent") to the Company stating his name and address, the number and class of the Shares with respect to which he dissents and demanding payment of the fair value of his Shares. A Dissenting Shareholder must dissent in respect of all the Shares which he holds;

  •
  within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the plan of merger is filed with the Cayman Registrar, whichever is later, the Company, as the surviving company, must make a written offer (a "Fair Value Offer") to each Dissenting Shareholder to purchase the relevant Shares at a price determined by the Company to be the fair value of such Shares;

  •
  if, within 30 days immediately following the date of the Fair Value Offer, the Company and the Dissenting Shareholder agree on a price at which the Company will acquire the Dissenting Shareholder's Shares, the Company will forthwith pay such amount in cash to the Dissenting Shareholder;

  •
  if, within 30 days immediately following the date of the Fair Value Offer, the Company and the Dissenting Shareholder fail to agree on a price at which the Company will acquire the Dissenting Shareholder's Shares, then, within 20 days immediately following the date of the expiry of such 30-day period, the Company must, and the Dissenting Shareholder may, file a petition with the Grand Court of the Cayman Islands (the "Grand Court") for a determination of the fair value of the Shares held by all Dissenting Shareholders who have served a Notice of

    Dissent and who have not agreed the fair value of their Shares with the Company; the petition by the Company must be accompanied by a verified list containing the names and addresses of all members who have filled a Notice of Dissent and who have not agreed the fair value of their Shares with the Company; and

  •
  if a petition is timely filed and served, the Grand Court will determine at a hearing at which Dissenting Shareholders are entitled to participate (a) the fair value of the Shares held by those shareholders, (b) the fair rate of interest, if any, on the amount to be paid by the Company as fair value for the Dissenting Shareholder's Shares and (c) the costs of the proceeding and the allocation of such costs upon the parties.

        All notices and petitions must be executed by or for the registered shareholder, fully and correctly, as such shareholder's name appears on the register of members of the Company. If the Shares are held by a fiduciary, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If the Shares are held by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a registered shareholder; however, the agent must identify the registered owner and expressly disclose the fact that, in exercising the notice, he is acting as agent for the registered holder. A person having a beneficial interest in Shares registered in the name of another person, such as a broker or nominee, must act promptly to cause the registered holder to follow the steps summarized above and in a timely manner to exercise whatever Dissenter Rights attached to the Shares.

        You must be a registered holder of Shares in order to exercise your Dissenter Rights. A holder of ADSs who wishes to dissent must surrender his or her ADSs to the ADS depositary for cancellation and pay the fee of ADS depositary to withdraw his or her Shares and then become a registered holder of such Shares and comply with the procedures described above in order to exercise the Dissenter Rights with respect to the Shares prior to the extraordinary general meeting. The ADS depositary will not exercise Dissenter Rights on behalf of a holder of ADSs, and any Notice of Dissent delivered to the ADS depositary will not be effective under the Cayman Companies Law. If you wish to cancel your ADSs for the purpose of voting Shares, you need to make arrangements to deliver your ADSs to the ADS depositary for cancellation before the close of business in New York City on                , 2015 together with (a) delivery instructions for the corresponding Shares (name and address of person who will be the registered holder of Shares), (b) payment of the ADS cancellation fees ($0.05 per ADS to be cancelled) and any applicable taxes, and (c) a certification that you held the ADSs as of the ADS record date and you have not given, and will not give, voting instructions to the ADS depositary as to the ADSs being cancelled or have given voting instructions to the ADS depositary as to the ADSs being cancelled but undertake not to vote the corresponding Shares at the extraordinary general meeting. If you hold your ADSs in a brokerage, bank or nominee account, please contact your broker, bank or nominee to find out what actions you need to take to instruct the broker, bank or nominee to cancel the ADSs on your behalf. Upon cancellation of the ADSs, the ADS depositary will arrange for Citibank, N.A.—Hong Kong Office, the custodian holding the Shares, to transfer registration of the Shares in the Company's register of members to the former ADS holder (or a person designated by the former ADS holder). If, after registration of Shares in your name, you wish to receive a certificate evidencing the Shares registered in your name, you will need to request the registrar of the Shares to issue and mail a certificate to your attention.

        If you do not satisfy each of these requirements, you cannot exercise your Dissenter Rights and will be bound by the terms of the merger agreement and the plan of merger. Submitting a signed proxy card that does not direct how the Shares represented by that proxy are to be voted will give the proxy discretion to vote as it determines appropriate. In addition, failure to vote your Shares, or a vote against the proposal to authorize and approve the merger agreement, the plan of merger and the transactions contemplated thereby, including the merger, will not alone entitle you to exercise your

Dissenter Rights. You must send all notices to the Company to Attention: Ross Warner, Investor Relations, Xueda Education Group, A-4 Xibahe Beili, Chaoyang District, Beijing 100028, The People's Republic of China.

        If you are considering dissenting, you should be aware that the fair value of your Shares determined under Section 238 of the Cayman Companies Law could be more than, the same as, or less than the $2.75 in cash without interest for each Share of the Company that you would otherwise receive as consideration in the merger. In addition, in any proceedings for determination of the fair value of the Shares covered by a Notice of Dissent, the Company and the Buyer Group intend to assert that the per Share merger consideration of $2.75 is equal to the fair value of each of your Shares. You may also be responsible for the cost of any appraisal proceedings to determine fair value.

        The provisions of Section 238 of the Cayman Companies Law are technical and complex. If you fail to comply strictly with the procedures set forth in Section 238, you will lose your Dissenter Rights. You should consult your Cayman Islands legal counsel if you wish to exercise Dissenter Rights.

 FINANCIAL INFORMATION

        The following table sets forth a summary of selected historical consolidated financial information of the Company. The financial data for each of the two years ended December 31, 2013 and 2014, prepared in accordance with U.S. GAAP, has been derived from the audited financial statements filed as part of the Company's annual report on Form 20-F for the year ended December 31, 2014. The financial information for the six months ended June 30, 2014 and 2015 has been derived from the unaudited financial statements included in the Company's second quarter 2015 earnings release furnished on Form 6-K on August 14, 2015. The information set forth below is not necessarily indicative of future results and should be read in conjunction with "Item 5. Operating and Financial Review and Prospects" and the consolidated financial statements, related notes and other financial information included in the Company's annual report on Form 20-F for the year ended December 31, 2014, which are incorporated into this proxy statement by reference, and the Form 6-K furnished on August 14, 2015. Please see "Where You Can Find More Information" for a description of how to obtain a copy of such annual report.

	For the year ended December 31,		For the six months ended June 30,
	2013	2014	2014	2015
	(in thousands of $ except for share and per share data)
			(unaudited)
Consolidated Statements of Operations
Net revenues	347,047	338,314	206,064	206,769
Cost of revenue	(239,948)	(254,612)	(140,319)	(139,193)

Gross profit	107,099	83,702	65,745	67,576

Operating expenses:
General and administrative expenses(1)	(52,716)	(60,042)	(28,507)	(31,310)
Selling and marketing expenses(1)	(36,308)	(36,216)	(18,605)	(19,128)

Impairment loss on goodwill	(2,923)	—	—	—
Impairment loss on acquired intangible assets	(494)	—	—	—
Total operating expenses	(92,441)	(96,258)	(47,112)	(50,438)

Government subsidies	439	362	—	—

Income (loss) from operations	15,097	(12,194)	18,633	17,138
Interest income	7,279	6,203	3,058	2,790
Income (loss) before income tax expense and loss in equity method investment	22,376	(5,991)	21,691	19,928
Income tax expenses	(7,482)	(4,132)	(5,372)	(7,646)
Income (loss) after income tax expenses before loss in equity method investment	14,894	(10,123)	16,319	12,282
Loss in equity method investment	—	(107)	—	(675)
Net income (loss)	14,894	(10,230)	16,319	11,607
Net income attributable to the noncontrolling interest, net of taxes	1,257	208	93	77
Net income (loss) attributable to Xueda Education Group's ordinary shareholders	16,151	(10,022)	16,412	11,684

Net income (loss) per ordinary share:
Basic	0.12	(0.08)	0.13	0.09
Diluted	0.12	(0.08)	0.12	0.09
Net income (loss) per ADS:
Basic	0.25	(0.16)	0.26	0.19
Diluted	0.24	(0.16)	0.25	0.19
Weighted average number of shares used in calculating net income (loss) per ordinary share:
Basic	131,681,540	126,567,703	128,701,898	124,712,616
Diluted	134,466,868	126,567,703	131,728,994	125,527,137

(1)
Includes the following amounts of share-based compensation expenses for the periods indicated:

	For the year ended December 31,		For the six months ended June 30,
	2013	2014	2014	2015
	(in thousands of $)
			(unaudited)
Cost of revenue	10	37	19	16
General and administrative expenses	5,368	6,151	4,276	2,050
Selling and marketing expenses	4	10	10	—

Total share-based compensation expenses	5,382	6,198	4,305	2,066

	As of December 31,
			As of June 30, 2015
	2013	2014
	(in thousands of $)
			(unaudited)
Consolidated Balance Sheets Data:
Cash and cash equivalents	117,063	113,825	139,416
Total current assets	272,094	229,654	237,041

Total assets	331,618	278,949	288,482

Total current liabilities	148,876	144,548	152,605
Total liabilities	179,119	168,235	173,564

Total Xueda Education Group shareholders' equity	152,387	110,793	115,075
Non-controlling interests	112	(79)	(157)
Total equity	152,499	110,714	114,918

Total liabilities and equity	331,618	278,949	288,482

Ratio of Earnings to Fixed Charges

        The Company does not have fixed charges during the two most recent fiscal years and the six months ended June 30, 2015.

        For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income tax expenses from continuing operations before adjustment for equity in losses of affiliated companies adding fixed charges. Fixed charges consist of interest expensed and interest capitalized.

Net Tangible Book Value per Share of Our Shares

        The net tangible book value per Share as of June 30, 2015 was $0.91.

 TRANSACTIONS IN THE SHARES AND ADSs

Purchases by the Company

        In March 2014, the Company repurchased an aggregate of 11,440,000 unregistered Shares from Mr. Yao, a co-founder of the Company, and CDH Xueda Limited and WP X Investments IV Ltd., pre-IPO venture capital investors, at a total consideration of approximately $29.6 million in privately negotiated transactions. Of this repurchase, 2,230,260 unregistered Shares were repurchased from Mr. Yao at a consideration of approximately $3.7 million. Upon completion of the repurchases, the Company cancelled all of such Shares repurchased.

Purchases by Parent and the Founder Parties

        Parent has not made any purchases of Shares within the past two years.

        In March 2015, Mr. Jin, through his controlled entity, Golden Section Holding Corporation, purchased a total of 10,952,850 Shares and 1,000,000 ADSs (converted into 2,000,000 Shares) of the Company from CDH Xueda Limited and WP X Investments IV Ltd. at a total consideration of approximately $15.0 million.

Prior Public Offerings

        Our ADSs, each representing two of our Shares, have been listed on the NYSE since November 2, 2010 under the symbol "XUE." We completed our initial public offering of ADSs on November 5, 2010. We have not made any underwritten public offering of our securities since then.

Transactions in the Prior 60 Days

        Other than the merger agreement and agreements entered into in connection therewith including the Termination Agreement, the Support Agreement and the Limited Guarantee and exercises of options and settlement of restricted share units by the Company's officers and directors, to the Company's knowledge, there has been no transaction in the Company's Shares or ADSs during the past 60 days by the Company, any of the Company's officers or directors (including the Founder Parties), Parent or any other person with respect to which disclosure is provided in Annex D or any associate or majority-owned subsidiary of the foregoing.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF THE COMPANY

        The following table sets forth information with respect to the beneficial ownership of our Shares, on a fully diluted basis, based on 125,667,373 Shares outstanding as of the date of this proxy statement (excluding 6,657,358 unvested restricted shares), by:

  •
  each of our directors and executive officers;

  •
  our directors and executive officers as a group; and

  •
  each person known to us to beneficially own more than 5.0% of the total outstanding Shares.(1)(2)

	Shares Beneficially Owned(1)(2)
	Number	%
Directors and Executive Officers:
Rubin Li(3)	21,150,930	16.8
Xin Jin(4)	41,132,948	32.7
Jinbo Yao(5)	10,972,720	8.7
Yafei Wang(6)	2,280,351	1.8
Cheung Kin Au-Yeung	*	*
Arthur Wong	*	*
Christine Lu-Wong	*	*
Wei Zhang	*	*
Qiang Deng	*	*
All Directors and Executive Officers as a Group	76,492,955	60.9
Principal Shareholders:
Golden Section Holding Corporation(7)	41,132,948	32.7
Goodor Corporation(8)	21,150,930	16.8
Nihao China Corporation(9)	10,972,720	8.7
New Super Group Limited(10)	10,100,652	8.0

*
Beneficially owns less than 1% of outstanding Shares.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and includes voting or investment power with respect to the securities and outstanding share options exercisable, and restricted share units vesting, within 60 days from the date of this proxy statement.

(2)
For each person or group listed in the above table, the percentage of beneficial ownership is calculated by dividing the number of shares beneficially owned by such person or group (including shares underlying any options held by such person or group that are exercisable within 60 days from the date of this proxy statement) by the sum of (a) the number of total outstanding shares as of the date of this proxy statement and (b) the number of shares underlying any options held by such person or group that are exercisable within 60 days from the date of this proxy statement. Percentage of beneficial ownership is calculated assuming 125,667,373 Shares outstanding as of the date of this proxy statement (excluding 6,657,358 unvested restricted shares).

(3)
Represents 21,150,930 Shares, including 666,000 Shares represented by 333,000 ADSs which were purchased from the open market, owned by Goodor Corporation, a British Virgin Islands company 100% beneficially owned by Mr. Li's family trust. See also footnote 8 below.

(4)
Represents 41,132,948 Shares, including 740,418 Shares represented by 370,209 ADSs which were purchased from the open market, owned by Golden Section Holding Corporation, a British Virgin Islands company 100% beneficially owned by Mr. Jin's family trust. See also footnote 7 below.

(5)
Includes 10,972,720 Shares owned by Nihao China Corporation, a British Virgin Islands company 100% beneficially owned by Mr. Yao's family trust. See also footnote 9 below.

(6)
Includes 2,280,351 Shares issued upon conversion at the time of our initial public offering of the same number of Series A2 preferred shares owned by Happyall Ltd, a British Virgin Islands company 100% beneficially owned by Ms. Yafei Wang, and 57,780 Shares held by Ms. Wang.

(7)
Includes 41,132,948 Shares, including 740,418 Shares represented by 370,209 ADSs which were purchased from the open market, owned by Golden Section Holding Corporation, a British Virgin Islands company 100% beneficially owned by Mr. Jin. The mailing address of Golden Section Holding Corporation is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands.

(8)
Represents 21,150,930 Shares, including 666,000 Shares represented by 333,000 ADSs which were purchased from the open market, owned by Goodor Corporation, a British Virgin Islands company 100% beneficially owned by Mr. Li. The mailing address of Goodor Corporation is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands.

(9)
Represents 10,972,720 Shares owned by Nihao China Corporation, a British Virgin Islands company 100% beneficially owned by Mr. Yao. The mailing address of Nihao China Corporation is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands.

(10)
Represents 10,100,650 Shares owned by New Super Group Limited, a British Virgin Islands company 100% beneficially owned by Mr. Yufei Jiang. The mailing address of New Super Group Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, British Virgin Islands.

 FUTURE SHAREHOLDER PROPOSALS

        If the merger is completed, we will not have public shareholders and there will be no public participants in any future shareholders' meeting. However, if the merger is not completed, an annual general meeting is expected to be held in December 2015.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference in this proxy statement are forward-looking statements based on estimates and assumptions. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on current expectations, estimates and projections about our business and the merger, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. The forward-looking statements are further based on assumptions made by management. Forward-looking statements can be identified by forward-looking language, including words such as "believes," "anticipates," "expects," "estimates," "intends," "may," "plans," "predicts," "projects," "will," "would" and similar expressions, or the negative of these words. These statements are not guarantees of the underlying expectations or future performance and involve risks and uncertainties that are difficult to predict. Readers of this proxy statement are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.

        The following factors, among others, could cause actual results or matters related to the merger to differ materially from what is expressed or forecasted in the forward-looking statements:

  •
  the satisfaction of the conditions to completion of the merger, including the authorization and approval of the merger agreement by our shareholders;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the cash position of the Company and its subsidiaries at the effective time;

  •
  the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;

  •
  the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the prices of our Shares and ADSs;

  •
  the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the merger agreement;

  •
  diversion of our management's attention from our ongoing business operations;

  •
  the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financings that will be obtained for the merger;

  •
  the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us and others relating to the merger or any other matters, including the SEC's investigation into whether there have been any past violations of the federal securities laws related to the Company; and

  •
  other risks detailed in our filings with the SEC, including the information set forth under the caption "Item 3D. Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2014. Please see "Where You Can Find More Information" beginning on page 117 for additional information.

        Furthermore, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations, dividends or investments made by the parties. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, many of the factors that will determine our future results are beyond our ability to control or predict and we cannot guarantee any future results, levels of activity, performance or achievements. We cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Further, forward-looking statements speak only as of the date they are made and, except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect future events or circumstances.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers and we file or furnish our annual and current reports and other information with the SEC. You may read and copy these reports and other information at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The information we file or furnish is also available free of charge on the SEC's website at http://www.sec.gov.

        You also may obtain free copies of the documents the Company files with the SEC by going to the "Investor Relations" section of our website at http://ir.xueda.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

        Because the merger is a going private transaction, the Company and the Buyer Group have filed with the SEC a transaction statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document attached as an exhibit with the SEC. The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. The Company's annual report on Form 20-F for the year ended December 31, 2014 filed with the SEC on March 31, 2015 is incorporated herein by reference. The Company's reports on Form 6-K furnished to the SEC since March 31, 2015, including, without limitation, the reports on Form 6-K furnished to the SEC on April 20, 2015, April 28, 2015, May 15, 2015, May 20, 2015, May 21, 2015, July 27, 2015 and August 14, 2015 are incorporated herein by reference. To the extent that any of the periodic reports incorporated by reference in this proxy statement contain references to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to forward-looking statements, we note that these safe harbor provisions do not apply to any forward-looking statements we make in connection with the going private transaction described in this proxy statement.

        We undertake to provide you without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

        Requests for copies of our filings should be directed to Investor Relations, Xueda Education Group, at +86-10-6427-8899 ext. 6619 or at investor_relations@xueda.com.

        If you have any questions or need assistance in voting your Shares or ADSs, you can contact Investor Relations, Xueda Education Group, at +86-10-6427-8899 ext. 6619 or at investor_relations@xueda.com.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS

UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE EXTRAORDINARY GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

        THIS PROXY STATEMENT IS DATED                , 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

 Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 26, 2015, by and among Xiamen Insight Investment Co., Ltd., a joint stock company established and existing under the laws of the People's Republic of China ("Parent"), and Xueda Education Group, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands (the "Company").

WITNESSETH

        WHEREAS, following the execution of this Agreement, Parent shall form an exempted company with limited liability under the laws the Cayman Islands as a new wholly-owned subsidiary of Parent ("Merger Sub"), and cause Merger Sub to join this Agreement.

        WHEREAS, Parent and the Company intend that Merger Sub be merged with and into the Company (the "Merger") with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in this Agreement.

        WHEREAS, as of the date of this Agreement, the Company operates substantially all of its business in the PRC (as defined below) through Beijing Xueda Information Technology Co., Ltd., a limited liability company established and existing under the laws of the PRC (the "VIE"), by way of Control Agreements (as defined below) entered into between the VIE, on the one hand, and each of the VIE Shareholders (as defined below) and, as applicable, Xuecheng Century (Beijing) Information Technology Co., Ltd., an indirect wholly-owned subsidiary of the Company organized as a wholly foreign owned enterprise under PRC laws ("WFOE"), on the other hand, and all of the equity interests of the VIE are collectively held by the VIE Shareholders.

        WHEREAS, the board of directors of the Company (the "Company Board"), acting upon the unanimous recommendation of an independent committee of the Company Board (the "Independent Committee"), has unanimously (i) determined that it is fair to and in the best interests of the Company and its shareholders (other than holders of the Founder Securities (as defined below)) to enter into this Agreement, the Plan of Merger (as defined below) and the Termination Agreement (as defined below), (ii) approved the execution, delivery and performance by the Company of this Agreement, the Plan of Merger and the Termination Agreement and the execution, delivery and performance by each of the VIE Shareholders of the Equity Transfer Agreements, and the consummation of the Transactions (as defined below), including the Merger, and (iii) resolved to recommend the authorization and approval of this Agreement, the Plan of Merger, the Termination Agreement and the Transactions, including the Merger, by the shareholders of the Company at the Company Shareholders Meeting (as defined below).

        WHEREAS, as an inducement to Parent and Merger Sub to enter into this Agreement and to consummate the Transactions, simultaneously with the execution and delivery of this Agreement, each Founder Shareholder (as defined below) has executed and delivered to Parent a support agreement (the "Support Agreement"), pursuant to which such Founder Shareholder will, subject to the terms and conditions thereof, (i) vote its, his or her Founder Shares (as defined below) and Founder ADSs (as defined below) in favor of the authorization and approval of this Agreement, the Plan of Merger, the Termination Agreement and the Transactions, including the Merger, at the Company Shareholders Meeting and (ii) perform its, his or her obligations under the Termination Agreement and the Equity Transfer Agreement to which he or she is a party.

        WHEREAS, as an inducement to Parent and Merger Sub to enter into this Agreement and to consummate the Transactions, simultaneously with the execution and delivery of this Agreement, all parties to the Control Agreements have executed and delivered to Parent a Termination Agreement (the "Termination Agreement"), pursuant to which the Control Agreements will be terminated in their entirety, such termination to be effective immediately upon the satisfaction of the conditions set forth in the Termination Agreement.

        WHEREAS, as an inducement to Parent and Merger Sub to enter into this Agreement and to consummate the Transactions, simultaneously with the execution and delivery of this Agreement, each VIE Shareholder has executed and delivered to the Company an Equity Transfer Agreement (which shall be held in escrow by the external PRC legal counsel of the Company until satisfaction of all conditions for equity transfer under the Termination Agreement) (collectively the "Equity Transfer Agreements"), pursuant to which the VIE Shareholders have agreed to transfer equity interests of the VIE representing an aggregate one hundred percent (100%) equity ownership interest in the VIE to Parent, such transfer to be consummated immediately upon the satisfaction of the conditions set forth in the Equity Transfer Agreements and the Termination Agreement (as the case may be).

        WHEREAS, as an inducement to the Company to enter into this Agreement and to consummate the Transactions, concurrently with the execution and delivery of this Agreement, Tsinghua Unigroup Ltd. (the "Guarantor"), is delivering to the Company a limited guarantee, dated as of the date hereof, in favor of the Company and the WFOE pursuant to which the Guarantor is guaranteeing all of the funding obligations of Parent under this Agreement (such guarantee, the "Guarantee").

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Company hereby agree as follows:

AGREEMENT
ARTICLE I
THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the conditions hereof, in accordance with the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands (the "Companies Law"), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving company in the Merger and as a wholly-owned subsidiary of Parent. The Company from and after the Effective Time shall be the surviving company in the Merger (the "Surviving Company").

        Section 1.2    Closing; Effective Time.    The closing of the Merger (the "Closing") will take place as promptly as practicable, and in any event within five (5) Business Days after the satisfaction or waiver (by the party entitled to waive such conditions) of the conditions set forth in Article VII, including for the avoidance of doubt the condition set forth in Section 7.2(f)(D) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) at the offices of Morrison & Foerster LLP, 22D Floor, China Central Place Tower 3, 77 Jianguo Road, Chaoyang District, Beijing, PRC, unless another place, date or time is agreed to in writing between the Company (at the direction of the Independent Committee), Parent and Merger Sub. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Plan of Merger, in substantially the form attached hereto as Exhibit A (the "Plan of Merger"), a certificate of good standing and a director's declaration for each of Merger Sub and the Company, and any other required certificates and documents with the Registrar of Companies of the Cayman Islands (the "Registrar"). The Merger shall become effective upon the registration of the Plan of Merger by the Registrar, which shall be evidenced by the issue by the Registrar of a Certificate of Merger in respect of the Merger (the date of such registration, the "Effective Time"). If the Registrar requires any changes to the Plan of Merger as a condition to registration or to issuing the Certificate of Merger, Parent, Merger Sub and the Company will mutually cooperate to execute any necessary revisions incorporating such changes, provided that such changes are not inconsistent with and do not result in any material change to the terms of this Agreement.

        Section 1.3    Formation of Merger Sub.    As promptly as reasonably practicable (but in no event later than ninety (90) days) after the date hereof, Parent shall cause Merger Sub to be formed as a wholly owned exempted company with limited liability under the laws of the Cayman Islands. Promptly thereafter Parent shall cause Merger Sub to join this Agreement by signing a counterpart signature page hereto or by signing a deed of adherence or similar document in form reasonably satisfactory to the Company (at the direction of the Independent Committee), and, if appropriate to cause Merger Sub to join this Agreement, Parent and the Company also shall sign such deed or document. Parent shall take such actions as are necessary to cause the board of directors of Merger Sub to approve this Agreement, the Plan of Merger and the Transactions, and Parent, as the sole shareholder of Merger Sub, shall authorize and approve the execution, delivery and performance of this Agreement, the Plan of Merger and the consummation of the Transactions (to which Merger Sub is a party) by Merger Sub. Notwithstanding any provision herein to the contrary, (i) the obligations of Merger Sub to perform its covenants under this Agreement, and of Parent to cause Merger Sub to take any actions, shall commence only at the time Merger Sub so joins this Agreement; and (ii) each representation and warranty made by or with respect to Merger Sub shall be deemed not made until Merger Sub's joinder of this Agreement, in each case as described herein, and any references to the date of this Agreement with respect thereto shall refer to the date of Merger Sub's joinder.

        Section 1.4    Effects of the Merger.    From and after the Effective Time, the effects of the Merger shall be as provided in this Agreement and the applicable provisions of the Companies Law. Without limiting the generality of the foregoing, in each case with effect from the Effective Time:

          (a)   the Surviving Company shall possess all the rights, assets, privileges, immunities, powers, objects, purposes and franchises, of a public as well as a private nature, of each of Merger Sub and the Company (collectively, the "Constituent Companies"). All assets of each of the Constituent Companies and all and every other interest therein belonging to either of the Constituent Companies shall be taken and deemed to be transferred to and vested in the Surviving Company without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Companies shall not revert or be in any way impaired by reason of such Merger;

          (b)   the Surviving Company shall thereupon and thereafter be responsible and liable for all claims, debts, liabilities and obligations of each of the Constituent Companies;

          (c)   the Memorandum and Articles of Association in the form attached as Exhibit B shall be the Memorandum and Articles of Association of the Surviving Company;

          (d)   the register of members of the Surviving Company shall have been updated to reflect Parent as the sole member of the Surviving Company; and

          (e)   the initial directors of the Surviving Company shall be determined by Parent no later than five (5) Business Days prior to the mailing of the Proxy Statement to the holders of Shares, including Shares represented by ADSs, and shall be as set forth in the Plan of Merger.

ARTICLE II
EFFECTS OF THE MERGER ON THE SHARE CAPITAL OF
THE CONSTITUENT COMPANIES

        Section 2.1    Conversion of Securities.    At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub or any other holders of any shares or other securities of the Company:

          (a)    Shares of Merger Sub.    Each ordinary share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable ordinary share of the Surviving Company. Such conversion shall be effected by means of the cancellation of such ordinary shares of Merger Sub, in exchange for the right to receive one such ordinary share of the Surviving Company. Such ordinary shares of the Surviving Company shall be the only issued and outstanding share capital of the Surviving Company and this will be reflected in the register of members of the Surviving Company.

          (b)    Merger Consideration.    Subject to the terms and conditions of this Agreement, including Section 2.2(h):

              (i)  each ordinary share of the Company with a par value of US$0.0001 each issued and outstanding immediately prior to the Effective Time (each a "Share" and collectively, the "Shares"), including Shares represented by American Depositary Shares, each representing two (2) Shares (the "ADSs"), other than Excluded Shares, shall be cancelled and cease to exist in exchange for the right to receive two U.S. dollars and seventy-five U.S. cents (US$2.75) in cash per Share without interest (the "Per Share Merger Consideration") payable in accordance with the procedures set forth in Section 2.2;

             (ii)  in exchange for the cancellation of the Shares represented by ADSs (other than ADSs representing Excluded Shares) pursuant to Section 2.1(b)(i), the Depositary, as the registered holder of such Shares, shall be entitled to receive from the Paying Agent the Per Share Merger Consideration for such Shares. As each ADS represents two (2) Shares, each ADS issued and outstanding immediately prior to the Effective Time, other than ADSs representing Excluded Shares, shall represent the right to receive five U.S. dollars and fifty U.S. cents (US$5.50) in cash per ADS without interest (the "Per ADS Merger Consideration"), which shall be distributed by the Depositary to the holders of such ADSs pursuant to the terms and conditions set forth in the Deposit Agreement. For the avoidance of doubt, each holder of the Shares or ADSs shall only be entitled to receive the Per Share Merger Consideration or the Per ADS Merger Consideration, as the case may be, under one of Section 2.1(b)(i) or 2.1(b)(ii) and shall not under any circumstances be entitled to receive consideration for the same Shares under both Sections 2.1(b)(i) and 2.1(b)(ii);

            (iii)  at the Effective Time, all of the Shares, including Shares represented by ADSs, shall cease to be outstanding, shall be cancelled and shall cease to exist and the register of members of the Company will be amended accordingly. Each Share (other than Excluded Shares), including Shares represented by ADSs (other than ADSs that represent Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration without interest or the Per ADS Merger Consideration without interest, and any Dissenting Shares (as defined below) shall thereafter represent only the right to receive the applicable payments set forth in Section 2.2(e); and

            (iv)  at the Effective Time, all of the Excluded Shares (other than Dissenting Shares), including Excluded Shares represented by ADSs (other than ADSs that represent Dissenting Shares), shall cease to be outstanding, shall be cancelled and shall cease to exist without payment of any consideration or distribution whatsoever for such Excluded Shares or ADSs that represent such Excluded Shares, as the case may be. For the purposes of this Agreement, "Excluded Shares" means collectively, (A) any Shares beneficially owned by the Company or the Company Subsidiaries, (B) any Shares (including Shares held by the Depositary in respect of ADSs) reserved (but not yet allocated) by the Company for issuance by the Company upon exercise by the holders of any Company Stock Option or the exercise by the holders of any Company RSU to receive Shares or ADSs, or the conversion by the holders of any Company RSUs to Shares or ADSs, and (C) Shares ("Dissenting Shares") owned by holders ("Dissenting Shareholders") who have validly exercised and not effectively withdrawn or lost their right to dissent from the Merger pursuant to Section 238 of the Companies Law.

             (v)  Each of the Dissenting Shares shall be cancelled in accordance with Section 2.2(e) and thereafter represents only the right to receive the applicable payments set forth in Section 2.2(e).

          (c)    Certain Adjustments.    Notwithstanding any provision of this Article II, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, solely by reason of any share dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction, the Per Share Merger Consideration and the Per ADS Merger Consideration shall in each case be appropriately adjusted and relevant provisions of this Agreement amended to reflect such share dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction and to provide to the holders of Shares (including Shares represented by ADSs), Company Stock Options and Company RSUs the same economic effect as contemplated by this Agreement immediately prior to the occurrence of such action.

          (d)    Untraceable and Dissenting Shareholders.    Remittances for the Per Share Merger Consideration or the Per ADS Merger Consideration shall not be sent to shareholders who are untraceable unless and until, except as provided below, they notify the Paying Agent or the Depositary, as applicable, of their current contact details prior to the Effective Time. A holder of Shares or ADSs will be deemed to be untraceable if (i) he has no registered address in the register of members (or branch register) maintained by the Company or the Depositary, as applicable; (ii) on the last two consecutive occasions on which a dividend has been paid by the Company a check payable to such holder either (a) has been sent to such holder and has been returned undelivered or has not been cashed; or (b) has not been sent to such holder because on an earlier occasion a check for a dividend so payable has been returned undelivered, and in any such case, no valid claim in respect thereof has been communicated in writing to the Company or the Depositary, as applicable; or (iii) notice of the Company Shareholders Meeting convened to vote on the Merger has been sent to such shareholder and has been returned undelivered. Monies due to Dissenting Shareholders and holders of Shares or ADSs who are untraceable as determined pursuant to the immediately foregoing sentence shall be returned by the Paying Agent or the Depositary, as applicable, to the Surviving Company upon demand of the Surviving Company and held by the Surviving Company in a non-interest bearing bank account designated by the Surviving Company from time to time for the benefit of the Dissenting Shareholders and holders of Shares or ADSs who are untraceable. Monies remaining unclaimed in such designated bank account after a period of seven (7) years from the date of the notice of the Company Shareholders Meeting shall be forfeited and shall revert to the Surviving Company. Dissenting Shareholders and holders of Shares or ADSs who are untraceable who subsequently wish to receive any monies otherwise payable in respect of the Merger within applicable time limits or limitation periods will be advised to contact the Surviving Company.

        Section 2.2    Exchange of Share Certificates.

          (a)    Paying Agent.    Prior to the submission to the BAIC of the application for the transfer of one hundred percent (100%) equity ownership interest in the VIE by the VIE Shareholders to Parent in accordance with the Termination Agreement, Parent shall deposit, or shall cause to be deposited, with a bank or trust company (the "Paying Agent") selected by Parent that is reasonably satisfactory to the Independent Committee, for the benefit of the holders of Shares and ADSs, a cash amount in U.S. dollars in immediately available funds sufficient for the Paying Agent to make payments under Section 2.1(b) (such aggregate cash amount being hereinafter referred to as the "Exchange Fund"). The Contract with the Paying Agent shall provide that, if (and only if) the Merger shall not have been consummated by the Termination Date, the Exchange Fund shall be automatically returned to Parent; otherwise, the procedures set forth in Section 2.2(c) et. seq. shall apply.

          (b)    Investment of Exchange Fund.    The Paying Agent shall invest the Exchange Fund, prior to the distribution thereof, pursuant to the terms of this Agreement, as directed by Parent; provided, that such investments shall be in (i) short-term direct obligations of the United States of America; (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest; (iii) short-term commercial paper rated the highest quality by either Moody's Investors Service, Inc. or Standard & Poor's Corporation; or (iv) certificates of deposit or banker's acceptances of commercial banks with capital exceeding one billion U.S. dollars (US$1,000,000,000). Any interest and other income resulting from such investments shall become a part of the Exchange Fund, and any amounts in excess of the aggregate amounts payable under Section 2.1(b) shall be returned to the Surviving Company or Parent (as directed by Parent) in accordance with Section 2.2(f). To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under Section 2.1(b) , Parent shall, or shall cause the Surviving Company to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments under Section 2.1(b).

          (c)    Exchange Procedures.

              (i)  Promptly after the Effective Time (and in any event within (x) five (5) Business Days in the case of registered holders of the Shares (other than the Depositary) and (y) three (3) Business Days in the case of the Depositary on behalf of beneficial holders holding through brokers, nominees, custodians or through a third party), the Surviving Company shall cause the Paying Agent to mail (or in the case of the Depositary, deliver) to each registered holder of Shares (other than holders of the Excluded Shares) entitled to receive the Per Share Merger Consideration pursuant to Section 2.1(b)(i), (i) a letter of transmittal in customary form for a Cayman Islands incorporated company listed on the NYSE specifying how the delivery of the Per Share Merger Consideration to registered holders of the Shares (other than holders of the Excluded Shares) shall be effected, such letter of transmittal to be in such form and have such other provisions as Parent and the Company (at the direction of the Independent Committee) may reasonably agree; and (ii) instructions for effecting the surrender of share certificates, if any, representing Shares (other than the Excluded Shares) (the "Share Certificates") (or affidavits and indemnities of loss in lieu of the Share Certificates as provided in Section 2.2(g)), or non-certificated Shares represented by book entry ("Uncertificated Shares") and such other documents as may be required in exchange for the Per Share Merger Consideration. Upon surrender of, if applicable, any Share Certificate (or affidavit and indemnity of loss in lieu of the Share Certificate as provided in Section 2.2(g)) and any other documents required pursuant to such instructions to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed in accordance with the instructions thereto, each registered holder of Shares (other than holders of the Excluded Shares) represented by such Share Certificate and each registered holder of Uncertificated Shares (other than holders of the Excluded Shares) shall be entitled to receive in exchange therefor a check, in the amount equal to (x) the number of Shares represented by such Share Certificate (or affidavit and indemnity of loss in lieu of the Share Certificate as provided in Section 2.2(g)) or the number of Uncertificated Shares, multiplied by (y) the Per Share Merger Consideration , and any Share Certificate so surrendered in accordance with the procedures of this Section 2.2(c) shall forthwith be marked as cancelled.

             (ii)  Prior to the Effective Time, Parent and the Company (at the direction of the Independent Committee) shall establish procedures with the Paying Agent and the Depositary to ensure that (i) the Paying Agent will transmit to the Depositary promptly following the Effective Time an amount out of the Exchange Fund in immediately available funds equal to (x) the number of ADSs issued and outstanding immediately prior to the Effective Time (other than the ADSs representing the Excluded Shares), multiplied by (y) the Per ADS Merger Consideration; (ii) the Depositary will distribute the Per ADS Merger Consideration to ADS holders (other than the holders of ADSs that represent the Excluded Shares) on a pro rata basis in accordance with their respective holdings of ADSs upon surrender by each such holder of the ADSs and (iii) the Depositary shall return to the Surviving Company or at the Surviving Company's direction any amounts transmitted to the Depositary pursuant to the preceding clause (i) that remain with the Depositary and are unclaimed by any holder of ADSs at the date that is six (6) months after the Closing Date. Each holder of the ADSs will pay pursuant to the terms of the Deposit Agreement its pro rata portion of (in accordance with the number of ADSs then held by such holder bear to the aggregate number of the ADSs then outstanding) all applicable fees, charges and expenses of the Depositary and government charges due to or incurred by the Depositary in connection with distribution of the Per ADS Merger Consideration to such ADS holder and the cancellation of ADSs then held by such holder (including any fees, including ADS cancellation or termination fees, payable by such holder in accordance with the Deposit Agreement in connection with the Transactions).

            (iii)  No interest will be paid or accrued on any amount payable in respect of the Shares or ADSs. In the event of a transfer of ownership of Shares that is not registered in the register of members of the Company, a check for any cash to be exchanged upon due surrender of the Share Certificate may be issued to such transferee if the Share Certificates (if any) which immediately prior to the Effective Time represented such Shares are presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable share transfer taxes have been paid or are not applicable and by all other required documents.

          (d)    Transfer Books; No Further Ownership Rights.    The Per Share Merger Consideration and the Per ADS Merger Consideration paid in respect of the Shares (including Shares represented by ADSs) upon the surrender for exchange of Share Certificates or for Uncertificated Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Share Certificates or Uncertificated Shares, and at the Effective Time, the register of members of the Company shall be closed and thereafter there shall be no further registration of transfers on the register of members of the Surviving Company of Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Shares (whether represented by Share Certificates or Uncertificated Shares) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, any Share Certificate is presented to the Surviving

  Company, Parent or the Paying Agent for transfer or any other reason, such Share Certificate shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder of the Share Certificate is entitled pursuant to this Article II.

          (e)    Dissenter's Rights.    Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Companies Law, Dissenting Shares shall be cancelled and cease to exist following payment of their fair value determined in accordance with Section 238 of the Companies Law, and no person who has validly exercised their rights to dissent from the Merger pursuant to Section 238 of the Companies Law shall be entitled to receive the Per Share Merger Consideration with respect to the Shares owned by such person unless and until such person shall have effectively withdrawn such person's written objection or lost such person's rights to dissent from the Merger under the Companies Law. If a holder of Dissenting Shares effectively withdraws its written objection or loses its rights to dissent from the Merger under Section 238 of the Companies Law with respect to any Dissenting Shares, in each case at or prior to the Effective Time, such Shares shall cease to be Dissenting Shares and shall be deemed to have been cancelled and converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without interest thereon, in the manner provided in Section 2.1(b)(i). Each Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in Section 238 of the Companies Law with respect to Shares owned by such Dissenting Shareholder. The Company shall give Parent (i) prompt notice of any written demands for dissension or appraisal and any other instruments served pursuant to applicable law that are received by the Company relating to its shareholders' rights of dissension or appraisal; and (ii) the opportunity to direct or approve all negotiations and proceedings with respect to demands for appraisal under the Companies Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for dissension or appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

          (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the shareholders of the Company or that remains undistributed to the holders of the ADSs at the date that is six (6) months after the Effective Time shall be automatically delivered by the Paying Agent or the Depositary, as applicable, to the Surviving Company or such other person at the direction of the Surviving Company. Any holder of Shares (other than the Excluded Shares) or ADSs (other than ADSs that represent Excluded Shares) who has not theretofore complied with this Article II shall thereafter look only to the Surviving Company for payment of the Per Share Merger Consideration or Per ADS Merger Consideration, as applicable, to which such holder is entitled pursuant to this Article II.

          (g)    Lost, Stolen or Destroyed Share Certificates.    In the event any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or by the Paying Agent, the posting by such person of a bond in customary amount and upon such terms as may be reasonably required by Parent or the Paying Agent as an indemnity against any claim that may be made against it or the Surviving Company with respect to such Share Certificate, the Paying Agent will issue a check to such person in the amount equal to (x) the number of Shares represented by such lost, stolen or destroyed Share Certificate multiplied by (y) the Per Share Merger Consideration.

          (h)    Withholding Rights.    Notwithstanding anything herein to the contrary, subject to Section 2.2(h) of the Parent Disclosure Schedule, each of the Surviving Company, Parent and the Paying Agent (and any other Person that has a payment obligation pursuant to this Agreement) shall only be entitled to deduct and withhold from any amounts otherwise payable pursuant to this

  Agreement such amounts that are required to be deducted and withheld pursuant to applicable Tax Law. In the event that Parent, Merger Sub or the Company determines that any such permitted deduction or withholding is required to be made from any amounts payable pursuant to this Agreement, Parent, Merger Sub or the Company, as applicable, shall promptly (but in no event later than ten (10) days prior to the Closing Date) inform the Independent Committee and the other parties hereto of such determination and provide them with a reasonably detailed explanation of such determination and the parties hereto shall consult with each other in good faith regarding such determination. To the extent that amounts are so withheld in accordance with this Section 2.2(h) and paid over to the appropriate Governmental Entity by the Surviving Company, Parent or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, ADSs, Company Stock Options, Company RSUs, or Company Restricted Shares, as the case may be, in respect to which such deduction and withholding was made by the Surviving Company or Parent, as the case may be.

          (i)    Termination of Deposit Agreement.    As soon as reasonably practicable after the Effective Time, the Surviving Company shall provide notice to Citibank, N.A. (the "Depositary") to terminate the Deposit Agreement (the "Deposit Agreement"), dated as of October 5, 2010 , by and among the Company, the Depositary and the holders and beneficial owners from time to time of ADSs issued thereunder, in accordance with its terms.

          (j)    No Liability.    None of the Surviving Company, Parent, the Paying Agent, the Depositary or any other person shall be liable to any former holder of Shares or ADSs for any amount properly delivered to a public official pursuant to applicable abandoned property, bona vacantia, escheat or similar laws. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable laws, the property of the Surviving Company or its designee, free and clear of all claims or interest of any person previously entitled thereto.

          (k)    Fair Value.    Parent, Merger Sub and the Company respectively agree that the Per Share Merger Consideration and the Per ADS Merger Consideration represent the fair value of the Shares and ADSs for the purposes of Section 238(8) of the Companies Law.

          (l)    No Further Dividends.    No dividends or other distributions with respect to capital stock of the Surviving Company with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Share Certificates.

        Section 2.3    Treatment of Company Stock Options, Company RSUs and Company Restricted Shares.

          (a)   As soon as practicable following the date of this Agreement, the Company Board or the compensation committee of the Company Board shall (i) approve resolutions to (a) accelerate the vesting or conversion, as the case may be, of the Company Stock Options, Company RSUs, and Company Restricted Shares granted by the Company under the 2009 Stock Incentive Plan, adopted by the Company on November 13, 2009, (the "Company Stock Plan"), in each case such that each of the foregoing would be vested or converted in full immediately prior to the Effective Time notwithstanding the vesting or conversion date in respect thereof, (b) terminate the Company Stock Plan, effective as of the Effective Time and (ii) take all actions reasonably requested by Parent in order to bring into effect the provisions of this Section 2.3(a). Upon approval of such resolutions by the Company Board or the compensation committee of the Company Board pursuant to the immediately foregoing sentence, the Company shall or shall cause (i) the delivery of a notice, which form shall be reasonably satisfactory to Parent, to each holder (other than the Founder Shareholders) of the Company Stock Options and/or Company RSUs and/or Company Restricted Shares, informing such holder of the effect of the Merger on such holder's Company Stock Options and/or Company RSUs and/or Company Restricted Shares, (ii) the Company Stock

  Plan and any relevant award agreements with respect thereto to be terminated, effective as of the Effective Time, (iii) each Company Stock Option, Company RSU, and Company Restricted Share that is outstanding, whether or not vested, exercisable or convertible, as applicable, to be cancelled as of the Effective Time and (iv) all other actions that are reasonably requested by Parent to be taken in order to effect the matters described in this Section 2.3(a). For the avoidance of doubt, following the Effective Time, neither Parent nor the Surviving Company shall be required to issue Shares or other equity securities of the Company or the Surviving Company or pay any other consideration to any person pursuant to any exercise of the Company Stock Options or conversion of the Company RSUs, or in respect of Company Restricted Shares. For the avoidance of doubt, any Tax or other amounts due and payable or otherwise incurred by the former holders of the Company Stock Options, Company RSUs and/or Company Restricted Shares, which Tax or other amount in each case would not be due and payable or otherwise incurred by such former holders but for the acceleration of such Company Stock Options, Company RSUs, or Company Restricted Shares pursuant to this Section 2.3(a) shall in each case be borne and paid by such former holders without any cost whatsoever to the Company, Parent or Merger Sub.

          (b)   Each holder of the Company Stock Options that have not been exercised as of the Effective Date (each, a "Vested Company Option", and, collectively, the "Vested Company Options") and that are cancelled at the Effective Time pursuant to Section 2.3(a) shall, in consideration for such cancellation, be paid by the Company, promptly after the Effective Time (but in any event not later than five (5) Business Days thereafter), a cash amount equal to (i) the excess, if any, of the Per Share Merger Consideration (in the case of a Share Option), over the Exercise Price of each Vested Company Option then held by such holder, multiplied by (ii) the number of Shares underlying such Vested Company Option, provided, that if the Exercise Price of such Vested Company Option is equal to or greater than the Per Share Merger Consideration (in the case of a Share Option), such Vested Company Option shall be canceled without payment of any consideration.

          (c)   Each holder of the Company RSUs and/or Company Restricted Shares that are cancelled at the Effective Time pursuant to Section 2.3(a) shall, in consideration for such cancellation, be paid by the Company, as soon as reasonably practicable following the Effective Time, a cash amount equal to (A) the Per Share Merger Consideration, multiplied by (B) the number of Shares underlying such Company RSUs or Company Restricted Shares, as applicable.

          (d)   Notwithstanding anything to the contrary in this Section 2.3, with respect to any amount payable to such holders of the Company Stock Options and/or Company RSUs and/or Company Restricted Shares, in each case pursuant to this Section 2.3, any Tax and other amounts that are required to be withheld by Parent or the Surviving Company as reasonably determined by Parent or the Surviving Company shall be deducted and withheld from such payment, and any amount that is so deducted or withheld pursuant to the immediately foregoing clause shall be deemed to be paid to such holders.

          (e)    Corporate Action.    Without limiting Section 2.3(a), at or prior to the Effective Time, the Company, the Company Board or the compensation committee of the Company Board, as applicable, shall pass all resolutions and take all actions which are reasonably necessary to effectuate the provisions of Sections 2.3(a) through (c).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as set forth in the specific section or subsection of the disclosure schedule delivered by the Company to Parent prior to or contemporaneously with the execution of this Agreement (the "Company Disclosure Schedule") corresponding to a section or subsection of this Article III (it being agreed that any matter or information disclosed in any such specific section or subsection of the Company Disclosure Schedule (whether or not an explicit cross reference appears) will be deemed to be disclosed with respect to any other section or subsection of the Company Disclosure Schedule and any other representation or warranty made in Article III, in each case, if it is reasonably apparent from such disclosure that such matter or information is relevant to such other section or subsection of the Company Disclosure Schedule or this Article III, as applicable), or (b) as set forth in the SEC Reports filed prior to the date hereof excluding disclosures in the SEC Reports contained in the "Risk Factors" or "Forward Looking Statements" sections or any other forward-looking statements or other disclosures to the extent such disclosures are general, forward-looking or cautionary in nature, in each case other than specific factual information disclosed therein, the Company hereby represents and warrants to Parent that:

        Section 3.1  The Company is an exempted company duly incorporated with limited liability and validly existing and in good standing under the laws of the Cayman Islands. (a) Each of the Company Subsidiaries is an entity duly organized or incorporated and validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the jurisdiction of its incorporation or organization and (b) each of the Company and the Company Subsidiaries (i) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (ii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or assets makes such qualification or licensing necessary, except for, only with respect to clause (b), any such failure that would not, individually or in the aggregate, have a Material Adverse Effect.

        Section 3.2    Memorandum and Articles of Association.

          (a)   The Company has made available to Parent a complete and correct copy of the memorandum and articles of association of the Company, as amended to date (the "Company M&A"). The Company M&A are in full force and effect and the Company is not in violation of any of the provisions of the Company M&A.

          (b)   Each of the Organizational Documents of each Company Subsidiary is in full force and effect, and none of the Company Subsidiaries is in violation of any of the provisions of its respective Organizational Documents in any material respect. Without limiting the generality of the foregoing, with respect to the PRC Subsidiaries and each other Company Subsidiary that is established in the PRC, the Organizational Documents for each of the foregoing entities has been duly approved or issued (as applicable) by competent PRC Governmental Entities to the extent required under the laws of the PRC. The Company has made available to Parent complete and accurate copies of the minutes and, in the case of action by the Company Board or the audit committee or compensation committee of the Company Board, written consents and resolutions, of all meetings of the shareholders of the Company, the Company Board, the audit committee and the compensation committee of the Company Board, respectively, in each case since January 1, 2012.

        Section 3.3    Capitalization.

          (a)   The authorized share capital of the Company consists of five hundred million (500,000,000) Shares. As of the close of business on July 21, 2015 (the "Measurement Date"):

              (i)  125,393,207 Shares are issued and outstanding;

             (ii)  9,366,032 Shares are held in the Company's treasury;

             (ii)  4,478,099 Shares are subject to outstanding Company Stock Options; and

             (v)  6,729,484 Company RSUs are outstanding.

          (b)   Except as set forth in Section 3.3(a) above, as of the date of this Agreement, (i) there are no outstanding (A) shares or other voting securities of the Company (other than in connection with the issuance of Shares pursuant to the exercise of Company Stock Options, Company RSUs or Company Restricted Shares, in each case, outstanding on the Measurement Date); (B) securities of the Company convertible into, exchangeable for shares or voting securities of the Company; or (C) options, warrants, rights or other commitments or agreements to acquire from the Company, or obligations of the Company to issue, any shares, voting securities or securities convertible into, exchangeable for shares or voting securities of the Company (the items in clauses (A), (B) and (C) are referred to collectively as "Company Securities"); and (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. As of the date hereof, all outstanding Shares are, and all Shares which may be issued pursuant to the exercise of Company Stock Options outstanding will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive rights.

          (c)   Section 3.3(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (i) a list which sets forth, for each outstanding Company Stock Option, Company RSU or Company Restricted Share held by any Key Employee, the type of award, the date of grant, the number of Shares subject to such Company Stock Option, Company RSU or Company Restricted Share award and the price per share at which such Company Stock Option may be exercised and (ii) a list which sets forth the aggregate amount of the outstanding Company Stock Options, Company RSUs and Company Restricted Shares and the weighted average exercise price of the outstanding Company Stock Options. The Company has delivered or caused to be delivered to Parent no later than three (3) Business Days prior to the date of this Agreement true and complete copies of the Company Stock Plan pursuant to which the currently outstanding Company Stock Options, Company RSUs and Company Restricted Shares were granted and the form of all award agreements evidencing such Company Stock Options, Company RSUs and Company Restricted Shares. Each grant of Company Stock Option, Company RSU and Company Restricted Share was duly authorized no later than the date on which the grant of such Company Stock Option, Company RSU or Company Restricted Share, as applicable, was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents; each grant was made in accordance with the terms of the applicable Company Stock Plan, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and all other applicable laws. Each Company Stock Option, Company RSU, and Company Restricted Share award may, by its terms or the terms of the Company Stock Plan pursuant to which it was issued, be treated at the Effective Time as set forth in Section 2.3.

          (d)   Each of the Company Subsidiaries, as of the date hereof, together with the jurisdiction of incorporation or organization of each such Company Subsidiary, is listed in Section 3.3(d) of the Company Disclosure Schedule. All of the issued and outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries (other than the VIE) are owned by the Company or another Company Subsidiary, free and clear of all Liens except Permitted Liens. All of the equity interests of the VIE are owned by the individuals, and in the amounts, set forth in Section 3.3(d) of the Company Disclosure Schedule (collectively the "VIE Shareholders" and each, a "VIE Shareholder"), free and clear of all Liens except as provided in the Control Agreements. Each of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries (other than the PRC Subsidiaries) is duly authorized, validly issued, fully paid and non-assessable (in each case, to the extent applicable). Except as set forth in Section 3.3(d) of the Company Disclosure Schedule, the registered capital of each PRC Subsidiary has been fully paid up within the prescribed time. There are no options, warrants, convertible securities or other rights, agreements or commitments, in each case issued by the Company or any Company Subsidiary, relating to the issuance, transfer, sales, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) of any of the capital stock or other equity interests of, or other ownership interests in, any Company Subsidiary. As of the date of this Agreement, except for the Company Subsidiaries, the Company does not own or control, directly or indirectly, any capital stock of or other equity interest in, or any interest convertible into or exercisable or exchangeable for any capital stock of or other equity interest in, any other person or control, directly or indirectly, any other person through contractual arrangements.

          (e)   Other than the Deposit Agreement, the Control Agreements and the nominee agreements related to the Company's operation of each school, there are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting, transfer or registration of any Shares or other equity interest of the Company or any Company Subsidiary or granting any person the right to elect, or to designate or nominate for election, a director to the Company Board or the board of directors (or equivalent body) of any Company Subsidiary.

        Section 3.4    Authority.    The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Company Requisite Shareholder Vote, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, have been duly and validly authorized by all necessary corporate action on behalf of the Company, including the Company Board (acting upon the unanimous recommendation of the Independent Committee), and no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize this Agreement or to consummate any of the Transactions, subject, in each case, to the approval of this Agreement and the Plan of Merger by the Company Requisite Shareholder Vote. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and, following the formation of Merger Sub and its execution of this Agreement, Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). The Company Board (acting upon the unanimous recommendation of the Independent Committee), at a duly called and held meeting at which all directors were present, has unanimously (a) approved and declared advisable this Agreement and the Transactions; (b) determined that the Merger is fair to, and in the best interests of, the Company and its shareholders (other than holders of the Founder Securities); (c) directed that this Agreement and the Plan of Merger be submitted to the Company's shareholders for approval and authorization at the Company Shareholders Meeting; and (d) resolved to recommend that the shareholders of the Company approve and authorize this Agreement and the Plan of Merger (collectively, the "Company Recommendation"). The only vote of the holders of any class or series of share capital of the Company necessary to approve and authorize this Agreement, the Plan of Merger and the Transactions in accordance with applicable laws and the terms of this Agreement is the affirmative vote of shareholders representing two-thirds or more of the Shares present and voting in person or by proxy as a single class at the Company Shareholders Meeting at which a quorum is present (the "Company Requisite Shareholder Vote").

        Section 3.5    No Conflict; Required Filings and Consents.

          (a)   The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions do not and will not (i) conflict with or violate the Company M&A or any of the Organizational Documents of the Company Subsidiaries;

  (ii) assuming all consents, approvals, authorizations and other actions described in Section 3.5(b) have been obtained or taken, the Company Requisite Shareholder Vote has been obtained and all filings and obligations described in Section 3.5(b) have been made or satisfied, conflict with or violate any law or Order applicable to the Company or any Company Subsidiary or by which any of their respective properties or assets are bound or affected; or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation (each, a "Contract") to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties or assets are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss or right of termination, cancellation, amendment or acceleration that would not, individually or in the aggregate have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Transactions in accordance with this Agreement, the Equity Transfer Agreements and the Termination Agreement.

          (b)   Other than filings and/or notices required for (i) compliance with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including the furnishing of a Form 6-K with the proxy statement relating to the Merger (including any amendment or supplement thereto, the "Proxy Statement") and the filing by the Company, as a joint filer, of a Schedule 13E-3 (including any amendment or supplement thereto in response to comments from staff of the SEC, if any); (ii) compliance with the rules and regulations of the NYSE; (iii) the filing of the Plan of Merger and related documentation with the Registrar and publication of notice of the Merger in the Cayman Islands Government Gazette pursuant to the Companies Law, (iv), consents, approvals, authorizations or permits of, or filings with or reporting or notifications to, the Governmental Entities set forth in the Section 3.5(b) of the Company Disclosure Schedule and (v) compliance with applicable Antitrust Laws (including the expiration or termination, as applicable, of the relevant waiting periods thereof) in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, or actions required to be made by, any United States, PRC, national, federal, state, local or municipal, international, multinational or provincial, or other governmental, regulatory, legislative, executive, administrative or judicial authority, agency, court or other body, including any department, commission, board, agency, instrumentality, political subdivision, bureau, official and any self-regulatory organization, including NYSE (each, a "Governmental Entity"), except where the failure to obtain or make, as applicable, any such notice, report, filing, consent, approval, permit, authorization or action would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the ability of the Company to consummate the Transactions in accordance with this Agreement, the Termination Agreement and the Equity Transfer Agreements.

        Section 3.6    Compliance.

          (a)   The Company and the Company Subsidiaries have been during the period beginning on January 1, 2013 and ending on December 31, 2014 in compliance with all laws applicable to the Company or any Company Subsidiary or by which any property, asset or right of the Company or any Company Subsidiary is bound, except for any non-compliance which has not, individually or in the aggregate, had a Material Adverse Effect. To the knowledge of the Company, the Company and the Company Subsidiaries are, and since January 1, 2015 have been, in compliance with all laws applicable to the Company or any Company Subsidiary or by which any property, asset or right of the Company or any Company Subsidiary is bound, except for any non-compliance the effect of which has not been and would not be material to the Company and the Company Subsidiaries, taken as a whole. To the knowledge of the Company, none of the Company nor any Company Subsidiary has received since January 1, 2013 any written notice or communication from any applicable Governmental Entity alleging any material violation of any such laws or indicated an intention to conduct any such investigation or review of the Company or any Company Subsidiary.

          (b)   The Company and the Company Subsidiaries have all permits, licenses, authorizations, exemptions, certificates, Orders, consents, approvals, registrations, clearances and franchises ("Licenses") from Governmental Entities that are, in each case, necessary for the Company and each Company Subsidiary, to lawfully own, lease and operate their respective properties and assets, and to carry on and lawfully operate their respective businesses as now being conducted and material to the Company and the Company Subsidiaries, taken as a whole (the "Company Licenses"). To the knowledge of the Company, all material Company Licenses are in full force and effect and will remain in full force and effect notwithstanding, and will not be adversely affected by, the Merger and the consummation of the other Transactions. Neither the Company nor any Company Subsidiary is in default, breach or violation of any Company License, which if in default, breached or violated would be material to the Company and the Company Subsidiaries, taken as a whole.

          (c)   All filings and registrations with PRC Governmental Entities required to be made in respect of the PRC Subsidiaries and their operations, including the registrations with MOFCOM, the State Administration for Industry and Commerce, SAFE, the authorities in charge of education, and the tax bureau, have been duly completed in accordance with the relevant rules and regulations, which filing or registration if not completed would be material to the Company and the Company Subsidiaries, taken as a whole.

          (d)   The Company and, to the knowledge of the Company, all holders of Company Shares, Company Stock Options and Company RSUs who are PRC residents and employees of the Company and/or the relevant Company Subsidiaries, have complied with all reporting and/or registration requirements under the SAFE Circulars, as applicable.

        Section 3.7    SEC Reports; Financial Statements; Internal Controls; No Undisclosed Liabilities.

          (a)   The Company has timely filed or furnished (as applicable) all forms, reports, statements, schedules, certifications and other documents (together with all exhibits, amendments and supplements thereto) required to be filed or furnished by it with the U.S. Securities and Exchange Commission (the "SEC") since January 1, 2012 (all such forms, reports, statements, schedules, certifications and other documents filed or furnished since January 1, 2012, including those filed by the Company with the SEC subsequent to the date hereof, and any amendments to any of the foregoing, collectively, the "SEC Reports"). Each of the SEC Reports complied (or, if filed or furnished after the date hereof, will comply) in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or the Exchange Act, as the case may be, each as in effect on the date so filed or, if amended, then as of the date of the filing of such amendment. As of its filing date (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the SEC Reports contained (or, if filed or furnished after the date hereof, will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is currently required to file any forms, schedules, statements, reports or other documents with the SEC. To the knowledge of the Company, as of the date of this Agreement, (i) none of the SEC Reports is the subject of ongoing

  SEC review or outstanding SEC comment and (ii) to the knowledge of the Company neither the SEC nor any other Governmental Entity is conducting any investigation or review of any SEC Reports. The Company is a "foreign private issuer" as defined in Rule 3b-4 of the Exchange Act.

          (b)   The consolidated financial statements (including all related notes and schedules) of the Company and the Company Subsidiaries included or incorporated by reference into the SEC Reports present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations, changes in shareholder equity, and cash flows for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end adjustments the effect of which, in the aggregate, is not material and the absence of notes), and were prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K promulgated by the SEC) that would be required to be disclosed under Item 303 of Regulation S-K promulgated by the SEC.

          (c)   As of their respective effective dates or filing or furnishing dates, as applicable, the SEC Reports complied in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to them. The Company has been and is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NYSE.

          (d)   The Company has established and maintained disclosure controls and procedures as defined in and required by Rules 13a-15 and 15d-15 of the Exchange Act designed to ensure that information required to be disclosed by the Company in the reports it files under the Exchange Act is made known to the Company's chief executive officer and chief financial officer (or persons performing similar functions) within the time period specified by the relevant SEC rules, as appropriate, to allow timely decisions regarding required disclosure. Since January 1, 2013, neither the Company nor, to the Company's knowledge, its independent registered public accounting firm has identified or been made aware of any "significant deficiencies" or "material weaknesses" (as defined by the Public Company Accounting Oversight Board) in the design or operation of the internal controls and procedures of the Company which are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial data, in each case which has not been subsequently remediated. To the Company's knowledge, there is, and since January 1, 2013, there has been, no fraud or allegation of fraud, whether or not material, that involves (or involved) the management of the Company or other employees who have (or had) a significant role in the internal controls over financial reporting utilized by the Company.

          (e)   The Company and each Company Subsidiary, and, to the knowledge of the Company, the respective directors, officers, employees and agents of the Company and each Company Subsidiary, in each case, acting on behalf of the Company or a Company Subsidiary, have not, (i) taken any action or failed to take any action that would constitute a violation by such persons or by the Company or any Company Subsidiary of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, or any other applicable anti-bribery or anti-corruption law ("Anti-Bribery Law"); (ii) offered, paid, promised to pay or authorized the payment of any money or anything of value (including any property, fee, gift, sample, travel expense, entertainment or commission payment) to any Government Official, for the purpose of influencing any act or decision of such Governmental Official in his or her official capacity in order to assist the Company or any Company Subsidiary in obtaining or retaining business for or with, or directing the business to, any person, or in securing any improper advantage; or (iii) offered, paid, promised to pay or authorized the payment of money or anything else of value, directly or indirectly, to any employee, agent or representative of another company or entity in the course of their business dealings with the Company or any Company Subsidiary, in a manner that would constitute commercial bribery or an illegal kickback, or would otherwise violate any Anti-Bribery Law.

          (f)    Except (i) as reflected, accrued or reserved against in the Company's consolidated balance sheet as of December 31, 2014 (or the notes thereto) included in the Company's Annual Report on Form 20-F filed with the SEC on March 31, 2015, (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2014, (iii) for liabilities or obligations incurred pursuant to the Transactions, (iv) as set forth on Section 3.7(f) of the Company Disclosure Schedule and (v) as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Company Subsidiaries has any liabilities, commitments or obligations, asserted or unasserted, known or unknown, absolute or contingent, whether or not accrued, matured or un-matured or otherwise, that would be required to be reflected, accrued or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP.

        Section 3.8    Absence of Certain Changes or Events.    From December 31, 2014 through the date of this Agreement, each of the Company and each of the Company Subsidiaries has conducted its business in the ordinary course of business consistent with past practice except in connection with this Agreement and the Transactions. There has not been since December 31, 2014 (a) any event, change, occurrence or effect which has had or would reasonably be expected to have, a Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of the Company's or any of the Company Subsidiaries' capital stock, except for any dividend or distribution by a Company Subsidiary to the Company or another Company Subsidiary; (c) any redemption, repurchase or other acquisition of any shares of capital stock of the Company or any of the Company Subsidiaries (other than in connection with the settlement of Company Stock Options or Company RSUs or in order to pay Taxes in connection with the vesting or exercise of any grants (including Company Stock Options and Company RSUs) pursuant to the terms of a Company Stock Plan); (d) any change by the Company in its accounting principles that was not made in the ordinary course of business of the Company or otherwise not disclosed in an SEC Report; (e) with respect to the Company or any Company Subsidiary, any election, change or revocation of any material election relating to Taxes, any release, assignment, settlement or compromise of any material Tax liability or surrender of any material refund, or any material change to any of methods of reporting income or deductions for Tax purposes; (f) any material increase not in the ordinary course of business in the compensation or benefits payable or to become payable to any officer or employee of the Company or any Company Subsidiary; (g) any adoption of, resolution to approve or petition or similar proceeding or Order in relation to, a plan of complete or partial liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries; or (h) any receiver, trustee, administrator or other similar person appointed in relation to the affairs of the Company or its property or any part thereof.

        Section 3.9    Absence of Litigation.    As of the date of this Agreement, there are no suits, claims, actions, proceedings, hearings, arbitrations, mediations, investigations, demand letters or any other judicial or administrative proceedings, in law or equity (each, a "Legal Proceeding") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary (including by virtue of indemnification or otherwise) or their respective assets or properties, which if adversely adjudicated or determined against the Company or the relevant Company Subsidiary would be material to the Company and the Company Subsidiaries, taken as a whole. As of the date of this Agreement, neither the Company nor any Company Subsidiary nor any of their respective properties is or are subject to any Order of a Governmental Entity, which if not complied with would be material to the Company and the Company Subsidiaries, taken as a whole.

        Section 3.10    Employee Benefit Plans.

          (a)   Section 3.10(a) of the Company Disclosure Schedules lists all written benefit and compensation plans, agreements, or arrangements, including plans and agreements providing for pension, profit-sharing, savings, retirement, employment, individual consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company or any Company Subsidiary is the owner, the beneficiary or both), educational assistance or fringe benefits that are in each case material to the Company (such plans, the "Company Plans") (i) under which any current or former employee, officer, individual consultant, individual independent contractor or director of the Company or any Company Subsidiary (collectively, the "Company Employees") has any present or future right to benefits; (ii) that is maintained, sponsored or contributed to by the Company or any Company Subsidiary, or which the Company or any Company Subsidiary has any obligation to maintain, sponsor or contribute; or (iii) with respect to which the Company or any Company Subsidiary has any direct or indirect liability, whether contingent or otherwise. Except as disclosed in Section 3.10(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any plan or commitment, whether legally binding or not, to adopt, establish or enter into any new Company Plan or to modify any Company Plan (except to the extent required by law or to conform any such Company Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing).

          (b)   With respect to each Company Plan, the Company has made available to Parent a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof and, in the case of employment agreements other than those made available to Parent, a form has been made available to Parent and such employment agreements do not deviate from that form in any material respect), including all amendments thereto, and, to the extent applicable, (i) any related trust agreement or other funding instrument; (ii) the most recent actuarial valuation reports, if any; (iii) all communications material to any Company Employee relating to any Company Plan, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other event which would result in any material liability to the Company, (iv) the most recent annual report or similar compliance documents required to be filed with any Governmental Entity with respect to any Company Plan; and (v) all material correspondence to or from any Governmental Entity relating to any Company Plan.

          (c)   Except as otherwise specifically provided in Section 2.3, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with another event, such as a termination of employment), will (i) conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, or modification under any Company Plan; (ii) result in any payment (whether severance or otherwise) becoming due to any Company Employee under any of the Company Plans or otherwise; (iii) increase any benefits otherwise payable under any of the Company Plans; (iv) result in any acceleration of the time of payment or vesting of any such benefits or forgiveness of indebtedness with respect to any Company Employee; (v) directly or indirectly cause the Company or any Company Subsidiary to transfer or set aside any assets to fund any benefits under any Company Plan; or (v) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time.

          (d)   (i) The terms of each Company Plan comply in all material respects with applicable law, and each Company Plan has been operated in material compliance with its terms and applicable law, and, to the extent applicable, in accordance with generally accepted accounting practices in the applicable jurisdiction applied to such matters; (ii) to the Company's knowledge, no circumstance, fact or event exists that to the Company's knowledge would result in any material default under or material violation of any Company Plan; (iii) all payments by the Company or any Company Subsidiary required by any Company Plan or by any collective bargaining agreement (including all employee and employer contributions, insurance premiums, or intercompany charges) have been timely made; and (iv) all unpaid amounts attributable to any such Company Plan for any period prior to the Closing Date have been or will be accrued and reflected on the Company's consolidated financial statements in accordance with generally accepted accounting practices in the applicable jurisdiction applied to such matters.

          (e)   No Company Plan is subject to the Employee Retirement Income Security Act of 1974, as amended, or is a defined benefit pension plan or a multiemployer plan and no Company Employee participates in any defined benefit pension plans or multiemployer plans sponsored, or contributed to, by the Company or any Company Subsidiary.

          (f)    No actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened against or with respect to any such Company Plan, including any audit or inquiry by any Governmental Entity, which if adversely adjudicated or determined would be material to the Company and the Company Subsidiaries, taken as a whole.

          (g)   The Company is not obligated, pursuant to the Company Stock Plan or otherwise, to grant any options to purchase Shares, Company RSUs or other rights or awards to any Company Employee after the date hereof.

        Section 3.11    Labor and Employment Matters.

          (a)   Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement with any labor organization or other representative of any Company Employees, nor is any such agreement presently being negotiated by the Company or any Company Subsidiary. No employees of the Company or any Company Subsidiary are represented by any labor union or other labor organization with respect to their employment with the Company or any Company Subsidiary other than as required by PRC Laws with respect to the PRC Subsidiaries. As of the date of this Agreement, there are no (i) material unfair labor practice complaints pending against the Company or any Company Subsidiary before any labor relations tribunal or authority; and (ii) there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary. There is no obligation to inform, consult with or obtain consent from, or complete any other procedure with respect to, any labor union, employee representatives or other employee representative bodies in order to consummate the Transactions.

          (b)   As of the date of this Agreement, there are no complaints, charges or claims against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment or termination of employment of or failure to employ any individual, which, if adversely determined, would be material to the Company and the Company Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company is in compliance with all labor and employment laws, including all such laws relating to wages, hours and any similar mass layoff law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, and (ii) each PRC Subsidiary has, in a timely manner, (A) withheld and paid to the appropriate Governmental Entity all amounts required by applicable laws to be withheld from any of their respective employees, including the withholding and payment of all individual income taxes and contributions to social security benefits payable by such employee; (B) paid in full to the appropriate Governmental Entity all amounts required by applicable laws to be paid by each PRC subsidiary, including the payment of all contributions to social security or similar benefits payable in respect of employees based on the requirements of applicable laws, and (C) paid in full to all their respective employees all wages, salaries, commissions, bonuses, benefits, severance payments and all other compensation due to such employees.

        Section 3.12    Insurance.    The Company and each Company Subsidiary maintains insurance policies against all material risks of a character and in such amounts as are necessary to comply with applicable law. Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the insurance policies maintained by, at the expense of or for the benefit of the Company or any Company Subsidiary (the "Insurance Policies") is in full force and effect and all premiums due thereon have been paid in full, in each case as of the date of this Agreement. None of the Insurance Policies will terminate or lapse, or be affected in any other adverse manner, by reason of the Transactions, except as would not, individually or in the aggregate, have a Material Adverse Effect. With respect to any Insurance Policy that is material to the Company and the Company Subsidiaries taken as a whole, neither the Company nor any Company Subsidiary has received written notice of (i) default under such Insurance Policy; (ii) pending or threatened termination or cancellation or any material coverage limitation or reduction or material premium increase with respect to such Insurance Policy; or (iii) refusal of any such coverage or rejection of any material claim which it has sought or for which it has applied under such Insurance Policy.

        Section 3.13    Personal Property and Assets.

          (a)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each Company Subsidiary has good title to all of their respectively owned tangible personal properties as necessary to conduct their respective businesses as currently conducted as of the date of this Agreement, free and clear of all Liens (except for Permitted Liens), assuming the timely discharge of all obligations owing under or related to the personal property. For the avoidance of doubt, no representation is made under this Section 3.13 with respect to any real property, intellectual property or intellectual property rights.

          (b)   [Reserved].

        Section 3.14    Real Property.

          (a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all real property owned by the Company or any Company Subsidiary (collectively, the "Owned Real Property") which is material to the business of the Company and the Company Subsidiaries taken as a whole. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company or a Company Subsidiary, as the case may be, holds good, valid, legal and marketable title to the Owned Real Property, free and clear of all Liens, except for Permitted Liens; and (ii) the Company and Company Subsidiaries are the only parties in possession of the Owned Real Property, and there exist no leases or other agreements or arrangements for the use or occupancy of any of the Owned Real Property by any person other than the Company and Company Subsidiaries.

          (b)   With respect to each lease, sublease, license and other agreement (individually, a "Lease" and, collectively, the "Leases") for the use or occupancy of real property leased, subleased, licensed, or otherwise occupied by the Company or any Company Subsidiary (collectively, the

  "Leased Real Property"), except for matters that would not, individually or in the aggregate, have a Material Adverse Effect: (i) such Lease is legal, valid, binding, enforceable and in full force and effect subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law); (ii) neither the Company or any Company Subsidiary nor, to the Company's knowledge, any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (iii) there are no Liens on the estate or interest created by such Lease other than Permitted Liens; and (iv) each of the Company and the Company Subsidiaries has valid leasehold interests, land use rights or building ownership rights, as applicable, in all of their respective Leased Real Property, free and clear of all Liens, except for Permitted Liens.

          (c)   The Owned Real Property and the Leased Real Property are referred to collectively herein as the "Real Property". Except for such matters as would not, individually in the aggregate, have a Material Adverse Effect, as of the date of this Agreement, (i) neither the Company nor any Company Subsidiary has received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending and, to the knowledge of the Company, there are no such proceedings threatened, affecting any portion of the Real Property and (ii) neither the Company nor any Company Subsidiary has received written notice of the existence of any outstanding Order or of any pending Legal Proceeding, and, to the knowledge of the Company, there is no such Order or Legal Proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of the Real Property.

        Section 3.15    Tax Matters.

          (a)   Except as set forth in Section 3.15(a) of the Company Disclosure Schedule: (i) all material Tax Returns required to be filed by the Company and each of the Company Subsidiaries through the date hereof have been timely filed (taking into account valid extensions of time within which to file); (ii) all such material Tax Returns (taking into account all amendments thereto) are true, correct and complete; (iii) the Company and the Company Subsidiaries have duly and timely withheld and paid over to the appropriate Governmental Entity all material amounts required to be so withheld and paid under all applicable laws; (iv) all material amounts of Taxes due and owing by any of the Company or any Company Subsidiary (whether or not shown on any Tax Return) have been timely paid, other than such Taxes that are being contested in good faith and that have been adequately reserved against in accordance with GAAP on the face of the balance sheets (rather than in any notes thereto) contained in the most recent financial statements included in the SEC Reports filed prior to the date hereof; and (v) there are no Liens for Taxes (other than Taxes not yet due and payable or Taxes being contested in good faith by appropriate proceedings) upon any of the assets of the Company or any Company Subsidiary.

          (b)   No deficiencies for any material amount of Taxes against the Company or any Company Subsidiary have been claimed, proposed, threatened or assessed by any Governmental Entity in writing as of the date of this Agreement, nor has the Company or any Company Subsidiary received, as of the date of this Agreement, written notice of the expected commencement of any, audits, examinations, investigations, claims or other proceedings in respect of any material amount of Taxes of the Company or any Company Subsidiary.

          (c)   Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of any material Tax or agreed to any extension of time with respect to any material Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

          (d)   Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated, combined or unitary income Tax Return (other than a group the common parent of which was the Company and which group included as its members only Company Subsidiaries); (ii) has any material liability for the Taxes of any person (other than the Company, or any Company Subsidiary) arising from the application of Treasury Regulations Section 1.1502-6 or under any analogous provision of state, local or foreign law; or (iii) is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement the parties to which consist exclusively of the Company and a Company Subsidiary or any Tax sharing, allocation or indemnity provisions in agreements entered into in the ordinary course of business and not primarily relating to Taxes).

          (e)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, each PRC Subsidiary has, in accordance with applicable laws, duly registered with the relevant Governmental Entities, has obtained and maintained the validity of all national and local tax registration certificates and has complied with all requirements imposed by such Governmental Entities. No submissions made to any Governmental Entity in connection with obtaining Tax exemptions and preferential Tax treatments contained any material misstatement or omission that would have prevented the granting of such Tax exemptions or preferential Tax treatments. None of the PRC Subsidiaries has received any written notice with respect to the repeal, cancellation or revocation of any such Tax exemptions, preferential Tax treatments and financial subsidies.

          (f)    The Company believes that it was a passive foreign investment company within the meaning of section 1297 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, for the years ended December 31, 2013 and December 31, 2014, respectively.

        Section 3.16    Intellectual Property.

          (a)   Except as set forth on Section 3.16(a) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Company Subsidiaries own and possess all right, title and interest, free and clear of all Liens (other than license agreements executed in the ordinary course of business and Permitted Liens), or have valid and enforceable license rights under all patents, patent applications, trademarks, service marks, tradenames, copyrights, databases, domain names, social media accounts and other intellectual or industrial property rights that (i) the Company or Company Subsidiaries purport to have any right, title or interest in or to, and/or (ii) are used or exploited in the business or activities of the Company or Company Subsidiaries (collectively, the "Company Intellectual Property Rights").

          (b)   Except as set forth on Section 3.16(b) of the Company Disclosure Schedule and as would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is not pending against the Company or any of the Company Subsidiaries, any Legal Proceeding by any third party contesting the validity, enforceability, ownership or other right, title or interest of any Company Intellectual Property Right; (ii) to the Company's knowledge, all patent rights within the Company Intellectual Property Rights and all registered Company Intellectual Property Rights and applications therefor have been duly filed or registered (as applicable) with the applicable Governmental Entity or other applicable person, have been maintained, including the submission of all necessary filings and fees in accordance with the legal, administrative and other requirements, and have not lapsed, expired or been abandoned; (iii) to the Company's knowledge, no Company Intellectual Property Rights have been infringed, misappropriated, unlawfully used or otherwise violated by any third party; (iv) to the Company's knowledge, there is no unauthorized use, disclosure, misappropriation or other violation of any Company Intellectual Property Rights by any current or former officer, manager, director, stockholder, member, employee, consultant or independent contractor of the Company or the Company Subsidiaries; (v) the Company and the Company Subsidiaries have taken reasonable steps to protect the confidentiality and value of their trade secrets and other know-how; and (vi) no Company Intellectual Property Rights (or any tangible embodiment thereof) are subject to any outstanding Order and is not subject to any Contract or other arrangement restricting or limiting the use, transfer, delivery or licensing thereof by the Company or any Company Subsidiary.

          (c)   Except as set forth on Section 3.16(c) of the Company Disclosure Schedule and as would not, individually or in the aggregate, have a Material Adverse Effect, (i) to the knowledge of the Company, the business or activities of the Company and the Company Subsidiaries (including the commercialization and exploitation of the products and services of the Company and the Company Subsidiaries) have not in the past five (5) years and do not infringe, misappropriate, unlawfully use or otherwise violate any intellectual property or industrial rights of any third party; and (ii) to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has received any written notice or other written communication asserting that the business or activities of the Company or any of the Company Subsidiaries (including the commercialization and exploitation of the products and services of the Company or the Company Subsidiaries) infringe, misappropriate, unlawfully use or otherwise violate any intellectual property or industrial rights of any third party.

          (d)   To the Company's knowledge, the Company has not incorporated into or used in the delivery of any product or service of the Company or the Company Subsidiaries any software distributed as "open source software" or under a similar licensing or distribution model ("Open Source Software") in any manner that would (i) create, or purport to create, obligations with respect to Company Intellectual Property Rights or grant, or purport to grant, to any third party, any rights or immunities under any material Company Intellectual Property Rights or (ii) impose any material limitation, restriction or condition on the right of the Company to use or distribute any material Company Intellectual Property. With respect to any Open Source Software that is or has been used by the Company or the Company Subsidiaries in any way, to the knowledge of the Company, the Company and the Company Subsidiaries have been and are in material compliance with all applicable licenses with respect thereto.

          (e)   Except as set forth on Section 3.16(f) of the Company Disclosure Schedule, neither the Company nor the Company Subsidiaries have entered into any contract or other arrangement to indemnify any person against any charge of infringement, misappropriation, unauthorized use or other violation of any intellectual property or industrial rights.

          (f)    Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of any of the Transactions will contravene, conflict with or result in any limitation on Parent's or any of Parent's affiliates', or on the Company's or any Company Subsidiary's, right, title or interest in or to any Company Intellectual Property Rights.

          (g)   All current officers, employees and consultants of the Company and the Company Subsidiaries are subject to the Company's code of conduct which contains provisions regarding the protection of proprietary information and the assignment to the Company of any intellectual property or industrial rights arising from services performed for the Company or the Company Subsidiaries.

        Section 3.17    Environmental Matters.

          (a)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of the Company Subsidiaries are now and have been since January 1, 2013 in compliance with all applicable Environmental Laws, and possess and are now and have been since

  January 1, 2013 in compliance with all applicable Environmental Permits necessary to operate the business as presently operated.

          (b)   For purposes of this Agreement, the following terms shall have the meanings assigned below:

              (i)  "Environmental Laws" means all laws relating to (A) Releases or threatened Releases or Hazardous Materials; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials; (C) the environment; or (D) the protection of human health and safety.

             (ii)  "Environmental Permits" means all permits, licenses, registrations, approvals, and other authorizations required under applicable Environmental Laws.

            (iii)  "Hazardous Materials" means any substance or waste defined and regulated as hazardous, acutely hazardous, or toxic under applicable Environmental Laws.

            (iv)  "Release" means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.

        Section 3.18    Contracts.

          (a)   Except for (A) this Agreement, (B) any Contract filed as an exhibit to the SEC Reports and (C) as set forth in Section 3.18(a) of the Company Disclosure Schedule, as of the date hereof, none of the Company or the Company Subsidiaries is a party to or bound by any of the following Contracts (a "Material Contract"):

              (i)  any Contract that would be required to be filed by the Company pursuant to Item 4 of the Instructions to Exhibits of Form 20-F under the Exchange Act;

             (ii)  any Contract that would be required to be disclosed pursuant to Item 7B of Form 20-F under the Exchange Act;

            (iii)  any Contract that relates to a joint venture, partnership or other similar agreement or arrangement (or the formation, creation, operation, management or control thereof), in each case, that is material to the business of the Company and the Company Subsidiaries, taken as a whole;

            (iv)  any Contract that relates to indebtedness for borrowed money having an outstanding principal amount in excess of US$2,000,000, other than any indebtedness between or among any of the Company and any Company Subsidiary;

             (v)  any Contract that involves the acquisition from another person or disposition to another person, directly or indirectly (by merger, license or otherwise), of assets or capital stock or other equity interests of another person for aggregate consideration under such Contract (or series of related Contracts) in excess of US$2,000,000 (other than acquisitions or dispositions of inventory, properties and other assets in the ordinary course of business) for which a binding agreement has been entered into but has not been closed or consummated;

            (vi)  any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any Company Subsidiary, prohibits the pledging of the capital stock of the Company or any Company Subsidiary or prohibits the issuance of any guaranty by the Company or any Company Subsidiary;

           (vii)  any Contract under which the Company or the Company Subsidiaries acquired any right, title or interest in, under or to any material Company Intellectual Property Rights (other than non-exclusive licenses or sublicenses that are available to the public generally and were obtained by the Company or Company Subsidiaries in the ordinary course of business) and any Contract under which the Company or Company Subsidiaries granted to any third party any right, title or interest in, under or to any material Company Intellectual Property Rights (other than a non-exclusive license or sublicense granted in the ordinary course of business);

          (viii)  any Contract pursuant to which the Company or any Company Subsidiary has provided funds to or made any loan, capital contribution or other investment in, or assumed, guaranteed or agreed to act as a surety in excess of US$2,000,000 with respect to any liability of, any person that is neither the Company nor any Company Subsidiary;

            (ix)  any Contract for the issuance of any debt or equity security or other ownership interest, or the conversion of any obligation, instrument or security into debt or equity securities or other ownership interests of, the Company or any Company Subsidiary (other than Company Stock Options, Company RSUs, Company Restricted Shares or otherwise pursuant to a Company Plan as referenced in Section 3.3), or for the purchase of any debt or equity security or other ownership interest of any person (other than the Company or any Company Subsidiary) that has a fair market value or purchase price in excess of US$2,000,000;

             (x)  any Contract that is material to the Company and the Company Subsidiaries, taken as a whole, and that purports to limit, curtail or restrict the ability of the Company or any Company Subsidiary to compete or freely engage in any line of business or in any geographic area or that grants the other party or any third person "most favored nation" or similar status, any type of special discount rights, or any right of first refusal, first notice or first negotiation;

            (xi)  any Contract that is material to the Company and the Company Subsidiaries, taken as a whole, and that requires a consent relating to a "change of control" or would prevent or materially delay the ability of the Company to consummate the Transactions in accordance with this Agreement;

           (xii)  any Contract obligating the Company or any Company Subsidiary to indemnify or hold harmless any person in an amount in excess of US$2,000,000.

          (xiii)  any Contract between the Company or any Company Subsidiary, on the one hand, and any officer or director of the Company or any Company Subsidiary, any record or beneficial owner of five percent (5%) or more of the voting securities of the Company, or any affiliate or family member of any such officer, director or record or beneficial owner (other than the Termination Agreement), on the other hand, under which there are material rights or obligations outstanding;

          (xiv)  any employment, consulting or professional services Contract with a Key Employee;

           (xv)  any other Contract, whether or not made in the ordinary course of business consistent with past practice, that (A) involves a future or potential liability or receivable, as the case may be, in excess of US$2,000,000 on an annual basis and (B) has a term greater than one (1) year and cannot be cancelled by the Company or a Company Subsidiary without penalty or further payment and without more than sixty (60) days' notice; or

          (xvi)  any Control Agreements.

          (b)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or a Company Subsidiary and in full force and effect, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), (ii) the Company and each of the Company Subsidiaries, as applicable, have performed all obligations required to be performed by them to date under each Material Contract, (iii) to the knowledge of the Company, as of the date of this Agreement, no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default on the part of the Company or any Company Subsidiary under any Material Contract, (iv) no other party to any such Material Contract is, to the knowledge of the Company, in material default in any respect thereunder and (v) to the knowledge of the Company, as of the date of this Agreement, no other party to any such Material Contract has indicated in writing its intent to terminate such Material Contract.

        Section 3.19    Affiliate Transactions.    Other than the Termination Agreement, there are no Contracts, transactions, indebtedness or other agreements or arrangements (including any direct or indirect ownership interest in any property or assets used in or necessary for use in the conduct of business by the Company or any Company Subsidiary) between the Company or any Company Subsidiary, on the one hand, and (a) any officer or director of the Company or any Company Subsidiary; (b) any record or beneficial owner of five percent (5%) or more of the voting securities of the Company; or (c) any affiliate or family member of any such officer, director or record or beneficial owner, on the other hand (collectively, "Affiliate Transactions"), other than (x) payment of salary or fees in the ordinary course of the Company's or the relevant Subsidiary's business for services rendered by such person in their capacity as an officer, director or employee of the Company or any of the Company Subsidiaries, (y) reimbursement for expenses actually incurred on behalf of the Company or any of the Company Subsidiaries and (z) other employee benefits, including pursuant to a Company Plan, in each case, in the ordinary course of business consistent with past practice and in compliance with Company policies regarding compensation and benefits.

        Section 3.20    Opinion of Financial Advisor.    Lazard Asia (Hong Kong) Limited (the "Financial Advisor") has delivered to the Independent Committee its written opinion (or oral opinion to be confirmed in writing), dated July 25, 2015, to the effect that, as of such date, the Per Share Merger Consideration to be paid to the holders of the Shares and the Per ADS Merger Consideration to be paid to the holders of ADSs in the Merger (in each case, other than holders of Excluded Shares, including Excluded Shares represented by ADSs, and other than the Founder Shareholders) is fair, from a financial point of view, to such holders. A copy of such written opinion has been or will be delivered to Parent promptly following receipt thereof by the Independent Committee, for informational purposes only.

        Section 3.21    Brokers.    Except for the Company's obligations to the Financial Advisor, the fees and expenses of which will be paid by the Company, no broker, finder or investment banker is entitled to any brokerage, finder's, advisory or other fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has furnished to Parent a correct and complete copy of all agreements on behalf of the Company with the Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Transactions.

        Section 3.22    Takeover Statute.    The Company is not a party to any shareholder rights plan or "poison pill" agreement. No "business combination", "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute"), or any similar anti-takeover provision in the Company M&A, is applicable to the Company, the Shares, the Merger or any of the other Transactions.

        Section 3.23    Termination Agreement.    Concurrently with the execution of this Agreement, the Termination Agreement has been executed by each of the parties thereto (other than Parent) and delivered to each of the parties thereto (including Parent). Assuming due authorization, execution and delivery of the Termination Agreement by Parent and the VIE Shareholders, the Termination Agreement is in full force and effect and is valid, binding and enforceable obligations of each of the parties thereto. No approvals or actions by any third party, including any Governmental Entity, are required in connection with the transactions contemplated by the Termination Agreement, unless otherwise specified therein. To the knowledge of the Company, no event has occurred that, with or without notice, lapse of time or both, would constitute a default under the terms of the Termination Agreement on the part of any party to the Termination Agreement that is an affiliate of the Company.

        Section 3.24    Equity Transfer Agreements.    Assuming due authorization, execution and delivery of the Equity Transfer Agreements by Parent and the VIE Shareholders, each of the Equity Transfer Agreements is in full force and effect and is valid, binding and enforceable obligations of each of the parties thereto. No approvals or actions by any third party, including any Governmental Entity, are required in connection with the transactions contemplated by the Equity Transfer Agreements, unless otherwise specified therein or in the Termination Agreement. Upon the closing of such transactions pursuant to the terms of the Equity Transfer Agreements, the Company or its designated affiliate will be the owner of all of the outstanding equity interests of the VIE, free and clear of all liens. To the knowledge of the Company, no event has occurred that, with or without notice, lapse of time or both, would constitute a default under the terms of the Equity Transfer Agreements on the part of any party (other than Parent) to the Equity Transfer Agreements.

        Section 3.25    No Additional Representations.    Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any other express or implied representation or warranty with respect to the Company, any Company Subsidiary or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to Parent, Merger Sub or any of their respective affiliates or Representatives, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective affiliates or Representatives of any documentation, forecasts or other information in connection with the Transactions, and each of Parent and Merger Sub acknowledges the foregoing (provided that such documentation, forecasts or such other information was delivered or disclosed in good faith and not in furtherance of any fraud, intentional misrepresentation, intentional misconduct or criminal activity by the Company or any Company Subsidiary). Neither the Company nor any other person will have or be subject to any liability or indemnity obligations to Parent, Merger Sub or any other person resulting from the distribution or disclosure or failure to distribute or disclose to Parent, Merger Sub or any of their respective affiliates or Representatives, or their use of, any information, unless and to the extent such information is expressly included in the representations and warranties contained in this Article III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT
AND MERGER SUB

        Except as set forth in the specific section or subsection of the disclosure schedule delivered by Parent to the Company prior to or contemporaneously with the execution of this Agreement (the "Parent Disclosure Schedule") corresponding to a section or subsection of this Article IV (it being agreed that any matter or information disclosed in any such specific section or subsection of the Parent Disclosure Schedule (whether or not an explicit cross reference appears) will be deemed to be disclosed with respect to any other section or subsection of the Parent Disclosure Schedule and any other representation or warranty made in Article IV, in each case, if it is reasonably apparent from such disclosure that such matter or information is relevant to such other section or subsection of the Parent Disclosure Schedule or this Article IV, as applicable), each of Parent and Merger Sub (when established) hereby, jointly and severally, represents and warrants to the Company that:

        Section 4.1    Organization.    Parent is a company limited by shares duly organized, validly existing and in good standing under the laws of the People's Republic of China. Merger Sub, when established by Parent, will be an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and will be a wholly-owned Subsidiary of Parent. Each of Parent and Merger Sub has all requisite corporate or similar power and authority to own, operate and lease its properties and assets and to carry on its business as now being (or will be) conducted, except where the failure to have such power or authority would not, individually or in the aggregate, have a Parent Material Adverse Effect. For purposes of this Agreement, a "Parent Material Adverse Effect" means any event, change, occurrence or effect that would, or would reasonably be expected to, prevent or materially delay the ability of Parent or Merger Sub to consummate the Transactions in accordance with this Agreement.

        Section 4.2    Capitalization.    One hundred percent (100%) of the issued and outstanding share capital of Merger Sub (when established) will be owned by Parent free and clear of all Liens, and the issued and outstanding share capital of Merger Sub will be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof.

        Section 4.3    Operation of Merger Sub.    Merger Sub will be formed solely for the purpose of engaging in the Transactions, and prior to the Effective Time will have no assets, liabilities or obligations of any nature other than those incidental to its formation and capitalization or pursuant to this Agreement or in connection with the Merger and the other Transactions. Merger Sub will not have any subsidiaries.

        Section 4.4    Authority.    Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Parent Requisite Shareholder Vote, to perform its respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action by the boards of directors of Parent and Merger Sub and have been duly and validly authorized by all necessary actions by the shareholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the Transactions, subject, in the case of the consummation of the Merger, to the approval of this Agreement by the Parent Requisite Shareholder Vote. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or general equitable principles (whether considered in a proceeding in equity or at law). No vote or consent of the holders of any equity interest of Parent is necessary to approve this Agreement or the Transactions, other than the Parent Requisite Shareholder Vote.

        Section 4.5    No Conflict; Required Filings and Consents.

          (a)   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not and will not (i) conflict with or violate the respective Organizational Documents of Parent or Merger Sub, assuming the Parent Requisite Shareholder Vote has been obtained and all filings and obligations contemplated by subsection (b) below have been made or satisfied; (ii) conflict with or violate any law or Order applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound, assuming that all consents, approvals, authorizations and other actions contemplated by subsection (b) below have been obtained or taken; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contracts to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Transactions by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) filings or notices required for compliance with the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder; (ii) the filings and receipt, termination or expiration, as applicable, of such approvals or waiting periods as may be required under the Antitrust Law of the PRC; (iii) the filing of the Plan of Merger and related documentation with the Registrar and publication of notice of the Merger in the Cayman Islands Government Gazette pursuant to the Companies Law; (iv) the following filings and approvals with or by Governmental Entities in the PRC with respect to the Transactions: (A) the filings with NDRC and MOFCOM with respect to the consummation of the Transactions by Parent and Merger Sub; (B) the approvals of or filings with the Ministry of Education and/or the Ministry of Finance with respect to the consummation of the Transactions by Parent and Merger Sub (if applicable) and (C) the filing with SAFE (directly or through an authorized bank, as the case may be) in connection with the Transactions, including filings or approvals for conversion of RMB funds into U.S. dollar funds and transfer of U.S. dollar funds to Merger Sub or the Paying Agent pursuant to or in connection with this Agreement (to the extent that funding in U.S. dollars is required thereunder) (such approvals in this clause (iv) collectively, the "Overseas Investment Approvals"); (v) the filing with SZSE and the approval of CSRC (if applicable), in each case with respect to the consummation of the Transactions by Parent and Merger Sub; (vi) the items listed in Section 4.5(b)(vi) of the Parent Disclosure Schedule; and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.

        Section 4.6    Absence of Litigation.    As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Parent or Merger Sub, threatened against Parent, Merger Sub or any of their subsidiaries, other than such Legal Proceeding that would not individually, or in the aggregate, have a Parent Material Adverse Effect. As of the date of this Agreement, none of Parent, Merger Sub, any of their respective subsidiaries or any of their respective properties is subject to any Order that would individually, or in the aggregate, have a Parent Material Adverse Effect. As of the date of this Agreement, there is no Action pending or to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub which would individually, or in the aggregate, have a Parent Material Adverse Effect.

        Section 4.7    Adequacy of Funds.    The Guarantor has and, prior to or at the Closing, Parent will have sufficient funds to satisfy all of its applicable monetary and other obligations under this Agreement including the obligation to pay the merger consideration and any other amounts required to be paid in connection with the consummation of the Merger and the other Transactions (including all related fees and expenses) and to fund the Exchange Fund in accordance herewith, subject to receipt of the Overseas Investment Approvals.

        Section 4.8    Guarantee.    Concurrently with the execution of this Agreement, Parent has caused the Guarantor to deliver to the Company the duly executed Guarantee. The Guarantee is in full force and effect and is a valid, binding and enforceable obligation of the Guarantor, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). No event has occurred that, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Guarantee.

        Section 4.9    Ownership of Shares.    Except as set forth in Section 4.9 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries owns (directly or indirectly, beneficially or of record) any Shares, and neither Parent nor any of its subsidiaries holds any rights to acquire or vote any Shares, except pursuant to this Agreement.

        Section 4.10    Solvency.    Merger Sub has no liabilities other than liabilities incidental to its formation or relating to the transactions contemplated by this Agreement and the Buyer Group Contracts. Assuming the satisfaction of the conditions to the obligations of Parent, Merger Sub and the Company to consummate the Merger as set forth in Section 7.1, Section 7.2 and Section 7.3, as applicable, immediately after giving effect to the Merger contemplated hereby, including the payment of the aggregate Per Share Merger Consideration, the aggregate Per ADS Merger Consideration and all other amounts required to be paid in connection with the consummation of the Merger (including all related fees and expenses), the Surviving Company shall (A) immediately following the Effective Time be able to pay its debts as they become due, and (B) not have, immediately following the Effective Time, unreasonably small capital to conduct its business in the ordinary course that is consistent with the day-to-day normal operations of the Company immediately prior to the Effective Time.

        Section 4.11    Independent Investigation.    Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its subsidiaries, which investigation, review and analysis was performed by Parent, Merger Sub, their respective affiliates and Representatives. Each of Parent and Merger Sub acknowledges that as of the date of this Agreement, it, its affiliates and their respective Representatives have been provided sufficient access to the personnel, properties, facilities and records of the Company and the Company Subsidiaries for such purpose. In entering into this Agreement, each of Parent and Merger Sub acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its affiliates or their respective Representatives (except the representations and warranties of the Company set forth in this Agreement and in any certificate delivered pursuant to this Agreement).

        Section 4.12    Buyer Group Contracts.    Parent has delivered to the Company a true, correct and complete copy of each of the Buyer Group Contracts. As of the date of this Agreement, other than such Buyer Group Contracts, there are no side letters or other oral or written Contracts, agreements, arrangements or understandings (whether or not legally enforceable) relating to the Transactions between Parent and/or Merger Sub and/ or the Guarantor and/or their respective affiliates, on the one hand, and any of the VIE Shareholders and/or their respective affiliates, on the other hand. Other than the Support Agreement, except as entered into with the prior written consent of the Independent Committee, there are no Contracts (i) between Guarantor, Parent, Merger Sub or any of their affiliates (excluding the Company and the Company Subsidiaries), on the one hand, and any of the Company's or the Company Subsidiaries' directors, officers, employees or shareholders, on the other hand, that relate in any way to the Transactions, or (ii) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or the Per ADS Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.

        Section 4.13    Brokers.    Except for CITIC Securities Company Limited, no broker, finder or investment banker is entitled to any brokerage, finder's, advisory or other fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 4.14    Non-Reliance on Company Estimates.    The Company has made available to Parent and Merger Sub (when formed), and may continue to make available, certain estimates, projections and other forecasts for the business of the Company and the Company Subsidiaries and certain plan and budget information. Each of Parent and Merger Sub acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of Parent and Merger Sub acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that neither Parent nor Merger Sub is relying on any estimates, projections, forecasts, plans or budgets furnished by the Company, the Company Subsidiaries or their respective affiliates and Representatives, and neither Parent nor Merger Sub shall, and shall cause its affiliates and their respective Representatives not to, hold any such person liable with respect thereto.

        Section 4.15    No Additional Representations.    Except for the representations and warranties made by Parent and Merger Sub in this Article IV, neither Parent nor Merger Sub nor any other person makes any other express or implied representation or warranty with respect to Parent or Merger Sub or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects or any information provided to the Company or any of its affiliates or Representatives notwithstanding the delivery or disclosure to the Company or any of its affiliates or Representatives of any documentation, forecasts or other information in connection with the Transactions and the Company acknowledges the foregoing. Subject to foregoing, neither Parent, Merger Sub nor any other person will have or be subject to any liability or indemnity obligations to the Company or any other person resulting from the distribution or disclosure or failure to distribute or disclose to the Company or any of its affiliates or Representatives, or its use of, any information, unless and to the extent such information is expressly included in the representations and warranties contained in this Article IV.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER

        Section 5.1    Conduct of Business of the Company Pending the Merger.

          (a)   The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (A) as expressly permitted by any other provision of this Agreement or required by applicable law, (B) as set forth in Section 5.1(a) of the Company Disclosure Schedule, or (C) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall:

              (i)  conduct the businesses and operations of the Company and the Company Subsidiaries (A) in the ordinary course and in a manner consistent with past practice in all material respects, and (B) in compliance with all applicable laws;

            maintain its and the Company Subsidiaries' existence in good standing under applicable laws and use commercially reasonable efforts to preserve intact its and the Company Subsidiaries' current business organization, keep available the services of its and the Company Subsidiaries' current officers and current employees and maintain its and the Company Subsidiaries' relations and goodwill with all material suppliers, customers, distributors, landlords, creditors, licensors, licensees, and other persons having material business relationships with the Company and the Company Subsidiaries, in each case in a manner consistent with past practice in all material respects;

            (iii)  assure that each of its and the Company Subsidiaries' Contracts (other than with Parent) entered into after the date hereof will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger, to the extent that any such Contract is material to the Company and the Company Subsidiaries, taken as a whole, or that any failure to obtain any such consent, waiver or novation or such change or termination would, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole;

            (iv)  promptly notify Parent of (A) any notice or other communication (in writing or, to the knowledge of the Company, otherwise) from any person alleging that the consent of such person is or may be required in connection with any of the Transactions; (B) any material Legal Proceeding commenced, or, to the knowledge of the Company, threatened against, relating to or involving or otherwise materially affecting the Company's business or that relates to the consummation of the Transactions; or (C) any notice or other communication from any Governmental Entity in connection with the Transactions.

          (b)   Except (A) as expressly permitted by any other provision of this Agreement or required by applicable law, (B) as set forth in Section 5.1(b) of the Company Disclosure Schedule (referencing specifically the appropriate subclause below), or (C) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed; provided, that, with respect to any action set forth in clause (b), the consent of Parent shall be deemed to have been given if Parent does not respond within five (5) Business Days from the date of the actual receipt by Parent of a request in writing delivered by the Company in accordance with the notice provisions set forth in Section 9.2, which request for consent references this Section 5.1(b) and sets forth the specific action requested to be consented to and the Company's reasons therefor), the Company shall not, and shall not permit any Company Subsidiary to, between the date of this Agreement and the Effective Time do any of the following (it being understood and hereby agreed that if any action is expressly permitted by any of the following subsections in this clause (b), such action shall be expressly permitted under Section 5.1(a)):

              (i)  amend or otherwise change the Company M&A or Organizational Documents or any similar governing instruments of the Company or a Company Subsidiary;

             (ii)  issue, grant, deliver, sell, pledge, dispose of, transfer, subject to any Lien or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including stock appreciation rights, phantom stock or similar instruments) of the Company or any Company Subsidiary (in each case except for the issuance of Shares upon the exercise of Company Stock Options or Company RSUs outstanding on the date hereof, in accordance with the terms of any Company Plan);

            (iii)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock of the Company or any Company Subsidiary (except for any dividend or distribution by a Company Subsidiary to the Company or another Company Subsidiary) or enter into any agreement with respect to the voting or registration of its capital stock;

            (iv)  reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock of the Company (other than the acquisition of Shares tendered by employees or former employees in connection with a cashless exercise of Company Stock Options or in order to pay Taxes in connection with the vesting or exercise of any grants (including Company Stock Options and Company RSUs) pursuant to the terms of the Company Stock Plan), or reclassify, combine, split or subdivide or amend the terms of any capital stock or other ownership interests of any of the Company Subsidiaries;

             (v)  (A) directly or indirectly acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) in one transaction or any series of related transactions any equity interests in any corporation, partnership or other business organization or division thereof or any material assets in excess of US$3,000,000 other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing Contracts; or (B) sell, pledge, mortgage, lease, license, grant any interest in, subject to any Lien or permit to exist any Lien on, transfer or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise), any of the material property or assets of the Company or any Company Subsidiary (including any Real Property) in excess of US$3,000,000 except (1) dispositions of obsolete, surplus or worn-out assets or assets that are no longer useful in the conduct of the business of the Company and the Company Subsidiaries; (2) transfers among the Company and the Company Subsidiaries; or (3) in the ordinary course of business consistent with past practice (which for the avoidance of doubt and without limitation to the foregoing shall be deemed to include the sale or other disposition of supply or inventory in the ordinary course of business);

            (vi)  other than in the ordinary course of business consistent with past practice, terminate, cancel, transfer, assign, license, encumber or agree to any material change in or material express waiver of rights of a party (other than the Company or a Company Subsidiary) under any Material Contract, or enter into or amend in any material respect any Contract that, if existing on the date hereof, would be a Material Contract; provided, that, the Company and the Company Subsidiaries may renegotiate the terms of, or otherwise extend, any Material Contract that expired in accordance with its terms during the one (1) month period prior to the date hereof and is listed on Schedule 6.1(b)(vi) or is scheduled to expire in accordance with its terms within six (6) months after the date hereof, in each case on terms substantially consistent with, or more favorable to the Company than, the terms of such Material Contract at the time of expiration;

           (vii)  (A) transfer, sell, assign, mortgage, surrender, encumber, grant any security interest in, divest, cancel, disclaim, abandon, allow to lapse or expire (including by failure to pay required fees), dedicate to the public, or otherwise dispose of, any material Company Intellectual Property Rights owned by the Company or any of its Subsidiaries, other than cancellation, abandonment, allowing to lapse or expire such Company Intellectual Property Rights that are no longer used or useful in any of the Company's or its Subsidiaries' respective businesses or pursuant to Contracts in effect prior to the date hereof; (B) grant any material licenses or other material Contracts to any third party or enter into any covenant not to sue with respect to any material Company Intellectual Property Rights owned by the Company or any of its Subsidiaries except non-exclusive licenses in the ordinary course of business; (C) disclose to any Person any material trade secrets which are proprietary to the Company and the Company Subsidiaries except pursuant to valid and appropriate non-disclosure or license agreements or pursuant to obligations to maintain the security and confidentiality thereof arising by operation of law; or (D) fail to continue to follow and practice the intellectual property, information security, and privacy measures, policies and procedures of the Company or its Subsidiaries in substantially the same manner, consistent with past practice;

          (viii)  incur, issue, renew, prepay, syndicate, refinance or modify in any material respect the terms of any indebtedness for borrowed money, or assume or guarantee, or otherwise as an accommodation become responsible for, indebtedness for borrowed money owed by any other person, or make, forgive or cancel any loans, advances or capital contributions to, or investments in, any other person (other than a wholly owned Company Subsidiary or acquisitions permitted by subparagraph (v)(A) above), in each case in an amount in excess of

    US$5,000,000 individually or US$10,000,000 in the aggregate, other than in the ordinary course of business consistent with past practice (including any borrowings under a credit agreement and in respect of letters of credit);

            (ix)  except (v) as may be required under applicable Law, (w) to the extent required under any Company Plan as existing on the date hereof, (x) as may be required pursuant to the terms of employment, severance, retention, change in control, consulting, termination or similar type of Contract existing as of the date hereof, (y) as expressly permitted pursuant to Section 2.3 in the case of any acceleration or cancellation of equity awards under the Company Stock Plan and (z) in the ordinary course of business and in a manner consistent with past practice, (A) increase the compensation payable or to become payable (including bonus grants and retention payments) or increase or accelerate the vesting of any benefits provided, or pay or award any payment or benefit, to its Company Employees in any material respect that is outside the ordinary course of business; (B) grant any severance or termination pay or retention payments or benefits to, or enter into or materially amend or terminate any employment, severance, retention, change in control, consulting or termination Contract with, any Company Employees; (C) establish, adopt, enter into or materially amend or terminate any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, Contract, trust, fund or policy for the benefit of any Company Employees; (D) pay or make, or agree to pay or make, any accrual or other arrangement for, or take, or agree to take, any action to fund or secure payment of, any severance, pension, indemnification or retirement allowance, or other benefits; (E) hire, elect or appoint any officer, director or employee; or (F) terminate the employment, change the title, office or position, or materially reduce the responsibilities of any Key Employee of the Company, in each case, other than for cause;

             (x)  make any material change in any financial or Tax accounting principles, policies, methods or procedures used by the Company, except as may be required by changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

            (xi)  (A) make, change or revoke any material Tax election not required by law; (B) enter into any release, settlement or compromise of any material Tax liability; (C) file any material amended Tax Return (except as required by applicable law) or waive any statute of limitations with respect to any material Tax claim or assessment; (D) change (or file a request to change) any method of Tax accounting or any annual Tax accounting period not required by law; (E) surrender any right to claim a material Tax refund; or (F) fail to duly and timely file all material Tax Returns and other documents required to be filed with any taxing authority in accordance with past practice (taking into account any extension of time within which to file such Tax Return);

           (xii)  Subject to Section 6.11, settle or compromise any litigation, audit, claim or other Legal Proceeding involving the payment of more than US$2,000,000;

          (xiii)  except for this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization involving the Company or any Company Subsidiary (other than among the Company Subsidiaries);

          (xiv)  enter into, amend or modify any Affiliate Transactions;

           (xv)  make any single capital expenditure in excess of US$3,000,000 or capital expenditures that are, in the aggregate, in excess of US$5,000,000 for the Company and the Company

    Subsidiaries, taken as a whole, except in each case for other expenditures necessary to maintain existing assets in good repair, consistent with past practice;

          (xvi)  authorize or agree to take any of the actions described in Section 5.1(a)(i)-(xiii).

        Section 5.2    Conduct of Business by Parent and Merger Sub Pending the Merger.    Each of Parent and Merger Sub (when established) agrees that, from the date hereof to the Effective Time, it shall not: (i) take any action or fail to take any action that is intended to or, to the knowledge of Parent or Merger Sub, would reasonably be likely to result in any of the conditions to effecting the Merger becoming incapable of being satisfied; or (ii) take any action which would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger or the other Transactions in accordance with the terms of this Agreement, the Termination Agreement and Equity Transfer Agreements.

        Section 5.3    No Control of the Company's Business.    Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or the Company Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries' operations.

ARTICLE VI
ADDITIONAL AGREEMENTS

        Section 6.1    Proxy Statement; Parent Approvals.

          (a)   As soon as practicable but in any event within twenty-five (25) Business Days following the date of this Agreement, the Company, with the assistance and cooperation of Parent and Merger Sub, shall prepare and cause to be filed the Proxy Statement with the SEC on Form 6-K. Concurrently with the preparation of the Proxy Statement, the Company, Parent and Merger Sub shall jointly prepare and cause to be filed with the SEC a Schedule 13E-3. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to respond promptly to any comments of the SEC with respect to the Schedule 13E-3. Each of the Company, Parent and Merger Sub shall furnish all information concerning such party and its affiliates to the others as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement, the Schedule 13E-3 and resolution of comments from the SEC. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Schedule 13E-3 and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing the Schedule 13E-3 (or any amendment or supplement thereto) or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent and Merger Sub a reasonable opportunity to review and comment on such document or response and (ii) shall consider in good faith all comments reasonably proposed by Parent and Merger Sub.

          (b)   If at any time prior to the Company Shareholders Meeting, any information relating to the Company, Parent Merger Sub or any of their respective affiliates, officers or directors, is discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement and/or the Schedule 13E-3 in order for (y) the Proxy Statement and the Schedule 13E-3 to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (z) the shareholders of the Company to be able to make an informed decision on whether to attend the Company Shareholders Meeting and how to vote, the party that discovers such information shall promptly notify each other party and an appropriate amendment or supplement to address the issue shall be promptly prepared by the Company, Parent and Merger Sub and filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.

          (c)   Each of the Company, Parent and Merger Sub shall ensure that all documents that it is responsible for filing with and/or furnishing to the SEC in connection with any of the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, Exchange Act and the rules and regulations promulgated thereunder, other than with respect to any information supplied by the other parties.

          (d)   Notwithstanding the foregoing or anything else herein to the contrary, in connection with any disclosure regarding a Change in Recommendation made pursuant to the terms of this Agreement, the Company shall not be required to provide Parent or Merger Sub the opportunity to review or comment on (or include comments proposed by Parent or Merger Sub in) the Schedule 13E-3 or the Proxy Statement, or any amendment or supplement thereto, or any comments thereon or any other filing by the Company with the SEC, with respect to such disclosure.

          (e)   Parent shall, as promptly as reasonably practicable and in any event within 120 days following the date hereof, duly call and convene the shareholders' meeting of Parent to adopt resolution(s) approving: (i) the Transactions, including the Merger; and (ii) Parent's performance of this Agreement and other related documents to which Parent or Merger Sub is a party, to the extent such performance is subject to approval by Parent's shareholders. As promptly as reasonably practicable after the date hereof and in any event within 120 days following the date hereof, Parent further agrees and undertakes to take all necessary actions to complete, or procure to be completed, documents and actions that are required under applicable laws (including the relevant rules of the SZSE) to convene Parent's shareholders' meeting, which documents shall comply in all material respects with applicable laws. Subject to Section 6.3(b), the Company and the relevant Company Subsidiaries shall promptly provide Parent or its advisors, as soon as reasonably practicable after any written request therefor by Parent or its advisors on behalf of Parent, any documents or other information required by Parent under applicable law and/or the rules of the SZSE in connection with Parent's shareholders' meeting. The Company and the relevant Company Subsidiaries shall also take all actions reasonably requested by Parent to assist Parent in preparing meeting materials for Parent's shareholders' meeting.

        Section 6.2    Company Shareholders Meeting.

          (a)   The Company shall, promptly after the SEC confirms that it has no further comments on the Schedule 13E-3 or Proxy Statement, (i) establish a record date for determining shareholders of the Company entitled to vote at the meeting of the shareholders for the purposes of authorizing and approving this Agreement, the Plan of Merger, the Equity Transfer Agreements, the Termination Agreement and the consummation of the Transactions including the Merger (the "Company Shareholders Meeting"), (ii) prepare and mail or cause to be mailed or otherwise disseminate the Proxy Statement to the holders of Shares (and concurrently furnish the Proxy Statement under Form 6-K to the SEC), including Shares represented by ADSs, as of the record date established for the Company Shareholders Meeting, (iii) instruct or otherwise cause the Depositary to (A) fix the record date established by the Company for the Company Shareholders Meeting as the record date for determining the holders of ADSs who shall be entitled to give instructions for the exercise of the voting rights pertaining to the Shares represented by ADSs (the "Record ADS Holders"), (B) provide all proxy solicitation materials to all Record ADS Holders, and (C) vote all Shares represented by ADSs in accordance with the instructions of such corresponding Record ADS Holders, in each case, in accordance with and subject to the terms of the Deposit Agreement, and (iv) otherwise take, in accordance with applicable Law and its memorandum and articles of association, all action necessary to call, give notice of, and convene the Company Shareholders Meeting (which in any event the Company shall convene no later than twenty-five (25) Business Days after the distribution of the Proxy Statement to the Company's shareholders. Once the Company has established the record date for the Company Shareholders Meeting, the Company shall not change such record date or establish a different record date without the prior written consent of Parent, unless required to do so by applicable Law. Without the consent of Parent, authorization and approval of this Agreement, the Plan of Merger, the Equity Transfer Agreements, the Termination Agreement and the consummation of the Transactions including the Merger are the only matters (other than procedural matters) that shall be proposed to be acted upon by the shareholders of the Company at the Company Shareholders Meeting.

          (b)   For the avoidance of doubt and notwithstanding the provisions of this Article VI, in the event that, subsequent to the date hereof, the Company Board (acting at the direction of the Independent Committee) (i) makes a Change of Recommendation pursuant to the terms of this Agreement and/or (ii) authorizes the Company to terminate this Agreement pursuant to Section 8.3, the Company shall nevertheless submit this Agreement to the shareholders for approval at the Company Shareholders Meeting in accordance with this Section 6.2, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Shareholders Meeting.

          (c)   At the Company Shareholders Meeting, Parent shall vote, or cause to be voted, all of the Shares or ADSs, if any, over which Parent or Merger Sub otherwise has, directly or indirectly, voting power in favor of the authorization and approval of this Agreement, the Plan of Merger, the Termination Agreement and the Transactions, including the Merger.

        Section 6.3    Access to Information.

          (a)   Except as otherwise prohibited by applicable Law or the terms of any Contract to which the Company or any of the Company Subsidiaries is subject (provided, that the Company shall use its commercially reasonable efforts (including promptly notifying Parent in writing of any consent so obtained or failed to be so obtained and otherwise taking all actions reasonably requested by Parent) to promptly obtain any consent required under such Contract so that the Company may comply with the terms of this Section 6.3(a)), from the date of this Agreement until the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, (i) provide to Parent and Parent's Representatives reasonable access, during normal business hours and upon prior reasonable notice, to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof (including Tax Returns); and (ii) furnish Parent with such information concerning the business, operations, financial condition, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request (which request shall not be unreasonably denied, conditioned or delayed). Any investigation by Parent or its Representatives pursuant to this Section 6.3 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the Company and the Company Subsidiaries. Subject to the preceding sentences of this Section 6.3(a), the Company shall, and shall procure that the relevant Company Subsidiaries shall, reasonably cooperate with Parent and Parent's Representatives in connection with any inspection and/or evaluation requested or conducted pursuant to this Section 6.3(a).

          (b)   Notwithstanding the foregoing subsection (a), neither the Company nor any of the Company Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege, work-product doctrine or other applicable privilege of the Company or any Company Subsidiary or contravene any applicable law, provided, that the Company shall work in good faith to provide to Parent the maximum access to such information that may be possible without such jeopardizing or contravention, including by providing to Parent summaries or excerpts to the maximum extent possible.

        Section 6.4    Confidentiality.    Prior to the Effective Time, each of Parent and Merger Sub will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company and the Company Subsidiaries furnished to Parent or Merger Sub in connection with the Transactions in accordance with the Confidentiality Agreement, dated May 29, 2015 (as may be amended from time to time, the "Confidentiality Agreement"), between Parent and the Company, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms, provided, that the Company, Parent or Merger Sub, as applicable, shall be permitted to disclose such information otherwise prohibited to be disclosed pursuant to the foregoing clause or the Confidentiality Agreement to the extent that (i) such disclosure is required to obtain any consent, authorization, filing, license, order, permit, record, registration or permission required to be obtained by the Company, Parent and/or Merger Sub in connection with any of the Transactions and pursuant to the provisions of this Agreement, or (ii) such disclosure is required by the relevant rules of SZSE. Parent shall be responsible for any unauthorized disclosure of any information provided or made available pursuant to this Article VI by any of its Representatives.

        Section 6.5    Acquisition Proposals.

          (a)   Notwithstanding any other provision to the contrary contained herein, during the Go-Shop Period, the Company, the Company Subsidiaries and their respective Representatives shall have the right to, directly or indirectly, (i) initiate, solicit or knowingly encourage, assist or facilitate (or publicly propose or announce any intention or desire to do any of the foregoing) any inquiries regarding, or the making of any proposals, offers, requests, correspondence or other communications that constitute or would reasonably be expected to lead to, an Acquisition Proposal; (ii) engage in, continue, or otherwise participate in any negotiations or discussions concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of the Company Subsidiaries in connection with, any effort or attempt by any other person to seek to do or that would reasonably be expected to lead to an Acquisition Proposal; (iii) comply with any request for non-public information relating to the Company or any Company Subsidiary or for access to any of the properties, books or records of the Company or any Company Subsidiary by any person and/or (iv) waive, terminate, modify, or fail to enforce any standstill or similar provision in any confidentiality agreement or other agreement with any person (any person with which, or with respect to which, the actions described in clauses (i) through (iv) are taken, a "Solicited Person"); provided, that prior to providing any non-public information concerning the Company or the Company Subsidiaries to a Solicited Person, such Solicited Person shall have entered into a customary confidentiality agreement that has terms at least as restrictive as those contained in the Confidentiality Agreement (except only for such changes necessary in order for the Company to be able to comply with its obligations under this Agreement); provided, further, that the Company shall provide to Parent prior to or simultaneously with the delivery of any such information to the person making such Acquisition Proposal or any of its Representatives any non-public information concerning the Company or any Company Subsidiary that is provided to such person or its Representatives that was not previously provided or made available to Parent. "Go-Shop Period" means the period commencing on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on the day that is forty-five (45) days following the date of this Agreement (the "Go-Shop Period End Date").

          Within twenty-four (24) hours following the Go-Shop Period End Date, the Company shall notify Parent of the material terms and conditions of any proposal or offer regarding an Acquisition Proposal (including any amendments or modifications thereof) received from any Excluded Party (as defined below) and the identity of such Excluded Party and provide to Parent copies of all relevant documents relating to such Acquisition Proposal. Notwithstanding anything contained in this Section 6.5(a) to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement immediately at such time as the Acquisition Proposal made by such person is withdrawn, is terminated or expires, or the Independent Committee determines, in its good faith judgment, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal ceases to constitute, or no longer could reasonably be expected to result in, a Superior Proposal (a "Terminated Acquisition Proposal").

          Except as otherwise expressly provided in this Section 6.5, upon and following the expiration of the Go-Shop Period, the Company shall and shall cause each of the Company Subsidiaries and their respective Representatives to (i) immediately cease and cause to be terminated any existing activities, discussions, negotiations, correspondence and other communication with (x) any person (other than Parent and any Excluded Party) that are ongoing as of the Go-Shop Period End Date and that are in connection with or relate to an Acquisition Proposal or that may reasonably be expected to lead to an Acquisition Proposal and (y) any person that was previously an Excluded Party as of the Go-Shop Period End Date that has made an Acquisition Proposal which later becomes a Terminated Acquisition Proposal following the expiration of the Go-Shop Period, (ii) immediately revoke or withdraw access of any person (other than Parent and any Excluded Party but including any person that was previously an Excluded Party as of the Go-Shop Period End Date that has made an Acquisition Proposal which later becomes a Terminated Acquisition Proposal following the expiration of the Go-Shop Period) to any data room containing any non-public information with respect to the Company or the Company Subsidiaries and (iii) promptly request each person (other than Parent and any Excluded Party but including any person that was previously an Excluded Party as of the Go-Shop Period End Date that has made an Acquisition Proposal which later becomes a Terminated Acquisition Proposal following the expiration of the Go-Shop Period) that has heretofore executed a standstill, confidentiality or similar agreement in connection with such person's consideration of an Acquisition Proposal to return (or if permitted by the applicable agreement, to destroy) all information required to be returned (or, if applicable, destroyed) by such person under the terms of such applicable agreement.

          For purposes of this Agreement, "Excluded Party" means any Solicited Person that during the Go-Shop Period makes a written Acquisition Proposal that the Independent Committee determines prior to the Go-Shop Period End Date, in its good faith judgment, after consultation with its outside legal counsel and financial advisors, constitutes or would reasonably be expected to result in a Superior Proposal.

          (b)   Except as otherwise set forth in this Section 6.5, the Company agrees that, following the Go-Shop Period End Date, neither it nor any of the Company Subsidiaries shall, and that the Company shall cause its and the Company Subsidiaries' respective Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage, assist or facilitate (or publicly propose or announce any intention or desire to do any of the foregoing) any inquiries regarding, or the making of any proposals, offers, requests, correspondence or other communications that constitute or could reasonably be expected to lead to, an Acquisition Proposal; (ii) engage in, continue, or otherwise participate in any negotiations or discussions (other than to state that it is not permitted to have discussions) concerning, or provide or cause to be provided any non-public information or data relating to the Company or any of the Company Subsidiaries in connection with, any effort or attempt by any other person to seek to do or that would be reasonably expected to lead to an

  Acquisition Proposal; (iii) comply with any request for non-public information relating to the Company or any Company Subsidiary or for access to any of the properties, books or records of the Company or any Company Subsidiary by any person (other than Parent and its Representatives) that the Company believes would, or that would reasonably be expected to, lead to an Acquisition Proposal; or (iv) waive, terminate, modify, or fail to enforce any standstill or similar provision in any confidentiality agreement or other agreement with any person (other than Parent). Following the expiration of the Go-Shop Period, the Company shall not release any person or "group" of persons (as such term is defined under Section 13(d) of the Exchange Act) (other than Parent or any of its affiliates or Representatives or any Excluded Party but excluding any person that was previously an Excluded Party as of the Go-Shop Period End Date that has made an Acquisition Proposal which later becomes a Terminated Acquisition Proposal following the expiration of the Go-Shop Period) from, or waive any provision of, any confidentiality or standstill agreement to which it is a party in respect to any Acquisition Proposal. Notwithstanding anything to the contrary in the foregoing, the Company may take and continue to take any of the actions described in Section 6.5(a), subject to the other provisions of this Section 6.5, from and after the expiration of the Go-Shop Period with respect to any Excluded Party (other than any person that was previously an Excluded Party as of the Go-Shop Period End Date that has made an Acquisition Proposal which later becomes a Terminated Acquisition Proposal following the expiration of the Go-Shop Period).

          (c)   Notwithstanding anything to the contrary in Section 6.5(b), at any time after the date of this Agreement and prior to obtaining the Company Requisite Shareholder Vote, the Company may, in response to a bona fide, written Acquisition Proposal received after the Go-Shop Period End Date, that did not result from a breach of Section 6.5(b)) that the Independent Committee determines, in its good faith judgment, after consultation with its outside legal counsel and financial advisors, constitutes or would reasonably be expected to lead to a Superior Proposal, directly or indirectly through its Representatives, (i) furnish information with respect to the Company and the Company Subsidiaries to the person making such Acquisition Proposal pursuant to a customary confidentiality agreement that has terms at least as restrictive as those contained in the Confidentiality Agreement (except only for such changes necessary in order for the Company to be able to comply with its obligations under this Agreement); and (ii) participate in discussions or negotiations with such person and its Representatives regarding such Acquisition Proposal; provided, with respect to both of the foregoing clauses (i) an (ii), that the Independent Committee prior to the Company's taking any such action shall have determined in good faith, after consultation with its outside legal counsel, that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law and, provided, further, that the Company shall give Parent prior written notice that it is furnishing any such information or participating in any such discussions or negotiations, and shall provide to Parent prior to or simultaneously with the delivery of any such information to the person making such Acquisition Proposal or any of its Representatives any non-public information concerning the Company or any Company Subsidiary that is provided to such person or its Representatives which was not previously provided or made available to Parent. The Company shall provide Parent with at least forty-eight (48) hours' prior notice of any meeting of the Company Board or the Independent Committee at which the Company Board or the Independent Committee is reasonably expected to consider any Acquisition Proposal (or any lesser advance notice otherwise provided to members of the Company Board or the Independent Committee in respect of such meeting). Notwithstanding anything to the contrary in Section 6.5(b), at any time after the date of this Agreement and prior to obtaining the Company Requisite Shareholder Vote, the Company or its Representatives may (at the direction of the Independent Committee), in response to a bona fide, written Acquisition Proposal that did not result from a breach of Section 6.5, contact the person making such Acquisition Proposal solely to clarify the terms and conditions of such Acquisition Proposal in order to facilitate the determination by the Independent Committee (in its good faith judgment, after consultation with its outside legal counsel and financial advisors) regarding whether such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal prior to the Independent Committee making any of the determinations referenced in this Section 6.5(c); provided, that the Company shall provide Parent written notice at least forty-eight (48) hours prior to making any such contact, such notice to contain the identity of the person or persons making such Acquisition Proposal and indicate the relevant terms and conditions of such Acquisition Proposal on which the Company or its Representatives is seeking clarification. For the avoidance of doubt, the provisions of this Section 6.5(c) shall not apply during the Go-Shop Period.

          (d)   In all cases, subject to the permitted actions contemplated by Section 8.3(a) and Section 6.5(e), neither the Company Board, the Independent Committee nor any other committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, the Company Recommendation; (ii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, any Acquisition Proposal; (iii) publicly take or disclose a position with regard to or issue any statement referencing an Acquisition Proposal that does not contain an express rejection of such Acquisition Proposal or an express reaffirmation of the Company Recommendation; (iv) fail to recommend against acceptance of any tender offer or exchange offer for the Shares within ten (10) Business Days after the commencement of such offer; (v) resolve or agree to do any of the foregoing (any of such actions described in clauses (i), (ii) (iii), (iv) or (v) being referred to as a "Change of Recommendation"); or (vi) adopt, approve or recommend (publicly or otherwise), or allow the Company or any Company Subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement constituting, or that would reasonably be expected to result in, any Acquisition Proposal (other than a confidentiality agreement in accordance with Section 6.5(c)) (each, an "Alternative Acquisition Agreement") or resolve or agree to do any of the foregoing.

          (e)   Notwithstanding anything to the contrary in this Section 6.5, if, prior to obtaining the Company Requisite Shareholder Vote, the Company has complied with this Section 6.5 (except for immaterial non-compliance) and received a written, bona fide Acquisition Proposal (and, with respect to an Acquisition Proposal received after the Go-Shop Period End Date, that did not result from a breach of Section 6.5(b)) that the Independent Committee determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Proposal, then (1) the Independent Committee may make a Change of Recommendation and/or authorize the Company to terminate this Agreement pursuant to Section 8.3(a), and (2) the Company, upon receiving such authorization from the Independent Committee, may enter into an Alternative Acquisition Agreement with respect to such Superior Proposal if, with respect to this clause (2), the Company enters into such Alternative Acquisition Agreement immediately prior to, concurrently with or immediately following the termination of this Agreement by the Company pursuant to Section 8.3(a), provided, that the Independent Committee and the Company shall not be entitled to take any of the actions described in either of the foregoing clauses (1) and (2) unless:

            (w)  the Independent Committee shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to make a Change of Recommendation or to authorize termination of this Agreement, as applicable, would be inconsistent with its fiduciary duties under applicable law;

            (x)   the Company shall have provided written notice (a "Notice") to Parent, at least five (5) Business Days in advance of such Change of Recommendation or authorization, advising Parent of the Independent Committee's determination, which Notice shall include the terms and conditions of such Superior Proposal (including the identity of the third party making the Superior Proposal and any financing materials related thereto, if any) and include with it copies of any proposed transaction documents with respect to such Superior Proposal;

            (y)   during the five (5) Business Day period following receipt by Parent of the Notice, the Company, at the direction of the Independent Committee, shall, and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and

            (z)   following the end of the five (5) Business Day period, the Independent Committee shall have determined in good faith after consultation with its outside legal counsel and financial advisors, taking into account any changes to this Agreement proposed in writing by Parent and Merger Sub in response to the Notice or otherwise, that the Superior Proposal giving rise to the Notice continues to constitute a Superior Proposal.

          Any material amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice and the Company shall be required to comply again with the requirements of this Section 6.5(e), provided, that with respect to any such new Notice, the references in this Section 6.5(e) to "five (5) Business Days" and "five (5) Business Day Period" shall be deemed to be references to "three (3) Business Days" and "three (3) Business Day Period". For the avoidance of doubt, any purported termination of this Agreement pursuant to Section 8.3(a) shall be void and of no force and effect unless the Company complies with this Section 6.5(e) and (solely in respect of an Acquisition Proposal received by the Company after the expiration of the Go-Shop Period) pays the Company Termination Fee in accordance with Section 8.5(b) prior to or concurrently with such termination.

          (f)    Except during the Go-Shop Period, the Company shall as soon as practicable (and in any event within twenty-four (24) hours of receipt or actual knowledge thereof by any member of the Company Board or any executive officer of the Company) notify Parent in writing of (i) any Acquisition Proposal received by the Company; (ii) any request for non-public information relating to the Company or the Company Subsidiaries, other than requests for information not believed to be, and that would not reasonably be expected to be, related to or otherwise likely to lead to an Acquisition Proposal; and (iii) any inquiry or request for discussion or negotiation regarding an Acquisition Proposal or other indication that any person might reasonably be expected to make an Acquisition Proposal, including in each case the identity of the person making any such Acquisition Proposal, inquiry or request or providing such indication and the material terms of any such Acquisition Proposal, inquiry or request or indication, together with copies of such Acquisition Proposal (if in writing) and all written correspondence (including e-mail) with respect thereto. Except during the Go-Shop Period, the Company shall (A) keep Parent informed in all material respects on a current basis (and in any event within twenty-four (24) hours of knowledge thereof) of the status and details (including material amendments and proposals for material amendments to the terms thereof) of such Acquisition Proposal, inquiry or request; and (B) provide to Parent as soon as practicable (and in any event within twenty-four (24) hours) after receipt thereof copies of all material written correspondence and summaries of all material non-written exchanges relating to such Acquisition Proposal or request exchanged between the Company or any of the Company Subsidiaries, on the one hand, and the person making such Acquisition Proposal or request, on the other hand, concerning the terms and conditions thereof or otherwise relating to the Acquisition Proposal. Neither the Company nor any of the Company Subsidiaries shall enter into any confidentiality or other agreement that prevents the Company from providing any of such information to Parent.

          (g)   Nothing set forth in this Agreement shall be deemed to prohibit the Company, the Company Board or the Independent Committee from complying with its disclosure obligations under applicable laws with regard to an Acquisition Proposal; provided, that if such disclosure has the substantive effect of withdrawing or adversely modifying the Company Recommendation, such disclosure shall be deemed to be a Change of Recommendation and Parent and Merger Sub shall have the right to terminate this Agreement as set forth in Section 8.4(a).

          (h)   Definitions.    For purposes of this Agreement:

              (i)  "Acquisition Proposal" means any inquiry, proposal or offer from any person or group of persons (other than Parent or one of its subsidiaries or affiliates), in one or a series of transactions, for (a) a merger, reorganization, consolidation, share exchange, business combination, license, lease, recapitalization, liquidation, dissolution or other transaction involving an acquisition of the Company or any Company Subsidiaries whose business constitutes fifteen percent (15%) or more of the net revenues, net income or total assets of the Company and the Company Subsidiaries, taken as a whole, or over fifteen percent (15%) of the consolidated total assets of the Company and the Company Subsidiaries; or (b) the acquisition in any manner, directly or indirectly, of over fifteen percent (15%) of the equity securities of the Company or any of the Company Subsidiaries or over fifteen percent (15%) of the consolidated total assets of the Company and the Company Subsidiaries, in each case other than the Merger.

             (ii)  Superior Proposal" means any bona fide written Acquisition Proposal (with the percentage set forth in the definition of such term changed from fifteen percent (15%) to thirty-five percent (35%)) that the Company Board (at the direction of the Independent Committee) has determined in its good faith judgment after consultation with its outside legal counsel and financial advisors (A) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal; and (B) if consummated, would result in a transaction more favorable to the Company's shareholders, including from a financial point of view, than the Merger (after giving effect to all adjustments to the terms thereof which may be offered by Parent in writing, including pursuant to Section 6.5(e)).

        Section 6.6    Directors' and Officers' Indemnification and Insurance.

          (a)   Parent and Merger Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favor of each present (as of the Effective Time) and former officer and director of the Company and the Company Subsidiaries (the "Indemnified Parties"), as provided in the Company M&A or any indemnification agreement identified in Section 3.18(a)(xiii) of the Company Disclosure Schedule, shall survive the Merger, shall continue in full force and effect in accordance with their terms for at least six (6) years following the Effective Time (or such shorter time as may be provided in each such agreement or other document), and in each case shall not be amended, repealed or otherwise modified after the Closing in any manner that would adversely affect the rights thereunder in any material respect (provided, that all rights to indemnification in respect of any claims asserted or made within such period shall continue until the disposition of such claim).

          (b)   The memorandum and articles of association of the Surviving Company shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Company M&A, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely in any material respect the rights thereunder of any such individuals.

          (c)   Prior to the Effective Time, the Company shall obtain and pay the premium for the extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies, for a claims reporting or discovery period of at least six (6) years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance") with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's existing policies as of the date hereof; provided, that in no event shall the Company or the Surviving Company expend for such policies pursuant to this sentence an annual premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by the Company for such insurance. If the Company and the Surviving Company for any reason fail to obtain such "tail" insurance policies as of the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's existing policies as of the date hereof, or the Surviving Company shall, and Parent shall cause the Surviving Company to, use best efforts to purchase comparable D&O Insurance for such six (6) year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's existing policies as of the date hereof; provided, that in no event shall Parent or the Surviving Company be required to expend for such policies pursuant to this sentence an annual premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (d)   Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party on or prior to the sixth (6th) anniversary of the Effective Time, the provisions and benefits of this Section 6.6 shall continue in full effect until the final disposition of such claim, action, suit, proceeding or investigation.

          (e)   The covenants contained in this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

          (f)    This Section 6.6 shall not be amended in a manner adverse in any material respect to the Indemnified Parties without the written consent of each of the Indemnified Parties.

        Section 6.7    Further Action; Efforts.

          (a)   Upon the terms and subject to the conditions of this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with each other in order to do, all things necessary, proper or advisable (including under any Antitrust Law) to consummate the Transactions as soon as practicable, including: (A) causing the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite consent; and (B) using reasonable best efforts to resolve any objection asserted with respect to the Transactions under any Antitrust Law raised by any Governmental Entity and to prevent the entry of any Order, and to have vacated, lifted, reversed or overturned any Order or other action of any Governmental Entity that would prevent, prohibit, restrict or delay the consummation of the Transactions.

          Notwithstanding anything in this Agreement to the contrary: (i) neither the Company nor Parent shall have any obligation to litigate, contest or appeal any administrative or judicial action or proceeding or any Order, whether temporary, preliminary or permanent brought by or before any Governmental Entity or any failure by any Governmental Entity to provide a consent; (ii) neither the Company nor Parent shall be under any obligation to make proposals, execute or carry out agreements or submit to Orders providing for a Divestiture; and (iii) the Company shall not conduct or agree to conduct a Divestiture without the prior written consent of Parent. "Divestiture" shall mean (1) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or any of its affiliates or the assets of the Surviving Company; (2) the imposition of any limitation or restriction on the ability of Parent or any of its affiliates, including, following the Merger, the Surviving Company, to freely conduct their respective businesses; or (3) the holding separate of any assets of the Surviving Company or any other person or any limitation or regulation on the ability of Parent or any of its affiliates to exercise full rights of ownership of the Surviving Company.

          (b)   In furtherance and not in limitation of the provisions of Section 6.7(a), to the extent required by PRC law and any Antitrust Laws, each of the parties, as applicable, agrees to prepare and file as promptly as practicable, and in any event by no later than twenty (20) Business Days from the date of this Agreement, an initial filing with the PRC Anti-Monopoly Bureau pursuant to the PRC Anti-Monopoly Law and any other filing under any Antitrust Laws as reasonably determined by Parent.

          (c)   The Company shall reasonably cooperate with each of its shareholders, which are required to make any filings or reports with Governmental Entities in the PRC or required to pay any Taxes due under applicable PRC laws, in each case in connection with the Transactions.

          (d)   If a party receives a request for information or documentary material from any Governmental Entity with respect to this Agreement or any of the Transactions then such party shall in good faith make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, a response which is, at a minimum, in substantial compliance with such request.

          (e)   The parties shall keep each other apprised of the status of matters relating to the completion of the Transactions and work cooperatively in connection with obtaining the approvals of or clearances from each applicable Governmental Entity with respect to the Transactions, including:

              (i)  cooperating with each other in connection with filings required to be made by any party (including under any Antitrust Law) with respect to the Transactions and liaising with each other in relation to each step of the procedure before, and as to the contents of, all communications with such Governmental Entities with respect to the Transactions. In particular, to the extent permitted by law or Governmental Entity, no party will make any notification in relation to any of the Transactions without first providing the other party with a copy of such notification in draft form and giving such other party a reasonable opportunity to discuss its content before it is filed with the relevant Governmental Entities, and such first party shall consider and take account of all reasonable comments timely made by the other party in this respect;

             (ii)  furnishing to each other party all information within its possession that is required for any application or other filing to be made by the other party pursuant to applicable law in connection with the Transactions;

            (iii)  promptly notifying each other of any communications from or with any Governmental Entity with respect to the Transactions and ensuring to the extent permitted by law or Governmental Entity that each of the parties is entitled to attend any meetings with or other appearances before any Governmental Entity with respect to the Transactions;

            (iv)  consulting and cooperating with each other in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to Antitrust Laws; and

             (v)  without prejudice to any rights of the parties hereunder, consulting and cooperating in all respects with each other in defending all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of any of the Transactions. For the avoidance of doubt, in no event shall Parent have any obligation to participate in any such lawsuit or other proceedings.

  Notwithstanding the foregoing, Sections 6.7(d) and (e) shall not apply to the Overseas Investment Approvals. Parent shall keep the Company reasonably apprised of the status of matters related to the Overseas Investment Approvals. In addition, to the extent permitted by applicable law and reasonably practicable, Parent shall (i) promptly notify the Company of any material communications from or with any Governmental Entity in connection with the Overseas Investment Approvals and (ii) consult with the Company and its Representatives prior to any material filing, presentation, memorandum, or proposal to be made or submitted by or on behalf of Parent in connection with the Overseas Investment Approvals.

          (f)    Notwithstanding the foregoing, commercially and/or competitively sensitive information and materials of a party will be provided to the other party on an outside-counsel-only basis while, to the extent feasible, making a version in which the commercial and/or competitively sensitive information has been redacted available to the other party.

        Section 6.8    Public Announcements.    Unless and until a Change of Recommendation has occurred or, if earlier, the termination of this Agreement in accordance with its terms, the Company, Parent and Merger Sub will consult with and provide to each other party the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the Transactions and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable law. For the avoidance of doubt, the requirements of this Section 6.8 shall not apply to any press release or other public statement with respect to an actual Change of Recommendation determined by the Independent Committee pursuant to Section 6.5(e).The Company and Parent agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of Parent and the Company in such form as shall be mutually approved by the Independent Committee and Parent.

        Section 6.9    Notification of Certain Matters.    From and after the date of this Agreement until the earlier to occur of the Effective Date or termination of this Agreement in accordance with its terms, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other Transactions or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Company or Parent; (b) any Legal Proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the Merger or the other Transactions; and (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, that the delivery of any notice pursuant to this Section 6.9 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement; or (ii) limit the remedies available to the party receiving such notice or the representations or warranties of the parties, or the conditions to the obligations of the parties hereto.

        Section 6.10    Stock Exchange Delisting.    Parent shall use commercially reasonable efforts to cause (i) the Shares and the ADSs to be de-listed from the NYSE as promptly as practicable after the Effective Time and (ii) the Company to be de-registered under the Exchange Act as promptly as practicable following such de-listing.

        Section 6.11    Shareholder Litigation.    Prior to the Effective Time, the Company shall give prompt notice to Parent of, keep Parent promptly and reasonably informed regarding and give Parent the opportunity to participate in the defense or settlement of, any shareholder litigation or Legal Proceeding against the Company and/or its directors or officers relating to the Merger or any of the other Transactions, and no settlement shall be agreed to with respect to any such litigation or other Legal Proceeding without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

        Section 6.12    Takeover Statutes.    If any Takeover Statute or any provision of the Company M&A is or may become applicable to the Merger or any of the other Transactions, the Company shall use its best efforts (a) to take all action necessary so that no Takeover Statute or any such provision is or becomes applicable to the Merger or any of the other Transactions; and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary (including, in the case of the Company and the Company Board, grant all necessary approvals) so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or lawfully minimize the effects of such statute, regulation or provision in the Company M&A on the Merger and the other Transactions.

        Section 6.13    Resignations.    To the extent requested by Parent in writing at least five (5) Business Days prior to Closing, on the Closing Date, the Company shall use reasonable best efforts to cause to be delivered to Parent duly signed resignations, effective as of the Effective Time, of the directors of the Company or any Company Subsidiary designated by Parent.

        Section 6.14    Termination Agreement and the Equity Transfer Agreements.    Concurrently with the execution of this Agreement, each VIE Shareholder will execute an Equity Transfer Agreement which shall be held in escrow by the external PRC legal counsel of the Company until satisfaction of all conditions for equity transfer under the Termination Agreement. The Company shall, and shall cause each Company Subsidiary to, and shall use reasonable best efforts to cause each Non-Founder VIE Shareholder that is a party to the Termination Agreement to, timely and fully perform each of their respective obligations under the Termination Agreement in accordance with its terms, and to consummate the transactions contemplated thereunder. The Company shall, and shall cause each Company Subsidiary to, use reasonable best efforts to cause each Non-Founder VIE Shareholder that is a party to the applicable Equity Transfer Agreements to timely and fully perform each of its obligations thereunder in accordance with the terms of the relevant Equity Transfer Agreements and to consummate the transactions contemplated thereunder. To the extent that any VIE Shareholder is determined by the relevant PRC Tax Authority to be required by applicable Law to pay Taxes in connection with the transactions contemplated by the Equity Transfer Agreements, the Founder Shareholders (and not the Company or the WFOE) shall be fully responsible for such Taxes. The Company shall not amend any provision of, or waive any provision of either the Termination Agreement or the Equity Transfer Agreements without Parent's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

        Section 6.15    Obligations of Merger Sub.    Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

        Section 6.16    Employee Benefit Matters.    For a period beginning on the Effective Time and ending on the first anniversary of the Effective Time, Parent shall cause the Surviving Company and the Company Subsidiaries to provide each employee of the Company who has not been terminated by the Company or who has not given resignation notice to the Company (whether such termination or resignation occurs prior to or following the Effective Time) as of immediately prior to the Effective Time with the level of cash compensation at least equal to such employee's level of cash compensation as of immediately prior to the Effective Time and with employee benefits and arrangements (other than equity benefits) that are no less favorable than the employee benefits and arrangements in effect as of immediately prior to the Effective Time. From and after the Effective Time, Parent shall cause the Surviving Company and the Company Subsidiaries to honor in accordance with their terms, all Contracts, employee benefit plans and arrangements, policies, and commitments of the Company and the Company Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Company Subsidiary. Nothing contained in this Section 6.16, expressed or implied is intended to confer upon any Service Provider any benefits under any employee benefit plans or right to employment or continued employment with Parent or the Surviving Company or any of the Company Subsidiaries for any period by reason of this Agreement. The provisions of this Section 6.16 are solely for the benefit of the parties to this Agreement and no current or former Service Provider or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Section 6.16, and nothing contained herein shall be construed as an amendment to any employee benefit plan for any purpose.

        Section 6.17    Guarantee; Escrow.    Parent and Merger Sub agree to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to ensure that:

          (a)   [Section Reserved]

          (b)   until the Effective Time, the Guarantee shall remain in full force and effect and continue to be valid and enforceable against the Guarantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), in any relevant jurisdictions; and

          (c)   no later than five (5) Business Days following the Company Requisite Shareholder Vote, an amount that is at least equal to the maximum Parent Termination Fee payable hereunder in RMB, shall have been deposited by Parent or Merger Sub, or been caused to be deposited by Parent or Merger Sub, into an RMB-denominated escrow account (the "RTF Escrow Fund") in the PRC pursuant to an escrow agreement in customary form to be entered into by and among Parent, the Company, the WFOE and an escrow agent mutually agreed by Parent and the Company (at the direction of the Independent Committee). Any amounts (including the Parent Termination Fee and the Naked No-Vote Termination Fee) payable by Parent pursuant to Article VIII after the establishment of the RTF Escrow Fund shall be paid out of the RTF Escrow Fund. For the avoidance of doubt, if the amount in the RTF Escrow Fund is insufficient to satisfy Parent's payment obligations under Article VIII, Parent shall remain liable for the difference in accordance with Article VIII.

        Section 6.18    No Amendment to Buyer Group Contracts.

          (a)   Subject to the provisions of the Support Agreement relating to a Change of Recommendation, without the Independent Committee's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), (i) Parent and Merger Sub shall not, and shall cause the Buyer Group Parties (other than Parent, the Founder Shareholders and their affiliates, but including the Guarantor) not to, unless and until a Change of Recommendation has occurred, amend, modify, waive any provision of, withdraw, terminate or enter into any Buyer Group Contract, and (ii) Parent and the Buyer Group Parties, including their respective affiliates, shall not enter into or modify any Contract pursuant to which any management members, directors or shareholders of the Company (other than the Founder Shareholders), or any of their respective affiliates receives any consideration or other economic value from any person in connection with the Transactions that is not provided in the Buyer Group Contracts as of the date hereof, including any carried interest, share option, share appreciation right or other forms of equity or quasi-equity right.

          (b)   Within two (2) Business Days after the execution thereof, Parent and Merger Sub shall provide the Independent Committee with a copy of any Contract (other than Contracts that are entered into between any Buyer Group Party, on the one hand, and any Representative of such Buyer Group Party, on the other hand) (i) (A) under which the obligations of the parties to such Contract are similar to those in any existing Buyer Group Contract, (B) solely among one or more Buyer Group Parties (including a consortium agreement or similar contractual arrangement) but not including any third party or (C) relate to any of the matters described in Section 6.18(a)(ii), and (ii) that relates to the Transactions, in each case that is entered into after the date hereof and to which a Buyer Group Party is a party. Parent and Merger Sub agree that any action by Buyer Group Parties who are not parties to this Agreement that would constitute a breach of this Section 6.18 if Buyer Group Parties who are not parties to this Agreement were a party to this Agreement for the purposes of this Section 6.18 shall be deemed to be a breach of this Section 6.18.

        Section 6.19    Actions Taken at Direction of Buyer Group Parties.    Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be deemed to be in breach of any representation, warranty, covenant or agreement hereunder if the alleged breach is the direct result of action or inaction taken by the Company or any of the Company Subsidiaries at the direction of either (i) a Founder Shareholder or (ii) Parent, without the approval or direction of the Company Board (acting with the concurrence of the Independent Committee) or the Independent Committee.

ARTICLE VII
CONDITIONS OF MERGER

        Section 7.1    Conditions to Each Party's Obligation to Effect the Merger.    The obligation of each of the Company, Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

          (a)    Company Shareholder Approval.    The Company Requisite Shareholder Vote shall have been obtained.

          (b)    Parent Shareholder Approval.    The Parent Requisite Shareholder Vote shall have been obtained.

          (c)    Government Approvals.    The parties shall have made all necessary filings under the PRC Anti-Monopoly Law and shall have received, if necessary, clearance under the PRC Anti-Monopoly Law approving the Merger, and the parties shall have received all of the Required Approvals in connection with the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger.

          (d)    Orders.    As of the Closing, no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, or any order, writ, assessment, decision, injunction, decree, judgment, ruling, award, settlement or stipulation (collectively, an "Order")

  (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger.

        Section 7.2    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing Date of the following additional conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties contained in Sections 3.3(a) and (b) (Capitalization), 3.4 (Authority) and 3.21 (Brokers)) shall be true and correct in all respects (in each case, without regard to any qualification as to materiality included therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date; and (ii) where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect); provided, that notwithstanding the foregoing, the representations and warranties contained in Sections 3.3(a) and (b) (Capitalization), 3.4 (Authority) and 3.21 (Brokers) shall be true and correct in all respects, other than de minimis inaccuracies, as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date).

          (b)    Agreements and Covenants.    The Company shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (c)    Material Adverse Effect.    Since the date of this Agreement, there shall not have been any Material Adverse Effect that is continuing.

          (d)    Dissenting Shareholders.    The holders of no more than fifteen percent (15%) of the Shares shall have served a notice of dissent under Section 238(2) of the Companies Law.

          (e)    Officer's Certificate.    Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c).

          (f)    The VIE.    Immediately prior to the Closing, (A) the Termination Agreement shall be in full force and effect and each of the parties thereto (other than Parent) shall have fully and timely performed in all respects (except for immaterial non-compliance) all of their respective obligations thereunder in accordance with the terms thereof, and the termination of the Control Agreements contemplated thereunder shall have become effective in accordance with the terms of the Termination Agreement without any continuing requirement upon the VIE, the Company, any Company Subsidiary or Parent; (B) the Equity Transfer Agreements shall be in full force and effect and each of the parties thereto (other than Parent) shall have fully and timely performed in all respects all of their respective obligations thereunder in accordance with the terms thereof, (C) 100% of the equity interests of the VIE shall have been duly transferred to Parent, and such transfer, and Parent's ownership of such equity interests, as applicable, shall have been duly registered with BAIC and (D) the Company shall have delivered a true copy of written confirmation of such registration to Parent, in each case, without material cost to the Company or (subject to the penultimate sentence of Section 6.14) any of its affiliates and at no cost to Parent or any of its affiliates.

        Section 7.3    Conditions to Obligations of the Company.    The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver by the Company at or prior to the Closing Date of the following additional conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          (b)    Agreements and Covenants.    Each of Parent and Merger Sub shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (c)    Officer's Certificate.    The Company shall have received a certificate signed by an executive officer of Parent and Merger Sub certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b).

        Section 7.4    Frustration of Closing Conditions.    None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this Article VII to be satisfied as a basis to fail to effect the Merger if such failure was caused by such party's failure to act in good faith to comply with this Agreement.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination by Mutual Consent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Requisite Shareholder Vote and/or the Parent Requisite Shareholder Vote are obtained, by mutual written consent of the Company (at the direction of the Independent Committee) and Parent.

        Section 8.2    Termination by Either Parent or the Company.    This Agreement may be terminated and the Merger may be abandoned by written notice at any time prior to the Effective Time by Parent or the Company (at the direction of the Independent Committee), if:

          (a)   the Merger shall not have been consummated by the date that is the six (6) month anniversary of the date of this Agreement (the "Initial Termination Date"); provided, that, if at such date (i) any of the Required Approvals shall not have been obtained or (ii) any of the transactions contemplated under the Termination Agreement or any of the Equity Transfer Agreements has not been consummated in accordance with their respective terms, then either the Company (at the direction of the Independent Committee) or Parent may, in its sole discretion, by notice to Parent or the Company, as applicable, at least three (3) Business Days prior to such date, extend such date for up to an additional 180 days (such date, as, if applicable, so extended, the "Termination Date"); or

          (b)   the Company Shareholders Meeting shall have been held and completed and the Company Requisite Shareholder Vote shall not have been obtained at such Company Shareholders Meeting or at any adjournment or postponement thereof; or

          (c)   the extraordinary general meeting of the shareholders of Parent shall have been duly convened and completed and the Parent Requisite Shareholder Vote shall not have been obtained at such shareholders' meeting or any adjournment or postponement thereof; or

          (d)   any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the Company Requisite Shareholder Vote has been obtained); provided, the right to terminate this Agreement pursuant to this Section 8.2 (and, with respect to Section 8.2(a), the right to extend the Initial Termination Date) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement shall have been the primary cause of, or resulted primarily in, the failure of the applicable conditions(s) being satisfied.

        Section 8.3    Termination by the Company.    This Agreement may be terminated and the Merger may be abandoned by written notice at any time prior to the Effective Time by the Company at the direction of the Independent Committee:

          (a)   at any time prior to the time the Company Requisite Shareholder Vote is obtained, if (i) the Company has complied with Section 6.5 (except for immaterial non-compliance); (ii) the Independent Committee authorizes the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in compliance with the terms of this Agreement; (iii) immediately prior to, concurrently with or immediately following the termination of this Agreement the Company enters into an Alternative Acquisition Agreement with respect to such Superior Proposal; and (iv) (solely in respect of an Acquisition Proposal received by the Company after the expiration of the Go-Shop Period or during the Go-Shop Period from a party other than an Excluded Party) the Company immediately prior to, or concurrently with, such termination pays to Parent in immediately available funds the Company Termination Fee required to be paid pursuant to Section 8.5; or

          (b)   if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, the Equity Transfer Agreements or the Termination Agreement or any such representation and warranty shall have become untrue after the date of this Agreement, such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (i) ten (10) Business Days after written notice (which shall specify the nature of such breach) thereof is given by the Company to Parent; or (ii) ten (10) Business Days prior to the Termination Date; provided, that neither the Company, any Company Subsidiary nor any VIE Shareholder is then in material breach of this Agreement, the Equity Transfer Agreements or the Termination Agreement so as to cause any of the conditions set forth in Section 7.1, Section 7.2(a) or Section 7.2(b) not to be satisfied; or

          (c)   if (x) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than the conditions set forth in Section 7.2(e) and Section 7.2(f) (it being understood that the reference to "Section 7.2(f)" in the immediately foregoing parenthetical shall not apply if the conditions set forth in Section 7.2(f) would have been satisfied but for (i) any breach by the Company, any Company Subsidiary or any VIE Shareholder under the Termination Agreement or the Equity Transfer Agreements (as applicable), (ii) any non-payment of Taxes which are due and payable in connection with the transactions contemplated under any relevant Equity Transfer Agreement pursuant to the penultimate sentence of Section 6.14) or (iii) any failure by the BAIC to duly register the transfer of 100% of the equity interests of the VIE pursuant to the Equity Transfer Agreements and/or the failure thereof to issue a written confirmation in connection therewith), (y) the Company has irrevocably confirmed by notice to Parent that all of the conditions set forth in Section 7.3 have been satisfied or that the Company is willing to waive any unsatisfied conditions in Section 7.3 and that each of the Company and the VIE Shareholders are ready, willing and able to consummate the Closing, and (z) Parent and Merger Sub fail to complete the Closing within five (5) Business Days following the last day on which the Closing should have occurred pursuant to Section 1.2.

        Section 8.4    Termination by Parent.    This Agreement may be terminated and the Merger may be abandoned by written notice at any time prior to the Effective Time by Parent, by action of its board of directors:

          (a)   if the Company Board shall have (i) made a Change of Recommendation or shall have entered into an Alternative Acquisition Agreement; or (ii) failed to include the Company Recommendation in the Proxy Statement; or

          (b)   if there has been a breach of any representation, warranty, covenant or agreement made by the Company or any Company Subsidiary in this Agreement or the Termination Agreement or any such representation and warranty shall have become untrue after the date of this Agreement such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied and such breach is not curable, or, if curable, is not cured prior to the earlier of (i) ten (10) Business Days after written notice (which shall specify the nature of such breach) thereof is given by Parent to the Company; or (ii) ten (10) Business Days prior to the Termination Date; provided, that Parent is not then in material breach of this Agreement, the Equity Transfer Agreements or the Termination Agreement so as to cause any of the conditions set forth in Section 7.1, Section 7.3(a) or Section 7.3(b) not to be satisfied.

        Section 8.5    Effect of Termination and Abandonment.

          (a)   In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any person on the part of any party hereto (or of any of its Representatives or affiliates); provided, that the provisions set forth in this Section 8.5, Section 6.8 (Public Announcements), Section 8.6 (Expenses), Section 9.1 (Non-Survival of Representations, Warranties, Covenants and Agreements), Section 9.2 (Notices), Section 9.5 (Entire Agreement; Assignment), Section 9.6 (Parties in Interest), Section 9.8 (Governing Law), Section 9.12 (Dispute Resolution), and the Confidentiality Agreement shall survive the termination of this Agreement and abandonment of the Merger pursuant to this Article VIII, and provided, further, however, that termination of this Agreement shall not relieve any party from any liability for any fraud or Willful Breach by such party. For purposes of this Agreement, "Willful Breach" means (i) with respect to any breach of a representation or warranty contained in this Agreement, that the breaching party had knowledge as of the date of this Agreement that such representation or warranty was not true and correct in all material respects; and (ii) with respect to any breach of a covenant or obligation contained in this Agreement, that the breaching party (x) committed a material breach of such covenant or obligation; and (y) at the time of such breach, had knowledge that the covenant or obligation was being breached, or upon later acquiring knowledge that such covenant or obligation had been breached, failed to use commercially reasonable efforts to cure such breach, provided that such breach was reasonably capable of being cured.

          (b)   In the event that:

              (i)  (A) this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(a) or Section 8.2(b); (B) an Acquisition Proposal shall have been made public or otherwise become publicly known or shall have been commenced or (in the case of termination pursuant to Section 8.2(a) only) otherwise submitted, made or become known to the Company Board (and not withdrawn), after the date hereof but prior to the termination of this Agreement pursuant to Section 8.2(a) or, with respect to termination pursuant to Section 8.2(b), prior to the Company Shareholders Meeting; and (C) after the date of this Agreement and prior to the date that is twelve (12) months following the termination of this Agreement, the Company or any Company Subsidiary consummates an Acquisition Proposal or enters into a definitive agreement with respect to an Acquisition Proposal (whether or not such Acquisition Proposal was the same Acquisition Proposal referred to in the preceding clause (B)) (provided, that for purposes of this Section 8.5(b)(i), the references to "fifteen percent (15%)" in the definition of Acquisition Proposal shall be deemed to be references to "thirty five percent (35%)"); or

             (ii)  this Agreement is terminated by Parent pursuant to (A) Section 8.4(a)(i) and the Change of Recommendation or entry into an Alternative Acquisition Agreement is with respect to an Acquisition Proposal received by the Company after the expiration of the Go-Shop Period, or during the Go-Shop Period from a party other than an Excluded Party (B) Section 8.4(a)(ii) or (C) Section 8.4(b); or

            (iii)  this Agreement is terminated by the Company pursuant to Section 8.3(a) in respect of an Acquisition Proposal received by the Company after the expiration of the Go-Shop Period or during the Go-Shop Period from a party other than an Excluded Party that was determined by the Independent Committee to constitute a Superior Proposal pursuant to Section 6.5(e);

  then the Company shall (x) in the case of clause (i) above, within three (3) Business Days after the date on which the Company or any Company Subsidiary consummates the Acquisition Proposal or enters into the agreement referred to in clause (b)(i)(C) above; (y) in the case of clause (ii) above, no later than three (3) Business Days after the date of such termination; and (z) in the case of clause (iii) above, immediately prior to, or concurrently with such termination, pay Parent the Company Termination Fee by wire transfer of immediately available funds (it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion). For purposes of this Agreement, the "Company Termination Fee" means in the case of (x), (y) and (z), US$7,000,000;

          (c)   In the event that:

              (i)  (A) this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(a), (B) at the time of such termination all of the conditions set forth in Section 7.1 (other than the conditions set forth in Section 7.1(c) and/or Section 7.1(d)) and Section 7.2 (other than the conditions set forth in Section 7.2(e) and Section 7.2(f) (provided that Section 7.2(f) may be excluded for purposes of the immediately preceding parenthetical only if the non-satisfaction of the conditions set forth in Section 7.2(f) is not the result of any breach by the Company, any Company Subsidiary or any VIE Shareholder of this Agreement, the Termination Agreement or the Equity Transfer Agreements (as applicable)) have been satisfied, (C) the Company has irrevocably confirmed by notice to Parent that all of the conditions set forth in Section 7.3 have been satisfied or that the Company is willing to waive any unsatisfied conditions in Section 7.3 and that the Company is ready, willing and able to consummate the Closing and (D) at the time of such termination any of the closing conditions set forth in Section 7.1(c) or Section 7.1(d) shall not have been satisfied, and such non-satisfaction is not the result of any breach by the Company, any Company Subsidiary or any VIE Shareholder of this Agreement, the Termination Agreement or any of the Equity Transfer Agreements (as applicable); or

             (ii)  this Agreement is terminated by the Company pursuant to Section 8.3(b) or Section 8.3(c);

  then Parent shall promptly, but in no event later than three (3) Business Days after the date of such termination, pay or cause to be paid to the Company or its designees the Parent Termination Fee by wire transfer of immediately available funds (it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion). "Parent Termination Fee" means (i) in respect of any termination pursuant to Section 8.5(c)(i), US$17,000,000 and (ii) in respect of any termination pursuant to Section 8.5(c)(ii), US$14,000,000.

          (d)   In the event this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(c), then in any such event Parent shall pay or cause to be paid to the Company no later than two (2) Business Days after the date of such termination the Naked No-Vote Fee by wire transfer of immediately available funds. "Naked No-Vote Fee" means US$4,400,000.

        Section 8.6    Expenses.    Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the Transactions.

        Section 8.7    Amendment.    This Agreement may be amended by the mutual written agreement of the parties hereto at any time prior to the Effective Time, whether before or after adoption of this Agreement by the shareholders of the Company, by action taken (a) with respect to Parent and Merger Sub, by their respective boards of directors; and (b) with respect to the Company, by the Company Board (at the direction of the Independent Committee); provided, that, after adoption of this Agreement by the shareholders of the Company or the shareholders of Parent, as the case may be, no amendment may be made which by law requires the further approval of the shareholders of the Company or Parent, as the case may be, without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 8.8    Waiver.    At any time prior to the Effective Time, any party hereto (a) with respect to Parent and Merger Sub, by their respective boards of directors; and (b) with respect to the Company, by the Company Board (at the direction of the Independent Committee), may (to the extent legally permitted and except as otherwise set forth herein) (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; and (iii) subject to the requirements of applicable law, waive compliance by the other parties with any of the agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

        Section 8.9    Limitations on Liability.    (a) Subject to Section 9.11, the Company's right to terminate this Agreement and receive the Parent Termination Fee pursuant to Section 8.5(c), and any amounts pursuant to Section 8.5(d) (if any) and the guarantee of such obligations pursuant to the Guarantee, shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company, the Company Subsidiaries, the direct or indirect shareholders of the Company or any other person, or any of their respective Representatives (collectively, the "Company Group") against (i) Parent and/or Merger Sub, (ii) the former, current and future holders of any equity, partnership or limited liability company interest in, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, shareholder or, assignees of, each of Parent and Merger Sub, (iii) any lender or prospective lender, lead arranger, arranger, agent, guarantor or Representative of or to Parent or Merger Sub, (iv) any holders or future holders of any equity, share, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing (all persons described in (i) to (iv), collectively, the "Parent Group"), for any and all loss or damage suffered as a result of any breach of any representation, warranty, covenant or agreement, any failure to perform hereunder or other failure of the Transactions to be consummated (in each case whether willfully, intentionally, unintentionally or otherwise). For the avoidance of doubt, neither Parent nor any member of the Parent Group shall have any liability for monetary damages of any kind or nature or arising in any circumstance in connection with this Agreement or any of the Transactions other than the payment of the Parent Termination Fee pursuant to Section 8.5(c), and any amounts pursuant to Section 8.5(d) (if any), and in no event shall any of the Company, the Company Subsidiaries, or any other member of the Company Group seek, or permit to be sought, on behalf of any member of the Company Group, any monetary damages from any member of the Parent Group in connection with this Agreement or any of the Transactions, other than from Parent or Merger Sub to the extent provided in Section 8.5(c), and any amounts pursuant to Section 8.5(d) (if any) or from the Guarantor to the extent provided in the Guarantee, in each case without duplication. In no event shall any of the Company, the Company Subsidiaries or any other member of the Company Group be entitled to seek the remedy of specific performance of this Agreement other than as set forth in Section 9.11. For the avoidance of doubt, while the Company may pursue both a grant of specific performance as permitted by Section 9.11 and the payment of the Parent Termination Fee pursuant to Sections 8.5(c), and any amounts pursuant to Section 8.5(d) (if any), under no circumstances shall the Company be permitted or entitled to receive both such grant of specific performance and the payment of the Parent Termination Fee.

ARTICLE IX
GENERAL PROVISIONS

        Section 9.1    Non-Survival of Representations, Warranties, Covenants and Agreements.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein to the extent that by their terms apply or are to be performed in whole or in part after the Effective Time.

        Section 9.2    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by international overnight courier or by electronic mail ("e-mail") transmission (so long as a receipt with respect to such e-mail is requested and received) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Merger Sub:
Xiamen Insight Investment Co., Ltd 8th Floor, Tower 2, Gubei International Fortune Center, 1438 Hongqiao Road, Shanghai
Attention:	Wang Yin
Facsimile:	+ 86 (021) 6401-9890
Email:	wangy@insightsh.com
with additional copies (which shall not constitute notice) to:
Morrsion & Foerster LLP 755 Page Mill Road Palo Alto, CA 94304-1018, USA
Attention:	Charles Comey
Facsimile:	+1 (650) 494-0792
Email:	CComey@mofo.com
If to the Company:
Xueda Education Group A-4 Xibahe Beili, Chaoyang District, Beijing People's Republic of China 100028
Attention:	Christine Lu-Wong
Email:	christineluwong@xueda.com

with additional copies (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP 29/F, Alexandra House 18 Chater Road, Central Hong Kong
Attention:	Tim Gardner
Facsimile:	+852 3015 9354
Email:	tim.gardner@weil.com
and to:
Simpson Thacher & Bartlett 35/F, ICBC Tower 3 Garden Road, Central, Hong Kong
Attention:	Kathryn King Sudol
Facsimile:	+1 (212) 455-2502
Email:	ksudol@stblaw.com

        Section 9.3    Certain Definitions.    For purposes of this Agreement, the terms:

          (a)   "affiliate" of any person means any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b)   "Antitrust Laws" means the PRC Anti-Monopoly Law and all other laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition;

          (c)   "BAIC" means Beijing Administration for Industry and Commerce or its relevant local district counterparts.

          (d)   "beneficially owned" with respect to any Shares means having "beneficial ownership" of such Shares as determined pursuant to Rule 13d-3(a) of the Exchange Act;

          (e)   "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC, Hong Kong, New York or the Cayman Islands are required or authorized by law or executive order to be closed or on which a tropical cyclone warning no. 8 or above or a "black" rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time;

          (f)    "Buyer Group Contracts" means the Support Agreement, the Guarantee and any other Contracts relating to the Transactions entered into between or among any Buyer Group Parties, including all amendments thereto or modifications thereof.

          (g)   "Buyer Group Parties" means Parent, Merger Sub, the Guarantor, the Founder Shareholders and the respective affiliates of each of the foregoing, excluding the Company and the Company Subsidiaries.

          (h)   "Company Restricted Share" means each outstanding restricted Share issued by the Company pursuant to the Company Stock Plan held by the relevant holder thereof that, pursuant to the terms and conditions of the applicable award, automatically converts to one (1) Share that is not otherwise restricted or limited, has the same rights, preferences and privileges as a Share and ranks pari passu and without any preference or priority with all other Shares that are outstanding;

          (i)    "Company RSU" means each outstanding restricted share award issued by the Company pursuant to the Company Stock Plan that entitles the holder thereof to receive one (1) Share issued by the Company upon the vesting of such award;

          (j)    "Company Stock Option" means each outstanding option award issued by the Company pursuant to the Company Stock Plan that entitles the holder thereof to purchase one (1) Share upon the vesting and exercise of such award;

          (k)   "Company Subsidiary" means each person which is a direct or indirect subsidiary of the Company; provided, for the sake of clarity, that (i) each of the VIE and subsidiaries of the VIE (including each school which is a direct or indirect subsidiary of the VIE) shall be a subsidiary of the Company, unless and until completion and effectiveness of the transactions contemplated by the Termination Agreement and the Equity Transfer Agreements and (ii) learning centers operated through the VIE or any direct or indirect subsidiary of the VIE (including any school) shall not be considered to be a direct or indirect subsidiary of the Company or any subsidiary thereof;

          (l)    "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (m)  "Control Agreements" means, collectively, the Contracts described under the caption "Item 4. Information on the Company—Organizational Structure" in the Company's most recent filed annual report on Form 20-F or the most recent amendment thereof, as applicable, which, in the aggregate, (a) provide the Company with effective control over the VIE in respect of which the Company does not, directly or indirectly, own any equity interest, and through which the Company operates substantially all of its business in the PRC and generates substantially all of its income (on a consolidated basis), (b) provide the Company or any Company Subsidiary the right or option to purchase the equity interests of such VIE or (c) provide for the transfer of economic benefits from such VIE to the Company or any Company Subsidiary in which the Company, whether directly or indirectly, hold share capital, and "Control Agreement" means any of them.

          (n)   "Exercise Price" means, with respect to any Company Stock Option, the exercise per Share underlying such Company Stock Option;

          (o)   "Founder ADSs" means, collectively, the ADSs held by the Founder Shareholders, and a "Founder ADS" means any of them;

          (p)   "Founder Restricted Share" means each outstanding restricted Share issued by the Company pursuant to the Company Stock Plan held by the relevant Founder Shareholder thereof that, pursuant to the terms and conditions of the applicable award, automatically converts to one (1) Share that is not otherwise restricted or limited, has the same rights, preferences and privileges as a Share and ranks pari passu and without any preference or priority with all other Shares that are outstanding

          (q)   "Founder RSU" means each outstanding restricted share unit award issued by the Company pursuant to the Company Stock Plan that entitles the relevant Founder Shareholder that holds such restricted share unit to receive one (1) Share issued by the Company upon the vesting of such award;

          (r)   "Founder Stock Option" means each outstanding option award issued by the Company pursuant to the Company Stock Plan that entitles the relevant Founder Shareholder that holds such option to purchase one (1) Share upon the vesting and exercise of such award;

          (s)   "Founder Securities" means, as applicable, the Founder Shares, the Founder Stock Options, Founder RSUs or Founder Restricted Shares, and a "Founder Security" means any of them;

          (t)    "Founder Shareholders" means the individuals and entities set forth in Schedule 9.3(t) hereto;

          (u)   "Founder Shares" means, collectively, the Shares held by the Founder Shareholders, and a "Founder Share" means any of them;

          (v)   "Government Official" means (a) any officers, employees of and other persons working in an official capacity on behalf of any branch of any non-U.S. government or any department, agency, or instrumentality thereof (including officers, directors, and employees of state-owned, operated or controlled entities or other entities providing services or functions that are typically provided by government or governmental agencies), or of a public international organization; (b) any political party or official thereof; or (c) any candidate for political or political party office;

          (w)  "Hong Kong" means the Hong Kong Special Administrative Region of the PRC;

          (x)   "Key Employee" means the individuals listed in Section 9.3(y) of the Company Disclosure Schedule;

          (y)   "knowledge" (i) with respect to the Company, means the actual knowledge of any of the persons listed in Section 9.3(z) of the Company Disclosure Schedule; and (ii) with respect to Parent or Merger Sub, means the actual knowledge of any director, officer or employee of any Buyer Group Party or any Buyer Group Party which is an individual;

          (z)   "law" or "laws" means any law, statute, code, ordinance, rule, regulation, code, edict, Order, judgment, writ, directive, circular, treaty provision, stipulation, award, injunction, decree or arbitration award, finding or other requirement, of any Governmental Entity and any order or decision of an arbitrator or arbitration panel;

          (aa) "Lien" means any lien, mortgage, pledge, encumbrance, restriction, option, right of first refusal, easement, security interest, deed of trust, right-of-way, or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of law;

          (bb) "Material Adverse Effect" means any development, fact, circumstance, condition, event, change, occurrence or effect, individually or in the aggregate, that would have or would reasonably be expected to have a material adverse effect on the assets, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, other than any development, fact, circumstance, condition, event, change, occurrence or effect resulting from (A) changes in general economic, financial market, business or geopolitical conditions; (B) changes or developments in any of the industries in which the Company or the Company Subsidiaries operate; (C) changes in any applicable laws or applicable accounting regulations or principles, or the interpretation or enforcement thereof, in each case proposed, adopted or enacted after the date of this Agreement; (D) any change in the price or trading volume of the Shares or any failure to meet any financial projections, forecasts or forward-looking statements (provided that the facts or occurrences giving rise to or contributing to such change or failure, as applicable, that are not otherwise excluded from the definition of "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect); (E) natural disaster or any outbreak or escalation of hostilities or war or any act of terrorism; (F) any suit, action or proceeding in respect of this Agreement or the Transactions brought or commenced by any shareholder of the Company (on their own behalf or on behalf of the Company) or other third party; (G) the announcement of and performance of this Agreement by the Company, the pendency or consummation of the Transactions, or the identity of Parent or any of its affiliates

  (which for the purposes of this clause (G) alone shall include the Founder Shareholders starting from the date hereof) as the acquiror of the Company, including the impact or effect thereof on the relationships, contractual or otherwise, of the Company or any of the Company Subsidiaries with any employees, customers, suppliers or partners; or (H) any action taken, or failure to take action, by the Company or a Company Subsidiary that Parent has consented to or requested in writing; provided that any development, fact, circumstance, condition, event, change, occurrence or effect referred to in the foregoing clauses (A), (B) and (C) may be taken into account in determining whether or not there has been a Material Adverse Effect solely to the extent such development, fact, circumstance, condition, event, change, occurrence or effect has a materially disproportionately adverse effect on the Company and the Company Subsidiaries taken as a whole, as compared to other similarly situated companies in the industries in which the Company and the Company Subsidiaries operate;

          (cc) "Ministry of Education" means the Ministry of Education of the PRC;

          (dd) "Ministry of Finance" means the Ministry of Finance of the PRC;

          (ee) "MOFCOM" means the Ministry of Commerce of the PRC or its competent local counterparts;

          (ff)  "NDRC" means the National Development and Reform Commission of the PRC or its competent local counterparts;

          (gg) "Non-Founder VIE Shareholders" means Junhong Piao, Yafei Wang, Junbo Song, Changyong Zhu, Chaoming Chai and Qiang Deng;

          (hh) "Organizational Documents" means an entity's memorandum and articles of association, certificate or articles of incorporation, bylaws or equivalent organizational documents, as applicable;

          (ii)   "Parent Requisite Shareholder Vote" means the shareholders of Parent representing two-thirds or more of the voting rights of Parent present and voting in person or by proxy in favor of the ratification of this Agreement and Plan of Merger, the Termination Agreement, the Equity Transfer Agreements and the approval of the consummation of the Transactions in a duly convened extraordinary general meeting of the shareholders of Parent in accordance with applicable law;

          (jj)   "Permitted Liens" means (i) mechanics', carriers', workers', and repairers' Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition or the property of the Company so encumbered and that are not resulting from a breach, default or violation by the Company of any Contract or law; (ii) zoning building and other similar regulations by any Governmental Entity, provided that such regulations have not been materially violated; (iii) any immaterial Lien (other than Liens for indebtedness for borrowed money), individually or with others, which does not interfere with day-to-day operations of the business of the Company and the Company Subsidiaries; and (iv) limitations or restrictions on transfers imposed by the Securities Act, blue sky laws and comparable foreign laws governing securities, provided that there is no material violation thereunder that has resulted in such limitations or restrictions; (v) statutory Liens for Taxes, assessments and other governmental levies, fees or charges imposed that are not yet due and payable, or that are being contested in good faith and by appropriate proceedings, in each case for which adequate reserves have been established; (vi) easements, covenants, conditions, restrictions and other similar matters of record affecting title to real property that do not and would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon; (vii) pledges or deposits required by applicable law to secure obligations under workers' compensation laws or similar legislation; (viii) pledges and deposits to secure the performance of bids, trade contracts, leases (but only as to the security deposits described in the Leases), surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business and (ix) any other Liens that have been incurred or suffered by operation of law that would not, individually or in the aggregate, have a material adverse effect with respect to the Company and the Company Subsidiaries, taken as a whole or on the use or operation of the property subject thereto;

          (kk) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity;

          (ll)   "PRC" means the People's Republic of China excluding, for the purposes of this Agreement only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;

          (mm)  "PRC Anti-Monopoly Bureau" means the Anti-Monopoly Bureau of MOFCOM;

          (nn) "PRC Anti-Monopoly Law" means the PRC Anti-Monopoly Law adopted on August 1, 2008;

          (oo) "PRC Subsidiary" means all of the Company Subsidiaries organized under the laws of the PRC;

          (pp) "Representatives" means, when used with respect to Parent, Merger Sub, the Company or any other person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of Parent, Merger Sub, the Company or any other person, as applicable, and their respective subsidiaries;

          (qq) "Required Approvals" means the Overseas Investment Approvals, the filing with SZSE (if applicable) and the approval of CSRC (if applicable) with respect to the consummation of the Transactions by Parent and Merger Sub, and clearance under the PRC Anti-Monopoly Law approving the Transactions (if applicable);

          (rr)  "RMB" means Renminbi, the lawful currency of the PRC;

          (ss)  "SAFE" means the State Administration of Foreign Exchange of the PRC or its competent local counterparts;

          (tt)  "SAFE Circular" means, to the extent applicable, any of SAFE Circular 78, SAFE Circular 7, SAFE Circular 75 or SAFE Circular 37;

          (uu) "SAFE Circular 7" means Circular 7, issued by SAFE on February 15, 2012, titled "Notice of Issues Related to the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Listed Company", or any successor rule or regulation under PRC law;

          (vv) "SAFE Circular 75" means Circular 75, issued by SAFE on October 21, 2005, titled "Notice Regarding Certain Administrative Measures on Financing and Inbound Investments by PRC residents Through Offshore Special Purpose Vehicles", effective as of November 1, 2005, and replaced by SAFE Circular 37 on July 4, 2014;

          (ww)  "SAFE Circular 37" means Circular 37 (issued by SAFE on July 4, 2014, titled "Notice of the State Administration of Foreign Exchange on the Administration of Foreign Exchange Involved in Overseas Investment, Financing and Round-Trip Investment Conducted by Domestic Residents through Special Purpose Vehicles" effective as of July 4, 2014), or any successor rule or regulation of the foregoing under PRC law, as the case may be;

          (xx) "SAFE Circular 78" means Circular 78, issued by SAFE on March 28, 2007, titled "Notice of the SAFE on Foreign Exchange Administration of the Involvement of Domestic Individuals in

  the Employee Stock Ownership Plans and Share Option Schemes of Overseas Listed Companies," effective as of March 28, 2007 and replaced by SAFE Circular 7 on February 15, 2012;

          (yy) "Schedule 13E-3" means the transaction statement on Schedule 13E-3 under the Exchange Act to be filed pursuant to Section 13(e) of the Exchange Act relating to the approval of this Agreement by the shareholders of the Company (together with any amendments thereof or supplements thereto and including any document incorporated by reference therein).

          (zz) "Service Provider" means each of the officers, employees, directors and independent contractors of the Company and each of the Company Subsidiaries.

          (aaa)  "subsidiary" or "subsidiaries" of the Company, the Surviving Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity: (i) of which the outstanding voting securities with the voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization are held directly or indirectly by such person or by any one or more of such person's subsidiaries; (ii) of which at least fifty percent (50%) of the equity interests is controlled by such person by any one or more of such person's subsidiaries; (iii) of which such party or any subsidiary of such party is a general partner; (iv) that would otherwise be deemed a "subsidiary" under Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act or (v) of which such party or any subsidiary of such party controls through the Control Agreements or another contractual arrangement with analogous effect or if it is a "subsidiary" of an entity which itself is a "subsidiary" (through one or more level of "subsidiaries") of Company, the Surviving Company, Parent or such other person.

          (bbb)  "SZSE" means the Shenzhen Stock Exchange.

          (ccc)  "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any similar kind, in each case customarily considered to be a tax in nature and imposed by any Governmental Entity; and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with any item described in clause (i);

          (ddd)  "Tax Return" means any return, report or statement filed or required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated, affiliated or unitary returns for any group of entities that includes the Company or any of its affiliates;

          (eee)  "Transactions" means collectively, the transactions contemplated in this Agreement, the Plan of Merger, the Termination Agreement and the Equity Transfer Agreements; and

          (fff) the following terms have the meanings set forth in the sections referenced below:

Terms	Location
ADSs	Section 2.1(b)
Acquisition Proposal	Section 6.5(h)(i)
Affiliate Transactions	Section 3.19
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.5(d)
Anti-Bribery Law	Section 3.7(e)
Arbitration Rules	Section 9.12
Change of Recommendation	Section 6.5(d)

Terms	Location
Closing	Section 1.2
Closing Date	Section 1.2
Centre	Section 9.12
Companies Law	Section 1.1
Company	Preamble
Company Board	Recitals
Company Disclosure Schedule	Article III
Company Employees	Section 3.10(a)
Company Intellectual Property Rights	Section 3.16(a)
Company Licenses	Section 3.6(b)
Company M&A	Section 3.2(a)
Company Plans	Section 3.10(a)
Company Recommendation	Section 3.4
Company Requisite Shareholder Vote	Section 3.4
Company Securities	Section 3.3(b)
Company Shareholders Meeting	Section 6.2(a)
Company Stock Plan	Section 2.3(a)
Company Subsidiaries	Section 3.1
Company Termination Fee	Section 8.5(b)
Confidentiality Agreement	Section 6.4
Constituent Companies	Section 1.4(a)
Contract	Section 3.5(a)
D&O Insurance	Section 6.6(c)
Deposit Agreement	Section 2.2(i)
Depositary	Section 2.2(i)
Dispute	Section 9.12
Dissenting Shareholders	Section 2.1(b)
Dissenting Shares	Section 2.1(b)
Divestiture	Section 6.7(a)
Effective Time	Section 1.2
e-mail	Section 9.2
Environmental Laws	Section 3.17(b)(i)
Environmental Permits	Section 3.17(b)(ii)
Equity Transfer Agreements	Recitals
Exchange Act	Section 3.3(c)
Exchange Fund	Section 2.2(a)
Excluded Party	Section 6.5(a)
Excluded Shares	Section 2.1(b)
Financial Advisor	Section 3.20
GAAP	Section 3.7(b)
Go-Shop Period	Section 6.5(a)
Go-Shop Period End Date	Section 6.5(a)
Governmental Entity	Section 3.5(b)
Guarantee	Recitals
Guarantor	Recitals
Hazardous Materials	Section 3.17(b)(iii)
Indemnified Parties	Section 6.6(a)
Independent Committee	Recitals
Initial Termination Date	Section 8.2(a)
Insurance Policies	Section 3.12

Terms	Location
Lease	Section 3.14(b)
Leased Real Property	Section 3.14(b)
Legal Proceeding	Section 3.9
Licenses	Section 3.6(b)
Material Contract	Section 3.18(a)
Measurement Date	Section 3.3(a)
Merger	Recitals
Merger Sub	Recitals
Naked No-Vote Fee	Section 8.5(d)
Notice	Section 6.5(e)(x)
Open Source Software	Section 3.16(d)
Order	Section 7.1(c)
Overseas Investment Approvals	Section 4.5(b)
Owned Real Property	Section 3.14(a)
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parent Material Adverse Effect	Section 4.1(a)
Parent Termination Fee	Section 8.5(c)
Paying Agent	Section 2.2(a)
Per ADS Merger Consideration	Section 2.1(b)
Per Share Merger Consideration	Section 2.1(b)
Plan of Merger	Section 1.2
Proxy Statement	Section 3.5(b)
Real Property	Section 3.14 (c)
Record ADS Holders	Section 6.2(a)
Release	Section 3.17(b)(iv)
Registrar	Section 1.2
Founder Securities	Recital
SEC	Section 3.7(a)
SEC Reports	Section 3.7(a)
Securities Act	Section 3.7(a)
Share	Section 2.1(b)
Share Certificates	Section 2.2(c)
Solicited Person	Section 6.5(a)
Superior Proposal	Section 6.5(h)(ii)
Support Agreement	Recitals
Surviving Company	Section 1.1
Takeover Statute	Section 3.22
Termination Acquisition Proposal	Section 6.5(a)
Termination Agreement	Recitals
Termination Date	Section 8.2(a)
Uncertificated Shares	Section 2.2(c)
U.S. Balance Sheet and Asset Information	Section 3.7(g)
VIE	Recitals
VIE Shareholders	Section 3.3(d)
Vested Company Option	Section 2.3(b)
Willful Breach	Section 8.5(a)
WFOE	Recitals

        Section 9.4    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions are fulfilled to the fullest extent possible.

        Section 9.5    Entire Agreement; Assignment.    This Agreement (including the Exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Support Agreement, the Guarantee and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether pursuant to a merger, by operation of Law or otherwise), without the prior written consent of the other parties, except that Merger Sub may assign all (but not less than all) of its rights and obligations under this Agreement to any wholly-owned Subsidiary of Parent; provided that no such assignment shall relieve the assigning party of its obligations under this Agreement if such assignee does not perform such obligations. Any purported assignment in violation of this Agreement shall be void ab initio.

        Section 9.6    Parties in Interest.    Except (i) as provided in Section 6.6; and (ii) only with respect to shareholders and only after the Effective Time, for the provisions set forth in Article II, Parent, Merger Sub and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third-party beneficiaries under Section 6.6 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.8 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 9.7    Amendment.    This Agreement may be amended by the parties hereto at any time prior to the Effective Time (in the case of the Company, only at the direction of the Independent Committee), whether before or after the approval and authorization of this Agreement and of the Plan of Merger by the shareholders of the Company; provided, that, after such approval and authorization, no amendment may be made that by law requires the further approval of the shareholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 9.8    Governing Law.    This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York, provided, that the following matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub in the Company, the cancellation of the Shares, any other rights provided in Section 238 of the Companies Law, the fiduciary or other duties of the Company Board and the board of directors of Merger Sub and the internal corporate affairs of the Company and Merger Sub.

        Section 9.9    Headings.    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.10    Counterparts.    This Agreement may be executed and delivered (including by facsimile, ".pdf," or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

        Section 9.11    Specific Performance.

          (a)   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the provisions of this Agreement are not performed in accordance with their specified terms (including the failure to take such actions as are required hereunder of the parties hereto in order to consummate this Agreement) or are otherwise breached by the parties hereto. It is accordingly acknowledged and agreed that the parties hereto shall be entitled to an injunction or any other appropriate form of specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 9.11.

          (b)   Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) either party has an adequate remedy at law; or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such Order or injunction sought in accordance with the terms of this Section 9.11. The remedies available to the Company pursuant to this Section 9.11 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate this Agreement and collect the Parent Termination Fee under Section 8.5. The Company shall act at the direction of the Independent Committee with respect to any exercise of its rights to seek specific performance or other relief under this Section 9.11 against any Buyer Group Party. The remedies available to each of Parent and Merger Sub pursuant to this Section 9.11 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit Parent or Merger Sub from, in the alternative, seeking to terminate this Agreement and collect the Company Termination Fee under Section 8.5.

        Section 9.12    Dispute Resolution.

          (a)   Subject to Section 9.11 and the last two sentences of this Section 9.12, any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) (each, a "Dispute") shall be finally settled by arbitration. The place of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong

  International Arbitration Centre (the "Centre") in accordance with the Centre's Administered Arbitration Rules in force when the notice of arbitration is submitted (the "Arbitration Rules"). The arbitration shall be decided by a tribunal of three (3) arbitrators. Each of Parent and the Company shall be entitled to nominate one (1) arbitrator. The third arbitrator, who shall act as the chairman of the tribunal, shall be chosen by the two arbitrators nominated by the parties, respectively. Arbitration proceedings (including any arbitral award rendered) shall be in English. The law of this arbitration provision shall be Hong Kong law.

          (b)   Subject to the agreement of the tribunal, any Dispute(s) which arise subsequent to the commencement of arbitration of any existing Dispute(s) shall be resolved by the tribunal already appointed to hear the existing Dispute(s). The award of the arbitration tribunal shall be final and conclusive and binding upon the parties as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of enforcing this agreement to arbitrate, the parties irrevocably and unconditionally submit to the jurisdiction of the courts of Hong Kong and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. For the purpose of enforcement of an award, the parties hereto irrevocably and unconditionally waive any defense of inconvenient forum in any court of competent jurisdiction.

        Section 9.13    Interpretation.    When reference is made to an Article, Section, Exhibit, Appendix or Schedule, such reference is to an Article or Section of, or Exhibit, Appendix or Schedule to, this Agreement unless otherwise indicated. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof," "herein," "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall not be exclusive. All references to "dollars," "$," "U.S. dollars" or "US$" in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement, unless otherwise stated. Any payment obligations hereunder that are denominated in US$ but payable in RMB shall be determined in accordance with the middle exchange rates posted by the People's Bank of China on its website (http://www.pbc.gov.cn/publish/zhengcehuobisi/637/index/index.html) on the date immediately prior to the date of any relevant payment. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

[Remainder of Page Left Blank Intentionally]

        IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:

XIAMEN INSIGHT INVESTMENT CO., LTD.
By:	/s/ HAO ZHANG
	Name:	Hao Zhang
	Title:	Chairman

COMPANY:

XUEDA EDUCATION GROUP
By:	/s/ CHEUNG KIN AU-YEUNG
	Name:	Cheung Kin Au-Yeung
	Title:	Director

 EXHIBIT A

PLAN OF MERGER

THIS PLAN OF MERGER is made on              .

BETWEEN:

  (1)
  Xueda Education Group, an exempted company incorporated under the laws of the Cayman Islands, having its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands, ("Xueda" or the "Surviving Company"); and

  (2)
  [Merger Sub], an exempted company incorporated under the laws of the Cayman Islands, having its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands (the "Merging Company", and together with Xueda or the Surviving Company, the "Companies").

WHEREAS:

  (A)
  The respective boards of directors of Xueda and the Merging Company have approved the merger of Xueda and the Merging Company, with the Surviving Company continuing as the surviving company in the Merger (the "Merger"), upon the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of July 26, 2015, by and among Xiamen Insight Investment Co., Ltd and Xueda (the "Agreement"), a copy of which is annexed as Annex A to this Plan of Merger and pursuant to the provisions of Part XVI of the Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised) (the "Cayman Companies Law").

  (B)
  This Plan of Merger is made in accordance with Section 233 of the Cayman Companies Law.

IT IS AGREED:

CONSTITUENT COMPANIES

  0.1
  The constituent companies (as defined in the Cayman Companies Law) to this Plan of Merger are Xueda and the Merging Company.

NAME OF THE SURVIVING COMPANY

  0.1
  The surviving company (as defined in the Cayman Companies Law) is the Surviving Company, which shall be named Xueda Education Group.

REGISTERED OFFICE OF THE SURVIVING COMPANY

  0.1
  The registered office of the Surviving Company is at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands.

AUTHORISED SHARE CAPITAL

  0.1
  Immediately prior to the Effective Date (as defined below), the authorized share capital of Xueda was US$50,000 divided into 500,000,000 ordinary shares of nominal or par value US$0.0001 each (the "Ordinary Shares").

  0.2
  Immediately prior to the Effective Date, the authorized share capital of the Merging Company was US$[    •    ] divided into [    •    ] ordinary shares of a nominal or par value US$[    •    ] each.

  0.3
  The authorized share capital of the Surviving Company shall be US$50,000 divided into 50,000 ordinary shares of a nominal or par value US$1.00 each.

EFFECTIVE DATE

  0.1
  The effective date of the Merger, being the date on which it is intended that the Merger is to take effect, shall be the date on which this Plan of Merger is registered by the Registrar of Companies of the Cayman Islands (the "Effective Date").

TERMS AND CONDITIONS; SHARE RIGHTS

  0.1
  On the Effective Date, each ordinary share of a nominal or par value US$[0.0001] each in the capital of the Merging Company issued and outstanding immediately prior to the Effective Date shall be converted into one validly issued and fully paid share of a nominal or par value US$1.00 each in the capital of the Surviving Company in accordance with the Agreement.

  0.2
  On the Effective Date, each Ordinary Share issued and outstanding immediately prior to the Effective Date, other than any Excluded Shares (as defined in the Agreement), shall be cancelled and cease to exist in exchange for the right to receive [    •    ] U.S. dollars (US$[    •    ]) in cash per Ordinary Share without interest in accordance with the Agreement.

  0.3
  On the Effective Date, any Ordinary Shares (A) beneficially owned by Xueda or the Company Subsidiaries (as defined in the Agreement) (including any Ordinary Shares held by Xueda as treasury shares or held by [    •    ] in the Company's name), and (B) any Ordinary Shares (including Ordinary Shares held by the Depositary (as defined in the Agreement) in respect of ADSs (as defined in the Agreement)) reserved (but not yet allocated) by the Company for issuance by the Company upon exercise by the holders of any Company Stock Option (as defined in the Agreement) or the exercise by the holders of any Company RSU (as defined in the Agreement) to receive Ordinary Shares or ADSs, or the conversion by the holders of any Company Restricted Shares (as defined in the Agreement) to Ordinary Shares or ADSs, shall be cancelled and cease to exist without any conversion and without payment of any consideration or distribution whatsoever in accordance with the Agreement.

  0.4
  From the Effective Date, the rights and restrictions attaching to the shares of the Surviving Company are set out in the M&A (as defined below).

  0.5
  The Ordinary Shares held by persons who have validly exercised, and not effectively withdrawn or lost, their rights to dissent from the Merger pursuant to Section 238 of the Cayman Companies Law, shall be cancelled and cease to exist following payment of their fair value determined in accordance with Section 238 of the Cayman Companies Law, and the holders of such Shares shall be entitled to receive only the payment of the fair value of such Shares resulting from the procedure in Section 238 of the Cayman Companies Law.

MEMORANDUM AND ARTICLES OF ASSOCIATION

  0.1
  On the Effective Date, the memorandum and articles of association of the Surviving Company shall be amended and restated in the form of the memorandum and articles of association annexed hereto as Annex B (the "M&A").

DIRECTORS' INTERESTS IN THE MERGER

  0.1
  No director of either of the Companies will be paid any amounts or receive any benefits consequent upon the Merger.

  0.2
  The names and addresses of each director of the Surviving Company from the Effective Date are:

NAME	ADDRESS
[•]	[•]
[•]	[•]

SECURED CREDITORS

  0.3
  The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

  0.4
  The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

PROPERTY

  0.1
  On the Effective Date, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Companies shall immediately vest in the Surviving Company, which shall be liable for and subject, in the same manner as the Companies, to all mortgages, charges, security interests and all contracts, obligations, claims, debts and liabilities of each of the Companies.

TERMINATION

  0.1
  At any time prior to the Effective Date, this Plan of Merger may be terminated in accordance with the terms and conditions of the Agreement.

COUNTERPARTS

  0.1
  This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

APPROVAL AND AUTHORIZATION

  0.1
  This Plan of Merger has been approved by the boards of directors of each of Merging Company and Xueda pursuant to section 233(3) of the Companies Law.

  0.2
  This Plan of Merger has been authorized by the shareholders of each of Merging Company and Xueda pursuant to section 233(6) of the Companies Law.

GOVERNING LAW

  0.1
  This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

[Remainder of Page Left Blank Intentionally]

        IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of	)
Xueda Education Group:	)
	)	Director
)
	)	Name:
)
)
)
SIGNED for and on behalf of	)
[Merger Sub]:	)
	)	Director
)
	)	Name:
)
)

EXHIBIT B
MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE SURVIVING COMPANY

SCHEDULE 9.3(T)
FOUNDER SHAREHOLDERS

SHAREHOLDER	ASSOCIATED ENTITY
Rubin Li	Goodor Corporation(1) Leiou Limited(2) The Leiou Trust(3)
Xin Jin	Golden Section Holding Corporation(4) Golden Seed Venture Limited(5) The Morning Rain Trust(6)
Jinbo Yao	Nihao China Corporation(7) Xinyi Limited(8) The Xinyi Trust Trustee(9)

(1)
Goodor Corporation is 100% beneficially owned by Leiou Limited.

(2)
Leiou Limited is wholly owned by Credit Suisse Trust Limited as Trustee of The Leiou Trust.

(3)
The Leiou Trust is the family trust of Rubin Li of which Rubin Li is a beneficiary.

(4)
Golden Section Holding Corporation is 100% beneficially owned by Golden Seed Venture Limited.

(5)
Golden Seed Venture Limited is wholly owned by Credit Suisse Trust Limited as Trustee of The Morning Rain Trust.

(6)
The Morning Rain Trust is the family trust of Xin Jin of which Xin Jin is a beneficiary.

(7)
Nihao China Corporation is 100% beneficially owned by Xinyi Limited.

(8)
Xinyi Limited is wholly owned by Credit Suisse Trust Limited as Trustee of The Xinyi Trust

(9)
The Xinyi Trust is the family trust of Jinbo Yao of which Jinbo Yao is a beneficiary.

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
XIAMEN INSIGHT INVESTMENT CO., LTD.
AND
XUEDA EDUCATION GROUP
DATED AS OF
JULY 26, 2015

EXHIBIT B MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE SURVIVING COMPANY	A-74
SCHEDULE 9.3(T) FOUNDER SHAREHOLDERS	A-75
COMPANY DISCLOSURE SCHEDULE
PARENT DISCLOSURE SCHEDULE

 Annex B

Opinion of Lazard Asia (Hong Kong) Limited as Financial Advisor

July 25, 2015

The Independent Committee of the Board of Directors
Xueda Education Group
A-4 Xibabe Beili, Chaoyang District
Beijing, 100028
People's Republic of China

Dear Members of the Independent Committee:

        We understand that Xueda Education Group, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the "Company") and Xiamen Insight Investment Co., Ltd., a joint stock company established and existing under the laws of the People's Republic of China ("Buyer"), propose to enter into an Agreement and Plan of Merger (the "Agreement"), pursuant to which Buyer will acquire the Company (the "Transaction"). Pursuant to the Agreement, Buyer will form an exempted company with limited liability under the laws of the Cayman Islands as a new wholly-owned subsidiary of Buyer ("Merger Sub"), and Merger Sub will be merged with and into the Company and each outstanding ordinary share, par value US$0.0001 per share, of the Company ("Company Shares"), including Company Shares represented by American Depository Shares, each representing two Company Shares ("ADSs"), other than (i) any Company Shares held by holders who have validly exercised and not effectively withdrawn or lost their right to dissent from the merger, (ii) any Company Shares beneficially owned by the Company or its subsidiaries, (iii) any Company Shares held by the Founder Shareholders (as defined below), and (iv) any Company Shares (including Company Shares held by the depository in respect of ADSs) reserved (but not yet allocated) by the Company for issuance by the Company upon (a) exercise by the holders of any share option of the Company, (b) exercise by the holders of any restricted share units to receive Company Shares or ADSs, or (c) conversion by the holders of any restricted share units to Company Shares or ADSs ((i) - (iv) collectively, "Excluded Shares"), will be converted into the right to receive US$2.75 in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        The Independent Committee of the Board of Directors of the Company ("you" or the "Independent Committee") has requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Shares, including ADSs that represent such Company Shares but other than holders of Excluded Shares, of the Consideration to be paid to such holders in the Transaction.

        In connection with this opinion, we have:

  (i)
  Reviewed the financial terms and conditions of a draft, dated July 25, 2015, of the Agreement;

  (ii)
  Reviewed certain publicly available historical business and financial information relating to the Company;

  (iii)
  Reviewed various financial forecasts and other data provided to us by the Company relating to the business of the Company;

  (iv)
  Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

  (v)
  Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

  (vi)
  Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

  (vii)
  Reviewed historical stock prices and trading volumes of Company Shares, including ADSs that represent such Company Shares; and

  (viii)
  Conducted such other financial studies, analyses and investigations as we deemed appropriate.

        We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal. With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of the Independent Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

        Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which Company Shares, including ADSs that represent such Company Shares, may trade at any time subsequent to the announcement of the Transaction. As you are aware, the credit, financial and stock markets in China are experiencing significant volatility and we express no opinion or view as to any potential effects of such volatility on the Company, the Buyer or the Transaction. In connection with our engagement, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a possible transaction with the Company, although we do note that the Agreement does contemplate a 45-day "go shop" period following announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

        In rendering our opinion, we have assumed, with the consent of the Independent Committee, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of the Independent Committee, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction or any related transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Independent Committee or the Company has obtained such advice as it deemed necessary from qualified professionals.

        We understand that, in connection with the Transaction (1) the Company, Buyer, Xuecheng Century (Beijing) Information Technology Co., Ltd. ("WFOE"), Beijing Xueda Information Technology Co., Ltd ("VIE"), and the shareholders of the VIE, will enter into an agreement (the "Termination Agreement") providing for, among other things, (a) the termination of certain control agreements and (b) the transfer of 100% of the equity ownership in the VIE to Buyer; (2) certain shareholders (the "Founder Shareholders") will agree, among other things, to support the Transaction and the Termination Agreement and will vote his or her Company Shares, including ADSs that represent such Company Shares, in favor of the authorization and approval of the Agreement, the Termination Agreement and the Transation (the "Support Agreement"); and (3) the Founder Shareholders and the Buyer propose to enter into an agreement pursuant to which, subject to the terms and conditions thereof, the Founder Shareholders will purchase shares in the Buyer (the "Founder Reinvestment"). The scope of the opinion expressed herein is limited to the fairness, from a financial point of view, to the holders of Company Shares, including ADSs that represent such Company Shares but other than holders of Excluded Shares, of the Consideration to be paid to such holders in the Transaction and, this opinion does not address any other aspect of the Transaction or any related transaction, including, without limitation, the Termination Agreement, the Support Agreement and the Founder Reinvestment (including the fairness of the terms thereof relative to the Consideration being paid pursuant to the Transaction). We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction or any related transaction, including, without limitation, the form or structure of the Transaction, or any other agreements or arrangements entered into in connection with, or contemplated by, the Transaction, including the Termination Agreement, the Support Agreement and the Founder Reinvestment. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction or any related transaction, or class of such persons, relative to the Consideration or otherwise.

        Lazard Asia (Hong Kong) Limited ("Lazard") is acting as financial advisor to the Independent Committee in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a portion of which is contingent upon the closing of the Transaction. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of the Company, Buyer and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Buyer and certain of their respective affiliates. The issuance of this opinion was approved by an opinion committee.

        Our engagement and the opinion expressed herein are for the benefit of the Independent Committee (in its capacity as such) and our opinion is rendered to the Independent Committee in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any holder of Company Shares (including ADSs that represent such Company Shares) as to how such holder should vote or act with respect to the Transaction or any matter relating thereto.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Shares, including ADSs that represent such Company

Shares but other than holders of Excluded Shares, in the Transaction is fair, from a financial point of view, to such holders of Company Shares.

Very truly yours,
LAZARD ASIA (HONG KONG) LIMITED
By	/s/ PETER KUO
	Name:	Peter Kuo
	Title:	Managing Director

 ANNEX C

Cayman Companies Law Cap. 22 (Law 3 of 1961, as consolidated and revised)—Section 238

238.    Rights of dissenters

(1)
A member of a constituent company incorporated under this Law shall be entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation.

(2)
A member who desires to exercise his entitlement under subsection (1) shall give to the constituent company, before the vote on the merger or consolidation, written objection to the action.

(3)
An objection under subsection (2) shall include a statement that the member proposes to demand payment for his shares if the merger or consolidation is authorized by the vote.

(4)
Within twenty days immediately following the date on which the vote of members giving authorization for the merger or consolidation is made, the constituent company shall give written notice of the authorization to each member who made a written objection.

(5)
A member who elects to dissent shall, within twenty days immediately following the date on which the notice referred to in subsection (4) is given, give to the constituent company a written notice of his decision to dissent, stating-

(a)
his name and address;

(b)
the number and classes of shares in respect of which he dissents; and

(c)
a demand for payment of the fair value of his shares.

(6)
A member who dissents shall do so in respect of all shares that he holds in the constituent company.

(7)
Upon the giving of a notice of dissent under subsection (5), the member to whom the notice relates shall cease to have any of the rights of a member except the right to be paid the fair value of his shares and the rights referred to in subsections (12) and (16).

(8)
Within seven days immediately following the date of the expiration of the period specified in subsection (5), or within seven days immediately following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company shall make a written offer to each dissenting member to purchase his shares at a specified price that the company determines to be their fair value; and if, within thirty days immediately following the date on which the offer is made, the company making the offer and the dissenting member agree upon the price to be paid for his shares, the company shall pay to the member the amount in money forthwith.

(9)
If the company and a dissenting member fail, within the period specified in subsection (8), to agree on the price to be paid for the shares owned by the member, within twenty days immediately following the date on which the period expires-

(a)
the company shall (and any dissenting member may) file a petition with the Court for a determination of the fair value of the shares of all dissenting members; and

(b)
the petition by the company shall be accompanied by a verified list containing the names and addresses of all members who have filed a notice under subsection (5) and with whom agreements as to the fair value of their shares have not been reached by the company.

C-1

(10)
A copy of any petition filed under subsection (9)(a) shall be served on the other party; and where a dissenting member has so filed, the company shall within ten days after such service file the verified list referred to in subsection (9)(b).

(11)
At the hearing of a petition, the Court shall determine the fair value of the shares of such dissenting members as it finds are involved, together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.

(12)
Any member whose name appears on the list filed by the company under subsection (9)(b) or (10) and who the Court finds are involved may participate fully in all proceedings until the determination of fair value is reached.

(13)
The order of the Court resulting from proceeding on the petition shall be enforceable in such manner as other orders of the Court are enforced, whether the company is incorporated under the laws of the Islands or not.

(14)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances; and upon application of a member, the Court may order all or a portion of the expenses incurred by any member in connection with the proceeding, including reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares which are the subject of the proceeding.

(15)
Shares acquired by the company pursuant to this section shall be cancelled and, if they are shares of a surviving company, they shall be available for re-issue.

(16)
The enforcement by a member of his entitlement under this section shall exclude the enforcement by the member of any right to which he might otherwise be entitled by virtue of his holding shares, except that this section shall not exclude the right of the member to institute proceedings to obtain relief on the ground that the merger or consolidation is void or unlawful.

C-2

 ANNEX D

Directors and Executive Officers of Each Filing Person

1.     Directors and Executive Officers of the Company

        The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands. The Company's business address is at A-4 Xibahe Beili, Chaoyang District, Beijing 100028, the People's Republic of China, and its telephone number is +86 10 6427-8899.

        The name, present principal employment, business address and citizenship of each director and executive officer of the Company are set forth below.

Name	Present Principal Employment	Business Address	Citizenship
Rubin Li	Chairman of the Board of Directors of the Company	A-4 Xibahe Beili, Chaoyang District Beijing 100028, People's Republic of China	People's Republic of China
Xin Jin	Chief Executive Officer of the Company	A-4 Xibahe Beili, Chaoyang District Beijing 100028, People's Republic of China	People's Republic of China
Jinbo Yao	Co-Chief Executive Officer of 58.com	A-4 Xibahe Beili, Chaoyang District Beijing 100028, People's Republic of China	People's Republic of China
Yafei Wang	Caelum Asset Management Company	1101 The Place International, Dongdaqiao, Chaoyang District, Beijing 100020, People's Republic of China	People's Republic of China
Cheung Kin Au-Yeung	Executive Director of various companies in the Morningside Group(1)	320 Wuyuan Road, Shanghai 200031, People's Republic of China	SAR Hong Kong
Arthur Wong	Chief Financial Officer of Beijing Radio Cultural Transmission Company Limited(2)	Room 922, Building 16, China Commercial Building, 89 Jianguo Road, Chaoyang District Beijing, 100022, People's Republic of China	British
Christine Lu-Wong	Chief Financial Officer of the Company(3)	A-4 Xibahe Beili, Chaoyang District Beijing 100028, People's Republic of China	American
Wei Zhang	Vice President of the Company	A-4 Xibahe Beili, Chaoyang District Beijing 100028, People's Republic of China	People's Republic of China
Qiang Deng	Vice President of the Company	A-4 Xibahe Beili, Chaoyang District Beijing 100028, People's Republic of China	People's Republic of China

(1)
Mr. Au-Yeung is a director of The9 Limited, a company listed on NASDAQ.

(2)
Mr. Wong serves as a board member and chairperson of the audit committee of VisionChina Media Inc., China Automotive Systems, Inc., Sky Solar Holdings, Ltd., and YOU On Demand Holdings, Inc., all listed on NASDAQ, Daqo New Energy Corp., a company listed on the NYSE, and Petro-king Oilfield Services Limited and China Maple Leaf Educational Systems Limited, both listed on the Hong Kong Stock Exchange. Mr. Wong is chief financial officer of Beijing Radio Cultural Transmission Company Limited, a music production and music data management services company, which he joined in January 2013. Mr. Wong previously served as chief financial officer of Shanghai GreenTree Inns Hotel Management Group, a budget hotel chain in China, from March 2011 to May 2012, and Shanghai Nobao Renewable Energy, a renewable energy management service utilizing ground source heat pump technology, from March 2010 to November 2010 .

(3)
Prior to joining the Company in 2012, Ms. Lu-Wong served as chief financial officer of Pactera Technology International Ltd. (formerly, HiSoft Technology International Limited), a global consulting and technology services provider then-listed on NASDAQ, from January 2010 to 2012 .

        During the last five years, none of the Company or any of our directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

2.     Directors and Executive Officers of Parent

        Parent is a joint stock company incorporated under the laws of the People's Republic of China. Parent's business address is at 8th Floor, Tower 2, Gubei International Fortune Center, 1438 Hongqiao Road, Shanghai, the People's Republic of China, and its telephone number is +86-138-1851-3740. Parent is a holding company.

        The name, business address, present principal employment and citizenship of each director and executive officer of Parent are set forth below.

Name	Business Address	Present Principal Employment (and Five Year Employment History, if applicable)	Citizenship
Hao Zhang	8th Floor, No. 1438, Hongqiao Road, Shanghai, People's Republic of China	Chairman of the Board of Parent	People's Republic of China
Chonglin Wu	8th Floor, No. 1438, Hongqiao Road, Shanghai, People's Republic of China	Director, General Manager of Parent	People's Republic of China
Yin Wang	8th Floor, No. 1438, Hongqiao Road, Shanghai, People's Republic of China	Secretary of the Board of Parent	People's Republic of China
Hao Ji	6F Unis Plaza, Tsinghua Science Park, Haidian District, Beijing, People's Republic of China	Director of Parent, Vice chief executive officer of Tsinghua	People's Republic of China
Chunrong Liao	8th Floor, No. 1438, Hongqiao Road, Shanghai, People's Republic of China	Director of Parent, Yelinwan and Holdings	Macau; People's Republic of China
Xinghui Lei	No. 1239, Siping Road, Shanghai, People's Republic of China	Independent Director of Parent	People's Republic of China
An Tang	Room 1311, Tianjian Chuangye Building, No. 7, Shangbao Road, Futian District, Shenzhen, People's Republic of China	Independent Director of Parent	People's Republic of China
Xiaobin Wang	No. 296, Xinhua Road, Shanghai, People's Republic of China	Independent Director of Parent	People's Republic of China
Lili Tang	8th Floor, No. 1438, Hongqiao Road, Shanghai, People's Republic of China	Deputy General Manager of Parent and Director of Yelinwan	People's Republic of China
Xiaohu Yang	309-310 BINGO Business Center, NO. 57 North Road of Hubin, Xiamen, People's Republic of China	Chief Financial Officer of Parent	People's Republic of China

        During the last five years, none of Parent or any of its directors and executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Shenzhen Yelinwan Investment Planning Co., Ltd. ("Yelinwan") owns 28.5% of the outstanding stock of Parent. Yelinwan is a joint stock company registered and existing under the laws of the People's Republic of China. Yelinwan's business address is at 8th Floor, No. 1438, Hongqiao Road, Shanghai, the People's Republic of China, and its telephone number is +86-021-6401-9895. Yelinwan is principally an investment holding company.

        The name, business address, present principal employment and citizenship of each director of Yelinwan are set forth below. Yelinwan does not have any executive officers.

Name	Business Address	Present Principal Employment (and Five Year Employment History if applicable)	Citizenship
Huaqin Li	8th Floor, No. 1438, Hongqiao Road, Shanghai, People's Republic of China	Director of Yelinwan and Holdings	Macau; People's Republic of China
Chunrong Liao	8th Floor, No. 1438, Hongqiao Road, Shanghai, People's Republic of China	Director of Parent, Yelinwan and Holdings	Macau; People's Republic of China
Lili Tang	8th Floor, No. 1438, Hongqiao Road, Shanghai, People's Republic of China	Deputy General Manager of Parent and Director of Yelinwan	People's Republic of China

        To the knowledge of Parent, during the last five years, none of Yelinwan or any of its executive officers or directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to a civil proceeding of any judicial or administrative body of competent jurisdiction as a result of which the person was or is subject to a judgment, decree of final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding a violation with respect to such laws.

        New Insight Holdings Group Co., Ltd. ("Holdings") owns 90% of the outstanding stock of Yelinwan. Holdings is a joint stock company registered and existing under the laws of the People's Republic of China. Holdings' business address is at 8th Floor, No. 1438, Hongqiao Road, Shanghai, the People's Republic of China, and its telephone number is +86-021-6401-9895. Holdings is principally an investment holding company. The remaining 10% of the outstanding stock of Yelinwan is held by a passive investment vehicle partially owned by Chunrong Liao.

        The name, business address, present principal employment and citizenship of each director of Holdings are set forth below. Holdings does not have any executive officers.

Name	Business Address	Present Principal Employment (and Five Year Employment History if applicable)	Citizenship
Huaqin Li	8th Floor, No. 1438, Hongqiao Road, Shanghai, People's Republic of China	Director of Yelinwan and Holdings	Macau; People's Republic of China
Chunrong Liao	8th Floor, No. 1438, Hongqiao Road, Shanghai, People's Republic of China	Director of Parent, Yelinwan and Holdings	Macau; People's Republic of China

        To the knowledge of Parent, during the last five years, none of Holdings or any of its executive officers or directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to a civil proceeding of any judicial or administrative body of competent jurisdiction as a result of which the person was or is subject to a judgment, decree of final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding a violation with respect to such laws.

3.     Directors and Executive Officers of the Founder Parties

Goodor Corporation

        Goodor Corporation is a company formed under the laws of the British Virgin Islands principally for making financial investments. The address of its principal office is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands. Mr. Li is the sole director of Goodor Corporation.

Golden Section Holding Corporation

        Golden Section Holding Corporation is a company formed under the laws of the British Virgin Islands principally for making financial investments. The address of its principal office is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands. Mr. Jin is the sole director of Golden Section Holding Corporation.

Nihao China Corporation

        Nihao China Corporation is a company formed under the laws of the British Virgin Islands principally for making financial investments. The address of its principal office is Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands. Mr. Yao is the sole director of Nihao China Corporation.

        During the last five years, none of Founder Parties has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

 Annex E

Termination Agreement

        This Termination Agreement (this "Agreement") is entered into by and among the following Parties on July 26, 2015 ("Execution Date") in Beijing, the People's Republic of China ("PRC"):

(1)	Xueda Education:	Xueda Education Group, a limited company established and validly existing under the laws of Cayman Islands, with its registered address at Scotia Centre,4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands;
(2)	Insight Investment:
Xiamen Insight Investment Co., Ltd., a joint stock company established and validly existing under the laws of the PRC, with its registered address at No. 1 Zhaishang Changle Road, Huli District, Xiamen;
(3)	Xuecheng Century:
Xuecheng Century (Beijing) Information Technology Co., Ltd., a wholly foreign-owned enterprise established and validly existing under the laws of the PRC, with its registered address at Suite A-0267, 2/F, Building No. 3, Courtyard No. 30, Shixing Avenue, Shijingshan District, Beijing;
(4)	Xueda Information:
Beijing Xueda Information Technology Co., Ltd., a limited liability company established and validly existing under the laws of the PRC, with its registered address at 1602C, 13/F, Tower B, No. 2 South Avenue of Zhongguancun, Haidian district, Beijing (together with Xueda Education and Xuecheng Century, the "Xueda Group"); and
(5)	Natural Person Shareholders:	All shareholders of Xueda Information. See Appendix I for the list of the shareholders.

        Xueda Education, Insight Investment, Xuecheng Century, Xueda Information and Natural Person Shareholders are collectively referred to herein as the "Parties" and individually a "Party".

Whereas:

(1)
The relevant Parties have executed the following series of agreements and documents:

(A)
the Loan Agreement dated June 30, 2010 entered into by the Natural Person Shareholders and Xuecheng Century in a total amount of RMB 10 million, and the subsequent loan agreement with Xuecheng Century in a total amount of RMB 4 million for the capital increase of Xueda Information (the aforesaid RMB 14 million loans are collectively referred to as the "VIE Loans");

(B)
the Pledge Contract dated December 31, 2010 entered into by the Natural Person Shareholders and Xuecheng Century in connection with their respective entire equity interests in Xueda Information ("Pledge Contract");

Such Pledge Contract supersedes the original pledge contract dated August 28, 2009, which provided that such Natural Person Shareholders shall pledge all the equity then held by them in Xueda Information (which shall represent in the aggregate a registered capital of RMB 10 million) to Xuecheng Century; and the Natural Person Shareholders handled equity pledge registration formalities respectively on June 24, 2010 and April 6, 2011 to pledge all the registered capital of Xueda Information in an amount of RMB 14 million to Xuecheng Century (collectively referred to as "Xueda Information Equity Pledge");

(C)
the Power of Attorney dated August 28, 2009 issued by each of the Natural Person Shareholders to Xuecheng Century;

  (D)
  the Amended and Restated Exclusive Purchase Right Contract dated July 28, 2010 entered into by Xuecheng Century, Xueda Information and the Natural Person Shareholders, which supersedes the original Exclusive Purchase Right Contract dated August 28, 2009;

  (E)
  the Amended and Restated Exclusive Technical Consulting and Management Service Agreement dated July 28, 2010 entered into by Xuecheng Century and Xueda Information, which supersedes the Exclusive Technical Consulting and Management Service Agreement dated August 28, 2009 (the agreements and documents set forth in (A) to (E) above are collectively referred to as the "VIE Related Documents"); and

(2)
Insight Investment and Xueda Education entered into the Agreement and Plan of Merger (the "Merger Agreement") on July 26, 2015, pursuant to which, Insight Investment will merge by absorption with Xueda Education through a wholly owned subsidiary established in Cayman ("Merger Transaction"); and pursuant to the Merger Agreement, this Agreement and related Equity Transfer Agreements with each of the Natural Person Shareholders, Insight Investment will acquire 100% of the equity of Xueda Information.

        Hereby, the Parties enter into the following agreements upon friendly consultations:

1.
Agreement on Removal of VIE Structure

1.1.
Xuecheng Century and Xueda Information shall, and Xueda Education shall use best reasonable efforts to cause Xuecheng Century and Xueda Information and the Natural Person Shareholders other than the Founders, and the Founders shall, and/or shall cause related parties (other than Insight Investment and any person affiliated to Insight Investment) to:

(1)
on the Execution Date, execute and prepare all the documents required to be executed and prepared for the industrial and commercial registration of release of the equity pledge of Xueda Information, including without limitation the Application for Cancellation of Registration of Equity Pledge and the Certificate of Designated Representative or Jointly-Authorized Agent concerning the release of equity pledge of Xueda Information to be submitted to Haidian Branch of Beijing Municipal Administration for Industry and Commerce (the "Competent AIC"). For the avoidance of doubt, the aforesaid documents shall be used only for the purpose of deregistration of equity pledge of Xueda Infromation with Competent AIC, and shall not terminate or otherwise affect the effectiveness of the Pledge Contract.

(2)
on the Execution Date, execute nine Equity Transfer Agreements for the transfer of their entire equity in Xueda Information to Insight Investment (the form of which is attached hereto as Appendix II, such agreements will contemplate that each Natural Person Shareholder shall transfer its equity in Xueda Information to Insight Investment at a price equal to the original value of the registered capital of Xueda Information represented by its equity, namely the total consideration for the transfer of all the equity of Xueda Information shall be RMB 14 million (the "Equity Transfer Consideration")) (the "Equity Transfer Agreements"), and no later than ten (10) working days from the Execution Date, execute other ancillary documents to be provided by the Xueda Group as required for industrial and commercial change registration related to such equity transfers, such as shareholders' meeting resolutions and related application forms.

For the avoidance of doubt, original copies of the aforesaid documents shall be delivered to the Xueda Group or its counsels for safekeeping purposes. The Natural Person Shareholders will not date the aforesaid documents upon execution, and other related parties will not sign by then. Therefore such documents will not become effective until duly executed by all related parties.

  Insight Investment hereby agrees to promptly assist the Xueda Group with the AIC and tax process regarding Xueda Information, such as execution (including execution by itself and/or causing its designated persons to execute) of necessary documents (including but not limited to the Equity Transfer Agreements), and provision of necessary documents and information required to be provided by Insight Investment during the aforesaid process.

1.2.
During the period from the Execution Date until the Closing Day, each Natural Person Shareholder hereby undertakes to continue to strictly comply with the VIE Related Documents (unless otherwise provided under the Merger Agreement and this Agreement), and without prior written consent by Insight Investment and Xueda Education, not to dispose of its equity in Xueda Information or create any third party right or security thereon, except for the transfer of equity of Xueda Information pursuant to this Agreement and the Equity Transfer Agreements duly signed by all Parties and taking effect in accordance with this Agreement (the "Effective Equity Transfer Agreements"). In addition, Xin Jin, Jinbo Yao and Rubin Li among all Natural Person Shareholders (together the "Founders") shall cause the other Natural Person Shareholders to comply with the above undertakings, the other provisions under this Agreement and the Effective Equity Transfer Agreements.

1.3.
After the Execution Date, Xuecheng Century and Xueda Information shall, and Xueda Education shall use best reasonable efforts to cause Xuecheng Century, Xueda Information and the Natural Person Shareholders other than the Founders to, and the Natural Person Shareholders shall, and/or shall cause relevant parties (other than Insight Investment and any person affiliated to Insight Investment) to promptly take all the actions required for cancellation of the registration of equity pledge of Xueda Information, and obtain notice of the Competent AIC accepting the application for cancellation of registration of equity pledge of Xueda Information no later than the thirtieth (30) working day after the execution of the Merger Agreement and promptly complete the cancellation of registration.

1.4.
Upon satisfaction/waiver of all the following conditions pursuant to the Merger Agreement, Xuecheng Century and Xueda Information shall, and Xueda Education shall use best reasonable efforts to cause Xuecheng Century, Xueda Information and the Natural Person Shareholders other than the Founders to, and the Natural Person Shareholders shall, and/or shall cause relevant parties (other than Insight Investment and any person affiliated to Insight Investment) to obtain as soon as possible but in no event later than two (2) working days thereafter a notice from the Competent AIC accepting the application for the following (the "Equity Transfer Application") (the "Equity Transfer Accepting Notice"): (1) to transfer all the equity held by the Natural Person Shareholders in Xueda Information to Insight Investment pursuant to the Effective Equity Transfer Agreements; (2) if required by Insight Investment in writing no later than ten (10) working days prior to the closing date of the Merger Agreement, to change the legal representative and all directors, supervisors and managers of Xueda Information to the persons designated by Insight Investment, provided that, Insight Investment shall have executed (or shall have caused its designated persons to execute) necessary documents (including but not limited to the Equity Transfer Agreements) and provided necessary documents and information required to be provided by Insight Investment during the aforesaid process.

(1)
The shareholders' meeting of Xueda Education has approved the Merger Agreement and the transactions contemplated thereby in accordance with its articles of association or any other guideline documents;

(2)
The general shareholders' meeting of Insight Investment has approved by a special resolution the Merger Agreement and the transactions contemplated thereby in accordance with its articles of association or any other guideline documents;

  (3)
  The NDRC and the MOFCOM have completed the filing of the offshore investment under the Merger Agreement;

  (4)
  Valuation on subject matters of the transactions contemplated under the Merger Agreement has been filed with/approved by the Ministry of Education and/or the Ministry of Finance;

  (5)
  The competent foreign exchange authority or its designated bank has completed the registration formalities related to the purchase of foreign exchange and external payment of the merger consideration under the Merger Agreement;

  (6)
  Insight Investment has filed the Transaction with the Shenzhen Stock Exchange and obtained approval from the CSRC (if applicable) for the Transaction;

  (7)
  Anti-Monopoly Bureau of MOFCOM has approved the business operators concentration notification for the transactions contemplated under the Merger Agreement, or the statutory waiting period for such notification has expired (as the case may be);

  (8)
  The condition regarding no restraining orders provided in Section 7.1(d) of the Merger Agreement continues to be satisfied;

  (9)
  Xueda Education has delivered to Insight Investment the certificate for the period as of one business day prior to the payment of the merger consideration by Insight Investment to the Paying Agent pursuant to Section 2.2(a) of the Merger Agreement prepared in accordance with Section 7.2(e) of the Merger Agreement and executed by a management member of Xueda Education;

  (10)
  The holders of no more than 15% of the shares of Xueda Education have served a notice of dissent under Section 238(2) of the Companies Law of Cayman Islands;

  (11)
  Insight Investment has delivered to Xueda Education the certificate for the period as of one business day prior to the payment of the merger consideration by Insight Investment to the Paying Agent pursuant to the Merger agreement) prepared in accordance with Section 7.3(c) of the Merger Agreement and executed by a management member of Insight Investment;

  (12)
  The merger consideration payable by Insight Investment under the Merger Agreement has been deposited with the Paying Agent as provided under the Merger Agreement; and

  (13)
  Insight Investment and its designated personnel have executed all necessary documents and provided all necessary documents and information in accordance with Article 1.1(2) of this Agreement.

  After obtaining the Equity Transfer Accepting Notice from the Competent AIC, Xueda Group and the Natural Person Shareholders shall promptly complete the above-mentioned equity transfer registration formalities.

1.5.
Prior to the due submission of the equity transfer application to the Competent AIC and fulfillment of the condition under Article 1.4(12) above, Xueda Information shall complete the prior online pre-application required for the industrial and commercial registration of such equity transfers, and the Natural Person Shareholders shall, or shall cause related parties (other than Insight Investment and any person affiliated to Insight Investment) to promptly declare individual income tax payable by the Natural Person Shareholders personally in connection with the equity transfers with the competent tax authority (for the avoidance of doubt, such income taxes shall be borne ultimately jointly and severally by Xin Jin, Rubin Li and Jinbo Yao among all Natural Person Shareholders), and to pay in full such taxes as soon as possible following the satisfaction of all conditions listed in Article 1.4 above other than those listed under paragraphs (9), (11) and (12) or following the Founders' reasonable judgment that such conditions may be satisfied on the closing date. In this regard, the other related Parties hereto shall promptly cooperate when necessary.

  Further, if after the payment by the Natural Person Shareholders of the aforesaid taxes, the Merger Transaction eventually fails to close solely due to the reasons attributable to Insight Investment, then Insight Investment agrees to assume such taxes; provided that each Natural Person Shareholder shall closely cooperate with Insight Investment and use its best reasonable efforts to request the tax authorities to refund such paid taxes and that such refunded taxes shall belong to Insight Investment (to the extent that it has actually assumed such taxes vis-a-vis the Natural Person Shareholders).

  The Parties agree that only after the satisfaction of, or waiver by Insight Investment of, all the conditions listed under Article 1.4 above (except for those listed under paragraphs (11), (12) and (13)) and the conditions under first paragraph of this Article 1.5 on payment of taxes and online pre-application, Insight Investment shall be obliged to deposit the merger consideration with the Paying Agent as provided under the Merger Agreement in accordance with Article 2.2(a) of the Merger Agreement. For the avoidance of doubt, Insight Investment shall provide in a timely manner the Xueda Group and the Natural Person Shareholders with necessary documents and information required to be provided by Insight Investment in connection with the handling of the above-stated online pre-application formalities.

1.6.
The Parties agree that, the powers of attorney, the Amended and Restated Exclusive Purchase Right Contract, the Pledge Contract and the Amended and Restated Exclusive Technical Consulting and Management Service Agreement shall be automatically terminated as of the Closing Day of the Merger Transaction. Upon the Closing Day of the Merger, all rights and obligations of the parties under the aforesaid agreements provided in this paragraph shall be relieved and terminated and each party thereto hereby waive any breach (if any) by the other party/parties thereto arising out of the performance of such agreement.

With respect to the VIE Loans and Equity Transfer Consideration, Insight Investment, each Natural Person Shareholder and Xuecheng Century hereby agree that, upon the occurrence of the Closing, Insight Investment will, on behalf of each Natural Person Shareholder, repay Xuecheng Century for full amount of VIE Loans (i.e. RMB 14 million). In this case, Insight Investment shall be deemed to have paid the full amount of Equity Transfer Consideration (i.e. RMB 14 million) to all Natural Person Shareholders. For the avoidance of doubt, from the date of the due registration of the equity transfer by Competent AIC in accordance with Article 1.4 above, no Natural Person Shareholder shall be responsible for any obligation in respect of the repayment of VIE Loans and any agreement in connection with the VIE Loans and the rights and obligations thereunder shall be relived and terminated.

1.7.
Upon written request by Insight Investment no later than three (3) working days prior to the Closing Day, Xueda Group shall, on the Closing Day of the Merger Transaction, deliver to Insight Investment the followings (originals) of each of Xuecheng Century and Xueda Information:

(1)
Company chops and any other chops, e.g. contract chop, custom chop, invoice chop, financial department chop, legal person chop, as the case may be;

(2)
Business License, in original and duplicate;

(3)
Certificate of Organization Code in original and duplicate, and IC Card;

(4)
Certificate of Statistic Registration of Beijing, in original and duplicate;

(5)
Account Opening Permit;

(6)
Certificate of Institution Credit Code;

(7)
Certificate of Tax Registration, in original and duplicate;

(8)
Certificate of Social Insurance Registration.

2.
Reinstatement

2.1.
If the Merger Transaction fails to close as agreed and the Merger Agreement is terminated, and Insight Investment has been registered by the Competent AIC as the sole shareholder of Xueda Information:

(1)
Insight Investment shall enter into an Equity Transfer Agreement (still in the form as attached in Appendix II, under which Insight Investment shall be the transferor and the person designated by Xueda Information shall be the transferee) with the person designated by Xueda Information to transfer all the equity interest of Xueda Information to such person designated by Xueda Information at the original transfer price within five (5) working days after the date of such failure of closing as agreed;

(2)
Insight Investment shall use reasonable best efforts to assist Xueda Group to promptly transfer such equity interest back to the transferee as set forth in the Equity Transfer Agreement, including without limitation to the completion of registration with competent AIC for the transfer of such equity;

In the event of any failure of Closing resulting from the reason solely on the side of Insight Investment, any tax cost incurred from such transfer of equity shall be borne by Insight Investment; provided that Insight Investment shall not be responsible for such failure in any other aspects to the other Parties, except as agreed in the Merger Agreement; and

(3)
thereafter Xueda Group shall re-arrange the execution of VIE Related Documents in order to reinstate the VIE arrangements between Xuecheng Century and Xueda Information.

2.2.
For the avoidance of doubt and subject to Article 5.3 of this Agreement, the VIE Related Documents shall remain effective until the Closing of Merger Transaction. If the Merger Transaction fails to close as agreed, the relevant VIE Related Documents shall not be terminated and the effect thereof shall not be affected; provided, however, that if VIE Loans have been repaid in full, the loan agreements in connection with VIE Loans shall be deemed to have been terminated and Xueda Group and the Natural Person Shareholders shall otherwise discuss relevant loan arrangements (if applicable).

3.
Representations and Warranties

3.1.
Each member of Xueda Group and each Natural Person Shareholder hereby represents and warrants to Insight Investment as of the date hereof that (each Natural Person Shareholder represents and warrants only on his own behalf, and such representations and warranties shall not cover any other Natural Person Shareholders nor Xueda Group):

(1)
with respect to each member of Xueda Group, it is a reputable company incorporated and formed and validly existing under the laws of its place of incorporation; with respect to each Natural Person Shareholder, he/she is a natural person with full capacity for civil acts;

(2)
it has the power and authority to execute, deliver and perform this Agreement and the ancillary documents. Unless expressly provided herein, the execution, delivery and performance of this Agreement or any ancillary documents to which it is a party, or completion of the transactions contemplated herein and therein is not required to obtain any consent, approval, order, permit, authorization or action of any government authority, or handle any registration, qualification, designation, announcement of any government authority or go through any application or notification procedures with such government authority, or promptly obtain such approvals and complete such procedures;

  (3)
  it did not and does not violate any applicable law at any time which may subject Xueda Group to any material liability or criminal penalty, or which may have other material adverse impact on Xueda Group's capability to engage in current businesses;

  (4)
  subject to the terms and conditions herein, upon execution, this Agreement shall constitute effective and binding obligations on it and may be enforced against it according to the terms hereof;

  (5)
  Unless otherwise expressly disclosed herein, its execution, delivery and performance of this Agreement will not:

  (A)
  constitute violation or non-performance of any of its guideline documents (if applicable);

  (B)
  constitute material breach or material non-performance of any contract to which it is a party or by which it is bound;

  (C)
  result in violation, breach or non-performance of any applicable laws, regulations or rules applicable to it or the equity; or

  (D)
  result in any violation, breach or non-performance of any judgment, decision, order, writ, injunction or decree given by any court, government authority, administrative authority or arbitrator that is applicable to it or any equity.

  (6)
  the VIE Related Documents delivered by it to Insight Investment are the true and complete definitive agreements between relevant parties regarding the VIE structure of Xueda Group, and there is no subsequent modification, alteration or replacement;

  (7)
  unless otherwise disclosed herein, it has complied with the VIE Related Documents in all material aspects;

  (8)
  there is no facts or circumstances in relation to Xueda Information matters undisclosed to Insight Investment which once disclosed to Insight Investment is reasonably expected to affect Insight Investment's decision on execution of this Agreement.

3.2.
Insight Investment hereby represents and warrants to Xueda Group and Natural Person Shareholders as of the date hereof that:

(1)
it is a reputable company incorporated and formed and validly existing under the laws of its place of incorporation;

(2)
it has the power and authority to execute, deliver and perform this Agreement and the ancillary documents. Except for those expressly provided herein and necessary internal procedures, the execution, delivery and performance of this Agreement or any ancillary documents to which it is a party, or completion of the transactions contemplated herein and therein is not required to obtain any consent, approval, order, permit, authorization or action of any government authority, or handle any registration, qualification, designation, announcement of any government authority or go through any application or notification procedures with such government authority, or promptly obtain such approvals and complete such procedures;

(3)
this Agreement shall constitute effective and binding obligations on it and may be enforced against it according to the terms hereof;

(4)
unless otherwise expressly disclosed herein, its execution, delivery and performance of this Agreement will not:

(i)
constitute violation or non-performance of any of its guideline documents;

    (ii)
    constitute material breach or material non-performance of any contract to which it is a party or by which it is bound;

    (iii)
    result in violation, breach or non-performance of any applicable laws, regulations or rules applicable to it or the equity; or

    (iv)
    result in any violation, breach or non-performance of any judgment, decision, order, writ, injunction or decree given by any court, government authority, administrative authority or arbitrator that is applicable to it or any equity.

4.
Governing Law and Resolution of Disputes

4.1.
The formation, effect, interpretation, execution, amendment, termination and dispute resolution of this Agreement shall be governed by the laws of the PRC.

4.2.
Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter (including any dispute regarding the existence, validity, formation, effect, interpretation, performance or termination of this Agreement) (each, a "Dispute") shall be submitted to the Hong Kong International Arbitration Centre and finally settled through arbitration in Hong Kong in accordance with the Administered Arbitration Rules then in force. The language to be used in the arbitration proceedings (including but not limited to any arbitral award rendered) shall be Chinese. During the arbitrations, each of, Xueda Group and/or the Natural Person Shareholders collectively (on one side), and Insight Investment (on the other side), shall be entitled to appoint one arbitrator. The third arbitrator, who shall act as the chairman of the tribunal, shall be chosen by the aforesaid two arbitrators appointed by the two sides. The award of the arbitration shall be final and binding upon the Parties.

5.
Miscellaneous

5.1.
This Agreement shall come into effect on and from the Execution Date.

5.2.
The Founders shall be jointly and severally responsible for the obligations of the Natural Person Shareholders under this Agreement.

5.3.
The terms and conditions hereof will modify, replace and supersede any provisions in the contrary under the VIE Related Documents (if any); provided that if the Closing fails to complete and the Merger Agreement is terminated, Article 2.2 shall apply upon any written acknowledgement of the termination of Merger Agreement by Xueda Education and/or Insight Investment.

5.4.
Any amendment to this Agreement shall be made in writing and become effective only upon the execution by the Parties hereto.

5.5.
If any provision of this Agreement or its application becomes or is announced to be illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect. The Parties further agree to replace such invalid or unenforceable provisions with legal and enforceable provisions, which shall effect the original economic, commercial or other intent of the Parties in such invalid or unenforceable provisions.

5.6.
Unless made in writing, no Party shall be deemed to waive any term of this Agreement. No failure of any Party in exercising any of its rights herein shall be deemed as a waiver of such right or a waiver of any further exercise of such right.

5.7.
In the event of any discrepancy between this Agreement and the relevant documents otherwise signed by relevant Parties for purpose of industrial and commercial registration, this Agreement shall prevail.

5.8.
With respect to the Merger Transaction and the transactions contemplated hereunder, for the purposes of administrative procedures and tax return, the Parties shall cooperate with each other to timely provide necessary documents, information and support to complete such administrative procedures as soon as possible.

5.9.
This Agreement is written in Chinese and may be executed in fourteen counterparts, each of which shall have equal force and effect. Insight Investment shall hold two counterparts and each of the other Parties hereto shall hold one.

[Remainder of Page Intentionally Left Blank]

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Xueda Education Group

Authorized Representative

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Xuecheng Century (Beijing) Information Technology Co., Ltd.

Authorized Representative:

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Beijing Xueda Information Technology Co., Ltd

Authorized Representative:

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Natural Person Shareholder:

Jin Xin:

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Natural Person Shareholder:

Li Rubin:

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Natural Person Shareholder:

Yao Jinbo:

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Natural Person Shareholder:

Chai Zhaoming:

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Natural Person Shareholder:

Deng Qiang:

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Natural Person Shareholder:

Pu Junhong:

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Natural Person Shareholder:

Song Junbo:

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Natural Person Shareholder:

Wang Yafei:

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Natural Person Shareholder:

Zhu Changyong:

        In witness whereof, the Parties hereto have executed this Termination Agreement as of the date first above written.

Xiamen Insight Investment Co., Ltd.

Authorized Representative:

Appendix I    List of Natural Person Shareholders

No.	Name	Shareholding	I.D. Number
1	Jin Xin	27.03968%	110105197702260013
2	Li Rubin	23.48493%	372831197709070053
3	Yao Jinbo	15.66018%	432321197610190959
4	Zhu Changyong	2.85022%	342101197008140010
5	Deng Qiang	2.13499%	110102196711032318
6	Pu Junhong	20.03308%	220204197704073320
7	Wang Yafei	3.51877%	610103195504123620
8	Chai Zhaoming	2.26258%	310110196911148013
9	Song Junbo	3.01557%	140502197512043016

Appendix II    AIC Form of the Equity Transfer Agreement

Equity Transfer Agreement

        This agreement is entered into by and between the parties set forth below on            , 2015 in Beijing.

Transferor:
Address:
Number of I.D. Card:

Transferee: Xiamen Insight Investment Co., Ltd.
Address:
Legal Representative:

        Through friendly negotiation, the parties hereby agree in free will on the transfer of equity interests that:

  1.
  The Transferor agrees to transfer the equity interests of Beijing Xueda Information Technology Co., Ltd. (hereinafter the "Company") held by it representing an aggregate of [    •    ]% equity ownership in the Company (equivalent to the amount of registered capital held by the Transferor in an amount of RMB[    •    ]) to the Transferee at a consideration of RMB[    •    ] [equivalent to the amount of registered capital held by the Transferor].

  2.
  The Transferee agrees to purchase the equity interests of the Company held by the Transferor representing an aggregate of [    •    ]% equity ownership in the Company (equivalent to the amount of registered capital held by the Transferor in an amount of RMB[    •    ])at a consideration of RMB[    •    ] [equivalent to the amount of registered capital held by the Transferor].

  3.
  The parties agree to, promptly upon the execution of this Agreement, cooperate with each other to issue and/or execute all documents with regard to this equity transfer (including but not limited to, any shareholder meeting resolutions signed with respect to the change of shareholders, legal representative, directors, managers and other related issues and any other necessary written instruments), and complete relevant process with regard to the equity transfer and change of legal representative, directors and managers.

  4.
  This agreement becomes effective on the date of execution.

  5.
  This Agreement may be executed in [    •    ] counterparts, each of which shall have the same legal effect.

  6.
  This Agreement may be supplemented by the parties hereto in the form of supplementary agreement, and the provisions thereunder shall supersede.

[Remainder of Page Intentionally Left Blank]

        In witness whereof, the parties hereto have executed this Equity Transfer Agreement as of the date first above written.

Transferor:

By:

        In witness whereof, the parties hereto have executed this Equity Transfer Agreement as of the date first above written.

Transferee: Xiamen Insight Investment Co., Ltd.

Authorized Representative:

 Annex F

Execution Version

SUPPORT AGREEMENT

        THIS SUPPORT AGREEMENT (this "Agreement"), dated as of July 26, 2015, is entered into by and among Xiamen Insight Investment Co., Ltd., a joint stock company established and existing under the laws of the People's Republic of China ("Parent") and the individuals and entities set forth in Schedule A (each such individual listed in Schedule A being an "Individual Shareholder" and collectively, the "Individual Shareholders", and each such entity listed in Schedule A being a "Direct Shareholder" and collectively, the "Direct Shareholders", and together with the Individual Shareholders, the "Shareholders" and each a "Shareholder"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, (i) Merger Sub (as and when Merger Sub joins the Merger Agreement pursuant to the terms thereunder), and Xueda Education Group (the "Company") are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as the same may be amended or modified from time to time, the "Merger Agreement"), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein and in accordance with the Companies Law, Merger Sub shall be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the "Merger"), (ii) all parties to the Control Agreements have executed and delivered to Parent a Termination Agreement (the "Termination Agreement"), pursuant to which the Control Agreements will be terminated in their entirety, such termination to be effective immediately upon the satisfaction of the conditions set forth in the Termination Agreement and (iii) each Individual Shareholder and each other VIE Shareholder have executed and delivered to the Company (but to be held in escrow by the outside legal counsel of the Independent Committee until satisfaction of all conditions for the transfer to Parent of one hundred percent (100%) of the equity interests of the VIE pursuant to the Termination Agreement) an Equity Transfer Agreement (such agreements collectively, the "Equity Transfer Agreements"), such transfer to be consummated immediately upon the satisfaction of the conditions set forth in the Equity Transfer Agreements and the Termination Agreement;

        WHEREAS, as of the date of this Agreement, each Shareholder beneficially owns (as determined pursuant to Rule 13d-3 of the Exchange Act) the number of Subject Shares (as defined below) set forth opposite its name on Schedule A hereto;

        WHEREAS, the receipt of the Company Requisite Shareholder Vote is a condition precedent to the consummation of the Merger and the Transaction; and

        WHEREAS, as an inducement to Parent and Merger Sub to enter into the Merger Agreement and to consummate the Transactions, each Shareholder desires to enter into this Agreement to provide for certain matters relating to, among other things, such Shareholder's support of the approval (whether directly or through the Direct Shareholder) at the Company Shareholders Meeting of the Merger Agreement, the Merger, the Termination Agreement, the Equity Transfer Agreements, the Transactions, the transfer of the Subject Shares held by such Shareholders (whether directly or indirectly) pursuant to the Merger Agreement, the transfer of one hundred percent (100%) of the equity interests in the VIE to Parent and each other transaction contemplated under the Merger Agreement, the Termination Agreement and the Equity Transfer Agreements.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Shareholders and Parent agree as follows:

ARTICLE I
VOTING OF SHARES

        1.1    Voting of Subject Shares.    Unless the Company Board (at the direction of the Independent Committee) or the Independent Committee has made a Change of Recommendation, at every meeting of the Company's shareholders in connection with the Merger Agreement and/or any of the Transactions, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company in connection with the Merger Agreement and/or any of the Transactions, each Shareholder shall, or shall cause the holder of record of the Subject Shares on any applicable record date to, be present (in person or by proxy) or to participate and vote all ordinary shares of the Company which such Shareholder currently owns, beneficially or of record, or of which such Shareholder hereafter becomes the owner, beneficially or of record, or with respect to which such Shareholder otherwise directly or indirectly has or later obtains the power to direct the vote (all such shares, referred to herein as such Shareholder's "Subject Shares"), in each case to the extent that the Subject Shares are entitled to vote thereon or consent thereto, (a) in favor of adoption of the Merger Agreement, the Plan of Merger, the Termination Agreement, the Equity Transfer Agreements and the Transactions and any other proposal as reasonably requested by Parent which is reasonably necessary for the consummation of the Transactions in accordance with the terms of the Merger Agreement, and (b) against any proposal which would in any material respect impede, interfere with, delay or prevent the consummation of the Transactions, including any Acquisition Proposal (without regard to the terms of such Acquisition Proposal).

        1.2    Conditional Grant of Irrevocable Proxy; Appointment of Proxy.

          (a)   Effective immediately upon the execution of the Merger Agreement, without any further action by any person, each Individual Shareholder and each Direct Shareholder hereby irrevocably appoints Parent and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution, if applicable) such Shareholder's Subject Shares in accordance with Section 1.1 above at any meeting of the shareholders of the Company (including without limitation, at the Company Shareholders Meeting) in connection with the Merger Agreement and/or any of the Transactions, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 1.1 above is to be considered, and pursuant to any written consent in lieu of any such meeting with respect to any such matter. Each Individual Shareholder and each Direct Shareholder represents that all proxies, powers of attorney, instructions or other requests given by such Shareholder prior to the execution of this Agreement in respect of the voting of such Shareholder's Subject Shares, if any, are not irrevocable and each Shareholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Shareholder's Subject Shares. Each Shareholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy. The proxy and power of attorney granted hereunder shall automatically terminate upon the termination of this Agreement.

          (b)   Each Individual Shareholder and each Direct Shareholder affirms that the irrevocable proxy set forth in this Section 1.2 is given to secure the performance of the duties of such Shareholder under this Agreement. Each Individual Shareholder and each Direct Shareholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable prior to the termination of this Agreement or until the Company Board (at the direction of the Independent Committee) or the Independent Committee

  has made a Change of Recommendation. If for any reason the proxy granted herein is not irrevocable, then each Individual Shareholder and each Direct Shareholder agrees, unless the Company Board (at the direction of the Independent Committee) or the Independent Committee has made a Change of Recommendation, to vote such Shareholder's Subject Shares in accordance with Section 1.1 above prior to the termination of this Agreement. The parties agree that the foregoing is a voting agreement.

        1.3    Restrictions on Transfers.    Unless the Company Board (at the direction of the Independent Committee) or the Independent Committee has made a Change of Recommendation, each Shareholder hereby agrees to not, directly or indirectly, Transfer, offer to Transfer or consent to a Transfer of, any of such Shareholder's Subject Shares or any beneficial ownership or other right or interest therein; provided that the foregoing shall not prevent the conversion of the Subject Shares into the right to receive any merger consideration in accordance with the terms of the Merger Agreement. Any Transfer in violation of this provision shall be void.

ARTICLE II
COOPERATION

        2.1    Cooperation.    Unless the Company Board (at the direction of the Independent Committee) or the Independent Committee has made a Change of Recommendation, from the Go-Shop Period End Date, each Shareholder shall deal exclusively with Parent in connection with the Transactions or other acquisition of the Company or any subsidiary of the Company, and shall cooperate and direct such Shareholder's affiliates and Representatives to use commercially reasonable efforts to cooperate with Parent's reasonable requests in connection with consummation of the Transactions. Each Shareholder shall not, directly or indirectly, (i) take or forbear from taking any action that would hinder, delay or prevent the performance of the Merger Agreement, the Termination Agreement or any Equity Transfer Agreement or the consummation of any of the transactions contemplated thereunder, or (ii) otherwise cause or direct the Company to take any action or fail to take any action that would be, or result in, a breach of any representation, warranty, covenant or agreement of the Company under the Merger Agreement or the Termination Agreement, in each case of (i) and (ii) without giving any effect to Section 6.19(i) of the Merger Agreement.

        2.2    No Solicitation.    Unless the Company Board (at the direction of the Independent Committee) or the Independent Committee has made a Change of Recommendation, from the Go-Shop Period End Date, each Shareholder shall not, and shall not authorize or permit any of such Shareholder's affiliates or any of its or their respective Representatives, directly or indirectly, to (i) initiate or solicit or knowingly facilitate or encourage any inquiry or the making of any proposal that constitutes an Acquisition Proposal, (ii) adopt, or publicly propose to adopt, or execute or enter into, any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement, undertaking, or understanding contemplating or otherwise in connection with or relating to any Acquisition Proposal, or (iii) continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data in connection with or relating to, any Acquisition Proposal.

        2.3    Notification.    Each Shareholder, solely in his capacity as a shareholder of the Company, shall keep Parent timely apprised of the status and terms (including any material changes to the terms thereof) of any Acquisition Proposal (including, if applicable, any revised copies of written requests, proposals and offers) and the status of any such discussions or negotiations, in each case as soon as practicable (and in any event within two (2) Business Days) after becoming known by such Shareholder (only in his capacity as a shareholder of the Company); provided that, for the avoidance of doubt, this Section 2.3 shall not apply to any Acquisition Proposal received by the Company. Each Shareholder's receipt, in his capacity as a shareholder of the Company, of any Acquisition Proposal shall not relieve such Shareholder from any of his obligations hereunder.

        2.4    Capacity.    Notwithstanding anything to the contrary in this Agreement, (i) each Shareholder is entering into this Agreement, and agreeing to become bound hereby, solely in his capacity as a beneficial owner of the Subject Shares owned by him and not in any other capacity (including without limitation any capacity as a director of the Company) and (ii) nothing in this Agreement shall obligate such Shareholder to take, or forbear from taking, as a director or officer of the Company, any action that is required to be taken or not taken by such Shareholder pursuant to this Section 2 which action if taken or not taken by such Shareholder would be inconsistent with such Shareholder's fiduciary duties (if any) as a director or officer of the Company under applicable laws.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE SHAREHOLDERS

        3.1   Representations and Warranties. Each Shareholder, severally and not jointly, represents and warrants to Parent as of the date hereof:

          (a)   Such Shareholder has full legal right, power, capacity and authority to execute and deliver this Agreement, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby.

          (b)   This Agreement has been duly executed and delivered by such Shareholder, has been duly authorized by such Shareholder to the extent such Shareholder is a Direct Shareholder, and the execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder and no other actions or proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          (c)   Assuming due authorization, execution and delivery by Parent and the other Shareholders, this Agreement constitutes a legal, valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (d)   (i) Such Shareholder (A) is the beneficial owner of, and has and will have good and valid title to, all of such Shareholder's Subject Shares, including the Subject Shares so held as of the date hereof in the amount listed opposite such Shareholder's name in Schedule A hereto, free and clear of liens other than as created by this Agreement, and (B) has and will have sole or shared (together with affiliates controlled by such Shareholder) voting power, power of disposition, and power to demand dissenter's rights, in each case with respect to all of the Subject Shares, with no limitations, qualifications, or restrictions on such rights, subject to applicable United States federal securities laws, laws of the Cayman Islands, laws of the People's Republic of China and the terms of this Agreement; (ii) such Shareholder's Subject Shares are not subject to any voting trust agreement or other contract to which such Shareholder is a party restricting or otherwise relating to the voting or Transfer of the Subject Shares other than this Agreement; (iii) such Shareholder has not Transferred any interest in any of such Shareholder's Subject Shares; (iv) as of the date hereof, other than Shareholder's Subject Shares as listed opposite such Shareholder's name in Schedule A hereto, such Shareholder does not own, beneficially or of record, any ordinary shares of the Company or other Company securities, or any direct or indirect interest in any such securities (including by way of derivative securities); and (v) such Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of such Shareholder's Subject Shares, except as contemplated by this Agreement.

          (e)   Neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby, nor compliance by such Shareholder with any of the provisions hereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on property or assets of such Shareholder pursuant to any contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets.

          (f)    Such Shareholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and such Shareholder acknowledges that it has been advised to discuss with such Shareholder's own counsel the meaning and legal consequences of such Shareholder's representations and warranties in this Agreement and the transactions contemplated hereby.

        3.2    Covenants.

          (a)   Each Shareholder agrees, prior to the termination of this Agreement, not to knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any material respect or have or that could have the effect of materially preventing, impeding or interfering with or adversely affecting the performance by such Shareholder of such Shareholder's obligations under this Agreement.

          (b)   Each Shareholder irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent that such Shareholder may have in connection with the Merger Agreement with respect to such Shareholder's Subject Shares (including without limitation any rights under Section 238 of the Companies Law).

          (c)   Each Shareholder shall promptly (and in any event within twenty-four (24) hours) notify Parent of any new ordinary shares of the Company with respect to which beneficial ownership is acquired by such Shareholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof.

          (d)   Each Individual Shareholder shall, and shall cause each of the other shareholders of the VIE to, as applicable, take all actions necessary to timely and fully perform all of their respective obligations under the Termination Agreement and each of the Equity Transfer Agreements to which such relevant other shareholder of the VIE is a party (as and when such Equity Transfer Agreement becomes effective) and any deeds of adherence, other agreements, instruments, certificates executed or entered into pursuant to or in connection with any of the foregoing (including any amendments or supplements thereof) and to consummate the transactions thereunder pursuant to the terms thereof.

 ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

        4.1    Representations and Warranties.    Parent represents and warrants to each Shareholder as of the date hereof:

          (a)   Parent has full legal right, power, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b)   This Agreement has been duly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and no other actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

          (c)   Assuming due authorization, execution and delivery by all the Shareholders, this Agreement constitutes a legal, valid and binding agreement of such Shareholder, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (d)   Neither the execution, delivery or performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on property or assets of Parent pursuant to any contract to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of Parent's properties or assets.

          (e)   Parent will have available to it at the Closing all funds necessary to satisfy all of its and Merger Sub's obligations under the Merger Agreement and otherwise in connection with the Merger and the other transactions contemplated by the Merger Agreement, including payment of all the amounts required to be paid by Parent, Merger Sub or the Surviving Corporation pursuant to the Merger Agreement.

ARTICLE V
MISCELLANEOUS

        5.1    Termination.    This Agreement shall terminate upon the earliest to occur of (i) the mutual written agreement by all of the parties hereto, (ii) the Closing and (iii) the termination of the Merger Agreement in accordance with its terms; provided, however, that the provisions of this Article V shall survive any termination of this Agreement.

        5.2    Certain Fees and Expenses.

          (a)   If the Transactions are not eventually consummated, and there has been no breach of this Agreement by any party, the parties hereto agree that each party shall bear fees and out-of-pocket expenses payable by it in connection with the Transactions incurred prior to the termination of this Agreement.

          (b)   If the Transactions are not eventually consummated due to a breach of this Agreement by any party, the parties hereto agree that the breaching party shall bear reasonable fees and out-of-pocket expenses payable by any of the parties hereto in connection with the Transactions incurred prior to the termination of this Agreement, including any reasonable and out-of-pocket fees and expenses: (A) payable to the advisors of any party including, but not limited to, legal counsel, accountants, consultants and financial advisors; (B) payable to any lenders and other financing sources, if any; or (C) incurred in the defense, pursuit or settlement of any disputes or litigation relating to the Transactions (in which case, whether such fees and expenses are incurred prior to the termination of this Agreement or not).

        5.3    Governing Law; Jurisdiction.    This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflict of laws principles that would cause the application of the laws of any jurisdiction other than the State of New York. Any dispute, controversy or claim arising out of or relating to this letter agreement, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the "Rules") in force when the notice of arbitration is submitted in accordance with the Rules. There shall be three arbitrators, one to be appointed by the claimant, one to be appointed by the respondent and the third to be appointed by the secretary general of the Hong Kong International Arbitration Centre. The arbitration proceedings shall be conducted in English.

        5.4    Specific Performance; Performance.    The parties hereto agree that Parent would be irreparably damaged if for any reason the Shareholders fail to perform any of their obligations under this Agreement and that Parent may not have an adequate remedy at law for money damages in such event. Accordingly, Parent shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any of the courts located in Hong Kong, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages. Each Individual Shareholder hereby agrees to cause each Direct Shareholder to timely perform all of its obligations hereunder.

        5.5    No Waiver or Rights.    It is understood and agreed that no failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

        5.6    Counterparts; Entire Agreement.    This Agreement may be signed and delivered by facsimile or portable document format via electronic mail and in one or more counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument. This Agreement sets forth the entire agreement and understanding among the parties hereto and supersedes all prior agreements, discussions or documents relating thereto.

        5.7    Severability.    If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Agreement, and such invalid provision shall be deemed deleted herefrom to the minimum extent necessary to cure such violation.

        5.8    No Presumption.    The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement. The parties hereto are independent and nothing in this Agreement constitutes any party hereto as the trustee, fiduciary, agent, employee, partner or joint venturer of any other party hereto.

        5.9    Amendment.    This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        5.10    Third-Party Beneficiary.    Each party hereto hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder whatsoever.

ARTICLE VI
DEFINITIONS

        6.1    Defined Terms.    The following terms, as used in this Agreement, shall have the meanings specified below.

        "Transfer" means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

XIAMEN INSIGHT INVESTMENT CO., LTD.
By:	/s/ HAO ZHANG
	Name:	Hao Zhang
	Title:	Chairman

[Signature Page to Support Agreement]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

SHAREHOLDERS
/s/ RUBIN LI
Name:	Rubin Li

Goodor Corporation
By:	/s/ RUBIN LI
	Name:	Rubin Li
	Title:	Director

[Signature Page to Support Agreement]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

SHAREHOLDERS
/s/ XIN JIN
Name:	Xin Jin

Golden Section Holding Corporation
By:	/s/ XIN JIN
	Name:	Xin Jin
	Title:	Director

[Signature Page to Support Agreement]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

SHAREHOLDERS
/s/ JINBO YAO
Name:	Jinbo Yao

Nihao China Corporation
By:	/s/ JINBO YAO
	Name:	Jinbo Yao
	Title:	Director

[Signature Page to Support Agreement]

 SCHEDULE A

LIST OF SHAREHOLDERS

Individual Shareholder	Direct Shareholder	Ordinary Shares Beneficially Owned
Rubin Li	Goodor Corporation	21,150,930
Xin Jin	Golden Section Holding Corporation	41,132,948	(1)
Jinbo Yao	Nihao China Corporation	10,972,720

(1)
Excluding (i) vested options to acquire 1,735,904 Shares and (ii) RSUs entitled to 1,200,000 Shares.

 Annex G

EXECUTION VERSION

LIMITED GUARANTEE

        LIMITED GUARANTEE, dated as of July 26, 2015 (this "Limited Guarantee"), by Tsinghua Unigroup Ltd. (the "Guarantor") in favor of Xueda Education Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the "Guaranteed Party"). Capitalized terms used but not defined in this Limited Guarantee shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

        1.    Guarantee.    (a) To induce the Guaranteed Party to enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Merger Agreement"), by and between the Guaranteed Party and Xiamen Insight Investment Co., Ltd. ("Parent"), pursuant to which, among other things, Parent will form a new wholly-owned subsidiary ("Merger Sub") which will merge with and into the Guaranteed Party, the Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, as a primary obligor and not merely as a surety, the due and punctual payment, performance and discharge as and when due of all of the payment obligations of Parent under the Merger Agreement (collectively, the "Guaranteed Obligations"), including without limitation, with respect to the payment of (i) an aggregate cash amount sufficient for the Paying Agent to make the payments contemplated under Section 2.1(b) of the Merger Agreement and (ii) the Parent Termination Fee pursuant to Section 8.5(c) of the Merger Agreement (the "Parent Fee Obligations"). All payments hereunder shall be made in lawful money of the United States, in each case in immediately available funds; provided, that in respect of the payment of the Parent Fee Obligations the Guarantor shall be required to make such payment in the lawful money of the People's Republic of China and to such bank account of Xuecheng Century (Beijing) Information Technology Co., Ltd. (the "WFOE") and the parties hereto agree that the WFOE shall have the benefit of all of the rights of the Guaranteed Party hereunder and be entitled to enforce such rights against the Guarantor in any relevant jurisdictions, including the People's Republic of China. The Guarantor promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind, except as expressly provided in this Limited Guarantee. The Guarantor acknowledges that the Guaranteed Party entered into the transactions contemplated by the Merger Agreement in reliance on this Limited Guarantee.

          (b)   Subject to the terms and conditions of this Limited Guarantee, if Parent fails to pay any Guaranteed Obligation as and when due, then all of the Guarantor's liabilities to the Guaranteed Party hereunder in respect of such Guaranteed Obligation shall become immediately due and payable and the Guaranteed Party may, at the Guaranteed Party's option, take any and all actions available hereunder or under applicable law to collect such Guaranteed Obligation from the Guarantor. In furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute separate action or actions against the Guarantor for the relevant amount of the Guaranteed Obligations that Parent has failed to pay, regardless of whether any action is brought against Parent, or whether Parent is joined in any action or actions. The Guarantor agrees to pay all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of the Guaranteed Party's rights hereunder, which amounts, if paid, will be in addition to the Guaranteed Obligations, if (i) the Guarantor asserts in any arbitration, litigation or other proceeding that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms and the Guaranteed Party prevails in such arbitration, litigation or other proceeding, or (ii) the Guarantor fails or refuses to make any payment to the

  Guaranteed Party hereunder when due and payable and it is finally determined judicially or by arbitration that the Guarantor is required to make such payment hereunder.

          (c)   The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guarantee were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against the Guarantor to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. The Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (i) the Guaranteed Party has an adequate remedy at law or (ii) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or in equity.

        2.    Nature of Guarantee.    The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or the Guarantor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor's obligations hereunder. This is an unconditional guarantee of payment and not of collectability. Subject to the terms hereof, the Guarantor's liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Guaranteed Obligations as if such payment had not been made. The Guarantor reserves the right to assert as a defense to such payment by it under the Limited Guarantee any rights, remedies and defenses that Parent or Merger Sub may have with respect to payment of any Guaranteed Obligations under the Merger Agreement, other than defenses arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived herein.

        3.    Changes in Guaranteed Obligations; Certain Waivers.    The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also make any agreement with Parent for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between or among the Guaranteed Party, Parent or Merger Sub without in any way impairing or affecting the Guarantor's obligations under this Limited Guarantee. The Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent or any other person interested in the transactions contemplated by the Merger Agreement; (b) change in the time, place or manner of payment of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by Parent and the Guaranteed Party in connection with the Guaranteed Obligations; (c) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other person interested in the transactions contemplated by the Merger Agreement; (d) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other person interested in the transactions contemplated by the Merger Agreement; (e) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party, whether in connection with the Guaranteed Obligations or otherwise (other than those permitted under the last sentence of Section 2 above); (f) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any of the Guaranteed Obligations; (g) the addition, substitution, any legal or equitable discharge or release (in the case of a discharge or release, other than a discharge or release of Parent or Merger Sub with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, or as otherwise agreed in writing between Parent and the Guaranteed Party (acting under the direction of the Independent Committee (as defined in Section 6)), or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent or Merger Sub under the Merger Agreement) of any person (other than Guarantor) interested in the transactions contemplated by the Merger Agreement; or (h) any other act or omission that may in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than a discharge of the Guarantor with respect to the Guaranteed Obligations as a result of payment in full of the Guaranteed Obligations in accordance with their terms, a discharge of Parent or Merger Sub with respect to the Guaranteed Obligations under the Merger Agreement, or as otherwise agreed between Parent and the Guaranteed Party (acting under the direction of the Independent Committee), or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent or Merger Sub under the Merger Agreement). To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Guaranteed Obligations and all other notices of any kind (other than notices required to be provided to Parent and Merger Sub under the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of any person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than payment in full of the Guaranteed Obligations and any other defenses to the payment of the Guaranteed Obligations (x) that are available to Parent or Merger Sub under the Merger Agreement or (y) in respect of a breach by the Guaranteed Party of this Limited Guarantee, including, without limitation, any event, condition or circumstance that might be construed to constitute an equitable or legal discharge of the Guarantor's obligations hereunder). The Guarantor acknowledges that it will receive substantial benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

        The Guarantor hereby covenants and agrees that it shall not, and shall cause its affiliates not to, institute any proceeding asserting that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to (i) the effects of insolvency, bankruptcy, reorganization or other similar proceedings and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

        The Guaranteed Party hereby agrees that other than any discharge or release arising from the bankruptcy or insolvency of Parent or Merger Sub and other defenses expressly waived hereby, to the extent Parent or Merger Sub is relieved of all or any portion of its payment obligations under the Merger Agreement, the Guarantor shall be similarly relieved of its corresponding obligations under this Limited Guarantee.

        4.    No Waiver; Cumulative Rights.    No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Merger Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the

Guaranteed Party's rights against Parent or any other person now or hereafter liable for any Guaranteed Obligations or interested in the transactions contemplated by the Merger Agreement prior to proceeding against the Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent shall not relieve the Guarantor of any of its liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party.

        5.    Representations and Warranties.    The Guarantor hereby represents and warrants to the Guaranteed Party that:

          (a)   it is a legal entity duly organized and validly existing under the laws of its jurisdiction of organization and has all corporate or other requisite power and authority to execute, deliver and perform this Limited Guarantee;

          (b)   the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene any provision of its charter documents or similar organizational documents;

          (c)   the execution, delivery and performance of this Limited Guarantee do not contravene any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

          (d)   all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required from the Guarantor in connection with the execution, delivery or performance of this Limited Guarantee;

          (e)   this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and

          (f)    the Guarantor is solvent and shall not be rendered insolvent as a result of its execution and delivery of this Limited Guarantee or the performance of its obligations hereunder.

        6.    No Assignment.    No party hereto (in the case of the Guaranteed Party, acting under direction of the Independent Committee of the Guaranteed Party's board of directors established in connection with the transactions contemplated under the Merger Agreement (the "Independent Committee")) may assign its rights, interests or obligations hereunder to any other person (whether by operation of law or otherwise) without the prior written consent of the other party hereto (in the case of the Guaranteed Party, acting under the direction of the Independent Committee); provided, however, that no assignment shall relieve the Guarantor of any liability or obligations hereunder except to the extent actually performed or satisfied by the assignee. Any purported assignment in violation of this Limited Guarantee will be null and void.

        7.    Notices.    All notices, requests and other communications to any party hereunder shall be given in the manner specified in the Merger Agreement (and shall be deemed given as specified therein) as follows:

if to the Guarantor, to:
Tsinghua Unigroup Ltd.
6F, Unis Plaza, Tsinghua Science Park
Haidian District
Beijing, PRC 100084
Attention:	DIAO Yuexia
Facsimile:	+86-10-8215-9228
with a copy to (which alone shall not constitute notice):
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304-1019
Attention:	Chuck Comey / Bill Veatch
Facsimile:	+1-650-813-0792
if to the Guaranteed Party, to:
Xueda Education Group
A-4 Xibahe Beili, Chaoyang District, Beijing
People's Republic of China
100028
Attention:	Christine Lu-Wong
Email:	christineluwong@xueda.com
with additional copies (which alone shall not constitute notice) to :
Weil, Gotshal & Manges LLP
29/F, Alexandra House
18 Chater Road, Central
Hong Kong
Attention:	Tim Gardner
Facsimile:	+852 3015 9354
Email:	tim.gardner@weil.com
and to:
Simpson Thacher & Bartlett
35/F, ICBC Tower
3 Garden Road,
Central, Hong Kong
Attention:	Kathryn King Sudol
Facsimile:	+1 (212) 455-2502
Email:	ksudol@stblaw.com

        8.    Termination; Continuing Guarantee.    Subject to the last sentence of Section 3, this Limited Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until the earliest of (a) the Closing of the Merger under the Merger Agreement, (b) all of the Guaranteed Obligations and other amounts payable under this Limited Guarantee have been paid in full, and (c) the date falling ninety (90) days from the date of the termination of the Merger Agreement in accordance with its terms if the Guaranteed Party has not presented a bona fide written claim for payment of any Guaranteed Obligation to the Guarantor by such date; provided, that if the Guaranteed Party has presented such a bona fide claim to the Guarantor by such date this Limited Guarantee shall terminate upon the date such claim(s) is finally satisfied or otherwise resolved by agreement of the parties hereto or pursuant to a proceeding brought in the jurisdiction referred to in Section 12 hereto. Notwithstanding the foregoing, in the event the Guaranteed Party or any of its controlled affiliates asserts any theory of liability against the Guarantor or any Non-Recourse Party with respect to the Merger Agreement and the transactions contemplated thereby, other than the Retained Claims (as defined in Section 9 hereof and solely to the extent expressly provided therein), then (x) the obligations of the Guarantor under this Limited Guarantee shall terminate and be null and void ab initio, (y) if the Guarantor has previously made any payments under this Limited Guarantee, it shall be entitled to recover such payments and the Guaranteed Party hereby agrees that in such event the Guaranteed Party shall promptly (and in any event within 5 Business Days of the Guarantor's demand for payment) repay the full amount of all such payments to the Guarantor, and (z) neither the Guarantor nor any Non-Recourse Party shall have any liability to the Guaranteed Party with respect to the Merger Agreement and the transactions contemplated thereby or under this Limited Guarantee. Notwithstanding anything in this Limited Guarantee to the contrary, if the Guarantor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the amount of the Guarantor's remaining net assets is less than the aggregate amount payable in respect of the Guaranteed Obligations, the Guaranteed Party may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any applicable law, against such continuing or surviving entity or such Person, as the case may be, but only to the extent of the liability of the Guarantor hereunder. If any payment or payments made by Parent or the Guarantor or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Guaranteed Obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

        9.    No Recourse.

          (a)   Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party covenants, agrees and acknowledges that no person (other than the Guarantor and any of its permitted assignees) has any obligations under this Limited Guarantee, that the Guaranteed Party has no right of recovery under this Limited Guarantee, or for any claim based on such obligations, against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, members, or affiliates of the Guarantor, Parent or Merger Sub, or any former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, members, or affiliates of any of the foregoing (each of the foregoing, excluding Parent and any such persons that constitute a Guarantor hereunder or an assignee thereof, a "Non-Recourse Party" and, collectively, the "Non-Recourse Parties"), through Parent or Merger Sub or otherwise, whether by or through attempted piercing of the corporate (or limited liability company) veil, by or through a claim by or on behalf of Parent or Merger Sub against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, and that the only rights of recovery that the Guaranteed Party has in respect of the Merger Agreement or any of the transactions contemplated thereby are its rights to recover from (i) the Guarantor and any permitted assignees under and to the extent expressly provided in this Limited Guarantee and subject to the limitations set forth herein, and (ii) Parent or Merger Sub under and to the extent expressly provided in the Merger Agreement (the claims described in clauses (i) and (ii), collectively, the "Retained Claims").

          (b)   The Retained Claims shall be the sole and exclusive remedy of the Guaranteed Party and all of its Related Persons against the Guarantor and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. Nothing set forth in this Limited Guarantee shall affect or be construed to affect any liability of Parent or Merger Sub to the Guaranteed Party under the Merger Agreement or otherwise or give or shall be construed to confer or give to any person other than the Guaranteed Party any rights or remedies against any person, except as expressly set forth in this Limited Guarantee.

          (c)   For the purposes of this Limited Guarantee, pursuit of a claim against a person by the Guaranteed Party or any Related Person of the Guaranteed Party shall be deemed to be pursuit of a claim by the Guaranteed Party. A person shall be deemed to have pursued a claim against another person if such first person brings a legal action against such second person, adds such second person to an existing legal proceeding or otherwise asserts a legal claim of any nature against such second person.

          (d)   For the purposes of this Limited Guarantee, the term "Related Person" shall mean, with respect to any person, any controlled affiliate of such person, but shall not include Parent, Merger Sub or any of their controlled affiliates.

        10.    Amendments and Waivers.    No amendment or waiver of any provision of this Limited Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Guaranteed Party (acting under the direction of the Special Committee), or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Limited Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        11.    Entire Agreement.    This Limited Guarantee constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantor or any of their respective affiliates, on the one hand, and the Guaranteed Party or any of its affiliates, on the other hand.

        12.    Governing Law; Submission to Jurisdiction.

          (a)   This Limited Guarantee and all disputes or controversies arising out of or relating to this Limited Guarantee or the transactions contemplated hereby shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof that would subject the governance or construction of this Limited Guarantee to the laws of another jurisdiction.

          (b)   Any dispute, controversy, difference, proceedings or claim arising out of or relating to this Limited Guarantee, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre ("HKIAC") under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the "HKIAC Rules") in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three arbitrators appointed in accordance with the HKIAC Rules then in effect. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defences to such enforcement based on lack of personal jurisdiction or inconvenient forum.

          (c)   Notwithstanding the foregoing, the parties hereto consent to and agree that in addition to any recourse to arbitration as set out in Section 12(b) above, any party may, to the extent permitted under the laws of the jurisdiction where application is made, seek an interim injunction from a court or other authority with competent jurisdiction and, notwithstanding that this Limited Guarantee is governed by the laws of the State of New York, a court or authority hearing an application for injunctive relief may apply the procedural laws of the jurisdiction where the court or other authority is located in determining whether to grant the interim injunction. For the avoidance of doubt, this Section 12(c) is only applicable to the seeking of interim injunctions and does not restrict the application of Section 12(b) above in any way.

          (d)   Each of the parties hereto irrevocably consents to the service of process, notices or other paper in connection with or in any way arising from the arbitration or the enforcement of any arbitral award, by use of any of the methods and to the addresses set forth for the giving of notices in Section 7.

        13.    No Third Party Beneficiaries.    Except for the rights of Non-Recourse Parties provided hereunder, each party hereto hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Limited Guarantee and the Merger Agreement, and this Limited Guarantee is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, that the WFOE is a third party beneficiary of this Limited Guarantee.

        14.    Counterparts.    This Limited Guarantee may be signed in any number of counterparts and may be executed and delivered by facsimile, email or other electronic transmission, and each counterpart shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        15.    Severability.    The provisions of this Limited Guarantee shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Limited Guarantee is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Limited Guarantee shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. No party hereto shall assert, and each party shall cause its respective Related Persons not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable. Upon a determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        16.    Headings.    Headings are used for reference purposes only and do not affect the meaning or interpretation of this Limited Guarantee.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Guarantor and the Guaranteed Party have caused this Limited Guarantee to be executed and delivered as of the date first written above.

GUARANTOR:

TSINGHUA UNIGROUP LTD.
By:	/s/ ZHAO, WEIGUO
	Name:	ZHAO, Weiguo
	Title:	Chairman

[Signature Page to Limited Guarantee]

Accepted and Agreed to:
XUEDA EDUCATION GROUP
By:	/s/ CHEUNG KIN AU-YEUNG
	Name:	Cheung Kin Au-Yeung
	Title:	Director

[Signature Page to Limited Guarantee]

 Annex H

        Conditional Private Offering of Share Purchase Agreement

Signed by and Between

Xizang Leyun Investment Co., Ltd.

And

Xiamen Insight Investment Co., Ltd.

July 26, 2015

        This agreement [(this "Agreement")] is signed by and between the following parties on July 26, 2015 in Beijing, China.

Party A:	Xizang Leyun Investment Co., Ltd.
Domicile:	2-8 Zonghelou, Lhasa Kangda Qimaocheng Yuannei, 158 Jinzhu West Road, Lhasa, Tibet
Legal representative:	Jin Xin
Party B:	Xiamen Insight Investment Co., Ltd.
Domicile:	8th Floor, 1438 Hongqiao Road, Shanghai
Legal representative:	Zhang Hao

Whereas:

1.
Party A is a limited liability company established under the laws of the People's Republic of China.

2.
Party B is a limited liability company approved by the China Securities Regulatory Commission ("CSRC") to make public offerings of shares of stock and is a limited liability company listed on the Shenzhen Stock Exchange (stock code: 000526).

3.
Party B intends to issue Renminbi ordinary shares to specified objects including Party A by private offering ("Private Offering of Shares") and Party A intends to pay RMB 1,429,999,982.74 to subscribe 74,751,698 shares of Party B's Private Offering of Shares.

  Party A and Party B, based on the principles of equality, voluntariness and good faith, pursuant to the Company Law of the People's Republic of China, The Securities Law of the People's Republic of China, The Contract Law of the People's Republic of China, The Measures for Administering the Issuing of Shares by Listed Companies, The Detailed Implementing Rules for the Issuing of Shares in Private Offerings by Listed Companies, and other relevant laws, administrative regulations and the relevant rules of the CSRC, after discussion, have reached a consensus and signed this Agreement which they will jointly comply with respect to the above matters.

Article 1    Definitions and Interpretation

1.1
In this Agreement, the following terms have the following meanings, unless otherwise stipulated.

(1)
"The Offering" refers to Party B's intended issuance of 287,506,530 shares of ordinary shares with a face value of RMB 1 per share to ten specified objects including Party A.

(2)
"Subject Shares" refers to Renminbi ordinary shares issued by Party B to Party A by means of the Private Offering of Shares and in the amounts stipulated under this Agreement.

(3)
"Offering Closing Date" refers to the date on which the shares issued in the Private Offering of Shares under this Agreement are registered under Party A's name at the Securities Registration Settlement Organization.

(4)
"Signing Date of this Agreement" refers to the date on which the parties sign this Agreement, according to the date of signing recorded on the first page of this Agreement.

(5)
"Effective Date of this Agreement" refers to the date on which this Agreement officially enters into effect. The Effective Date of this Agreement set forth herein shall be confirmed in accordance with Article 13 herein.

(6)
"Price Benchmark Date" refers to the date of the announcement of the resolution passed by Party B's Board of Directors on the Private Offering of Shares.

  (7)
  "CSRC" refers to the China Securities Regulatory Commission.

  (8)
  "Shenzhen Exchange" refers to the Shenzhen Stock Exchange.

  (9)
  "Securities Registration Settlement Organization" refers to the Shenzhen Branch of the China Securities Registration Settlement Co., Ltd.

  (10)
  "Yuan" refers to Renminbi Yuan.

  (11)
  "China" refers to People's Republic of China, which for the purposes of the SPA does not include Hong Kong, Macao and Taiwan.

  (12)
  "Chinese Law" refers to all laws, regulations, rules, normative documents, and judicial interpretations, and other binding decisions and edicts formulated and promulgated from time to time by China's legislative bodies, government authorities and their organizations and departments, the Supreme People's Court, and the Supreme People's Procuratorate which are applicable at the time.

1.2
Interpretation

(1)
The headings in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

(2)
All citations of a certain chapter, article, section, paragraph, schedule or appendix refer to the citations of the chapter, article, section, paragraph, schedule or appendix under this Agreement.

(3)
The schedules, appendices and addendums and other documents which the parties confirm to be schedules under this Agreement shall constitute a part of this Agreement.

Article 2    Subject of this Agreement

2.1
Party B intends to issue 287,506,530 shares of Renminbi ordinary shares (A shares) with a face value of RMB 1 per share in the Private Offering of Shares.

2.2
Party A shall subscribe 74,751,698 shares in Party B's Private Offering of Shares.

2.3
The shares in the Private Offering of Shares are intended to be listed on the Shenzhen Exchange. The specific arrangements for listing the shares shall be confirmed after discussions with CSRC, the Shenzhen Exchange, and the Securities Registration Settlement Organization.

Article 3    Subscription Price, Subscription Method, and Subscription Amount

3.1
The parties agree to use the relevant provisions of The Measures for Administering the Issuing of Shares by Listed Companies and The Detailed Implementing Rules for the Issuing of Shares in Private Offerings by Listed Companies as the basis for the price of the shares in the Private Offering of Shares.

  Party B's price for shares issued in the Private Offering of Shares is RMB 19.13 per share which shall not be lower than 90% of the average transaction price of Party B's shares listed on the Shenzhen Exchange for twenty (20) transaction days prior to the Price Benchmark Date of The Offering. (Average share transaction price for twenty (20) transaction days prior to the Price Benchmark Date = Total transaction value of shares for twenty (20) transaction days prior to the Price Benchmark Date / Total share transaction volume for twenty days prior to the Price Benchmark Date.) The offering price shall be correspondingly adjusted if ex-rights or ex-dividends occur with respect to Party B's shares during the period from the Price Benchmark Date until the date of the Private Offering of Shares.

3.2
Party A irrevocably agrees to pay cash subscription for the shares in Party B's Private Offering of Shares in accordance with the price set forth in Article 3.1.

3.3
Party A shall subscribe 74,751,698 shares of Party B's shares in the Private Offering of Shares. The total subscription amount equals the offering price multiplied by the number of subscribed shares, which is RMB1,429,999,982.74.

Article 4    Payment Time, Payment Method and Share Delivery

4.1
Party A irrevocably agrees to subscribe to the shares in the Private Offering of Shares in the amount set forth under Article 3 and agrees to remit a lump sum cash payment of the total subscription payment to an account specially opened by the sponsor (lead underwriter) for the Offering in accordance with the requirements set forth in the Payment Notice, at the time when Party B obtains CSRC's approval for the Private Offering of Shares and Party A receives a subscription payment notice issued by Party B (abbreviated as "Payment Notice"). After capital verification has been completed and deductions of the relevant fees have been made, the funds will be remitted to Party B's dedicated deposit account for funds raised from the Offering.

4.2
After Party A has paid the subscription amount, Party B shall carry out share registration procedures to register the shares subscribed to by Party A with the Securities Registration Settlement Organization as soon as possible, to enable Party A to become the lawful holder of the subscribed shares. After completion of the above stated registration, Party A can exercise its rights as a shareholder of subscribed shares.

Article 5    Lockup Period

        Shares subscribed to by Party A from the Private Offering of Shares shall not be transferred within 36 months from the Offering Closing Date. Party A shall make the relevant lockup commitment on its subscribed shares in the Private Offering of Shares and complete relevant stock lockup matters as required by Party B according to the relevant laws and statutes and according to relevant regulations of CSRC and Shenzhen Exchange.

Article 6    Representations and Warranties

        Each party hereto makes the following representations and warranties to the other party hereto for the purpose of this Agreement:

  (1)
  Such party has full capacity for civil rights and civil conduct to sign and perform this Agreement.

  (2)
  Such party is fully qualified, entitled and validly authorized to sign this Agreement as a party to this Agreement, and the terms of this Agreement constitute lawful, valid, binding and enforceable obligations and responsibilities of such party.

  (3)
  No responsibility or obligation of such party in the signing or performance of this Agreement contravenes or conflicts with the provisions of any applicable law, administrative regulation, or Articles of Association, and/or with the provisions of any other contract or agreement to which such party is a party.

  (4)
  Such party will make its best efforts to cooperate with each other to execute, sign and carry out all the Private Offering of Shares related procedures and documents.

Article 7    Obligations and Responsibilities of the Parties

7.1
Party A's Obligations and Responsibilities

(1)
Cooperate with Party B to carry out the relevant procedures for the Private Offering of Shares, sign relevant documents, and prepare the relevant reporting materials, etc.

(2)
On the share payment date after CSRC has approved the Offering, carry out the payment of funds for the cash subscription to the Private Offering of Shares, and assist in verifying the capital contribution.

(3)
Undertake that the source of the funds in the subscription made under this Agreement is legitimate and lawful.

(4)
Undertake that, commencing from the Offering Closing Date, it shall not transfer the shares to which it has subscribed in Party B's Private Offering of Shares under this Agreement within the restricted share transfer period stipulated by the laws, administrative statutes, and CSRC.

(5)
After the signing of this Agreement until the completion of the delivery, unless under a transaction set forth under this Agreement, Party A or any of Party A's affiliates may not directly or indirectly purchase or by any other means make additional increases to obtain any of the shares issued by Party B or any securities which can be converted into or can be exchanged for Party B's shares.

(6)
Other than the respective subscriptions to shares issued under the Offering, no affiliate relationships exist between Party A and other specific objects.

(7)
The representations, undertakings and covenants made by Party A under this Agreement are truthful, accurate and complete as of Signing Date of this Agreement and shall remain truthful, accurate and complete on the Effective Date of this Agreement.

7.2
Party B's Obligations and Responsibilities

(1)
With respect to the Private Offering of Shares, Party B is responsible for carrying out the relevant procedures and filing the relevant documents to apply to the China Securities Regulatory Commission and competent authorities for review and approval.

(2)
Undertake that after CSRC has approved the Private Offering of Shares, it shall issue the shares under the Private Offering of Shares to Party A according to the terms, amount and price set forth under this Agreement and will carry out trustee and depository procedures for such shares according to the relevant rules of the Securities Registration Settlement Organization as soon as possible.

(3)
Promptly disclose information pursuant to the relevant rules of CSRC and Shenzhen Exchange.

(4)
The representations, undertakings and covenants made by Party B under this Agreement are truthful accurate and complete as of Signing Date of this Agreement and shall remain truthful, accurate and complete on the Effective Date of this Agreement.

Article 8    Confidentiality

        The parties agree to, and shall cause relevant persons to, maintain strict confidentiality of and not disclose any of the terms of this Agreement and matters relating to the Private Offering of Shares, except for: approval and filing procedures of government regulatory authorities and securities regulatory departments according to relevant Chinese laws, or disclosure to a third party in order to perform the obligations or representations and warranties under this Agreement; or such information which has already been publicly disclosed.

Article 9    Force Majeure

        If any party to this Agreement due to a force majeure event (force majeure refers to any event which the affected party cannot reasonably control or cannot foresee, or, even if said event is foreseeable, is unavoidable and insurmountable, and which occurs after the Signing Date of this Agreement, and causes the performance of all or part of this Agreement by the said party to be objectively impossible or unrealistic) is unable to perform all or part of its obligations under this Agreement, the performance of such obligations shall be suspended commencing from the date that the force majeure event obstructs the performance.

        A party which claims to have sustained a force majeure event shall give written notice as soon as possible to the other party to inform it of the occurrence of the force majeure event and shall provide the other party with the appropriate details of the type of force majeure event and its duration by hand or registered mail within fifteen (15) days after the force majeure event occurs. A party which claims that the force majeure event has caused the said party's performance of this Agreement to be objectively impossible or unrealistic shall be obligated to make its greatest reasonable efforts to eliminate or reduce the impact of the force majeure event.

        If a force majeure event occurs, the parties shall immediately have friendly consultations to decide how to perform this Agreement. After the force majeure event or its impact ends or is eliminated, the parties shall immediately resume the execution of their respective obligations under this Agreement.

Article 10    Liability for Breach of SPA

10.1
The parties shall comply with Chinese Laws and regulations and with the provisions of this Agreement in their performance of this Agreement. A breaching party shall assume liability for economic loss or legal liability which results from its failure to comply with or to perform any obligation, liability, representation and warranty under this Agreement. The non-breaching party shall be entitled to pursue the breaching party for liability for breach of contract, unless otherwise agreed by the parties.

10.2
If the Private Offering of Shares stipulated under this Agreement fails to obtain approvals from the state-owned assets supervision and administration departments, or/and Party B's board of directors and shareholders' meeting, or/and CSRC, it does not constitute breach of contract and no party shall bear responsibility to the other party for breach of contract or for any civil liability.

Article 11    Governing Law and Dispute Resolution

11.1
The signing, effectiveness, interpretation and performance of this Agreement shall be governed by the rules and regulations of the People's Republic of China.

11.2
Any disputes arising from this Agreement shall first be resolved by consultation between the parties. If the dispute cannot be resolved through consultation, either party is entitled to initiate legal proceedings at the People's Court with competent jurisdiction.

Article 12    Modification, Amendment and Assignment of this Agreement

12.1
Modification or amendment to this Agreement shall be made by the parties after arriving at a consensus through consultation and shall be made in writing. Any amendment to this Agreement which is not agreed to in writing and signed by the parties to this Agreement is invalid.

12.2
Any modification or amendment to this Agreement constitutes an inseparable and integral part of this Agreement.

12.3
No party shall assign part or all of its rights and obligations under this Agreement without the other party's written consent.

Article 13    Effectiveness and Termination

        The SPA is entered into after being signed and sealed by the legal representatives or authorized representatives of both parties and shall come into effect after all of the following conditions are satisfied. The Effective Date of this Agreement shall be the later of the dates upon which the following matters are completed:

  (1)
  the state-owned asset and administration departments approve the Private Offering of Shares;

  (2)
  the Private Offering of Shares is approved by Party B's board of directors and the shareholders during the shareholders' meeting;

  (3)
  CSRC approves the scheme for the Private Offering of Shares.

        This Agreement will be automatically terminated if the above mentioned approvals are expressly denied or are vetoed.

Article 14    Matters Not Covered Under this Agreement

        Any matters not covered under this Agreement may be discussed and covered by the parties to this Agreement under separate supplementary agreement(s) which will be attached to this Agreement as schedules and which shall have the same legal force as this Agreement.

Article 15    Miscellaneous

15.1
The parties shall be responsible for their respective tax obligations (including stamp tax and other taxes) which are payable and which arise from or are incurred by the parties' signing and performance of this Agreement pursuant to the applicable Chinese Law.

15.2
Any notice or communication related to and stipulated under this Agreement shall be in writing and shall be delivered by hand, fax or express mail. Unless otherwise specifically designated by one party in a notice issued to the other party to this Agreement, the addresses at which the parties shall receive notices and the contact persons for the parties are as follows:

Party A:	Xizang Leyun Investment Co., Ltd.
Address:	Jia 4, Xibahebeili, Chaoyang District, Beijing
Attention:	Jin Xin
Fax:	64278899-6001
Party B:	Xiamen Insight Investment Co., Ltd.
Address:	8th Floor, 1438 Hongqiao Road, Shanghai
Attention:	Wang Yin
Fax:	021-64019890
15.3
If any term of this Agreement after its signing becomes invalid or unenforceable due to a judgment by a court with competent jurisdiction or due to a legislative action which occurs after the signing of this Agreement, the other terms of this Agreement shall not be affected.

Article 16    Text of this Agreement

        This Agreement is issued in eight original copies, all of which have equal force under the law. Each of the parties shall hold two of the original copies. The remaining original copies shall be held as documents which are required to be submitted when filing applications with the relevant authorities.

  (No official text appears below.)

        (This page has no official text and is the signature page for the Conditional Private Offering of Share Purchase Agreement By and Between Xizang Leyun Investment Co., Ltd. and Xiamen Insight Investment Co., Ltd.)

Party A:	Xizang Leyun Investment Co., Ltd. (Affix seal) (Sealed Xizang Leyun Investment Co., Ltd.)
Legal representative (or authorized representative): (Signed)		/s/ JIN XIN
Signing Date:	July 26, 2015

        (This page has no official text and is the signature page for the Conditional Private Offering of Share Purchase Agreement By and Between Xizang Leyun Investment Co., Ltd. and Xiamen Insight Investment Co., Ltd.)

Party B:	Xiamen Insight Investment Co., Ltd. (Affix seal) (Sealed Xiamen Insight Investment Co., Ltd.)
Legal representative (or authorized representative): (Signed)		/s/ ZHANG HAO
Signing Date:	July 26, 2015

 Annex I

        Conditional Private Offering of Share Purchase Agreement
Signed by and Between
Xizang Guduo Investment Co., Ltd.
And
Xiamen Insight Investment Co., Ltd.
July 26, 2015

        This agreement [(this "Agreement")] is signed by and between the following parties on July 26, 2015 in Beijing, China.

Party A:	Xizang Guduo Investment Co., Ltd.
Domicile:	2-10 Zonghelou, Lhasa Kangda Qimaocheng Yuannei, 158 Jinzhu West Road, Lhasa, Tibet
Legal representative:	Li Rubin
Party B:	Xiamen Insight Investment Co., Ltd.
Domicile:	8th Floor, 1438 Hongqiao Road, Shanghai
Legal representative:	Zhang Hao

Whereas:

1.
Party A is a limited liability company established under the laws of the People's Republic of China.

2.
Party B is a limited liability company approved by the China Securities Regulatory Commission ("CSRC") to make public offerings of shares of stock and is a limited liability company listed on the Shenzhen Stock Exchange (stock code: 000526).

3.
Party B intends to issue Renminbi ordinary shares to specified objects including Party A by private offering ("Private Offering of Shares") and Party A intends to pay RMB 269,999,997.41 to subscribe 14,113,957 shares of Party B's Private Offering of Shares.

Party A and Party B, based on the principles of equality, voluntariness and good faith, pursuant to the Company Law of the People's Republic of China, The Securities Law of the People's Republic of China, The Contract Law of the People's Republic of China, The Measures for Administering the Issuing of Shares by Listed Companies, The Detailed Implementing Rules for the Issuing of Shares in Private Offerings by Listed Companies, and other relevant laws, administrative regulations and the relevant rules of the CSRC, after discussion, have reached a consensus and signed this Agreement which they will jointly comply with respect to the above matters.

Article 1    Definitions and Interpretation

1.1
In this Agreement, the following terms have the following meanings, unless otherwise stipulated.

(1)
"The Offering" refers to Party B's intended issuance of 287,506,530 shares of ordinary shares with a face value of RMB 1 per share to ten specified objects including Party A.

(2)
"Subject Shares" refers to Renminbi ordinary shares issued by Party B to Party A by means of the Private Offering of Shares and in the amounts stipulated under this Agreement.

(3)
"Offering Closing Date" refers to the date on which the shares issued in the Private Offering of Shares under this Agreement are registered under Party A's name at the Securities Registration Settlement Organization.

(4)
"Signing Date of this Agreement" refers to the date on which the parties sign this Agreement, according to the date of signing recorded on the first page of this Agreement.

(5)
"Effective Date of this Agreement" refers to the date on which this Agreement officially enters into effect. The Effective Date of this Agreement set forth herein shall be confirmed in accordance with Article 13 herein.

(6)
"Price Benchmark Date" refers to the date of the announcement of the resolution passed by Party B's Board of Directors on the Private Offering of Shares.

  (7)
  "CSRC" refers to the China Securities Regulatory Commission.

  (8)
  "Shenzhen Exchange" refers to the Shenzhen Stock Exchange.

  (9)
  "Securities Registration Settlement Organization" refers to the Shenzhen Branch of the China Securities Registration Settlement Co., Ltd.

  (10)
  "Yuan" refers to Renminbi Yuan.

  (11)
  "China" refers to People's Republic of China, which for the purposes of the SPA does not include Hong Kong, Macao and Taiwan.

  (12)
  "Chinese Law" refers to all laws, regulations, rules, normative documents, and judicial interpretations, and other binding decisions and edicts formulated and promulgated from time to time by China's legislative bodies, government authorities and their organizations and departments, the Supreme People's Court, and the Supreme People's Procuratorate which are applicable at the time.

1.2
Interpretation

(1)
The headings in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

(2)
All citations of a certain chapter, article, section, paragraph, schedule or appendix refers to the citations of the chapter, article, section, paragraph, schedule or appendix under this Agreement.

(3)
The schedules, appendices and addendums and other documents which the Parties confirm to be schedules under this Agreement shall constitute a part of this Agreement.

Article 2    Subject of this Agreement

2.1
Party B intends to issue 287,506,530 shares of Renminbi ordinary shares (A shares) with a face value of RMB 1 per share in the Private Offering of Shares.

2.2
Party A shall subscribe 14,113,957 shares in Party B's Private Offering of Shares.

2.3
The shares in the Private Offering of Shares are intended to be listed on the Shenzhen Exchange. The specific arrangements for listing the shares shall be confirmed after discussions with CSRC, the Shenzhen Exchange, and the Securities Registration Settlement Organization.

Article 3    Subscription Price, Subscription Method, and Subscription Amount

3.1
The parties agree to use the relevant provisions of The Measures for Administering the Issuing of Shares by Listed Companies and The Detailed Implementing Rules for the Issuing of Shares in Private Offerings by Listed Companies as the basis for the price of the shares in the Private Offering of Shares.

Party B's price for shares issued in the Private Offering of Shares is RMB 19.13 per share which shall not be lower than 90% of the average transaction price of Party B's shares listed on the Shenzhen Exchange for twenty (20) transaction days prior to the Price Benchmark Date of The Offering. (Average share transaction price for twenty (20) transaction days prior to the Price Benchmark Date = Total transaction value of shares for twenty (20) transaction days prior to the Price Benchmark Date / Total share transaction volume for twenty days prior to the Price Benchmark Date.)

  The offering price shall be correspondingly adjusted if ex-rights or ex-dividends occur with respect to Party B's shares during the period from the Price Benchmark Date until the date of the Private Offering of Shares.

3.2
Party A irrevocably agrees to pay cash subscription for the shares in Party B's Private Offering of Shares in accordance with the price set forth in Article 3.1.

3.3
Party A shall subscribe 14,113,957 shares of Party B's shares in the Private Offering of Shares. The total subscription amount equals the offering price multiplied by the number of subscribed shares, which is RMB 269,999,997.41.

Article 4    Payment Time, Payment Method and Share Delivery

4.1
Party A irrevocably agrees to subscribe to the shares in the Private Offering of Shares in the amount set forth under Article 3 and agrees to remit a lump sum cash payment of the total subscription payment to an account specially opened by the sponsor (lead underwriter) for the Offering in accordance with the requirements set forth in the Payment Notice, at the time when Party B obtains CSRC's approval for the Private Offering of Shares and Party A receives a subscription payment notice issued by Party B (abbreviated as "Payment Notice"). After capital verification has been completed and deductions of the relevant fees have been made, the funds will be remitted to Party B's dedicated deposit account for funds raised from the Offering.

4.2
After Party A has paid the subscription amount, Party B shall carry out share registration procedures to register the shares subscribed to by Party A with the Securities Registration Settlement Organization as soon as possible, to enable Party A to become the lawful holder of the subscribed shares. After completion of the above stated registration, Party A can exercise its rights as a shareholder of subscribed shares.

Article 5    Lockup Period

        Shares subscribed to by Party A from the Private Offering of Shares shall not be transferred within 36 months from the Offering Closing Date. Party A shall make the relevant lockup commitment on its subscribed shares in the Private Offering of Shares and complete relevant stock lockup matters as required by Party B according to the relevant laws and statutes and according to relevant regulations of CSRC and Shenzhen Exchange.

Article 6    Representations and Warranties

        Each party hereto makes the following representations and warranties to the other party hereto for the purpose of this Agreement:

  (1)
  Such party has full capacity for civil rights and civil conduct to sign and perform this Agreement.

  (2)
  Such party is fully qualified, entitled and validly authorized to sign this Agreement as a party to this Agreement, and the terms of this Agreement constitute lawful, valid, binding and enforceable obligations and responsibilities of such party.

  (3)
  No responsibility or obligation of such party in the signing or performance of this Agreement contravenes or conflicts with the provisions of any applicable law, administrative regulation, or Articles of Association, and/or with the provisions of any other contract or agreement to which such party is a party.

  (4)
  Such party will make its best efforts to cooperate with each other to execute, sign and carry out all the Private Offering of Shares related procedures and documents.

Article 7    Obligations and Responsibilities of the Parties

7.1
Party A's Obligations and Responsibilities

(1)
Cooperate with Party B to carry out the relevant procedures for the Private Offering of Shares, sign relevant documents, and prepare the relevant reporting materials.

(2)
On the share payment date after CSRC has approved the Offering, carry out the payment of funds for the cash subscription to the Private Offering of Shares, and assist in verifying the capital contribution.

(3)
Undertake that the source of the funds in the subscription made under this Agreement is legitimate and lawful.

(4)
Undertake that, commencing from the Offering Closing Date, it shall not transfer the shares to which it has subscribed in Party B's Private Offering of Shares under this Agreement within the restricted share transfer period stipulated by the laws, administrative statutes, and CSRC.

(5)
After the signing of this Agreement until the completion of the closing, except for the transactions contemplated under this Agreement, Party A or any of Party A's affiliates may not directly or indirectly purchase or by any other means increase its ownership of any of the shares issued by Party B or any securities which can be converted into or can be exchanged for Party B's shares.

(6)
Other than the respective subscriptions to shares issued under the Offering, no affiliate relationships exist between Party A and other specific objects.

(7)
The representations, undertakings and covenants made by Party A under this Agreement are truthful, accurate and complete as of Signing Date of this Agreement and shall remain truthful, accurate and complete on the Effective Date of this Agreement.

7.2
Party B's Obligations and Responsibilities

(1)
With respect to the Private Offering of Shares, Party B is responsible for carrying out the relevant procedures and filing the relevant documents to apply to the China Securities Regulatory Commission and competent authorities for review and approval.

(2)
Undertake that after CSRC has approved the Private Offering of Shares, it shall issue the shares under the Private Offering of Shares to Party A according to the terms, amount and price set forth under this Agreement and will carry out trustee and depository procedures for such shares according to the relevant rules of the Securities Registration Settlement Organization as soon as possible.

(3)
Promptly disclose information pursuant to the relevant rules of CSRC and Shenzhen Exchange.

(4)
The representations, undertakings and covenants made by Party B under this Agreement are truthful accurate and complete as of Signing Date of this Agreement and shall remain truthful, accurate and complete on the Effective Date of this Agreement.

Article 8    Confidentiality

        The parties agree to, and shall cause relevant persons to, maintain strict confidentiality of and not disclose any of the terms of this Agreement and matters relating to the Private Offering of Shares, except for: approval and filing procedures of government regulatory authorities and securities regulatory departments according to relevant Chinese laws, or disclosure to a third party in order to perform the obligations or representations and warranties under this Agreement; or such information which has already been publicly disclosed.

Article 9    Force Majeure

        If any party to this Agreement due to a force majeure event (force majeure refers to any event which the affected party cannot reasonably control or cannot foresee, or, even if said event is foreseeable, is unavoidable and insurmountable, and which occurs after the Signing Date of this Agreement, and causes the performance of all or part of this Agreement by the said party to be objectively impossible or unrealistic) is unable to perform all or part of its obligations under this Agreement, the performance of such obligations shall be suspended commencing from the date that the force majeure event obstructs the performance.

        A party which claims to have sustained a force majeure event shall give written notice as soon as possible to the other party to inform it of the occurrence of the force majeure event and shall provide the other party with the appropriate details of the type of force majeure event and its duration by hand or registered mail within fifteen (15) days after the force majeure event occurs. A party which claims that the force majeure event has caused the said party's performance of this Agreement to be objectively impossible or unrealistic shall be obligated to make its greatest reasonable efforts to eliminate or reduce the impact of the force majeure event.

        If a force majeure event occurs, the parties shall immediately have friendly consultations to decide how to perform this Agreement. After the force majeure event or its impact ends or is eliminated, the parties shall immediately resume the execution of their respective obligations under this Agreement.

Article 10    Liability for Breach of SPA

10.1
The parties shall comply with Chinese Laws and regulations and with the provisions of this Agreement in their performance of this Agreement. A breaching party shall assume liability for economic loss or legal liability which results from its failure to comply with or to perform any obligation, liability, representation and warranty under this Agreement. The non-breaching party shall be entitled to pursue the breaching party for liability for breach of contract, unless otherwise agreed by the parties.

10.2
If the Private Offering of Shares stipulated under this Agreement fails to obtain approvals from the state-owned assets supervision and administration departments, or/and Party B's board of directors and shareholders' meeting, or/and CSRC, it does not constitute breach of contract and no party shall bear responsibility to the other party for breach of contract or for any civil liability.

Article 11    Governing Law and Dispute Resolution

11.1
The signing, effectiveness, interpretation and performance of this Agreement shall be governed by the rules and regulations of the People's Republic of China.

11.2
Any disputes arising from this Agreement shall first be resolved by consultation between the parties. If the dispute cannot be resolved through consultation, either party is entitled to initiate legal proceedings at the People's Court with competent jurisdiction.

Article 12    Modification, Amendment and Assignment of this Agreement

12.1
Modification or amendment to this Agreement shall be made by the parties after arriving at a consensus through consultation and shall be made in writing. Any amendment to this Agreement which is not agreed to in writing and signed by the parties to this Agreement is invalid.

12.2
Any modification or amendment to this Agreement constitutes an inseparable and integral part of this Agreement.

12.3
No party shall assign part or all of its rights and obligations under this Agreement without the other party's written consent.

Article 13    Effectiveness and Termination

        The SPA is entered into after being signed and sealed by the legal representatives or authorized representatives of both parties and shall come into effect after all of the following conditions are satisfied. The Effective Date of this Agreement shall be the later of the dates upon which the following matters are completed:

  (1)
  the state-owned asset and administration departments approve the Private Offering of Shares;

  (2)
  the Private Offering of Shares is approved by Party B's board of directors and the shareholders during the shareholders' meeting;

  (3)
  CSRC approves the scheme for the Private Offering of Shares.

        The SPA will be automatically terminated if the above mentioned approvals are expressly denied or are vetoed.

Article 14    Matters Not Covered Under this Agreement

        Any matters not covered under this Agreement may be discussed and covered by the parties to this Agreement under separate supplementary agreement(s) which will be attached to this Agreement as schedules and which shall have the same legal force as this Agreement.

Article 15    Miscellaneous

15.1
The parties shall be responsible for their respective tax obligations (including stamp tax and other taxes) which are payable and which arise from or are incurred by the parties' signing and performance of this Agreement pursuant to the applicable Chinese Law.

15.2
Any notice or communication related to and stipulated under this Agreement shall be in writing and shall be delivered by hand, fax or express mail. Unless otherwise specifically designated by one party in a notice issued to the other party to this Agreement, the addresses at which the parties shall receive notices and the contact persons for the parties are as follows:

Party A:	Xizang Guduo Investment Co., Ltd.
Address:	Jia 4, Xibahebeili, Chaoyang District, Beijing
Attention:	Li Rubin
Fax:	64278899-6001
Party B:	Xiamen Insight Investment Co., Ltd.
Address:	8th Floor, 1438 Hongqiao Road, Shanghai
Attention:	Wang Yin
Fax:	021-64019890
15.3
If any term of this Agreement after its signing becomes invalid or unenforceable due to a judgment by a court with competent jurisdiction or due to a legislative action which occurs after the signing of this Agreement, the other terms of this Agreement shall not be affected.

Article 16    Text of this Agreement

        The SPA is issued in eight original copies, all of which have equal force under the law. Each of the parties shall hold two of the original copies. The remaining original copies shall be held as documents which are required to be submitted when filing applications with the relevant authorities.

        (No official text appears below.)

        (This page has no official text and is the signature page for the Conditional Private Offering of Share Purchase Agreement By and Between Xizang Guduo Investment Co., Ltd. and Xiamen Insight Investment Co., Ltd.)

Party A:	Xizang Guduo Investment Co., Ltd. (Affix seal) (Sealed Xizang Guduo Investment Co., Ltd.)
Legal representative (or authorized representative): (Signed)		/s/ LI RUBIN
Signing Date:	July 26, 2015

        (This page has no official text and is the signature page for the Conditional Private Offering of Share Purchase Agreement By and Between Xizang Guduo Investment Co., Ltd. and Xiamen Insight Investment Co., Ltd)

Party B:	Xiamen Insight Investment Co., Ltd. (Affix Seal) (Sealed Xiamen Insight Investment Co., Ltd.)
Legal representative (or authorized representative): (Signed)		/s/ ZHANG HAO
Signing Date:	July 26, 2015

 Annex J

        Conditional Private Offering of Share Purchase Agreement

Signed by and Between

Xizang Kejin Investment Co., Ltd.

And

Xiamen Insight Investment Co., Ltd.

July 26, 2015

        This agreement [(this "Agreement")] is signed by and between the following parties on July 26, 2015 in Beijing, China.

Party A:	Xizang Kejin Investment Co., Ltd.
Domicile:	2-9 Zonghelou, Lhasa Kangda Qimaocheng Yuannei, 158 Jinzhu West Road, Lhasa, Tibet
Legal representative:	Yao Jinbo
Party B:	Xiamen Insight Investment Co., Ltd.
Domicile:	8th Floor, 1438 Hongqiao Road, Shanghai
Legal representative:	Zhang Hao

Whereas:

1.
Party A is a limited liability company established under the laws of the People's Republic of China.

2.
Party B is a limited liability company approved by the China Securities Regulatory Commission ("CSRC") to make public offerings of shares of stock and is a limited liability company listed on the Shenzhen Stock Exchange (stock code: 000526).

3.
Party B intends to issue Renminbi ordinary shares to specified objects including Party A by private offering ("Private Offering of Shares") and Party A intends to pay RMB 269,999,997.41 to subscribe 14,113,957 shares of Party B's Private Offering of Shares.

  Party A and Party B, based on the principles of equality, voluntariness and good faith, pursuant to the Company Law of the People's Republic of China, The Securities Law of the People's Republic of China, The Contract Law of the People's Republic of China, The Measures for Administering the Issuing of Shares by Listed Companies, The Detailed Implementing Rules for the Issuing of Shares in Private Offerings by Listed Companies, and other relevant laws, administrative regulations and the relevant rules of the CSRC, after discussion, have reached a consensus and signed this Agreement which they will jointly comply with respect to the above matters.

Article 1    Definitions and Interpretation

1.1
In this Agreement, the following terms have the following meanings, unless otherwise stipulated.

(1)
"The Offering" refers to Party B's intended issuance of 287,506,530 shares of ordinary shares with a face value of RMB 1 per share to ten specified objects including Party A.

(2)
"Subject Shares" refers to Renminbi ordinary shares issued by Party B to Party A by means of the Private Offering of Shares and in the amounts stipulated under this Agreement.

(3)
"Offering Closing Date" refers to the date on which the shares issued in the Private Offering of Shares under this Agreement are registered under Party A's name at the Securities Registration Settlement Organization.

(4)
"Signing Date of this Agreement" refers to the date on which the parties sign this Agreement, according to the date of signing recorded on the first page of this Agreement.

(5)
"Effective Date of this Agreement" refers to the date on which this Agreement officially enters into effect. The Effective Date of this Agreement set forth herein shall be confirmed in accordance with Article 13 herein.

(6)
"Price Benchmark Date" refers to the date of the announcement of the resolution passed by Party B's Board of Directors on the Private Offering of Shares.

  (7)
  "CSRC" refers to the China Securities Regulatory Commission.

  (8)
  "Shenzhen Exchange" refers to the Shenzhen Stock Exchange.

  (9)
  "Securities Registration Settlement Organization" refers to the Shenzhen Branch of the China Securities Registration Settlement Co., Ltd.

  (10)
  "Yuan" refers to Renminbi Yuan.

  (11)
  "China" refers to People's Republic of China, which for the purposes of the SPA does not include Hong Kong, Macao and Taiwan.

  (12)
  "Chinese Law" refers to all laws, regulations, rules, normative documents, and judicial interpretations, and other binding decisions and edicts formulated and promulgated from time to time by China's legislative bodies, government authorities and their organizations and departments, the Supreme People's Court, and the Supreme People's Procuratorate which are applicable at the time.

1.2
Interpretation

(1)
The headings in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

(2)
All citations of a certain chapter, article, section, paragraph, schedule or appendix refer to the citations of the chapter, article, section, paragraph, schedule or appendix under this Agreement.

(3)
The schedules, appendices and addendums and other documents which the parties confirm to be schedules under this Agreement shall constitute a part of this Agreement.

Article 2    Subject of this Agreement

2.1
Party B intends to issue 287,506,530 shares of Renminbi ordinary shares (A shares) with a face value of RMB 1 per share in the Private Offering of Shares.

2.2
Party A shall subscribe 14,113,957 shares in Party B's Private Offering of Shares.

2.3
The shares in the Private Offering of Shares are intended to be listed on the Shenzhen Exchange. The specific arrangements for listing the shares shall be confirmed after discussions with CSRC, the Shenzhen Exchange, and the Securities Registration Settlement Organization.

Article 3    Subscription Price, Subscription Method, and Subscription Amount

3.1
The parties agree to use the relevant provisions of The Measures for Administering the Issuing of Shares by Listed Companies and The Detailed Implementing Rules for the Issuing of Shares in Private Offerings by Listed Companies as the basis for the price of the shares in the Private Offering of Shares.

  Party B's price for shares issued in the Private Offering of Shares is RMB 19.13 per share which shall not be lower than 90% of the average transaction price of Party B's shares listed on the Shenzhen Exchange for twenty (20) transaction days prior to the Price Benchmark Date of The Offering. (Average share transaction price for twenty (20) transaction days prior to the Price Benchmark Date = Total transaction value of shares for twenty (20) transaction days prior to the Price Benchmark Date / Total share transaction volume for twenty days prior to the Price Benchmark Date.)

  The offering price shall be correspondingly adjusted if ex-rights or ex-dividends occur with respect to Party B's shares during the period from the Price Benchmark Date until the date of the Private Offering of Shares.

3.2
Party A irrevocably agrees to pay cash subscription for the shares in Party B's Private Offering of Shares in accordance with the price set forth in Article 3.1.

3.3
Party A shall subscribe 14,113,957 shares of Party B's shares in the Private Offering of Shares. The total subscription amount equals the offering price multiplied by the number of subscribed shares, which is RMB 269,999,997.41.

Article 4    Payment Time, Payment Method and Share Delivery

4.1
Party A irrevocably agrees to subscribe to the shares in the Private Offering of Shares in the amount set forth under Article 3 and agrees to remit a lump sum cash payment of the total subscription payment to an account specially opened by the sponsor (lead underwriter) for the Offering in accordance with the requirements set forth in the Payment Notice, at the time when Party B obtains CSRC's approval for the Private Offering of Shares and Party A receives a subscription payment notice issued by Party B (abbreviated as "Payment Notice"). After capital verification has been completed and deductions of the relevant fees have been made, the funds will be remitted to Party B's dedicated deposit account for funds raised from the Offering.

4.2
After Party A has paid the subscription amount, Party B shall carry out share registration procedures to register the shares subscribed to by Party A with the Securities Registration Settlement Organization as soon as possible, to enable Party A to become the lawful holder of the subscribed shares. After completion of the above stated registration, Party A can exercise its rights as a shareholder of subscribed shares.

Article 5    Lockup Period

        Shares subscribed to by Party A from the Private Offering of Shares shall not be transferred within 36 months from the Offering Closing Date. Party A shall make the relevant lockup commitment on its subscribed shares in the Private Offering of Shares and complete relevant stock lockup matters as required by Party B according to the relevant laws and statutes and according to relevant regulations of CSRC and Shenzhen Exchange.

Article 6    Representations and Warranties

        Each party hereto makes the following representations and warranties to the other party hereto for the purpose of this Agreement:

  (1)
  Such party has full capacity for civil rights and civil conduct to sign and perform this Agreement.

  (2)
  Such party is fully qualified, entitled and validly authorized to sign this Agreement as a party to this Agreement, and the terms of this Agreement constitute lawful, valid, binding and enforceable obligations and responsibilities of such party.

  (3)
  No responsibility or obligation of such party in the signing or performance of this Agreement contravenes or conflicts with the provisions of any applicable law, administrative regulation, or Articles of Association, and/or with the provisions of any other contract or agreement to which such party is a party.

  (4)
  Such party will make its best efforts to cooperate with each other to execute, sign and carry out all the Private Offering of Shares related procedures and documents.

Article 7    Obligations and Responsibilities of the Parties

7.1
Party A's Obligations and Responsibilities

(1)
Cooperate with Party B to carry out the relevant procedures for the Private Offering of Shares, sign relevant documents, and prepare the relevant reporting materials.

(2)
On the share payment date after CSRC has approved the Offering, carry out the payment of funds for the cash subscription to the Private Offering of Shares, and assist in verifying the capital contribution.

(3)
Undertake that the source of the funds in the subscription made under this Agreement is legitimate and lawful.

(4)
Undertake that, commencing from the Offering Closing Date, it shall not transfer the shares to which it has subscribed in Party B's Private Offering of Shares under this Agreement within the restricted share transfer period stipulated by the laws, administrative statutes, and CSRC.

(5)
After the signing of this Agreement until the completion of the closing, except for the transactions contemplated under this Agreement, Party A or any of Party A's affiliates may not directly or indirectly purchase or by any other means increase its ownership of any of the shares issued by Party B or any securities which can be converted into or can be exchanged for Party B's shares.

(6)
Other than the respective subscriptions to shares issued under the Offering, no affiliate relationships exist between Party A and other specific objects.

(7)
The representations, undertakings and covenants made by Party A under this Agreement are truthful, accurate and complete as of Signing Date of this Agreement and shall remain truthful, accurate and complete on the Effective Date of this Agreement.

7.2
Party B's Obligations and Responsibilities

(1)
With respect to the Private Offering of Shares, Party B is responsible for carrying out the relevant procedures and filing the relevant documents to apply to the China Securities Regulatory Commission and competent authorities for review and approval.

(2)
Undertake that after CSRC has approved the Private Offering of Shares, it shall issue the shares under the Private Offering of Shares to Party A according to the terms, amount and price set forth under this Agreement and will carry out trustee and depository procedures for such shares according to the relevant rules of the Securities Registration Settlement Organization as soon as possible.

(3)
Promptly disclose information pursuant to the relevant rules of CSRC and Shenzhen Exchange.

(4)
The representations, undertakings and covenants made by Party B under this Agreement are truthful accurate and complete as of Signing Date of this Agreement and shall remain truthful, accurate and complete on the Effective Date of this Agreement.

Article 8    Confidentiality

        The parties agree to, and shall cause relevant persons to, maintain strict confidentiality of and not disclose any of the terms of this Agreement and matters relating to the Private Offering of Shares, except for: approval and filing procedures of government regulatory authorities and securities regulatory departments according to relevant Chinese laws, or disclosure to a third party in order to perform the obligations or representations and warranties under this Agreement; or such information which has already been publicly disclosed.

Article 9    Force Majeure

        If any party to this Agreement due to a force majeure event (force majeure refers to any event which the affected party cannot reasonably control or cannot foresee, or, even if said event is foreseeable, is unavoidable and insurmountable, and which occurs after the Signing Date of this Agreement, and causes the performance of all or part of this Agreement by the said party to be objectively impossible or unrealistic) is unable to perform all or part of its obligations under this Agreement, the performance of such obligations shall be suspended commencing from the date that the force majeure event obstructs the performance.

        A party which claims to have sustained a force majeure event shall give written notice as soon as possible to the other party to inform it of the occurrence of the force majeure event and shall provide the other party with the appropriate details of the type of force majeure event and its duration by hand or registered mail within fifteen (15) days after the force majeure event occurs. A party which claims that the force majeure event has caused the said party's performance of this Agreement to be objectively impossible or unrealistic shall be obligated to make its greatest reasonable efforts to eliminate or reduce the impact of the force majeure event.

        If a force majeure event occurs, the parties shall immediately have friendly consultations to decide how to perform this Agreement. After the force majeure event or its impact ends or is eliminated, the parties shall immediately resume the execution of their respective obligations under this Agreement.

Article 10    Liability for Breach of SPA

10.1
The parties shall comply with Chinese Laws and regulations and with the provisions of this Agreement in their performance of this Agreement. A breaching party shall assume liability for economic loss or legal liability which results from its failure to comply with or to perform any obligation, liability, representation and warranty under this Agreement. The non-breaching party shall be entitled to pursue the breaching party for liability for breach of contract, unless otherwise agreed by the parties.

10.2
If the Private Offering of Shares stipulated under this Agreement fails to obtain approvals from the state-owned assets supervision and administration departments, or/and Party B's board of directors and shareholders' meeting, or/and CSRC, it does not constitute breach of contract and no party shall bear responsibility to the other party for breach of contract or for any civil liability.

Article 11    Governing Law and Dispute Resolution

11.1
The signing, effectiveness, interpretation and performance of this Agreement shall be governed by the rules and regulations of the People's Republic of China.

11.2
Any disputes arising from this Agreement shall first be resolved by consultation between the parties. If the dispute cannot be resolved through consultation, either party is entitled to initiate legal proceedings at the People's Court with competent jurisdiction.

Article 12    Modification, Amendment and Assignment of this Agreement

12.1
Modification or amendment to this Agreement shall be made by the parties after arriving at a consensus through consultation and shall be made in writing. Any amendment to this Agreement which is not agreed to in writing and signed by the parties to this Agreement is invalid.

12.2
Any modification or amendment to this Agreement constitutes an inseparable and integral part of this Agreement.

12.3
No party shall assign part or all of its rights and obligations under this Agreement without the other party's written consent.

Article 13    Effectiveness and Termination

        The SPA is entered into after being signed and sealed by the legal representatives or authorized representatives of both parties and shall come into effect after all of the following conditions are satisfied. The Effective Date of this Agreement shall be the later of the dates upon which the following matters are completed:

  (1)
  the state-owned asset and administration departments approve the Private Offering of Shares;

  (2)
  the Private Offering of Shares is approved by Party B's board of directors and the shareholders during the shareholders' meeting;

  (3)
  CSRC approves the scheme for the Private Offering of Shares.

        The SPA will be automatically terminated if the above mentioned approvals are expressly denied or are vetoed.

Article 14    Matters Not Covered Under this Agreement

        Any matters not covered under this Agreement may be discussed and covered by the parties to this Agreement under separate supplementary agreement(s) which will be attached to this Agreement as schedules and which shall have the same legal force as this Agreement.

Article 15    Miscellaneous

15.1
The parties shall be responsible for their respective tax obligations (including stamp tax and other taxes) which are payable and which arise from or are incurred by the parties' signing and performance of this Agreement pursuant to the applicable Chinese Law.

15.2
Any notice or communication related to and stipulated under this Agreement shall be in writing and shall be delivered by hand, fax or express mail. Unless otherwise specifically designated by one party in a notice issued to the other party to this Agreement, the addresses at which the parties shall receive notices and the contact persons for the parties are as follows:

Party A:	Xizang Kejin Investment Co., Ltd.
Address:	Jia 4, Xibahebeili, Chaoyang District, Beijing
Attention:	Yao Jinbo
Fax:	64278899-6001
Party B:	Xiamen Insight Investment Co., Ltd.
Address:	8th Floor, 1438 Hongqiao Road, Shanghai
Attention:	Wang Yin
Fax:	021-64019890
15.3
If any term of this Agreement after its signing becomes invalid or unenforceable due to a judgment by a court with competent jurisdiction or due to a legislative action which occurs after the signing of this Agreement, the other terms of this Agreement shall not be affected.

Article 16    Text of this Agreement

        The SPA is issued in eight original copies, all of which have equal force under the law. Each of the parties shall hold two of the original copies. The remaining original copies shall be held as documents which are required to be submitted when filing applications with the relevant authorities.

        (No official text appears below.)

        (This page has no official text and is the signature page for the Conditional Private Offering of Share Purchase Agreement By and Between Xizang Kejin Investment Co., Ltd. and Xiamen Insight Investment Co., Ltd.)

Party A:	Xizang Kejin Investment Co., Ltd. (Affix seal) (Sealed Xizang Kejin Investment Co., Ltd.)
Legal representative (or authorized representative): (Signed)		/s/ YAO JINBO
Signing Date:	July 26, 2015

        (This page has no official text and is the signature page for the Conditional Private Offering of Share Purchase Agreement By and Between Xizang Kejin Investment Co., Ltd. and Xiamen Insight Investment Co., Ltd.)

Party B:	Xiamen Insight Investment Co., Ltd. (Affix seal) (Sealed Xiamen Insight Investment Co., Ltd.)
Legal representative (or authorized representative): (Signed)		/s/ ZHANG HAO
Signing Date:	July 26, 2015

FORM OF PROXY CARD
XUEDA EDUCATION GROUP
(Incorporated in the Cayman Islands with limited liability)
(NYSE Ticker: XUE)
 Form of Proxy for Extraordinary General Meeting
to be held on,                         2015
(or any adjourned or postponed meeting thereof)

Introduction

        This Form of Proxy is furnished in connection with the solicitation by the board of directors of Xueda Education Group, a Cayman Islands exempted company (the "Company"), of proxies from the holders of the issued and outstanding ordinary shares of the Company, par value US$0.0001 per share (the "Shares"), to be exercised at the Extraordinary General Meeting of the Company (the "EGM") to be held at            on                        , 2015 at            on (            Time), and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Extraordinary General Meeting.

        Only the holders of record of the Shares at the close of business on                        , 2015 (            Time) (the "Record Date") are entitled to notice of and to vote at the EGM. Each Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company. The quorum of the EGM is at least one shareholder holding no less than an aggregate of one-third of all voting share capital of the Company present in person or by proxy and entitled to vote on the resolution(s) to be considered at the EGM. This Form of Proxy and the accompanying Notice of Extraordinary General Meeting are first being mailed to the shareholders of the Company on or about                        , 2015.

        The Shares represented by all properly executed proxies returned to the Company will be voted at the EGM as indicated. If no instruction is given in a properly executed proxy returned to the Company, the proxy holder named therein will be entitled to vote or abstain at his/her discretion. As to any other business that may properly come before the EGM, all properly executed proxies will be voted by the proxy holders named therein in accordance with their discretion. The Company does not presently know of any other business which may come before the EGM. However, if any other matter properly comes before the EGM, or any adjourned or postponed meeting thereof, which may properly be acted upon, unless otherwise indicated the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein. Any person giving a proxy has the right to revoke it at any time before it is exercised (i) by filing with the Company a duly signed revocation at its office at A-4 Xibahe Beili, Chaoyang District, Beijing 100028, the People's Republic of China or (ii) by voting in person at the EGM.

        To be valid, this Form of Proxy must be completed, signed and delivered to the Company's office at A-4 Xibahe Beili, Chaoyang District, Beijing 100028, the People's Republic of China as soon as possible and in any event no later than                        , 2015.

XUEDA EDUCATION GROUP
(Incorporated in the Cayman Islands with limited liability)
(NYSE Ticker: XUE)

Form of Proxy for Extraordinary General Meeting
to be held on,                         2015
(or any adjourned or postponed meeting thereof)

        I/We                                      of                                     , being the registered holder of                          ordinary shares(1), par value US$0.0001 per share, of Xueda Education Group (the "Company") hereby appoint the Chairman of the Extraordinary General Meeting(2) or                          of                          as my/our proxy to attend and act for me/us at the Extraordinary General Meeting (or at any adjourned or postponed meeting thereof) of the Company to be held at            on                        , 2015 at (             Time), and in the event of a poll, to vote for me/us as indicated below, or if no such indication is given, as my/our proxy thinks fit.

	RESOLUTION	FOR(3)	AGAINST(3)	ABSTAIN(3)
1.	Special Resolution as set out in the Notice of Extraordinary General Meeting
2.	Ordinary Resolution as set out in the Notice of Extraordinary General Meeting

Dated , 2015	Signature(s)(4)

(1)
Please insert the number and check the type of shares registered in your name(s) to which this proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all the shares in the Company registered in your name(s).

(2)
If any proxy other than the Chairman of the Extraordinary General Meeting is preferred, strike out the words "the Chairman of the Extraordinary General Meeting or" and insert the name and address of the proxy desired in the space provided. A member may appoint one or more proxies to attend and vote in his stead. Any alteration made to this form of proxy must be initialed by the person(s) who sign(s) it.

(3)
IMPORTANT: If you wish to vote for the resolution, tick the box marked "FOR". If you wish to vote against the resolution, tick the box marked "AGAINST". If you wish to abstain from voting on the resolution, tick the box marked "ABSTAIN".

(4)
This form of proxy must be signed by you or your attorney duly authorized in writing or, in the case of a corporation, must be either executed under its common seal or under the hand of an officer or attorney duly authorized to sign the same.

 FORM OF DEPOSITARY'S NOTICE

Time Sensitive Materials

Depositary's Notice of
Shareholders' Meeting of
XUEDA EDUCATION GROUP

ADSs:	American Depositary Shares.

ADS CUSIP No.:	98418W109.

ADS Record Date:	, 2015.

Meeting Specifics:	Extraordinary General Meeting to be held on , 2015 at (local time) at (the "Meeting").

Meeting Agenda:	Please refer to the Company's materials enclosed herewith.

ADS Voting Instructions Deadline:	On or before 10:00 A.M. (New York City time) on , 2015.

Deposited Securities:	Ordinary shares, par value U.S. $0.0001 per share, of Xueda Education Group, an exempted company with limited liability organized under the laws of the Cayman Islands (the "Company").

ADS Ratio:	2 ordinary shares to 1 ADS.

Depositary:	Citibank, N.A.

Custodian of Deposited Securities:	Citibank, N.A.—Hong Kong Office.

Deposit Agreement:	Deposit Agreement, dated as of November 5, 2010, by and among the Company, the Depositary and all Holders and Beneficial Owners of ADSs issued thereunder.

To be counted, your Voting Instructions need to be received by the Depositary prior to 10:00 A.M. (New York City time) on

, 2015.

Note that if you do not timely return the Voting Instructions to the eDpositary, the Deposited Securities represented by your ADSs may nevertheless be voted upon the terms set forth in the Deposit Agreement.

        The Company has announced that the Meeting will be held at the date, times and location identified above. A copy of the Notice of Meeting from the Company which includes the agenda for such Meeting is enclosed.

        Holders of ADSs wishing to give voting instructions to the Depositary must sign, complete and return the enclosed Voting Instructions prior to the ADS Voting Instructions Deadline in the enclosed pre-addressed envelope.*

        *        As set forth in the Deposit Agreement, Holders of record of ADSs as of the close of business on the ADS Record Date, will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Articles of Association of the Company, and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holders' ADSs.

        The Depositary has been advised by the Company that the chairman of the Company's board of directors has undertaken to demand poll voting at the Meeting.

        Upon timely receipt of signed and completed Voting Instructions from a Holder of ADSs, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposited Securities to vote, or cause the Custodian to vote (by means of the appointment of a proxy or otherwise) the Deposited Securities in accordance with the instructions as received from the Holders giving instructions.

        Please also note that, in accordance with and subject to the terms of Section 4.10 of the Deposit Agreement, if the Depositary shall have received timely Voting Instructions from an ADS Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such ADS Holder's ADSs, the Depositary will deem such ADS Holder to have instructed the Depositary to vote in favor of the items set forth in the Voting Instructions. If the Depositary shall not have received the Voting Instructions from an ADS Holder on or prior to the ADS Voting Instructions Deadline, such Holder shall be deemed and the Depositary shall deem such Holder to have instructed the Depositary to provide a discretionary proxy to a person designated by the Company for the purpose of exercising the voting rights pertaining to the Deposited Securities represented by such Holder's ADSs; provided, however, that no such discretionary proxy will be given by the Depositary with respect to any matters as to which the Company informs the Depositary that (a) it does not wish such proxy to be given; (b) substantial opposition exists; or (c) the rights of holders of Shares or ADSs may be materially adversely affected.

        Voting Instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.

        In addition, please note that the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities for the sole purpose of establishing a quorum at the Meeting.

        The information contained herein with respect to the Meeting has been provided by the Company. Citibank, N.A. is forwarding this information to you solely as Depositary and in accordance with the terms of the Deposit Agreement and disclaims any responsibility with respect to the accuracy of such information. Citibank, N.A. does not, and should not be deemed to, express any opinion with respect to the proposals to be considered at the Meeting. The rights and obligations of Holders and Beneficial Owners of ADSs, the Company and the Depositary are set forth in its entirety in the Deposit Agreement and summarized in the American Depositary Receipts. If you wish to receive a copy of the Deposit Agreement, please contact the Depositary at the number set forth below.

        If you have any questions about the way in which Voting Instructions may be delivered to the Depositary, please contact Citibank, N.A.—ADR Shareholder Services at 1-877-CITI-ADR (1-877-248-4237).

        Citibank, N.A., as Depositary

 FORM OF ADS VOTING INSTRUCTIONS CARD

Extraordinary General Meeting

The Voting Instructions must be signed, completed and received at the indicated address prior to
10:00 A.M. (New York City time) on                         , 2015 for action to be taken.

2015 VOTING INSTRUCTIONS                                                      AMERICAN DEPOSITARY SHARES

Xueda Education Group (the "Company")

ADS CUSIP No.:	98418W109.
ADS Record Date:	, 2015.
Meeting Specifics:	Extraordinary General Meeting to be held on , 2015 at (local time) at (the "Meeting").
Meeting Agenda:	Please refer to the Company's materials enclosed herewith.
Depositary:	Citibank, N.A.
Deposit Agreement:	Deposit Agreement, dated as of November 5, 2010.
Deposited Securities:	Ordinary shares, par value U.S. $0.0001 per share, of the Company.
Custodian:	Citibank, N.A.—Hong Kong Office.

        The undersigned holder, as of the ADS Record Date, of the American Depositary Shares identified above (such American Depositary Shares, the "ADSs"), acknowledges receipt of a copy of the Depositary's Notice of Meeting and hereby authorizes and directs the Depositary to cause to be voted at the Meeting (and any adjournment or postponement thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof.

        Please note that the Depositary has been advised by the Company that the chairman of the Company's board of directors has undertaken to demand poll voting at the Meeting.

        Please note that pursuant to Section 4.10 of the Deposit Agreement, the Depositary will vote or cause the Custodian to vote the Deposited Securities in accordance with the instructions as received from the Holders giving instructions.

        Please also note that, in accordance with and subject to the terms of Section 4.10 of the Deposit Agreement, if the Depositary shall have received timely Voting Instructions from an ADS Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such ADS Holder's ADSs, the Depositary will deem such ADS Holder (unless otherwise specified in the notice distributed to ADS Holders) to have instructed the Depositary to vote in favor of the items set forth in the Voting Instructions. If the Depositary shall not have received the Voting Instructions from an ADS Holder on or prior to the ADS Voting Instructions Deadline, such Holder shall be deemed and the Depositary shall deem such Holder to have instructed the Depositary to provide a discretionary proxy to a person designated by the Company for the purpose of exercising the voting rights pertaining to the Deposited Securities represented by such Holder's ADSs; provided, however, that no such discretionary proxy will be given by the Depositary with respect to any matters as to which the Company informs the Depositary that (a) it does not wish such proxy to be given; (b) substantial opposition exists; or (c) the rights of holders of Shares or ADSs may be materially adversely affected.

        Voting Instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.

        In addition, please note that the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities for the sole purpose of establishing a quorum at the Meeting.

        Please indicate on the reverse side hereof how the Deposited Securities are to be voted.

        The Voting Instructions must be marked, signed and returned on time in order to be counted.

        By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the Voting Instructions contained herein.

1.
Special Resolution as set out in the Notice of Extraordinary General Meeting.

2.
Ordinary Resolution as set out in the Notice of Extraordinary General Meeting.

A Issues	Xueda Education Group
	For	Against	Abstain
1.	☐	☐	☐
2.	☐	☐	☐

B Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

        If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions "FOR" the unmarked issue.

        If these Voting Instructions are signed and timely returned to the Depositary but multiple specific directions as to voting are marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give an "ABSTAIN" voting instruction for such issue.

        Please be sure to sign and date this Voting Instruction Card.

        Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such.

Signature 1—Please keep signature within the line	Signature 2—Please keep signature within the line	Date (mm/dd/yyyy)